Exhibit 4.2
SIEMENS SAVINGS PLAN
(As Amended and Restated Effective October 1, 2006)

TABLE OF CONTENTS

ARTICLE I	1
PURPOSE	1

ARTICLE II	2
DEFINITIONS	2

ARTICLE III	11
ELIGIBILITY AND MEMBERSHIP	11

ARTICLE IV	12
TAX-DEFERRED MEMBER CONTRIBUTIONS AND AFTER-TAX CONTRIBUTIONS	12

ARTICLE V	20
EMPLOYER CONTRIBUTIONS	20

ARTICLE VI	23
MEMBERS’ ACCOUNTS	23

ARTICLE VII	26
INVESTMENT FUNDS	26

ARTICLE VIII	30
VESTING	30

ARTICLE IX	31
LOANS	31

ARTICLE X	34
WITHDRAWALS	34

ARTICLE XI	36
DISTRIBUTIONS	36

ARTICLE XII	46
APPLICATION OF FORFEITURES	46

ARTICLE XIII	46
FUNDING	46

ARTICLE XIV	46
ADMINISTRATION	46

ARTICLE XV	50
APPROVAL BY THE INTERNAL REVENUE SERVICE	50

ARTICLE XVI	50
GENERAL PROVISIONS	50

ARTICLE XVII	53
AMENDMENT AND TERMINATION	53

ARTICLE XVIII	54
TOP-HEAVY PROVISIONS	54

ANNEX A — SIEMENS SAVINGS PLAN-EMPLOYER CONTRIBUTIONS (REVISED AS OF 10/1/06)

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APPENDICES

Appendix A -	Special Vesting Provision for Certain Employees of Rofin-Sinar, Inc.

Appendix B -	Special Vesting Provision for Certain Employees of ROLM Systems

Appendix C -	Additional Distribution Options for Former Participants in Tel-Plus Communications, Inc. Employee Retirement Savings Plan

Appendix D -	Special Provisions for Former Participants in Burdick Corporation Plans

Appendix E -	Special Provisions for Employees of Tel Plus of Puerto Rico

Appendix F -	Special Provisions for Certain Employees of Siemens Stromberg-Carlson

Appendix G -	Additional Distribution Options for Former Participants in Quantum Medical Systems, Inc. 401(k) Savings Plan

Appendix H -	Special Provisions for Former Participants in Siemens Stromberg-Carlson Savings Plan (Union Employees)

Appendix I -	Special Provisions for Certain Employees of Cardion, Inc.

Appendix J -	Special Provisions for Certain Employees of Siemens Industrial Automation, Inc.

Appendix K -	Additional Distribution Options for Former Participants in Tel Plus Communications Employee Retirement Savings Plan for Certain Members of Collective Bargaining Units

Appendix L -	Special Employer Distribution Rates for Employees of American Consolidated Technologies, Inc.

Appendix M -	Withdrawal of Linotype — Hell Company and Transfer of Accounts

Appendix N -	Special Provisions for Certain Employees of OSRAM SYLVANIA, INC.

Appendix O -	Participation of Siemens Power Corporation Savings Plan in the Siemens Savings Plan

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Appendix P-	Participation of Siemens Audio, Inc. in the Siemens Savings Plan

Appendix Q -	Special Employer Contribution Rate for Employees of Siemens Nixdorf Information Systems, Inc.

Appendix R -	Special Provisions For Former Participants In the Siemens Energy & Automation Inc. Savings Plan — Amended Effective January 1, 2001

Appendix S -	Special Provisions For Salaried Employees of Siemens-Furnas Controls Who Were Participants of Siemens-Furnas Electric Company Controls Retirement Savings Plan

Appendix T -	Special Provisions For Salaried Employees Of The Meter Division of Siemens Power Transmission & Distribution Inc. And Who Were Participants of Process Systems Inc. Salary Reduction Profit- Sharing Plan

Appendix U -	Elimination of Matching Contribution Under Siemens Savings Plan For Employees of Relectronic-Remech Inc.

Appendix V -	Special Provisions For Salaried Employees of Siemens Automotive Corporation Who Were Participants of Siemens Automotive Savings Plan

Appendix W -	Special Provisions For Employees Who Were Participants in the Electrocom Automation LP Savings and Investment Plan

Appendix X -	Special Provisions For Salaried Employees of Westinghouse Electric Corporation Who Were Participants of Westinghouse Savings Program

Appendix Y -	Special Provisions For Employees Who Were Participants In The NSW Corporation Investment Plan

Appendix Z -	Special Provisions For Salaried Employees of The Part Of The Meter Division Of Siemens Power Transmission & Distribution LLC That Was Formerly Landis & Gyr Utilities Services, Inc.

Appendix AA -	Special Provisions For Salaried Employees of the Eagle Traffic Control Systems Business Unit Of Siemens Energy & Automation

Appendix BB -	Special Provisions For Employees Who Were Participants In The Siemens Pyramid 401(k) Plan

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Appendix CC -	Special Provisions For Employees Of The Cerberus Division Of Siemens Building Technologies, Inc. Who Were Participants In The Cerberus Pyrotronics, Inc. Retirement Savings Plan

Appendix DD -	Special Provisions For Employees Of The Electrical Machine Control Products and Solutions Business of Vickers Electronic Systems Division

Appendix EE(a)-	Special Company Discretionary Contribution for Employees of Opuswave Networks Inc. for Plan Year 1999

Appendix EE(b)-	Special Provisions For Former Employees of Motorola, Inc. Who Have Been Transferred to OSRAM Sylvania Products, Inc.

Appendix FF -	Special Provisions For Employees of Siemens Moore Process Automation Inc.

Appendix GG -	Special Provisions For Employees Of Shared Medical Systems Corporation

Appendix HH -	Special Provisions For Employees Of Entex IT Services Inc.

Appendix II -	Special Provisions for Employees of Former Ellenco, LLC. and Cerel, LLC.

Appendix JJ -	Special Provisions for Employees of Former Jencourt, Inc.

Appendix KK -	Special Provisions Relating to the “Let’s Share” Program -Amended Effective December 20, 2006

Appendix LL -	Special Provisions for Employees of Former FrankenData USA, Inc.

Appendix MM -	Special Provisions for Employees of Former Cube Technology, Inc.

Appendix NN -	Special Provisions for Salaried Employees of Former Milltronics, Inc.

Appendix OO -	Special Provisions for Employees of Acuson Corporation or Ecton, Inc.

Appendix PP -	Special Provisions for Former Employees of Security Technologies Group

Appendix QQ -	Special Provisions for Employees of Efficient Networks, Inc.

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Appendix RR -	Special Provisions for Certain Employees of Siemens VDO Automotive

Appendix SS -	Special Provisions for Employees of Optisphere

Appendix TT-	Special Provisions for Non Union Members of Siemens Demag Delaval Turbomachinery, Inc.

Appendix UU-	Merger of the Siemens Savings Plan for Hourly Employees into the Siemens Savings Plan

Appendix VV-	EGTRRA Plan Amendments

Appendix WW-	Special Provisions for Former Participants in the Castle Networks Inc. 401(k) Retirement Plan

Appendix XX-	Special Provisions for Former Participants in the Compex USA Inc. 401(k) Plan

Appendix YY-	Merger of the Siemens Power Corp. Savings and Retirement Plan for UAW/IBEW Represented Employees into the Siemens Savings Plan

Appendix ZZ-	Special Provisions for Former Participants in the Gardner Transportation Systems Business Unit 401(K) Plan

Appendix AAA-	Special Provisions for Former Participants of BASF Corporation who are Rehired by Siemens Business Services Corporation

Appendix BBB -	Merger of the Faraday LLC Retirement Savings Plan into the Siemens Savings Plan

Appendix CCC-	Special Provisions for Former Participants of Citizens Bank of Rhode Island who are Rehired by Siemens Business Services Corporation

Appendix DDD-	Merger of the Faraday LLC Union Employees 401(k) Plan into the Siemens Savings Plan

Appendix EEE-	Merger of the Mannesmann Group Deferred Pay Savings Plan into the Siemens Savings Plan

Appendix EEE(a)-	Merger of the Siemens Savings Plan for Employees of Siemens Building Technologies, Inc. into the Siemens Savings Plan

Appendix FFF-	Merger of the Sequa 401(k) Plan into the Siemens Savings Plan

Appendix FFF(a)-	Merger of the Turbomachinery, Inc. 401(k) Savings Plan into the Siemens Savings Plan

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Appendix GGG-	Special Provisions for Employees in Puerto Rico

Appendix HHH-	Special Provisions for Former Participants of Connecticut General Life Insurance Company and Lumbermens Mutual Casualty Company, a Division of Kemper Insurance Companies, who are Rehired by Siemens Business Services Corporation.

Appendix III-	Merger of the Landis & Gyr, Inc. Savings & Profit Sharing Plan into the Siemens Savings Plan

Appendix JJJ-	Special Provisions for Former Employees of Washington Mutual, Inc. who are Hired by Siemens Business Services Corporation

Appendix KKK-	Merger of the Siemens Dematic Corporation Rapistan Material Handling Automation Division Salaried Employee Investment Plan into the Siemens Savings Plan

Appendix LLL-	Transfer of Part of the Assets and Liabilities in the United States Filter Corporation Retirement Savings Plan into the Siemens Savings Plan

Appendix MMM-	Merger of the Sensant Corp. 401(k) Profit Sharing Plan & Trust into the Siemens Savings Plan

Appendix NNN-	Merger of the Myrio Corporation 401(k) Plan into the Siemens Savings Plan

Appendix OOO -	Transfer of Part of the Assets and Liabilities in the Aquilex Corporation 401(k) Plan into the Siemens Savings Plan

Appendix PPP-	Merger of the Monosep Corporation 401(k) Profit Sharing Plan and Trust into the Siemens Savings Plan

Appendix QQQ-	Merger of the Siemens Medical Solutions Molecular Imaging 401(k) Profit Sharing Plan into the Siemens Savings Plan

Appendix RRR-	Special Provisions for Former Employees of TXU Generation Company LP Who are Hired by Siemens Power Generation, Inc.

Appendix SSS -	Transfer of Part of the Assets and Liabilities in the Altivia Corporation 401(k) Plan into the Siemens Savings Plan

Appendix TTT -	Merger of the Jet Turbine Service, Inc. 401(k) Profit Sharing Plan into the Siemens Savings Plan

Appendix UUU -	Merger of the Network Telesystems Inc. 401(K) Plan into the Siemens Savings Plan

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SIEMENS SAVINGS PLAN
(As Amended And Restated Effective As Of October 1, 2006)
ARTICLE I
PURPOSE
1.1	The purpose of the Siemens Savings Plan is to encourage and assist eligible employees to save part of their income on a regular basis through payroll deductions and salary reduction, supplemented by contributions by the participating employers. The Effective Date for this Plan was January 1, 1980.
1.2	The provisions of the Plan as amended and restated herein shall apply only with respect to Employees who complete at least one Hour of Service on or after October 1, 2006, except as may expressly be provided otherwise herein. The benefit entitlements of all other persons shall be governed by the terms of the Plan in effect at the time of their retirement or other termination of employment with the Employers. Notwithstanding the October 1, 2006 effective date for the restatement of this Plan, any change required by federal law with respect to the Plan and any plan that is merged into this Plan, including, without limitation, amendments to the Internal Revenue Code and the Act and regulations or rulings issued pursuant thereto, shall be effective on the latest date on which such change may become effective and comply with such laws, and each such plan shall be deemed to be amended accordingly.

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ARTICLE II
DEFINITIONS
2.1	Whenever used in the Plan, the following terms shall have the respective meanings set forth below, unless otherwise expressly provided herein, and when the defined meaning is intended the term is capitalized:
(a)	“Act” means the Employee Retirement Income Security Act of 1974, as amended.
(b)	“Affiliated Company” means Siemens AG (hereinafter called “Siemens”), and any company, whether or not incorporated in the United States, (i) which is a member of a controlled group of corporations (as defined in Section 414(b) of the Internal Revenue Code) which group includes any Employer, (ii) which is under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with any Employer, (iii) which is a member of an affiliated service group (as defined in Section 414(m) of the Internal Revenue Code) which group includes any Employer, (iv) which is otherwise required to be aggregated with any Employer pursuant to Section 414(o) of the Internal Revenue Code, or (v) in which Siemens either directly or indirectly has ownership of at least 25% of the equity interest.

(c)	A Member’s “Basic After-Tax Contribution Account,” “Basic Tax-Deferred Contribution Account,” “Employer Contribution Account,” “Supplemental After-Tax Contribution Account,” “Supplemental Tax-Deferred Contribution Account”, “Rollover Contribution Account” and his “GSOP Account” mean, respectively, the applicable Accounts established and maintained for him as provided in Section 6.1. A Member’s “Accounts” means the applicable accounts maintained for him.
(d)	“Beneficiary” means the person or persons designated by the Member or otherwise determined in accordance with Section 16.7.
(e)	“Board of Directors” means the Board of Directors of the Company, as constituted from time to time, or any successor thereto.
(f)	“Committees” means the Administrative Committee and the Investment Committee appointed by the Board of Directors to manage and administer the Plan as provided for in Article XIV.
(g)	“Company” means Siemens Corporation, a Delaware corporation, or any successor thereto.

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(h)	“Compensation” for a Member who is an Employee of an Employer other than OSRAM Sylvania Products, Inc. and its wholly owned subsidiaries means all cash compensation received by a Member from an Employer, including bonuses (other than retention, stay, sign on, gainsharing, profit sharing, special and long-term incentive bonuses), overtime payments, shift differentials and commissions, compensation as would have been received in the absence of an election to reduce Compensation pursuant to Section 4.2, Compensation reductions made pursuant to a plan maintained by the Employer qualifying under Section 125 of the Internal Revenue Code (but not including Flex Credits under the Flexible Benefits Program)and any other Compensation reductions for qualified transportation benefits under Section 132(f)(4) of the Internal Revenue Code; but Compensation shall exclude contributions (other than contributions under Section 4.2) to and payments from any plan of deferred compensation (including, but not limited to, this Plan, the Siemens Pension Plans, the Siemens Pension Preservation Plan; the Siemens Deferred Savings Plan and the Siemens Corporation Deferred Compensation Plan) premiums paid for group insurance coverages, welfare benefits, car and expense allowances and similar payments, and severance payments and accrued but unused vacation pay.

“Compensation” for a Member who is an Employee of OSRAM Sylvania Products, Inc. or its wholly owned subsidiaries means the regular base compensation including sales commissions, sales bonuses, production incentive payments and lump sum wage increases received by a Member from OSRAM Sylvania Products, Inc. or its wholly owned subsidiaries during such periods as he or she is eligible to participate in the Plan, exclusive of other commissions, management incentives, other incentive payments, awards, profit-sharing, stock received pursuant to employee stock option plans or other stock purchase plans, bonuses, overtime, shift or other premiums, supplemental vacation benefits, moving expense reimbursements, or any other fees or allowances paid to such Member during the Plan year, provided, however, compensation as would have been received in the absence of an election to reduce Compensation pursuant to Section 4.2, any Compensation reductions made pursuant to a plan qualifying under Section 125 of the Internal Revenue Code (but not including Flex Credits, under any Flexible Benefits Program), and any Compensation reductions for qualified transportation benefits under Section 132(f)(4) of the Internal Revenue Code; but Compensation shall exclude contributions (other than contributions under Section 4.2) to and payments from any plan of deferred compensation (including, but not

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limited to, defined benefit plans sponsored by the Company or another Employer, and if applicable, the Siemens Pension Preservation Plan, the Siemens Deferred Savings Plan, the Siemens Corporation Deferred Compensation Plan and any deferred compensation plan of OSRAM), premiums paid for group insurance coverages, welfare benefits, car and expense allowances and similar payments, and severance payments and accrued but unused vacation pay.

In addition to the other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 2006, the Compensation of each Member taken into account under the Plan for any Plan Year shall not exceed $220,000, or such other amount as set forth in Section 401(a)(17) of the Internal Revenue Code as adjusted by the Commissioner of the Internal Revenue Service for increases in the cost of living in accordance with Section 401(a)(17) of the Internal Revenue Code. The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year.

If a determination period consists of fewer than 12 months, the annual Compensation limit set forth in the preceding paragraphs is an amount equal to the otherwise applicable annual Compensation limit multiplied by a fraction, the numerator of which is the number of months in the short determination period and the denominator of which is 12.

The family aggregation rules that were in effect pursuant to Section 414(q)(6) of the Internal Revenue Code for Plan Years beginning prior to January 1, 1997 ceased to apply to this Plan (and to plans merged into this Plan) for Plan Years beginning on or after January 1, 1997.
(i)	“Continuous Employment” is the period of service with an Employer or an Affiliated Company at the time such service is performed, from the Employee’s original date of hire to his date of termination (by reason of quit, retirement or discharge) including periods of layoff, leave of absence or other temporary breaks in service not in excess of 12 complete months.

For the purpose of determining the Continuous Employment of an individual who becomes an employee of an Employer in connection with the acquisition of some or all of the assets of any business entity, service by

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the individual prior to such acquisition with such business entity or with any member of a controlled group of companies (whether or not incorporated) of which such business entity was a member at the time such service was performed shall be treated as service with such Employer if and to the extent determined by the Board of Directors.

In calculating an Employee’s period of Continuous Employment, all periods of Continuous Employment determined under the foregoing rules (whether or not consecutive) shall be aggregated; except that Continuous Employment prior to an Employee’s quit, retirement or discharge shall not be aggregated and shall not be taken into account in the case of a re-employed individual if both of the following conditions are met:
(1)	the Employee did not have a vested right to any benefits under the Plan derived from Employer contributions at the time of such quit, retirement or discharge; and
(2)	the period between such quit, retirement or discharge, and the date of reemployment equals or exceeds the greater of (A) 60 months or (B) the period of Continuous Employment before such quit, retirement or discharge.
(j)	“Contributions” means
(1)	“After-Tax Contributions,” i.e., an Employee’s Basic and Supplemental After-Tax Contributions to the Plan as provided in Article IV;
(2)	“Employer Contributions,” i.e., an Employer’s Contributions to the Plan as provided in Article V;
(3)	“Tax-Deferred Contributions,” i.e., the contributions to the Plan made by an Employer on behalf of a Member in connection with a Member’s election to reduce his Compensation pursuant to Section 4.2; and
(4)	“Rollover Contribution,” i.e., an Employee’s Qualified Plan Rollover Contribution or Qualified Plan Transfer Contribution to the Plan in accordance with Section 4.10.
(k)	“Delegate” means an individual who has been assigned by an Affiliated Company located outside the United States to an employment position with an Employer for a

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defined period of time with the intention that such individual will, at the end of the defined period of time, be reassigned to an Affiliated Company located outside the United States.
(l)	“Disability” means that condition of a Member due to bodily injury or disease whereby the Member cannot continue in his regular employment with his Employer, excluding, however,
(i)	disability suffered or incurred while the Member was engaged in, or resulting from his having engaged in, a criminal enterprise;
(ii)	disability resulting from habitual drunkenness or addiction to narcotics; or

(iii)	disability resulting from self-inflicted injury.
The date on which a disability is sustained shall be (i) in the case of disability due to bodily injury, the date on which such injury occurred and (ii) in the case of disability due to disease the date certified by a physician chosen by the Administrative Committee as the date on which such disability commenced. Disability shall not be deemed to exist if the Member refuses to submit to a physical examination to be made by a physician chosen by the Administrative Committee for the purpose of determining the existence thereof.
(m)	“Effective Date” means January 1, 1980.
(n)	“Employee” means each person who is employed by an Employer in a position rated as salary or non union hourly(other than a person who is neither a citizen nor a resident of the United States and who receives no earned income from the Employer which constitutes income from sources within the United States),but shall not include any person included in a unit of employees covered by a collective bargaining agreement unless and until the applicable collective bargaining agreement expressly provides for participation in this Plan.

Notwithstanding the foregoing, any person who is classified by the Employer as a leased employee or independent contractor or who is not on and classified as an Employee on any payroll system of any of the Employers shall not be an Employee for any purposes of this Plan, even if such person is subsequently determined to be a common law employee by a local, state or federal court or governmental entity or agency thereof. However, solely for purposes of determining eligibility for membership under Article III and vesting under Article VIII, any person (i) who was

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formerly classified as a leased employee or independent contractor, (ii) who is determined by the Employer to have performed any services as a common law employee of the Employer or as a leased employee as defined in Section 414(n) of the Internal Revenue Code during such period of classification, and (iii) who then becomes an Employee, shall be treated as an Employee during his or her prior period of employment as a common law employee of the Employer or as a leased employee as defined in Section 414(n) of the Internal Revenue Code. For purposes of this Section 2.1(n), effective for Plan Years beginning after December 31, 1996, “leased employee” is defined as any person (other than employee of the recipient) who pursuant to an agreement between the recipient and any other person (‘leasing organization’) has performed services for the recipient (or for the recipient and related persons, as determined in accordance with Section 414(n)(6) of the Internal Revenue Code) on a substantially full time basis for a period of at least 1 year, and such services are performed under the primary direction or control by the recipient.
(o)	“Employer” means Siemens Corporation and any Affiliated Company, provided that Siemens Corporation acting by its Board of Directors shall approve the participation in the Plan of such Affiliated Company and provided the board of directors of such Affiliated Company shall elect to participate in the Plan.
(p)	“Enrollment Date” means a day that is administratively feasible to enroll in the Plan as is permitted by the Administrative Committee (which shall be no less frequently than once per month).
(q)	“Fund” shall mean the assets of the Plan held by the Trustee and/or the Insurance Company contracts or policies constituting the Fund. Any such Insurance Company contracts or policies shall provide either as a part of the contract or policy or by a definite written arrangement between the Company and the Insurance Company that any dividends or retroactive rate reductions or other refunds of premiums shall be applied within the current or next succeeding taxable year toward the purchase of retirement annuities under the Insurance Company contract by way of reduction of future Employer contributions to the Plan or by way of increase in benefits. Such contracts or policies shall further provide that the annuities and all interest of Members and Beneficiaries thereunder shall be nontransferable. Such contracts or policies shall be issued to the Company or the Trustee as holder. The provisions of any Trust Agreement or any Insurance Company contract shall not prevent the return to an

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Employer of a contribution made by mistake of fact if such return is made within one year after payment of the contribution, or return to an Employer of a contribution (each of which shall be conditioned upon deductibility of the contribution under Section 404 of the Internal Revenue Code) to the extent such deduction is disallowed if such return is made within one year after the disallowance of the deduction, or the return of Plan assets in the event of denial of initial qualification of the Plan.
(r)	“Highly Compensated Employee” shall mean, for any Plan Year on or after January 1, 1997 an Employee who performs any services during such Plan Year and either
(i)	is a five-percent (5%) owner of the Employer or an Affiliated Company (within the meaning of Section 416(i)(1)(iii) of the Internal Revenue Code) at any time during such Plan Year or the preceding Plan Year, or
(ii)	received compensation in excess of $80,000 (as may be adjusted for cost-of-living increases pursuant to Section 415(d) of the Internal Revenue Code) during the preceding Plan Year and, if the Administrative Committee so elects, was in the “top-paid group” for such year within the meaning of Section 414(q)(3) of the Internal Revenue Code. For the Plan Years occurring on or after January 1, 1997, the Administrative Committee has not elected to use the provision regarding the ‘top paid’ group
Compensation for purposes of this Section (q) shall be compensation as defined in Section 414(q) of the Internal Revenue Code.
(s)	“Hour of Service” means:
(i)	Each hour for which a person is paid or entitled to payment by an Employer or Affiliated Company for the performance of duties.
(ii)	Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or Affiliated Company, with no duplication of credit for hours.
(iii)	Each hour, in addition to the hours in subparagraph (i) above, for which the person is directly or indirectly paid or entitled to payment by an Employer or Affiliated Company on account of a period of time during which no duties are performed due to vacation, holiday, illness,

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disability, lay-off, jury duty, military duty or leave of absence. No more than 501 hours shall be credited under this subparagraph (iii) on account of any single continuous period during which he performs no duties.
(iv)	Hours of Service shall be calculated and credited in accordance with the rules of Department of Labor Regulations § 2530.200b-2.
(v)	Solely for purposes of Section 3.5, Hours of Service shall be credited on account of a Maternity or Paternity Absence at the rate which otherwise would normally have been credited to such person but for such absence or, if such rate cannot be determined, at the rate of eight (8) Hours of Service for each day of such absence; provided that no more than 501 Hours of Service shall be credited on account of any single Maternity or Paternity Absence. Such Hours of Service shall be taken into account only in the Plan Year in which the absence from work commences, except that if the person had completed at least 501 Hours of Service in the Plan Year at the commencement of such absence, such Hours of Service shall be taken into account in the next following Plan Year.
(t)	“Insurance Company” means an insurance company which is qualified to manage, acquire or dispose of assets of the Fund under the laws of more than one State; is qualified to do business in the State of New York; and has issued a contract or policy for the purpose of funding the Plan.
(u)	Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
(v)	“Maternity or Paternity Absence” means an absence beginning on or after October 1, 1985 —
(i)	by reason of the pregnancy of the individual,
(ii)	by reason of the birth of a child of the individual,
(iii)	by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or
(iv)	for purposes of caring for such child for a period beginning immediately following such birth or placement.

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In no case shall a period of absence be treated as a “Maternity or Paternity Absence” unless the individual furnishes to the Administrative Committee such timely information as the Administrative Committee may reasonably require to establish that the absence is for one of the reasons specified above.
(w)	“Member” means an Employee who is eligible to become a Member of the Plan in accordance with Article III and has elected to participate in the Plan.
(x)	“Plan” means the Siemens Savings Plan as set forth herein and as it may be amended from time to time.
(y)	“Plan Year” means the period commencing on the Effective Date and ending on September 30, 1981 and each twelve-month period commencing on each October 1 thereafter. Effective January 1, 1996, Plan Year means the twelve-month period commencing on the first day of January and ending on the last day of December. Accordingly there was a short Plan Year for the period commencing October 1, 1995 and ending on December 31, 1995. With respect to such short Plan Year, appropriate adjustments were made in dollar amounts and other provisions as required by law to the extent necessary to reflect such shorter period.
(z)	“Retirement” of a Member shall mean the termination of a Member’s Employment on or after the date on which he has attained age fifty-five (55), provided he has completed five or more years of Continuous Employment.
(aa)	“Temporary Employee” means an Employee classified as a Temporary Employee in the records of an Employer.
(bb)	“Trust Agreement” shall mean the instrument or instruments that provide for the receiving, holding, investing and disposing of the Fund.
(cc)	“Trustee” means the trustee at any time acting under the Trust Agreement or Agreements.
(dd)	“Year of Service” means a twelve-month period during which a Temporary Employee completes at least 1,000 Hours of Service. For this purpose, the first twelve-month period shall commence on the date the Temporary Employee completes his first Hour of Service; subsequent twelve-month periods shall be each Plan Year commencing after the date the Temporary Employee completes his first Hour of Service.
2.2	Gender and Number. Except when otherwise indicated by the context, any masculine terminology herein shall also include

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the feminine, and the definition of any term herein in the singular shall also include the plural.
ARTICLE III
ELIGIBILITY AND MEMBERSHIP
3.1	Each Employee who was a Member of the Plan on September 30, 2006 and who is employed by an Employer on October 1, 2006 will continue to be a Member as of such date.

Subject to Section 3.2, each other Employee will be eligible to become a Member of the Plan as of the Enrollment Date coincident with or next succeeding the date on which such Employee’s Continuous Employment commenced if he then is employed by an Employer. Notwithstanding the foregoing, if an individual who is a participant in a thrift or savings plan maintained by an Affiliated Company which is not an Employer is transferred directly from employment with such Affiliated Company to employment as an Employee of an Employer and such individual would have been eligible to become a Member of the Plan on or before his date of transfer if his period of service with such Affiliated Company prior to such transfer (including any such service before the company became an Affiliated Company) were treated as a period of service with an Employer, such individual shall be eligible to become a Member as an Enrollment Date coincident with or next succeeding the date of such transfer).

Also, if an individual who is employed by an Employer and who is eligible to be a Member of the Siemens Savings Plan for Union Employees is transferred directly from an employment position with an Employer rated as union to an employment position rated as non-union, such individual shall be eligible to become a Member of this Plan as of an Enrollment Date coincident with or next succeeding the date of such transfer, and the amounts in such individual’s Accounts in the Siemens Savings Plan for Union Employees shall be transferred to this Plan. Amounts so transferred shall retain their characterization as contributions pursuant to a qualified cash or deferred arrangement described in Section 401(k) of the Internal Revenue Code, matched and unmatched, tax-deferred and after-tax employee contributions, rollover contributions and earnings therein, and shall be credited according to the applicable Employee’s Basic or Supplemental Tax-Deferred Contribution Account, Basic or Supplemental After-Tax Contribution Account, Employee Contribution Account and Rollover Contribution Account.
3.2	A Temporary Employee shall be eligible to become a Member of the Plan as of any Enrollment Date coincident with or next succeeding the date on which such Temporary Employee

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completes a Year of Service if he is then employed by an Employer. Notwithstanding the foregoing, if a Temporary Employee completes at least 1,000 hours of service between July 19, 2004 and June 29, 2005, such Temporary Employee shall be eligible to become a Member of the Plan as of any Enrollment Date coinciding with or next succeeding the date on which such Temporary Employee completes 1,000 Hours of Service if he is then employed by an Employer.
3.3	Subject to the provisions of Section 4.11, membership of any Employee in the Plan shall be entirely voluntary.
3.4	Subject to Sections 3.1 and 3.2, an Employee may elect to participate in the Plan as of any Enrollment Date on prior notice of such election to his Employer. Such election shall include payroll deduction authorization and/or any election to reduce Compensation and a Contribution rate on forms prescribed by the Administrative Committee.
3.5	If an Employee ceases to be a Member by reason of the termination of his employment with the Employers and he is later re-employed as an Employee, he shall again become a Member as of the date on which his employment as an Employee resumes, unless his prior Continuous Employment is disregarded pursuant to sub-section 2.1(i), in which event he shall be treated upon re-employment as a new Employee for the purposes of this Article III.
ARTICLE IV
TAX-DEFERRED MEMBER CONTRIBUTIONS AND AFTER-TAX CONTRIBUTIONS
4.1	Each Member, for as long as he continues active participation in the Plan, shall for each payroll period either make After-Tax Contributions to the Plan from his Compensation by payroll deduction pursuant to Section 4.3 and/or have the Employer make Tax-Deferred Contributions on his behalf pursuant to Section 4.2 in lieu of Compensation otherwise paid to him currently.
4.2	Each Member may elect that his Compensation be reduced and that his Employer contribute a Tax-Deferred Contribution to the Plan in the same amount on his behalf, subject to the following:
(a)	Tax-Deferred Contributions of from 1% to 25%, in 1% increments, of Compensation may be elected by any Member; provided, however, that the minimum rate of Tax-Deferred Contributions shall be 2% rather than 1% unless the Member elects to make After-Tax Contributions of at least 1% of Compensation; and provided further, that such contributions shall be subject to the provisions of sub-section 4.2(b). The first 6% of Tax-Deferred Contributions elected by a

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Member are sometimes referred to herein as “Basic Tax-Deferred Contributions”; the balance of such Member’s Tax-Deferred Contributions are sometimes referred to herein as “Supplemental Tax-Deferred Contributions.”
(b)	(1)	The Administrative Committee shall determine from time to time, as it deems desirable, the criteria for determining the maximum permissible Tax-Deferred Contribution rate for Employees who are Highly Compensated Employees which the Administrative Committee believes is likely to cause the Plan to satisfy the Actual Deferral Percentage Test described below. The Administrative Committee’s determinations pursuant to this Section 4.2 shall be final and shall not be subject to question by the Employers, the Trustee, the Insurance Company or any Member or group of Members.
(2)	The Actual Deferral Percentage Test requires that, for any Plan Year, the Actual Deferral Percentage for the eligible Employees who are Highly Compensated Employees shall not exceed the greater of (i) or (ii) as follows:
(i)	The Actual Deferral Percentage for the eligible Employees other than Highly Compensated Employees, times 1.25, or
(ii)	The Actual Deferral Percentage for the eligible Employees other than Highly Compensated Employees, times 2.0; provided, however, that the Actual Deferral Percentage for Highly Compensated Employees may not exceed the Actual Deferral Percentage for the eligible Employees other than Highly Compensated Employees by more than two percentage points.

The Actual Deferral Percentage for either specified group of eligible Employees for a Plan Year shall be the average of the ratios (calculated separately for each eligible Employee in such group) of the sum of (a) the amount of Tax-Deferred Contributions actually paid to the Plan on behalf of each such eligible Employee for such Plan Year, (b) all other elective contributions made on behalf of such eligible Employee for such Plan Year under any other plan aggregated with this Plan for purposes of Section 401(a)(4) or Section 410(b) of the Internal Revenue Code, and (c) in the case of a Highly

13

Compensated Employee, all other elective contributions made on behalf of such eligible Employee for such Plan Year under any other cash-or-deferred arrangement in which he is eligible (other than one which may not be aggregated with this Plan), to the eligible Employee’s compensation, as defined in Section 414(s) of the Internal Revenue Code, for such Plan Year. The Actual Deferral Percentage Test shall be calculated in accordance with Section 401(k) of the Internal Revenue Code and Treasury Regulations thereunder, which are hereby incorporated by this reference.
(iii)	For purposes of performing the Actual Deferral Percentage Test under Section 4.2(b), current year data with regard to eligible Employees other than non Highly Compensated Employees shall be used.
(3)	In the event that at the end of the Plan Year it is determined that the Plan would otherwise fail to satisfy the Actual Deferral Percentage Test for that Plan Year, the Administrative Committee may determine either (i) that an additional Employer Contribution shall be made pursuant to sub-section 5.1(b), or (ii) to distribute excess contributions in the three step method set forth in the immediately following sentence. Step one is to determine the excess contribution by lowering the Highly Compensated Employee with the largest percentage deferral (ADR) down to the next Highly Compensated Employee with the next highest deferral percentage until the Actual Deferral Percentage Test is satisfied; step two is to multiply the percentage reductions by the compensation of the respective Highly Compensated Employees to determine the excess contribution; and step three is to distribute the excess contribution 2(together with any income allocable to such amounts for such Plan Year) to the Highly Compensated Employee with the largest dollar deferral (and to forfeit any corresponding Employer Contributions for application under Article XII) and then distributing the excess contributions (together with any income allocable to such amounts for such Plan Year) to the Highly Compensated Employee with the next largest dollar deferral (and to forfeit any corresponding Employer Contributions for application under Article XII) and repeating until the excess is depleted. The earnings (or losses) allocable to

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excess contributions shall be determined by multiplying the earnings (or losses) allocable to the Highly Compensated Employee’s Tax-Deferred Contributions for the Plan Year by a fraction, the numerator of which is the excess contributions on behalf of the Highly Compensated Employee for the Plan Year and the denominator of which is the Highly Compensated Employee’s Tax-Deferred Account balance on the last day of the Plan Year reduced by the earnings (or increased by the losses) allocable to such Tax-Deferred Account Balance for the Plan Year. The amount which may be distributed pursuant to this sub-section for any Plan Year shall be reduced by the amount of any excess Tax-Deferred Contributions previously distributed pursuant to sub-section 4.2(d) for the calendar year ending in such Plan Year. Any amounts to be distributed to a Highly Compensated Employee pursuant to the sub-section 4.2(b)(3) shall be made within 12 months after the close of the Plan Year in which the Plan failed to satisfy the Actual Deferral Percentage Test.
(c)	If the total Tax-Deferred Contributions made on behalf of a Member during a calendar year beginning January 1, 2006 by the application of the percentage elected by him under this Plan, together with such Member’s elective contributions previously made to other plans maintained by the Affiliated Companies during such calendar year, would otherwise exceed $15,000 (adjusted for cost of living increases to the extent permitted under Section 402(g) of the Internal Revenue Code), the excess shall not constitute a reduction of the Member’s Compensation or a Tax-Deferred Contribution for the balance of such calendar year. Such excess shall instead constitute:
(i)	a Basic After-Tax Contribution to the extent required to make the sum of the Member’s Tax-Deferred and After-Tax Contributions equal 6% of his Compensation, and
(ii)	a Supplemental After-Tax Contribution for all additional amounts deducted.
This excess shall be credited to the applicable Member’s Accounts. In such event, Tax-Deferred Contributions will be resumed at the rate previously in effect as of the first day of the next succeeding calendar year unless otherwise changed by the Member.
(d)	If at the end of a calendar year beginning January 1, 2006 the sum of the Tax-Deferred Contributions made on behalf of a Member during such year and the Member’s

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elective contributions made to other plans during such year exceeds $15,000(adjusted for cost of living increases to the extent permitted under Section 402(g) of the Internal Revenue Code), the Member may elect to allocate all or any portion of such excess to his Tax-Deferred Contributions under this Plan (but not in excess of the amount thereof for such calendar year) and to have such amount (together with any income allocable to such amount during such calendar year) distributed to him. A Member must make such an election in writing to the Administrative Committee not later than January 31 of the next succeeding calendar year. Distribution of such excess amount (and allocable income thereon) shall be made not later than April 15 following such January 31. The amount which may be distributed pursuant to this sub-section for any calendar year shall be reduced by the amount of any excess Tax-Deferred Contributions previously distributed pursuant to sub-section 4.2(b)(3) for the Plan Year beginning in such calendar year.
4.3	After-Tax Contributions of from 1% to 25% in 1% increments, of Compensation may be elected by any Member; provided, however, that the minimum rate of After-Tax Contributions shall be 2% rather than 1% unless the Member elects to make Tax-Deferred Contributions of at least 1% of Compensation; and provided further, that such contributions shall be subject to the following:
(a)	Up to the first 6% of After-Tax Contributions elected by a Member are sometimes referred to herein as “Basic After-Tax Contributions.” A Member may make Basic After-Tax Contributions only to the extent that the sum of his Basic Tax-Deferred Contribution rate and his Basic After-Tax Contribution rate does not exceed 6% of his Compensation.
(b)	A Member who is making and continues to make either Basic Tax-Deferred or Basic After-Tax Contributions, or both, which in the aggregate are at least 6% of the Member’s Compensation, may also make “Supplemental After-Tax Contributions” to the Plan from his Compensation for each pay period by payroll deduction; provided, however, that in no event may the sum of the Member’s Tax-Deferred and After-Tax Contributions exceed 25% of his Compensation.
(c)	Notwithstanding the foregoing provisions of this Section 4.3, Members who are determined by the Administrative Committee to be Highly Compensated Employees may elect a rate of After-Tax Contributions only if such rate is equal to or less than the maximum After-Tax Contribution rate permitted for such Members which the Administrative Committee believes is likely

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to cause the Plan to satisfy the Actual Contribution Percentage Test described in sub-section 5.2(b). The Administrative Committee’s determinations pursuant to this Section 4.3 shall be final and shall not be subject to question by the Employers, the Trustee, the Insurance Company or any Member or group of Members.
4.4	Subject to Sections 4.2 and 4.3, a Member may change his rate of Tax-Deferred or After-Tax Contributions at least once a month by calling the Siemens Benefit Service Center or by any other method prescribed by the Administrative Committee.
4.5	A Member who ceases to be eligible as an Employee, but who remains in the employment of an Employer or an Affiliated Company other than an Employer, shall have his Tax-Deferred and After-Tax Contributions automatically suspended as of the date of such change of employment status. Such Member’s Tax-Deferred and After-Tax Contributions may be resumed upon his again becoming an eligible Employee. Such an Employee may not make up suspended Contributions.
4.6	Except as may otherwise apply under Section 414(u) of the Internal Revenue Code and the regulations hereunder, a Member shall not be entitled to make Contributions, other than a Rollover Contribution, to the Plan, and no deduction shall be made pursuant to his payroll deduction authorization, for any period in which he is not receiving Compensation. In addition, no Tax-Deferred Contributions, other than a Rollover Contribution, shall be made on behalf of such Member during any such period.
4.7	The Employers shall pay to the Trustee the amount of Members’ Tax-Deferred and After-Tax Contributions for each month as soon as such amounts can reasonably be segregated from the Employer’s assets, and in no event later than the fifteenth business day of the month following the month in which the contributions are withheld by the Employer.
4.8	Payment of After-Tax Contributions, Tax-Deferred Contributions and Employer Contributions to the Plan as prescribed in Articles IV and V shall constitute the funding policy and method of the Plan.
4.9	The Siemens Retirement Plan gave a member of that plan the right to elect to transfer certain amounts from that plan directly to an account under this Plan. If an individual made such an election in accordance with the provisions of the Siemens Retirement Plan, the transferred amounts were paid to the Trustee hereunder and are treated as Supplemental After-Tax Contributions for the purposes of this Plan, subject, however, to the following exceptions:
(1)	The transfer was permitted even if the individual was

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not otherwise permitted to make Supplemental After-Tax Contributions under this Plan;
(2)	The transfer did not affect the amount of the Supplemental After-Tax Contributions that the individual was otherwise permitted to make pursuant to this Article IV; and
(3) The transferred amounts were disregarded for the purposes of Section 6.8.
4.10	An Employee (whether or not he is otherwise a Member) may make a Rollover Contribution to the Plan at any time consisting of a “Qualified Plan Rollover Contribution” or a “Qualified Plan Transfer Contribution” as hereinafter prescribed:
(a)	“Qualified Plan Rollover Contribution” means any amount received by an individual from a profit-sharing, pension or stock bonus plan meeting the requirements of Section 401(a) of the Internal Revenue Code, from a qualified annuity plan meeting the requirements of Section 403(a) of the Internal Revenue Code, from an individual retirement account meeting the requirements of Section 408(a) of the Internal Revenue Code or from an individual retirement annuity meeting the requirements of Section 408(b) of the Internal Revenue Code, which is transferred to this Plan in a tax-free rollover satisfying the requirements of Section 402(c), Section 403(a)(4) or Section 408(d)(3)(A)(ii) of the Internal Revenue Code.
(b)	“Qualified Plan Transfer Contribution” means any amount transferred directly to this Plan on behalf of an individual from a profit-sharing, pension or stock bonus plan meeting the requirements of Section 401(a) of the Internal Revenue Code.
No Rollover Contribution shall be accepted until the Administrative Committee has determined to its satisfaction based on the facts submitted by the Employee making the Rollover Contribution that the amount transferred meets the applicable requirements of subparagraph (a) or (b) above. The Administrative Committee may prescribe such rules and regulations governing the making of Rollover Contributions as it may deem desirable. Any Qualified Plan Rollover Contribution shall be credited to the applicable Employee’s Rollover Contribution Account. Amounts transferred to this Plan in a Qualified Plan Transfer Contribution shall retain their characterization as contributions pursuant to a qualified cash or deferred arrangement described in Section 401(k) of the Internal Revenue Code, matched and unmatched after-tax employee contributions, matching and other employer contributions, rollover contributions, and earnings

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thereon, and shall be credited accordingly to the applicable Employee’s Tax-Deferred Contribution Account, Basic or Supplemental After-Tax Contribution Account, Employer Contribution Account and Rollover Contribution Account. Except to the extent that the context indicates otherwise, the term “Member” as used in this Plan shall be deemed to include each Employee who has made a Rollover Contribution to this Plan irrespective of whether such Employee shall have become a Member pursuant to Article III; provided, however, that in no event shall an Employee who has not become a Member pursuant to Article III be entitled to make Tax-Deferred Contributions pursuant to Section 4.2 or After-Tax Contributions pursuant to Section 4.3, or to share in Employer Contributions pursuant to Article V prior to so becoming a Member pursuant to Article III. Rollover Contributions shall be disregarded for purposes of Section 6.8. In no event may any Member make more than one Rollover Contribution from any one plan to this Plan.
Notwithstanding the other provisions of this Section to the contrary, effective March 1, 2001, an Employee whose employment with all Affiliated Companies is terminated shall be able to rollover into the Siemens Savings Plan the amount of any lump sum distribution he may be entitled to receive from the Siemens Pension Plan.
4.11	Notwithstanding the other provisions of this Article IV to the contrary, Employees (other than Employees who become Delegates on or after January 1, 2002), who are hired on or after July 19, 2004 by an Employer will, as soon as administratively possible after the 30th day after they first become eligible to become a Member of the Siemens Savings Plan, automatically become Members and have deducted from their Compensation Tax-Deferred Contributions at 3% of their Compensation, unless and until the employee affirmatively indicates that he or she does not want to participate in the Plan or affirmatively elects to participate at a different contribution rate or on a basis other than as Tax-Deferred Contributions. These automatic contributions shall be placed in the Stable Value Fund of the Plan until such time as the employee indicates that the contribution is to be placed in another investment fund of the Plan. Such automatic contributions to the Siemens Savings Plan shall be subject to the other provisions of the Plan that are applicable to Tax-Deferred Contributions. Appropriate notices will be provided to employees in connection with the application of this Section 4.11.

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ARTICLE V
EMPLOYER CONTRIBUTIONS
5.1	(a)	Each Employer shall make Employer Contributions to the Plan for each month equal to the percentage of the Basic Tax-Deferred and Basic After-Tax Contributions made by or on behalf of Members as applicable to Employees of that Employer as set forth in Annex A to the Plan, less any amount of forfeiture then to be applied to reduce such Employer Contributions pursuant to Article XII.
(b)	Pursuant to sub-section 4.2(b)(3) or sub-section 5.2(c), if the Administrative Committee so determines, each Employer shall make an additional Employer Contribution sufficient in amount to cause the requirements of the Actual Deferral Percentage Test or the Actual Contribution Percentage Test to be satisfied. Such additional Employer Contribution shall be credited to the Tax-Deferred Contribution Accounts of Members who are not Highly Compensated Employees in the proportion that each such Member’s Tax-Deferred Contributions represent of total Tax-Deferred Contributions of all Members in this group for the Plan Year. Employer Contributions made pursuant to this sub-section shall constitute “qualified matching contributions” or additional “matching contributions” and shall satisfy the requirements of Section 1.401(k)-1(b)(3) or Section 1.401(m)-1(b)(2), as applicable, of the Treasury Regulations, which are hereby incorporated by this reference.
(c)	This Plan is intended to constitute a profit-sharing plan as referred to in Section 401(a) of the Internal Revenue Code. Employer Contributions and Tax-Deferred Contributions may, however, be made without regard to the existence of current or accumulated profits as permitted by Section 401(a)(27) of the Internal Revenue Code.
5.2	(a)	The Administrative Committee shall determine the maximum permissible rate or amount of Employer and After-Tax Contributions to the Plan which the Administrative Committee believes is likely to cause the Plan to satisfy the Actual Contribution Percentage Test described below. The Administrative Committee’s determinations pursuant to this Section 5.2 shall be final and shall not be subject to question by the Employers, the Trustee, the Insurance Company or any Member or group of Members.

	(b)	The Actual Contribution Percentage Test requires that, for any Plan Year, the Actual Contribution Percentage

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for the eligible Employees who are Highly Compensated Employees shall not exceed the greater of (i) or (ii) as follows:
(i)	The Actual Contribution Percentage for the eligible Employees other than Highly Compensated Employees, times 1.25, or
(ii)	The Actual Contribution Percentage for the eligible Employees other than Highly Compensated Employees, times 2.0; provided, however, that the Actual Contribution Percentage for the Highly Compensated Employees may not exceed the Actual Contribution Percentage for the eligible Employees other than Highly Compensated Employees by more than two percentage points; provided, however, that the Actual Contribution Percentage for Highly Compensated Employees shall be further limited to the extent necessary to prevent the multiple use of the alternative limitation in sub-section 4.2(b)(2)(ii) and in paragraph (ii) above.

The Actual Contribution Percentage for either specified group of eligible Employees for a Plan Year shall be the average of the ratios (calculated separately for each eligible Employee in such group) of the sum of (i) the amount of the Employer and After-Tax Contributions actually paid to the Plan on behalf of each such eligible Employee for such Plan Year, (ii) all other employee and matching contributions made on behalf of such eligible Employee for such Plan Year under any other plan aggregated with this Plan for purposes of Section 401(a)(4) or Section 410(b) of the Internal Revenue Code, and (iii) in the case of a Highly Compensated Employee, all other employee and matching contributions made on behalf of such eligible Employee for such Plan Year under any other plan subject to Section 401(m) of the Internal Revenue Code in which he is eligible (other than one which may not be aggregated with this Plan), to the eligible Employee’s compensation, as defined in Section 414(s) of the Internal Revenue Code, for such Plan Year. In addition, all or a portion of the Tax-Deferred Contributions actually paid to the Plan on behalf of eligible Employees other than Highly Compensated Employees may be taken into account in determining the Actual Contribution Percentage for such group, provided that the Plan continues to satisfy the Actual Deferral Percentage Test under sub-section 4.2(b)(2) without regard for such amount of Tax-Deferred Contributions taken into

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account hereunder. The Actual Contribution Percentage Test shall be calculated in accordance with Section 401(m) of the Internal Revenue Code and Treasury Regulations thereunder, which are hereby incorporated by this reference.
For purpose of performing the Actual Contribution Percentage Test under Section 5.2(b), current year data with regard to eligible Employees other that non Highly Compensated Employees shall be used.
(c)	In the event that at the end of the Plan Year it is determined that the Plan would otherwise fail to satisfy the Actual Contribution Percentage Test for that Plan Year, or to prevent multiple use of the alternative limitation, the Administrative Committee may determine either (i) that an additional Employer Contribution shall be made pursuant to sub-section 5.1(b) or (ii) to reduce the amount of Contributions allocated to the Accounts of Highly Compensated Employees in a manner similar to that set forth in sub-section 4.2(b)(3)(ii), and to have such amounts (together with any income allocable to such amounts for such Plan Year) paid to such Highly Compensated Employees in accordance with Section 401(m) of the Internal Revenue Code and Treasury Regulations thereunder, to the extent the Administrative Committee deems necessary so as to cause the Plan to satisfy the Actual Contribution Percentage Test, such reduction to be made in the following order of priority:
(i)	Supplemental After-Tax Contributions,
(ii)	Basic After-Tax Contributions and corresponding Employer Contributions, and
(iii)	Any additional excess Employer Contributions,
except that non-vested Employer Contributions shall not be paid but shall be forfeited and applied under Article XII. The earnings (or losses) allocable to excess contributions shall be determined by multiplying the earnings (or losses) allocable to the Highly Compensated Employee’s After-Tax Contributions and Employer Contributions on his behalf for the Plan Year by a fraction, the numerator of which is the excess contribution on behalf of the Highly Compensated Employee for the Plan Year and the denominator of which is the sum of the Highly Compensated Employee’s After-Tax Contributions and Employer Contributions Account balances on the last day of the Plan Year reduced by the earnings (or increased by the losses) allocable to such account balances for the Plan Year. Any amounts to be distributed to a Highly Compensated Employee

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pursuant to this sub-section 5.2(c) shall be made within 12 months after the close of the Plan Year in which the Plan failed to satisfy the Actual Contribution Percentage Test.
5.3	As soon as practicable after the posting of the Employee’s Basic Tax-Deferred Contributions or Basic After-Tax Contributions to the Employee’s Accounts by the Plan’s recordkeeper, each Employer shall pay or transfer to the Trustee the amount of its Employer Contribution for such month prescribed by Section 5.1.
ARTICLE VI
MEMBERS’ ACCOUNTS
6.1	There shall be established and maintained for each Member, to the extent applicable:
(a)	a Basic After-Tax Contribution Account;
(b)	a Tax-Deferred Contribution Account;
(c)	an Employer Contribution Account;
(d)	a Supplemental After-Tax Contribution Account,
(e)	a Supplemental Tax-Deferred Contribution Account,
(f)	a Rollover Contribution Account, and
(g)	a GSOP Account
6.2	The Administrative Committee shall establish and maintain (or cause to be established and maintained) the applicable Accounts for each Member.
6.3	The amount of a Member’s Basic After-Tax Contributions shall be credited to his Basic After-Tax Contribution Account.
6.4	The amount of a Member’s Basic and Supplemental Tax-Deferred Contributions shall be credited to his Tax-Deferred Contribution Account.
6.5	The amount of a Member’s Supplemental After-Tax Contributions shall be credited to his Supplemental After-Tax Contribution Account.
6.6	The aggregate amount of an Employer’s Contributions, including the amount of forfeitures then to be applied to reduce the Contributions of such Employer pursuant to Article XII, shall be credited to the Employer Contribution Accounts of Members employed by such Employer, in amounts equal to the appropriate percentage of each Member’s Basic Tax-Deferred and Basic After-Tax Contributions determined pursuant to Section 5.1, when credited pursuant to sub-section 6.7(2).

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6.7	As of the end of each business day, the net worth of the assets of each investment fund under Article VII of the Plan shall be determined. In determining such net worth, the assets of the investment fund shall be valued at their fair market value as of such valuation day and any liabilities or other amounts properly chargeable against such investment fund shall be deducted. The assets of the investment fund shall be allocated among the account balances of Members in the investment fund in the following manner:
(1)	The balance for each Member in the investment fund as of the preceding business day, after reduction by any withdrawals or distributions made as of such day (the “opening balance”) shall be determined.
(2)	The opening balance shall be increased by and credited with the dollar amount of Contributions credited to the investment fund since the preceding business day, (the “adjusted balance”), and shall include all deductions from all paychecks preceding that day that have been posted to the Plan.
(3)	The fair market value of the investment fund on the day of valuation shall be apportioned to each Member in the ratio that the adjusted account balance for such Member as of the day of valuation bears to the total of the adjusted balances in the investment fund as of such valuation date. The fair market value of a guaranteed income or guaranteed accumulation contract issued by an Insurance Company or of an interest thereunder shall be measured by the amount held under such contract or in respect of such interest as reported by the Insurance Company.
6.8	(a)	The term “Account Addition” means, for any Member for any limitation year, the sum of:
(1)	the Employer Contributions and Tax-Deferred Contributions under this Plan for the Member’s Accounts including any adjustment under Article XII, plus any employer contribution allocated to the Member’s account under any other defined contribution plan (as described in Section 414(i) of the Internal Revenue Code), any individual medical account (as described in Section 415(1) of the Internal Revenue Code) or any key employee’s post-retirement medical benefit account (as described in Section 419A(d) of the Internal Revenue Code) maintained by an Employer or an Affiliated Company,
(2)	the Member’s After-Tax Contributions under this

24

Plan, plus any employee contribution allocated to the Member’s account under any other plan maintained by an Employer or an Affiliated Company, and
(3)	forfeitures allocated to the Member’s account under any other defined contribution plan maintained by an Employer or an Affiliated Company.
(b)	Effective for limitation years beginning after December 31, 2001, the total Account Addition for any Member for any limitation year shall not exceed the lesser of:
(1)	$40,000 (as adjusted for cost of living increases as provided in Section 415(d) of the Internal Revenue Code pursuant to regulations thereof); or
(2)	100% of the Member’s total compensation (within the meaning of Treasury Regulation §1.415-2(d)) for such limitation year.
If a Member’s Account Addition for any limitation year exceeds the foregoing limitation, his Supplemental After-Tax Contributions for the Plan Year (and allocable income thereon) shall be reduced and returned to the Member. If, after returning such contributions to the Member, an excess still exists, his Basic After-Tax Contributions and the related Employer Contributions for the Plan Year (and allocable income thereon) shall then be reduced proportionately; such Basic After-Tax Contributions shall be refunded to him as soon as practicable. If further reduction is necessary, his Tax-Deferred Contributions and any related Employer Contributions for the Plan Year (and allocable income thereon) shall be reduced proportionately; such Tax-Deferred Contributions shall be refunded to him as soon as practicable. The amount of any reduction in Employer Contributions and income allocable to any reduction in Contributions shall be held in the Fund and shall be applied under Article XII to reduce subsequent Employer Contributions.
Effective for limitation years beginning after December 31, 1997, compensation for purposes of Section 415(c)(3) of the Internal Revenue Code includes elective deferrals under Sections 125, 402(g)(3), 402(h)(l)(B), 403(b), and 457(b) of the Internal Revenue Code and employee contributions described in Section 401(h) of the Internal Revenue Code which are treated as employer contributions, and, for Plan Years

25

beginning after December 31, 2000, such compensation also includes qualified transportation benefits under Section 132(f)(4) of the Internal Revenue Code.
(c)	For purposes of this Section 6.8, the limitation year shall be the Plan Year. All defined contribution plans (whether or not terminated) maintained by an Employer or an Affiliated Company shall be treated as one defined contribution plan, provided that for purposes of this Section 6.8, “Affiliated Company” shall have the meaning set forth in sub-section 2.1(b) except that the phrase “more than 50 percent” shall be substituted for the phrase “at least 80 percent” in each place such latter phrase appears in Section 1563(a)(1) of the Internal Revenue Code referenced in Section 414(b) thereof.
(d)	The combined limitation that was in effect pursuant to Section 415(e) of the Internal Revenue Code for limitation years beginning prior to January 1, 2000 ceased to apply to this Plan (and to plans merged into this Plan) for limitation years beginning on or after January 1, 2000.
ARTICLE VII
INVESTMENT FUNDS
7.1	Each Member shall be entitled to direct that Contributions to be credited to his Accounts shall be invested (in integral multiples of 1%) in one or more of the Stable Value Investment Option, the LifeCycle Investment Portfolios, the Siemens AG Stock Investment Option, U.S. Large Cap Stock Investment Option, U.S. Small Cap Stock Investment Option, Non U.S. Developed Markets Stock Investment Option, Non U.S. Emerging Markets Investment Option, Core Bond Investment Option, High Yield Bond Investment Option, and/or the Self-Directed Brokerage Account Investment Option. A Rollover Contribution made by a Member to the Plan shall be invested in accordance with the last investment directions the Member has made, as an active Member of the Plan, with respect to contributions credited to his account in the Plan.
In the absence of a Member’s direction as to the investment of Contributions credited to his Accounts, such Contributions shall be invested 100% in the Stable Value Fund.
Each Member may also elect to change prospectively his investment funds and the amount to be invested in a particular investment fund for amounts that have already been contributed to his Accounts, in any dollar amount, without any limitation on the frequency of such elections, by calling the Siemens Benefits Service Center or by any

26

other method prescribed by the Administrative Committee. Notwithstanding the foregoing, the Administrative Committee may place a restriction on the amount of time during which an amount transferred to a particular investment option from another investment option in the Plan must remain in that investment option, before it can be transferred to another investment option in the Plan.
7.2	Stable Value Investment Option
Amounts allocated to the Stable Value Investment Option are invested in a diversified portfolio of investment contracts with insurance companies, banks, or other financial institutions. The rate paid on the Stable Value Investment Option is the average yield being earned by all of the investments and changes on a daily basis to reflect variations in the average rate being earned on the investments. It is designed to provide a steadily increasing principal value.
7.3	LifeCycle Investment Portfolios
The LifeCycle Investment portfolios are a family of five diversified mutual funds designed to meet long-term investment goals based on various time horizons. Each LifeCycle portfolio carries a date, indicating the year when the Member is expected to begin withdrawing his assets. Each LifeCycle portfolio aims for its highest returns early in its life, and then gradually shifts into an increasingly conservative investment mix. The Investment Manager for these investment portfolios evaluates the risks and potential rewards of the different asset classes and may adjust the investment mix to maximize investment returns as appropriate for the portfolios’ investment time periods. Interest and dividends earned by each portfolio are re-invested in that portfolio.
7.4	Siemens AG Stock Investment Option
The objective of the Siemens AG Stock Investment Option is to track the performance of Siemens AG ordinary shares. Amounts allocated to this investment option will be invested in Siemens AG American Depositary Shares (“ADSs”), which are traded on the New York Stock Exchange and evidenced by Siemens American Depositary Receipts (“ADRs”). The value of this investment option is determined by the market price of Siemens ADSs, which is expected to closely track the market price of Siemens AG ordinary shares as traded in other markets. Amounts allocated to this investment option are invested solely in Siemens ADRs except for a small amount of cash held for liquidity purposes. This investment option is not an actively managed fund and its investments are made without regard to stock price or investment outlook. Cash dividends on Siemens AG ordinary shares are allocated to

27

investors in this investment option in cash at the rate of 85% of the full dividend due to foreign withholding taxes. Since dividends are reinvested in units, the number of units in this investment option will increase when dividends are paid.
7.5	U.S. Large Cap Stock Investment Option
Amounts allocated to the U.S. Large Cap Stock Investment Option are invested in one or more portfolios whose objective is to seek to achieve long-term capital growth while generating returns that are generally higher than U.S. large capitalization stock market averages as measured by the benchmark Standard & Poor’s 500 Index. The U.S. Large Cap Stock Investment Option aims to achieve this by investing in a widely diversified portfolio of select stocks issued primarily by large and medium-sized companies. In order to reduce the variability of this option relative to the S&P 500 index, and to minimize investment management fees, approximately 75% of the amounts held under this option will be invested in an S&P 500 Index portfolio.
7.6	U.S. Small Cap Stock Investment Option
Amounts allocated to the U.S. Small Cap Stock Investment Option are invested in one or more portfolios whose objective is to increase the value of the participant’s original investment over the long term, primarily through investments in a diverse group of small U.S. companies whose securities are traded in the U.S. securities markets. This option has as its benchmark the Russell 2500 Index.
7.7	Non U.S. Developed Markets Stock Investment Option
Amounts allocated to the Non U.S. Developed Markets Stock Investment Option are invested in one or more portfolios whose objective is to achieve long-term capital growth by investing in the securities of companies that are based outside the U.S., and traded on or located in what are generally regarded as developed equity markets. These countries are considered to have well-developed, smoothly functioning capital markets and an underlying legal structure that supports financial investment. This option’s market performance benchmark is the Morgan Stanley Capital International Europe, Australasia, Far East (MSCI EAFE) index. In addition to the risks associated with investment in equity securities, this option carries with it risks attributable to exposure to fluctuation in foreign currencies.
7.8	Non U.S. Emerging Markets Stock Investment Option
Amounts allocated to the Non U.S. Emerging Markets Stock Investment Option are invested in one or more portfolios

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whose objective is to achieve long-term capital growth by investing in securities of companies that are based outside the U.S., and traded on or located in what are generally regarded as emerging equity and financial markets. In addition to the risks associated with investment in equity securities, this option carries with it risks attributable to exposure to fluctuation in foreign currencies, and risks associated with less highly developed securities markets, including political and operational risks. Designation as an emerging market is determined by a number of factors such as gross domestic product per capital; local government regulations; perceived investment risk; foreign ownership limits and capital controls; or the general perception of the investment community when determining an ‘emerging’ classification of a market (Source: Morgan Stanley Capital International). This option’s performance benchmark is the MSCI Emerging Markets Free Index.
7.9	Core Bond Investment Option
Amounts allocated to the Core Bond Investment Option are invested in one or more portfolios whose objective is to realize a total return that exceeds that of Lehman Brothers Aggregate Bond Index, while maintaining overall risk which is similar to this index. Under this investment option, amounts are invested in a variety of investment grade fixed income securities, and the market performance benchmark is the Lehman Brothers Aggregate Bond Index. Investments under this option include, but are not limited to, fixed-income securities issued by the U.S. Government and Agencies, corporations, mortgage-backed issuers, asset-backed issuers, U.S. dollar-denominated securities of foreign issuers, and preferred stocks.
7.10	High Yield Bond Investment Option
Amounts allocated to the High Yield Bond Investment Option are invested in one or more portfolios whose objective is to earn high current income by investing in a diversified portfolio of below-investment grade income securities. A secondary objective is capital appreciation. The average maturity of the portfolio and credit rating of the investment under this option are expected to approximate those of the Merrill Lynch Master High Yield Master II Bond Index. Investments under this option include, but are not limited to, investments in public and corporate fixed-income securities, U.S. dollars fixed income securities of foreign issuers, convertible securities, zero-coupon securities and preferred stocks.
7.11	Self-Directed Brokerage Account Investment Option
This option allows Members to invest through a self directed brokerage account (SDB) through Hewitt Financial Services.

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The SDB account gives Members who want to build and manage their own portfolios an opportunity to invest in a wide range of mutual funds and individual stocks. A Member must leave a minimum balance of $500 in investments in the Plan other than an SDB account or the “Let’s Share” account in order to open and maintain an SDB account, not taking into account changes in the value of accounts other than the SDB account, and, until December 20, 2006, the “Let’s Share” account that are due solely to market fluctuations in the value of these accounts. Transfers from other investment options in the Plan are the only method a Member has available to invest in an SDB account. Member contributions to the Plan directly from a Member’s paycheck cannot be directed into an SDB account. A Member should not consider this option unless the Member is a sophisticated investor who is willing to take on additional risk and is prepared to assume responsibility for closely monitoring their investments in the SDB account.
ARTICLE VIII
VESTING
8.1	The Tax-Deferred, Basic After-Tax, Supplemental After-Tax and Rollover Contribution Accounts of each Member are at all times 100% vested and non-forfeitable.
8.2	Except as provided in Sections 8.3 and 8.4, a Member shall vest in his Employer Contribution Account based upon the number of years of his Continuous Employment (excluding Continuous Employment disregarded pursuant to sub-section 2.1(i)) in accordance with the following schedule:

Years of Continuous Employment	Vested Percentage
Less than 2 years	0%
2 but less than 3 years	40%
3 but less than 4 years	60%
4 but less than 5 years	80%
At least 5 years	100%
8.3	Notwithstanding Section 8.2, upon the occurrence of any of the following events, a Member shall become 100% vested in amounts credited to his Employer Contribution Account to and including the date of such event:
(a)	Retirement;
(b)	death or termination of the Member’s service with all Employers by reason of Disability;
(c)	termination of the Plan, partial termination of the Plan which directly affects the Member, or complete discontinuance of contributions;

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(d)	permanent layoff; or
(e)	transfer without intervening employment to the employ of an Affiliated Company which is not an Employer and which is not located in the United States.
8.4	A Member who ceases to be an eligible Employee without termination of his employment by an Employer will continue to be deemed a Member of the Plan for purposes of vesting in his Employer Contribution Account for as long as he remains in the employment of an Employer or of an Affiliated Company which is not an Employer.
8.5	In the case of a Member who has his Accounts transferred to this Plan in accordance with the provisions of Section 3.1 of this Plan, such Member’s vested portion of such Accounts shall be determined in accordance with the vesting provisions of Article VIII of the Plan taking into account all the years of Continuous Employment such Member has.
ARTICLE IX
LOANS
9.1	(a) The Administrative Committee is hereby authorized to establish and administer a program of making loans to Members in the active service of an Employer, or former Members who are still employed by an Affiliated Company, from such Members’ respective Accounts in accordance with this Article IX. A Member who is the active service of an Employer, and a former Member who is still employed by an Affiliated Company, may borrow from the Plan an amount which does not exceed the smallest of:
(i)	$50,000 minus the excess of (i) the highest outstanding loan balance of the Member during the twelve months immediately preceding the business day as of which the loan is made over (ii) the outstanding balance of loans from the Plan on the date on which such loan is made, or
(ii)	50% of the balance of the Member’s vested Accounts determined as of the day preceding the date as of which the loan is made, minus the outstanding balance of the Member’s loans on such date, or
(iii)	such lesser maximum as the Administrative Committee may establish to apply uniformly to all loans under the Plan.
(b)	The minimum amount of any loan shall be $1,000.
(c)	The term of any loan shall not exceed the lesser of (i)

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four years, or (ii) the period required to amortize the loan by principal payments of $5 per week or $10 biweekly; except that a loan made specifically for the purpose of acquiring a dwelling unit which within a reasonable period of time (determined at the time the loan is made) will be used as the Member’s principal residence may be for a term not to exceed 30 years.
(d)	Loans shall bear a reasonable rate of interest as the Administrative Committee may determine from time to time, in guidelines promulgated for such purpose and communicated to Members, in accordance with the provisions of Section 4975(d)(1) of the Internal Revenue Code, Section 408(b)(1) of the Act and the regulations thereunder, and other applicable legal requirements.
9.2	A Member may request only two loans from the Plan in any Plan Year. No more than two loans to any Member may be outstanding at any time.
9.3	A Member’s application for a loan shall consist of a note to the Trustee or Insurance Company establishing the Member’s personal liability therefor and an authorization for payroll deductions to the extent necessary to satisfy the principal and interest, in such forms as prescribed by the Administrative Committee. In addition, a Member requesting a loan for the purchase of a principal residence must submit with the loan application a copy of the executed purchase and sale contract with respect to such residence.
9.4	Loans shall be repaid by payroll deductions in equal installments computed to repay the principal and interest at the declared rate over the term of such loans. A lump sum repayment of the entire outstanding balance of a loan may be made by the Member at any time; however, partial prepayment shall not be permitted.
Loans from the Plan shall not operate to reduce a Member’s Accounts when made, but shall be considered a directed investment of such Accounts in the Member’s note to the Trustee or Insurance Company. Each loan shall be made from the Member’s balance in each of the investment funds in which his Accounts are then invested, determined as of the day before the day as of which the loan is made, (not including the Self-Directed Brokerage Account and, until December 20, 2006, the “Let’s Share” Contribution Account) in the proportion that the Member’s balance in each such fund (excluding the Self-Directed Brokerage Account and, until December 20, 2006, the “Let’s Share” Contribution Account) bears to the total of the Member’s balances in all such investment funds (excluding the Self-Directed Brokerage Account and, until December 20, 2006, the “Let’s Share” Contribution Account); and that if the Member has no

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investment funds other than, until December 20, 2006, the “Let’s Share” Contribution Account and the Self-Directed Brokerage Account (except for the minimum balance needed in non Self-Directed Brokerage Account funds to open and maintain a Self-Directed Brokerage Account), the Member must first transfer money from his Self-Directed Brokerage Account into the Plan’s other investment funds before a loan can be made.
9.5	However, the making of a loan shall not be considered a change of investment election or a transfer election for the purposes of Section 7.1. Loans shall be considered as made from within each Member’s Accounts in the following order: Tax-Deferred Contribution Account, vested balance in Employer Contribution Account, Rollover Contribution Account, Basic After-Tax Contribution Account and Supplemental After-Tax Contribution Account. Repayment of loans shall be made to such Member’s Accounts in the inverse order from which they were considered as made, and shall be credited for investment in accordance with the Member’s investment election then in effect under Article VII.
9.6	Each Loan to a Member shall be secured by 50% of the Member’s vested Accounts and such other collateral that the Administrative Committee deems necessary or appropriate. In the event of default, the Tax-Deferred Contribution Account shall be considered the last account to be used for satisfaction of the loan balance if a distribution or withdrawal could not then be made from such account pursuant to Section 401(k) of the Internal Revenue Code.
9.7	Anything in the Plan to the contrary notwithstanding, a Member shall not be permitted to make any withdrawal of funds which would reduce the aggregate balance of his vested Accounts below an amount equal to the outstanding principal balance (and accrued interest thereon) of his loans from the Plan.
9.8	In the event of termination of employment with all Employers, a Member’s loan balance and accrued interest shall become due and payable and, if such loan balance and interest is not repaid within 60 days after such termination of employment, the Member shall be in default on the loan and shall be deemed to have elected a withdrawal in the amount of such outstanding balance, and such deemed withdrawal shall be applied to satisfy the Member’s liability on the loan.
9.9	The Administrative Committee may prescribe such other terms and conditions for loans not inconsistent with the foregoing requirements as the Administrative Committee may deem desirable.

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ARTICLE X
WITHDRAWALS
10.1	A Member, including a former Member who is still employed by an Affiliated Company, may make a withdrawal from his Basic After-Tax, Supplemental After-Tax or Rollover Contribution Account, or from the vested portion of his Employer Contribution Account, by calling the Siemens Benefit Service Center or by any other method prescribed by the Administrative Committee and the amount of a withdrawal must be at least $250 or 100% of the amount available for withdrawal if less than $250.
Withdrawals shall be made from within each Member’s Accounts in the following order: Supplemental After-Tax Contribution Account, Basic After-Tax Contribution Account, Rollover Contribution Account and Employer Contribution Account. Notwithstanding the foregoing, withdrawals from these Accounts shall be made from Supplemental and Basic After-Tax Contributions by the Member prior to January 1, 1987 until the balance of all such contributions is exhausted. Subsequent to withdrawal of all pre-1987 After-Tax Contributions, withdrawals from Supplemental After-Tax Contribution Accounts first, and thereafter from Basic After-Tax Contribution Accounts, shall be apportioned between After-Tax Contributions and earnings thereon in the proportion that the sum of the balance of After-Tax Contributions not withdrawn for all such accounts bears to the balance of earnings not withdrawn for all such accounts as of the date preceding the date the withdrawal is made. If a Member has been a member in the Plan, a predecessor plan or, with respect to a Member whose benefit under another plan was transferred to this Plan, such transferor plan, in the aggregate for less than five years and such Member elects to withdraw Basic After-Tax Contributions made to the Plan on or after January 1, 1987 or Employer Contributions made to the Plan within two years of the day as of which the withdrawal is to be made, Employer Contributions on behalf of the Member shall be suspended for a three-month period following the end of the month after the withdrawal is made.
Payments pursuant to a withdrawal election shall be made as soon as practicable after the election is approved. A Member may make only two withdrawals pursuant to this Section 10.1 in any Plan Year not including for this purpose a withdrawal in the event of a vesting occurrence described in Section 8.3.
10.2	A Member, including a former Member who is still employed by an Affiliated Company, who has reached age 59 1/2, must withdraw his Contributions in the order set forth in the first sentence of the second paragraph of Section 10.1, but the number of such withdrawals shall not be limited in any year.

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10.3	A Member, including a former Member who is still employed by an Affiliated Company, who has not reached age 59 1/2 may, by calling the Siemens Benefit Service Center or by any other method prescribed by the Administrative Committee, request a withdrawal of an amount not greater than the balance of his Tax-Deferred Contribution Account (but not including any Contributions credited to such account pursuant to sub-section 5.1(b) or any earnings in such account credited after December 31, 1988) as of the last business day preceding the date his withdrawal is made, but only on account of hardship. For the purposes of this Section 10.3, a withdrawal will be on account of hardship if the distribution is necessary in light of immediate and heavy financial needs of the Member. The determination of the existence of financial hardship and the amount required to be distributed to meet the need created by the hardship shall be made by the Administrative Committee in accordance with uniform and nondiscriminatory standards consistent with Treasury Regulations § 1.401(k)-1. Notwithstanding the preceding sentence, a distribution will be deemed to be made on account of an immediate and heavy financial need if the distribution is on account of any of the conditions so described under Treasury Regulations § 1.401(k)-1 or published IRS rulings at the time a withdrawal on account of hardship is requested, including but not limited to non-reimbursed medical expenses, tuition for post-secondary education, purchase of a primary residence and prevention of eviction from or foreclosure on the mortgage of a primary residence. A Member who makes a hardship withdrawal pursuant to this Section 10.3 shall have taken all available loans and withdrawals under the Plan and all other plans maintained by the Company and its Affiliated Companies.
A withdrawal shall be deemed necessary if
(a)	the Administrative Committee receives from the Member a representation that the need cannot reasonably be relieved
(i)	Through reimbursement or compensation by insurance or otherwise,
(ii)	By liquidation of the assets of the Member, including assets of the Member’s spouse or minor children that are reasonably available to the Member,
(iii)	By cessation of Tax-Deferred Contributions and After-Tax Contributions under the Plan, or
(iv)	By other distributions or nontaxable (at the time

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of the loan) loans from plans maintained by the Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need, and
(b)	the Administrative Committee does not have actual knowledge to the contrary.
For purposes of the immediately preceding sentence, a need cannot reasonably be relieved by one of the actions listed above if the effect would be to increase the amount of the need.
10.4	When a withdrawal is made under the Plan, the amount of such withdrawal shall be paid from a Member’s balance in each of the investment funds in which the Member’s Accounts are then invested determined as of the last business day preceding the date as of which the withdrawal is made (not including the Self-Directed Brokerage Account and, until December 20, 2006, the “Let’s Share” Contribution Account) and the amount of the withdrawal in all cases shall be paid ratably from each of the investment funds in the proportion that each such fund (excluding the Self-Directed Brokerage Account and, until December 20, 2006, the “Let’s Share” Contribution Account) bears to the total of the Member’s balances in all such investment funds (excluding the Self-Directed Brokerage Account and the “Let’s Share” Contribution Account); and that if the Member has no investment funds other than, until December 20, 2006, the “Let’s Share” Contribution Account and the Self-Directed Brokerage Account (except for the minimum balance needed in non Self-Directed Brokerage Account funds to open and maintain a Self-Directed Brokerage Account), the Member must first transfer money from his Self-Directed Brokerage Account into the Plan’s other investment funds before a withdrawal can be taken.
ARTICLE XI
DISTRIBUTIONS
11.1	(a) Upon a termination of service with all Employers by a Member who is 100% vested in his Employer Contribution Account, except by reason of the death of the Member, and subject to the provisions of sub-section 11.1(d), the Member shall have distributed to him the amounts credited to his Accounts as soon as practicable following such termination of service; provided that, if the amounts so credited exceed $1,000 for this Plan and plans merged into this Plan (“Applicable Dollar Amount”), the Member may elect to delay distribution (and no distribution may be made prior to the end of the calendar year in which the Member attains age 70 1/2

36

absent his election to receive a distribution) in which case the amounts credited to his Accounts shall be distributed as of such subsequent date as the Member may elect in accordance with Section 11.3 subject to the limitations set forth in Section 11.6. For purposes of determining if the Applicable Dollar Amount is exceeded, the value of a Member’s nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Internal Revenue Code.
The Applicable Dollar Amount of $1,000 shall be increased to $5,000 effective March 15, 2007. Effective March 15, 2007 in the event of a mandatory distribution greater than $1,000, in accordance with the provisions of this Article XI, if the Member does not elect to have such distribution paid directly to an eligible rollover or to receive the distribution directly in accordance with this Article XI, then the plan administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the plan administrator.
(b) Upon a vesting occurrence described in sub-section 8.3(c), there shall be distributed to each affected Member, in a single lump sum payment, the amounts credited to his Accounts as soon as possible following, such vesting occurrence.
(c) Upon a Member’s termination of service by reason of death, there shall be distributed to his Beneficiary, in accordance with Section 11.3, the amounts credited to such Member’s Accounts as soon as possible following such Member’s death.
(d) A Member who terminates employment with all Employers, but who is transferred without intervening employment to the employ of an Affiliated Company located in the United States which is not an Employer, shall not be entitled to a distribution of his Accounts pursuant to sub-section 11.1(a) until the termination of his employment with such Affiliated Company (or any other Affiliated Company located in the United States to which he is subsequently transferred without intervening employment), but he shall be entitled to elect, in lieu of any other benefit or form of distribution payable under the Plan, to have the amounts credited to his Accounts transferred directly to a thrift or savings plan maintained by the Affiliated Company which employs such Member, subject to the acceptance of such transferred amounts by the administrator of such thrift or savings plan.
11.2	Upon a termination of service with all Affiliated Companies

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by a Member who is not 100% vested in his Employer Contribution Account, there shall be distributed to him, in accordance with Section 11.3, the amounts credited to his Basic After-Tax Contribution, Basic Tax-Deferred Contribution, Supplemental After-Tax Contribution, Supplemental Tax-Deferred Contribution and Rollover Contribution Accounts and the vested balance (which may be zero) in his Employer Contribution Account as soon as practicable following, the date of such termination of service. The non-vested balance in his Employer Contribution Account shall be forfeited as soon as possible following, the Member’s termination of service and applied as permitted in Article XII. Notwithstanding the foregoing provisions of this paragraph, if the vested balance in the Member’s Accounts exceeds the Applicable Dollar Amount (as defined in sub-section 11.1(a) of the Plan, then (a) such distribution shall not be made to the Member prior to the end of the calendar year in which he attains age 70 1/2, unless such Member requests an earlier distribution, and (b) the non-vested balance in such Member’s Employer Contribution Account shall not be forfeited prior to the earlier to occur of (i) the distribution of the Member’s entire vested Accounts or (ii) the Member’s incurring a five-year break in service (as hereinafter defined). Effective March 15, 2007, the Applicable Dollar Amount shall be increased to $5,000 and shall be subject to the other provisions of the last paragraph of sub-Section 11.1(a).
If (a) a Member’s service with all Affiliated Companies terminates under circumstances covered by this Section 11.2 prior to becoming fully vested in his Employer Contribution Account, and (b) he is subsequently rehired by an Employer or an Affiliated Company prior to incurring a five-year break in service, there shall be re-credited to his Accounts, as soon as practicable following his date of rehire, the amount of the non-vested balance in his Employer Contribution Account forfeited by him (without interest) and he shall thereafter be treated as if his service had not theretofore terminated. The amount so to be re-credited to Members’ Accounts in a Plan Year shall be deducted from any forfeitures for such Plan Year and, to the extent such forfeitures are not sufficient, Employer Contributions shall be increased.
If (a) a Member’s service with all Affiliated Companies terminates under circumstances covered by this Section 11.2 prior to becoming fully vested in his Employer Contribution Account, and (b) he is subsequently rehired after incurring a five-year break in service, he shall be eligible to re-participate in the Plan on his date of reemployment but shall have no right to have re-credited to his Accounts any amount forfeited by him by reason of the termination of service. Notwithstanding the foregoing, no forfeiture under the Plan shall occur after termination of the Plan or

38

complete discontinuance of contributions as provided in Section 17.2.
For this purpose, a five-year break in service is a period of 60 consecutive months, beginning with the date on which the Member’s Continuous Employment ceases and during which the Member does not resume Continuous Employment. In determining whether a Member has a five-year break in service, the first 24 months of any Maternity or Paternity Absence shall be disregarded.
11.3	Distribution of Accounts.
The distribution of Accounts under this Plan shall be governed by the following rules:
(a)	Termination of service described in Section 11.2. A distribution of Accounts pursuant to Section 11.2 in the event of termination of service with all Affiliated Companies by a Member who is not 100% vested in his Employer Contribution Account can be made under any of the payment methods set forth in Section 11.3 (b).
(b)	Vesting occurrence other than death. Any distribution of Accounts, pursuant to Section 11.1, to a Member who is 100% vested in his Employer Contribution Account, except by reason of death, and subject to the provisions of sub-section 11.1(d), shall be made, subject to sub-section 11.3(b) and Section 11.6, in one of the following ways selected by the Member, commencing, in each case, as soon as practicable after, the amount to be distributed is determined and provided, however, that if the aggregate value of a Member’s Accounts does not exceed the Applicable Dollar Amount (as defined in sub-section 11.1(a) and subject to the provisions of the last paragraph of sub-section 11.1(a))the distribution will be made only in one lump sum:
(i)	in one lump sum payable at any time up to the end of the calendar year in which the Member attains age 70 1/2; or
(ii)	in part in one lump sum with the balance in installments, commencing no later than the end of the calendar year in which the member attains age 70 1/2; or
(iii)	in installments, commencing no later than the end of the calendar year in which the Member attains age 70 1/2; or
(iv)	up to two partial lump sum payments each calendar year, as selected by the Member, until

39

the Member’s Accounts in the Plan are fully distributed, provided, however, that if the Member’s Accounts have not been fully distributed by the end of the calendar year in which the Member attains age 70 1/2, the balance shall be distributed commencing by the end of the calendar year in which the Member attains age 70 1/2 in one lump sum or in installments.
In no event, however, may any payment pursuant to this sub-section (ii) be payable over a period extending beyond the life expectancy of the Member or the joint life and last survivor expectancy of the Member and his spouse. The amount of any distribution to be made in installments shall be held in such Investment Funds under the Plan as elected by the Member, participating proportionately in the gains, losses, income and expenses of such Funds during the distribution period. A Member who is to receive distributions in installments may elect to receive monthly or annual installments. If distributions are made in monthly installments, the amount of each monthly installment shall be determined as of the day of distribution, by dividing the amount then remaining on hand for distribution by the number of monthly installments yet to be made. If distributions are made in annual installments, the amount of each annual installment shall be determined as of the date as of which distributions commence and as of each anniversary thereof by dividing the amount then remaining on hand for distribution by the number of annual installments yet to be made.
A Member who has not commenced receiving payments from his Accounts may change his selection of payment methods under this sub-section by calling the Siemens Benefit Service Center or by any other means prescribed by the Administrative Committee.
(c)	Death.
A.	If (i) the Member dies before any payments of his Accounts in the Plan have been made to him and the aggregate value of the Member’s Accounts does not exceed the Applicable Dollar Amount (as defined in sub-section 11.1 (a) and subject to the provisions of the last paragraph of sub-Section 11.1(a)) or (ii) the Member dies after payments of his Accounts in the Plan have commenced and there is still a remaining amount in the member’s Accounts in the Plan, the Member’s Beneficiary may select a

40

distribution of the Member’s Accounts in one of the following ways:
     (1) in one lump sum; and (a) if the Beneficiary is the spouse, the lump sum can be payable at any time up to the later of the end of the calendar year in which the Member would have attained age 70 1/2 or the end of the calendar year in which the Member dies or (b) if the Beneficiary is not the Member’s spouse, the lump sum shall be payable by no later than the end of the calendar year following the calendar year in which the Member dies; or
     (2) in part in one lump sum with the balance in installments; over a period not to exceed the life expectancy of the Beneficiary, and (a) if the Beneficiary is Member’s spouse, the installments shall commence no later than the later of the end of the calendar year in which the Member would have attained age 70 1/2 or the end of the calendar year in which the Member dies or (b) if the Beneficiary is not the Member’s spouse, the installments shall commence by no later than the end of the calendar year following the calendar year in which the Member dies; or
     (3) in installments over a period not to exceed the life expectancy of the Beneficiary, and (a) if the Beneficiary is the Member’s spouse, the installments shall commence no later than the later of the end of the calendar year in which the Member would have attained age 70 1/2 or the end of the calendar year in which the Member dies or (b) if the Beneficiary is not the Member’s spouse, the installments shall commence by no later than the end of the calendar year following the calendar year in which the Member dies; or
     (4) Up to two partial lump sum payments each calendar year, as elected by the Beneficiary, until the Member’s Accounts in the Plan are fully distributed, provided, however, that (a) if the Beneficiary is the Member’s spouse, if the Member’s Accounts have not been fully distributed by the later of the end of the calendar year in which the Member attains age 70 1/2 or the end of the calendar year in which the member dies, the balance shall be distributed commencing as of the end of such calendar year in installments over a period not to exceed the life expectancy of the Beneficiary or as a lump sum or (b) if the Beneficiary is not the Member’s spouse, the balance shall be distributed in installments

41

commencing no later than the end of the calendar year following the calendar year in which the Member dies over a period not to exceed the life expectancy of the Beneficiary or as a lump sum.
The amount of any distribution to be made in installments to the Beneficiary of a Member shall be held in such Investment Funds under the Plan as elected by the Beneficiary, participating proportionately in the gains, losses, income and expenses of such Funds during the distribution period. If distributions are made in monthly installments, the amount of each monthly installment shall be determined as of the day of distribution, by dividing the amount then remaining on hand for distribution by the number of monthly installments yet to be made. If distributions are made in annual installments, the amount of each annual installment shall be determined as of the date as of which distributions commence and as of each anniversary thereof by dividing the amount then remaining on hand for distribution by the number of annual installments yet to be made.
B.	Notwithstanding any of the provisions of this Section 11.3(c) to the contrary, if a Member dies after his required beginning date (as defined by section 401(a)(9)(C) of the Code), the payment methods available to a member’s Beneficiary (whether or not the Beneficiary is the spouse of the Member) are subject to the minimum distribution requirements of Section 401 (a) (9) of the Code.
C.	If a Member has not designated a Beneficiary for the Member’s Accounts, or if no Beneficiary designation is effective, or if the beneficiary pre-deceases the member without another beneficiary being designated, the member’s Accounts shall be paid in accordance with the provisions of Section 16.7(b) of the Plan.
(d)	Transfer of Accounts to Plan of Affiliated Company

A Member who terminates employment with the Employers but who is transferred without intervening employment to the employ of an Affiliated Company which is not an Employer, shall be entitled to elect, in lieu of any other benefit or form of distribution payable under the Plan, to have the amounts credited to his Accounts transferred directly to a qualified thrift or savings plan maintained by the Affiliated Company which employs such Member.

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(e)	Minimum Distribution Requirements. All distributions under the Plan shall comply with the requirements of Section 401(a)(9) of the Internal Revenue Code, including without limitation, the incidental death benefit requirement in Section 401(a)(9)(G) and will be made in accordance with Final and Temporary Regulations Sections 1.401(a)(9)-1 through 1.401(a)(9)-9. The provisions reflecting Section 401(a)(9) override any distribution options inconsistent with Section 401(a)(9).
11.4	Distributions shall be charged to the Member’s Accounts in the Fund. The amount of any distribution of less than the Member’s entire balance in his Accounts shall be paid from the Member’s Account in the Plan according to the following order: Supplemental After-Tax Contribution Account, Basic After-Tax Contribution Account, Rollover Contribution Account, Employer Contribution Account, GSOP Account, Supplemental Tax-Deferred Contribution Account, and Basic Tax-Deferred Contribution Account
11.5	The distributable amount in a Member’s Account shall be determined on the basis of the value of such Account on the day preceding the date as of which such distribution is effected.
11.6	Unless a Member otherwise elects, the distribution of benefits under the Plan to him shall commence no later than the 60th day after the latest of the close of the Plan Year in which (a) the Member attains age 65, (b) the Member completes 10 years of participation in the Plan, or (c) the Member terminates his service with the Employers and the Affiliated Companies. Notwithstanding the preceding sentence, a Member whose total vested Accounts exceed the Applicable Dollar Amount (as defined in sub-section 11.1(a) of the Plan) shall be required to file a claim for benefits before the payment of benefits will commence, except as may be otherwise required in order to comply with the distribution requirements hereinafter set forth in this Section 11.6. Anything in this Plan to the contrary notwithstanding, effective January 1, 1999, distributions under the Plan to a Member (other than a 5-percent owner, as defined below) shall commence no later than April 1 of the calendar year next following the later of (i) the calendar year in which he attains age 70 1/2 or (ii) the calendar year in which the Member terminates his service with the Employers and the Affiliated Companies. However, notwithstanding the immediately preceding sentence any Member who has attained age 70 1/2 before January 1, 1999 and is still employed with an Affiliated Company, and who is not a 5-percent owner of an Employer within the meaning of Section 4 (i)(1)(B)(i) of the Internal Revenue Code (“5- Percent Owner”) shall have a one-time election to either continue receiving or begin to receive distributions of his

43

benefit from the Plan under Section 401(a)(9) of the Internal Revenue Code or else defer receipt of any further benefit payments until he actually retires. If the Member is a 5-Percent Owner, distribution of such Member’s Accounts under the Plan shall commence no later than April 1 of the calendar year next following the calendar year in which he or she attains age 70 1/2, even if such Member has not yet terminated from employment.
11.7	A Member terminating service with the Employers who elects (or, by operation of sub-section 11.1(a) or 11.1(d) or the first paragraph of Section 11.2, is deemed to have elected) to defer the distribution of his vested Accounts shall continue to be entitled to direct the investment of such vested Accounts in accordance with Article VII pending distribution.
11.8	Prior to the time a Member commences to receive payments from his Accounts, the Member may change the payment method he has selected under sub-section 11.3 (b). A Member who is receiving payments from his Accounts and who has selected an installment method of payment under sub-section 11.3(a)(ii) may change the remaining period over which the installment payments shall be made, including selecting an immediate single lump sum payment of the remaining balance, provided, however, the modified payment period cannot exceed the life expectancies of the Member and the Member’s spouse.
The Beneficiary of a Member may change the payment method the Beneficiary has selected under sub-section 11.3 (c) prior to the time the Beneficiary commences to receive payments from the Account of the Member. If a Member’s spouse has selected an installment method of payment under sub-section 11.3(c), the spouse may change the remaining period over which the installment payments shall be made, including selecting an immediate single lump sum payment of the remaining balance, provided, however, the modified payment period cannot exceed the life expectancy of the spouse.
11.9	Effective with withdrawals or distributions made on or after January 1, 1993, notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Article, a distributee may elect, at the time and in the manner prescribed by the Plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. Such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:
(1)	the Plan administrator clearly informs the Member that the Member has a right to a period of at

44

least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and
(2)	the Member after receiving the notice, affirmatively elects a distribution.
For purposes of this Section, an eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years of more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Internal Revenue Code; any hardship distribution under Section 401(k)(2)(B)(i)(IV) of the Internal Revenue Code made after December 31, 1998; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).
For the purpose of this Section, an eligible retirement plan is an individual retirement account described in Section 408(a) of the Internal Revenue Code, an individual retirement annuity described in Section 408(b) of the Internal Revenue Code, an annuity plan described in Section 403(a) of the Internal Revenue Code, or a qualified trust described in Section 401(a) of the Internal Revenue Code, that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.
For purposes of this Section, a distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Internal Revenue Code, are distributees with regard to the interest of the spouse or former spouse.
For purposes of this Section, a direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

45

ARTICLE XII
APPLICATION OF FORFEITURES
Any amount which shall be forfeited by a Member pursuant to Section 4.2, 5.2, 6.8 or 11.2 shall be applied, as soon as practicable, to reduce Employer Contributions.
ARTICLE XIII
FUNDING
The Company, by the action of the Board of Directors, shall designate the Trustee or Insurance Company to act under the Plan. The Company may, without reference to or action by any Employee, Member or Beneficiary or any other Employer, enter into a Trust Agreement with the Trustee or a contract or policy with the Insurance Company and from time to time enter into further agreements with either amending the same. The Company may at any time remove the Trustee and appoint a successor Trustee or may designate an additional or substitute Insurance Company.
ARTICLE XIV
ADMINISTRATION
14.1	(a)	The Plan shall be administered by the Administrative Committee and the Investment Committee which shall have the respective powers, duties and responsibilities set forth in specific provisions of the Plan and otherwise in accordance with the Sections of this Article XIV for carrying out the provisions of the Plan.
(b)	There shall be ten members of the Administrative Committee, composed of the Director of Employee Benefits of the Company, as chairperson, the Vice President, Controller of the Company and eight representatives of Affiliated Companies located in the United States designated from time to time by the Vice President of Human Resources of the Company. There shall be six members of the Investment Committee, composed of the Chief Financial Officer of the Company, as chairperson; Vice President, Treasurer of the Company; Vice President — Human Resources of the Company; Senior Vice President - Legal Counsel of the Company; Vice President — Mergers & Acquisitions of the Company; and Vice President — Accounting & Controls of

46

the Company. A member of either of the Committees may, but need not be a Member of the Plan. Each person appointed a member of either of the Committees shall signify his acceptance by filing a written acceptance with the Board of Directors and with the secretary of the applicable Committee. Any member of either of the Committees may be removed by the Board of Directors or may resign by delivering his written resignation to the Board of Directors and to the secretary of the applicable Committee.
(c)	The chairperson of each of the Committees shall appoint a secretary, who need not be a Member of the Plan nor a member of such Committee. Each of the Committees may delegate to one or more sub-committees comprised of its members the powers of such Committee as its members shall determine; may authorize one or more of its members or any agent to exercise any of such Committee’s powers, ministerial or discretionary, or to execute or deliver any instrument or make any payment in its behalf; and may employ such counsel, accountants, actuaries and other agents and clerical services as it requires in carrying out the provisions of the Plan over which such Committee has any responsibility.
(d)	Each of the Committees shall hold meetings upon such notice, at such place or places, and at such time or times as its members may determine from time to time. A numerical majority of the members of the applicable Committee then in office shall constitute a quorum for the transaction of such Committee’s business. All resolutions or other actions taken by the applicable Committee shall be by the vote of a three-fifths majority of those present at a meeting, or by a writing signed by at least three-fifths of all members at the time in office if they act without a meeting.
(e)	All expenses incurred in connection with the administration of the Plan and the Fund including, but not limited to, administrative expenses and proper charges and disbursements of the Trustee, Insurance Company and the Committees, and compensation and other expenses and charges of any actuary, legal counsel, accountant, investment adviser, broker, specialist or other person employed by the Trustee, Insurance Company or either of the Committees, shall be paid from the Fund unless paid by the Employers; provided, however, that no member of either of the Committees shall receive any compensation for his services as such except as the Act may permit.

47

14.2	(a)	The Administrative Committee shall be responsible for the administration, interpretation and compliance requirements pertaining to the Plan. These responsibilities include, but are not limited to, reviewing claims and adjudicating appeals; monitoring Plan compliance with laws, regulations and court decisions as related to Plan design, administration, communication and reporting requirements; approving actuarial tables for optional forms of benefit payments; and approving, jointly with the Investment Committee, the payment of administrative expenses from the Fund. Subject to the provisions of the Plan, the Administrative Committee shall from time to time establish rules for the carrying out of its duties and responsibilities under the Plan.
(b)	If any claim for benefits under the Plan is denied, the Administrative Committee shall give notice in writing, by registered or certified mail, of such denial to the affected Member or Beneficiary, setting forth the specific reasons for such denial and advising him that he may request further review by the Administrative Committee of the decision denying such claim by filing with the Administrative Committee, within 60 days after the date of mailing of such notice, a request for such review. If the Member or Beneficiary files such request for review, such review shall be made within 60 days after the receipt of a written request for such review unless a hearing is necessitated to determine the facts and circumstances, in which event a decision shall be rendered as soon as possible, but not later than one hundred and twenty (120) days after receipt of a written request for such review.
(c)	The decisions of the Administrative Committee or its actions with respect to the Plan and the records of the Committees shall be conclusive and binding upon each Employer and all persons having or claiming to have any right or interest in the Plan or Fund. The Administrative Committee has full and exclusive discretionary authority under the Plan to determine eligibility for benefits and to construe the terms of the Plan. Any interpretation or determination made pursuant to such discretionary authority shall be given full force and effect unless it can be shown that the interpretation or determination was arbitrary and capricious.
14.3	(a)	The Investment Committee shall be responsible for investing the assets of the Plan and monitoring the investment performance of the investment funds made available from time to time under the Plan for investment of Members’ Accounts. The Investment Committee also shall be responsible for selecting and

48

monitoring the appropriate fund managers for each such investment fund, and shall be responsible for selecting and monitoring the Trustee and/or Insurance Company. These responsibilities include, but are not limited to, determining asset allocation; insuring compliance with laws, regulations and court decisions concerning Plan assets; and, approving jointly with the Administrative Committee, fees paid from the Fund for investment managers, Trustee fees, and related charges.
(b)	The decisions of the Investment Committee or its actions with respect to the Plan and the records of the Committees shall be conclusive and binding upon each Employer and all persons having or claiming to have any right or interest in the Plan or Fund.
14.4	The members of each of the Committees and each Employer and the officers and directors of each Employer, shall be entitled to rely upon all tables, valuations, certificates and reports made by any duly appointed actuary or accountant, and upon all opinions given by any duly appointed legal counsel. The members of each of the Committees, and each Employer and the officers and directors thereof, shall be fully protected in respect of any action taken or permitted by them in good faith in reliance upon such tables, valuations, certificates, reports or opinions and all actions so taken or permitted shall be conclusive upon each of them and upon all persons having or claiming to have any interest in or under the Plan. With respect to actions so taken, no member of either of the Committees or any officer or director of an Employer shall be personally liable by virtue of any instrument made or executed by him or on his behalf as a member of the applicable Committee or as an officer or director of an Employer, or any mistake of judgment made by him or any other member of the applicable Committee or any other officer or director of an Employer, nor for any neglect, omission or wrongdoing of any other member of the applicable Committee or of any other officer or director of an Employer or of anyone employed by an Employer, nor for any loss unless resulting from his own gross negligence or willful misconduct, except as the Act may otherwise require. Each person who is or has been a member of either of the Committees or who is or has been an officer or director of an Employer shall be indemnified, with respect to actions so taken, by the Employers against expenses and losses (including amounts paid in settlement with the approval of the Company) reasonably incurred by him in connection with any action, suit or proceeding to which he may be a party or with which he shall be threatened by reason of his being, or having been, a member of the applicable Committee or an officer or director of an Employer, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the

49

performance of his duty as such member of the applicable Committee or as an officer or director of an Employer. The foregoing rights of indemnification shall be in addition to any other rights to which any such member of each of the Committees or such officer or director of the Employer may be entitled as a matter of law.
ARTICLE XV
APPROVAL BY THE INTERNAL REVENUE SERVICE
15.1	The Company intends to secure a determination that the Plan continues to be a qualified Plan under Section 401 of the Internal Revenue Code.
15.2	Any modification or amendment of the Plan or the Trust Agreement or Insurance Company contract may be made retroactively by the Company, if necessary or appropriate to cause the Plan to qualify or maintain its qualification as a plan and/or trust meeting the requirements of applicable sections of the Internal Revenue Code and/or other Federal and State laws, as now in effect or hereafter amended or enacted or a determination to that effect. Any such modification or amendment, however, shall not adversely affect any right or obligation of any Member theretofore accrued.
ARTICLE XVI
GENERAL PROVISIONS
16.1	All elections, notices, designations and other communications to the Administrative Committee shall be in the respective forms from time to time prescribed by the Administrative Committee and shall be mailed or delivered to the Administrative Committee in care of the Member’s Employer, and shall be deemed to have been duly given upon receipt by the Administrative Committee.
16.2	The establishment of the Plan shall not be construed as conferring any legal rights upon any Employee or any other person for a continuation of employment, nor shall it interfere with the rights of any Employer to discharge any Employee and/or to treat him without regard to the effect which such treatment might have upon him as a Member.
16.3	All benefits payable under the Plan shall be paid or provided for solely from the Fund and neither the Company nor any other Employer assumes any liability therefor. The Plan is intended to constitute a plan described in Section 404(c) of the Act and the regulations thereunder, and the fiduciaries of the Plan may be relieved of liability for any losses which are the direct and necessary result of investment instructions given by a Member or Beneficiary.

50

Each Member assumes all risk connected with any decrease in the market value of any assets held by the Trustee or Insurance Company under the Plan. Neither the Trustee, the Committees nor any Employer in any way guarantees the Fund against loss or depreciation, or the payment of any amount which may be or become due to any person from the Fund.
16.4	If any person to whom a payment is due hereunder is a minor or is determined by the Administrative Committee to be incompetent by reason of physical or mental disability, the Administrative Committee shall have the power to cause the payments becoming due to such person to be made to another for the benefit of the minor or incompetent, without responsibility of any Employer, the Committees, the Trustee or the Insurance Company to see to the application of such payment. Payments made pursuant to such power shall operate as a complete discharge of all Employers, the Committees, the Trustee, the Insurance Company and the Fund.
16.5	No right or interest of any Member in the Plan shall be alienable, assignable or transferable, or, to the extent permitted by law, subject to any lien, in whole or in part, either directly or by operation of law, or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner, and no right or interest of any Member in the Plan shall be liable for, or be subject to, any obligation or liability of such Member. This Section 16.5 shall apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Member pursuant to a domestic relations order but shall not apply if the order is determined by the Administrative Committee to be a qualified domestic relations order within the meaning of Section 414(p) of the Internal Revenue Code. Notwithstanding any provision of the Plan to the contrary, benefits shall be payable in accordance with the applicable terms of a qualified domestic relations order. Also, notwithstanding any provision of the Plan to the contrary, a Member’s benefits assigned to an alternate payee, within the meaning of Section 414(p)(8) of the Internal Revenue Code, under a qualified domestic relations order which provides that such assignment is to be immediately distributable, can be distributed to such alternate payee as soon as administratively possible after a determination is made by the Administrative Committee that such assignment is made pursuant to a qualified domestic relations order, even if the Member is still employed by an Employer.

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16.6	In the event any distribution mailed to a Member or Beneficiary at his or her last known address remains unclaimed by the Member or Beneficiary, as the case may be, for a period of 24 months and payment cannot be made alternatively to the estate of either and no surviving spouse, child, parent, brother or sister, or grandchild of the Member or Beneficiary are known to the Employer or the Trustee or the Insurance Company, or if known, cannot with reasonable diligence be located, the amount payable shall be placed in a separate interest bearing fund or otherwise dealt with (including forfeiture, subject to restoration) pending eventual distribution in such manner as the Administrative Committee shall determine in its sole and exclusive discretion, subject to any requirements of applicable law.
16.7	(a) Any Member may at any time and from time to time designate the Beneficiary to whom the amounts in his Accounts shall be delivered in the event of the death of such Member. Any such designation shall take precedence over any testamentary or other disposition. Such designation or any change or cancellation of such designation under this Plan shall become effective only upon the receipt thereof by the Administrative Committee as provided in Section 16.1, and shall then relate back to the date of its execution; provided, however, that neither the Trustee, the Insurance Company, the Committees, the Company nor any Employer shall be liable by reason of any payment made before receipt of such designation, change, or cancellation to the Member’s estate or to any Beneficiary theretofore designated. Notwithstanding the foregoing, if a Member is married, the Member shall be deemed to have designated his spouse as his Beneficiary (regardless of whether any contrary designation is then on file with the Administrative Committee) and such spouse shall be his Beneficiary for purposes of the Plan, unless the Member designates another person or persons as his Beneficiary with the contemporaneous consent of such spouse (which consent must be in writing and witnessed by a notary public).
(b) If no Beneficiary designation is effective pursuant to this Section 16.7 or if the Administrative Committee or the Trustee or the Insurance Company shall be in doubt as to the right of any claimant, or if a designated Beneficiary shall predecease the Member, the amount in question may, in the discretion of the Administrative Committee, be paid directly to the estate of the Member, in which event the Trustee, the Insurance Company, the Employers, the Company and the Committees shall have no further responsibility or liability with respect thereto. However, notwithstanding the immediately preceding paragraph, if no Beneficiary designation is effective pursuant to this Section 16.7 or if the Administrative Committee or the Trustee or the Insurance Company shall be in doubt as to the right of any claimant,

52

or if a designated Beneficiary shall predecease the Member, the amount in question shall be paid first to the surviving spouse; if no surviving spouse, then to all the surviving children in equal shares and, if no surviving spouse or surviving children, then to the estate of the Member.
(c) Upon receipt by the Administrative Committee of evidence satisfactory to it of the death of a Member and of the existence and identity of the Beneficiary designated by the Member entitled to benefits, the Trustee or Insurance Company shall pay to such Beneficiary an amount equal to the balance of the Member’s Accounts in accordance with the provisions of Section 11.1.
16.8	Notwithstanding anything in the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Internal Revenue Code. The Plan will comply with any applicable provisions of the Uniformed Services Employment and Reemployment Acts Rights of 1994, effective as of the relevant effective dates of such Act.
16.9	The Administrative Committee is designated as the agent of each Employer and of the Plan for service of process to commence any legal proceeding against the Employer or against the Plan, pertaining to this Plan or the determination of any rights hereunder.
16.10	The validity of the Plan or any of its provisions shall be determined under, and it shall be construed and administered according to, the laws of the State of New York, except as may be required by any provision of the Act.
ARTICLE XVII
AMENDMENT AND TERMINATION
17.1	The Company, by action of the Board of Directors, at any time or from time to time, may amend or modify the Plan to any extent that it may deem advisable. No such amendment shall:
(1)	increase the duties and responsibilities of the Trustee or Insurance Company without its consent;
(2)	have the effect of re-vesting in any Employer the whole or any part of the principal or income of the Fund or of diverting any part of such principal or income to purposes other than for the exclusive benefit of the Members and their Beneficiaries; or
(3)	cause any reduction in any Member’s Accounts (within the meaning of Section 411(d)(6) of the Internal

53

Revenue Code) or his vested interest therein.
If any vesting schedule under the Plan is amended, each Member who has completed at least three (3) years of Continuous Employment, to whom such vesting schedule was applicable and whose vested percentage could be less if the amended schedule were applied to him, shall be entitled to elect to remain subject to the vesting schedule(s) in effect prior to such amendment.
17.2	The Company, by action of the Board of Directors, at any time may discontinue all Contributions under the Plan or terminate the Plan in whole or in part. Each Employer may, by action of its Board of Directors, take similar action as to Members who are its employees. Upon complete discontinuance of contributions under the Plan or complete or partial termination of the Plan as to any Members hereunder, the Accounts of such affected Members shall become fully vested, and shall not thereafter be subject to forfeiture.
17.3	The Plan may be merged into or consolidated with another plan, and its assets or liabilities may be transferred to another plan. However, no merger or consolidation with, or transfer of assets or liabilities to, any other plan shall occur unless each Member of the Plan would (if the plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated).
ARTICLE XVIII
TOP-HEAVY PROVISIONS
18.1	Notwithstanding any other provision of this Plan to the contrary, this Article XVIII shall apply for any Plan Year commencing on or after October 1, 1984 if the Plan is a “Top-Heavy Plan” as defined herein. The Plan shall be a “Top-Heavy Plan” if, as of the Determination Date relating to such Plan Year, the present value of the cumulative accrued benefits of Key Employees exceeds sixty percent (60%) of the present value of the cumulative accrued benefits under the Plan of all employees (but excluding the value of the accrued benefits of Non-Key Employees who were formerly Key Employees and excluding the value of the accrued benefits of any employee who has not performed any services for an Employer or Affiliated Company at any time during the five-year period ending on the Determination Date). In determining whether this Plan is a Top-Heavy Plan, the Employers and all Affiliated Companies shall be treated as a single employer. In addition, all plans that are part of the Aggregation Group shall be treated as a single plan.

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For purposes of the foregoing, the present value of an employee’s accrued benefit shall be equal to the sum of the amounts determined under the following paragraphs:
(a)	The sum of (i) the present value of an employee’s accrued benefits in each defined benefit plan which is included in the Aggregation Group determined as of the most recent valuation date within the twelve (12) month period ending on the Determination Date and as if the employee had terminated service as of such valuation date and (ii) the aggregate distributions made with respect to such employee during the five-year period ending on the Determination Date from all defined benefit plans included in the Aggregation Group and not reflected in the present value of his accrued benefits as of the most recent valuation date; and
(b)	The sum of (i) the aggregate balance of his accounts in all defined contribution plans which are part of the Aggregation Group as of the most recent valuation date within the twelve (12) month period ending on the Determination Date, (ii) any contributions allocated to such accounts after the valuation date and on or before the Determination Date and (iii) the aggregate distributions made with respect to such employee during the five-year period ending on the Determination Date from all defined contribution plans which are part of the Aggregation Group and not reflected in the value of his accounts as of the most recent valuation date.
The account or the present value of the accrued benefit of any employee shall be determined as provided in Section 416 of the Internal Revenue Code and the regulations thereunder for the first and second plan years of a defined benefit plan. Solely for the purpose of determining if the Plan, or any other plan included in the Aggregation Group of which this Plan is a part, is a Top-Heavy Plan, the accrued benefit of an employee other than a Key Employee shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employers and Affiliated Companies, or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Internal Revenue Code. Plan-to-plan transfers and rollovers shall be taken into account to the extent provided in the applicable Treasury Regulations. In addition, for purposes of paragraphs (a)(ii) and (b)(iii) above, distributions under a terminated plan which, if such plan had not terminated, would have been required to be included in an Aggregation Group, shall also be taken into account.

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18.2	The following terms shall have the following meanings:
(a)	“Aggregation Group” means
(i)	Each stock bonus, pension, or profit sharing plan of an Employer or Affiliated Company in which a Key Employee participates and which is intended to qualify under Section 401(a) of the Internal Revenue Code; and
(ii)	Each other such stock bonus, pension or profit sharing plan of an Employer or Affiliated Company which enables any plan in which a Key Employee participates to meet the requirements of Section 401(a)(4) or 410 of the Internal Revenue Code; and
(iii)	Each other such stock bonus, pension or profit sharing plan of an Employer or Affiliated Company which the Administrative Committee designates as part of the Aggregation Group provided that the resulting group meets the requirements of Sections 401(a) and 410 of the Internal Revenue Code.
(b)	“Determination Date” means the last day of the preceding Plan Year, except that for the first plan year of any plan, the Determination Date shall be the last day of such plan year.
(c)	“Key Employee” means an employee, former employee, or the beneficiary under the Plan of a former employee who, in the Plan Year containing the Determination Date, or any of the four preceding Plan Years, is:
(i)	An officer of an Employer or Affiliated Company having an annual compensation greater than 50% of the maximum dollar limitation under Section 415(b)(1)(A) of the Internal Revenue Code for such Plan Year. Not more than fifty (50) employees or, if less, the greater of three (3) employees or ten percent (10%) of the employees shall be considered as officers for purposes of this paragraph.
(ii)	One of the ten (10) employees owning (or considered as owning within the meaning of Section 318 of the Internal Revenue Code) the largest interest in the Employers and Affiliated Companies and having an annual compensation greater than the maximum dollar limitation under Section 415(c)(1)(A) of the Internal Revenue Code, provided, however, that if two employees have the same interest, the employee having the

56

greater annual compensation shall be treated as having the greater interest.
(iii)	A five-percent (5%) owner of an Employer or Affiliated Company.
(iv)	A one-percent (1%) owner of an Employer or Affiliated Company having an annual compensation from the Employer and Affiliated Companies of more than $150,000.
The determination of an employee’s compensation and his ownership interest in an Employer or Affiliated Company shall be made in accordance with Section 416(i)(1) of the Internal Revenue Code.
(d)	“Non-Key Employee” means an employee, former employee, or the beneficiary under the Plan of a former employee, if such employee is not a Key Employee.
18.3	If this Plan is a Top-Heavy Plan for any Plan Year, the Employer contributions (excluding Tax-Deferred Contributions) to the Plan and all other defined contribution plans included in the Aggregation Plan for such Plan Year on behalf of each Non-Key Employee who is a Member of this Plan (or is eligible for membership) and who is employed by the Employer on the last day of the Plan Year shall not in the aggregate be less than the lesser of (i) three percent (3%) of such Non-Key Employee’s compensation (as defined in Section 415(c)(3) of the Internal Revenue Code)or (ii) the percentage of compensation contributed, or required to be contributed, by the Employer in the aggregate to the Plan and all other defined contribution plans in the Aggregation Group for such Plan Year on behalf of the Key Employee for whom such percentage is the highest, multiplied by such Non-Key Employee’s compensation. A Non-Key Employee shall be entitled to the contribution described in the preceding sentence notwithstanding the number of hours of service performed by him during such Plan Year and regardless of the level of his compensation for such Plan Year. If the amount contributed in the aggregate on behalf of any Non-Key Employee under the Plan and all other defined contribution plans in the Aggregation Group would otherwise be less than the minimum contribution required by this Section 18.3, an additional contribution shall be made to such plan or plans as the Company shall designate so that the minimum contribution requirement set forth in this Section 18.3 is satisfied. For purposes of this Section 18.3, compensation in excess of the limitation set forth in sub-section 2.1(h) shall be disregarded.
Notwithstanding the foregoing, this Section 18.3 shall not apply to the extent the minimum benefits and contributions required by Section 416 of the Internal Revenue Code are

57

otherwise satisfied in a manner consistent with Treasury Regulations.
November 10, 2006

E. Robert Lupone
Senior Vice President, General
Counsel & Secretary
Siemens Corporation

Mike Panigel
Senior Vice President
Corporate Human Resources
Siemens Corporation

58

Annex A
(Revised as of 1/1/08)
Siemens Savings Plan — Employer Contributions
A. Employees Employed by an Employer or Affiliated Company as of March 31, 2006*
Effective January 1, 2008, the Employer Contributions to the Plan under Section 5.1(a) of the Plan for any Employee employed by an Employer or Affiliated Company as of March 31, 2006 shall be equal to the following percentages of the Basic Tax-Deferred and Basic After-Tax Contributions made by or on behalf of Members, applicable to the Member’s Employer, less any amount of forfeiture then to be applied to reduce such Employer Contributions pursuant to Article XII.

Employer Contributions for
	Employer Contributions	Employees Hired or
	for Employees Hired or	Rehired on or after January
	Rehired on or Before	1, 2004** but before April
	December 31, 2003**	1, 2006
	(Not Applicable to	(Not Applicable to
	Delegates Whose	Delegates Whose
	Employment with an	Employment with an
	Employer Began on or	Employer Began on or
Employer	After January 1, 2001)	After January 1, 2001)
Transfers to Advanced Burner Technologies Corp (on or after January 1, 2007)	50%	75%

Chantry Networks Corporation	50%	50%

Electone (Other than transfers from Siemens Medical Solutions USA, Inc., Siemens Hearing Instruments, Inc. or any other Affiliated Company).	100% (effective January 1, 2008)	100% (effective January 1, 2008)

For transfers on or after January 1, 2008 from:

Siemens Medical Solutions USA, Inc. or Siemens Hearing Instruments, Inc.	50% w/possible additional discretionary match	50% w/possible additional discretionary match

Any Affiliated Company other than Siemens Medical Solutions USA, Inc. or Siemens Hearing Instruments, Inc.	50% w/possible additional discretionary match	50% w/possible additional discretionary match

Jet Turbine Services, Inc.	75%	75%

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		Employer Contributions for
	Employer Contributions	Employees Hired or
	for Employees Hired or	Rehired on or after January
	Rehired on or Before	1, 2004** but before April
	December 31, 2003**	1, 2006
	(Not Applicable to	(Not Applicable to
	Delegates Whose	Delegates Whose
	Employment with an	Employment with an
	Employer Began on or	Employer Began on or
Employer	After January 1, 2001)	After January 1, 2001)
Employees transferred from Siemens Power Generation, Inc. only	50%	75%

OSRAM SYLVANIA Products, Inc. (including Sylvania Lighting Services Corp. and OSRAM Sylvania Transportation Inc.)	50%	50%

Siemens Building Technologies, Inc. (does not include non-union mechanics at the Spartanburg facility)	50%	50%

Siemens Capital Company LLC	50%	50%

Siemens Communications, Inc.	75%	50% (except it is 75% for former employees of Siemens Information and Communication Mobile LLC hired during the period of January 1, 2004 through December 31, 2004)

Siemens Corporate Research, Inc.	50%	50%

Siemens Corporation	50%	75%

Siemens Demag Delaval Turbomachinery, Inc.	50%	75%

Siemens Energy & Automation (excluding employees of Siemens Airfield Solutions, Intelligent Transportation Systems, hourly rated employees of SE&A employed at Canton, GA; Columbus, OH; El Paso, TX; Georgia 400; Mundelein, IL; Raleigh, NC; Spartansburg, SC; and Miami, FL; and employees employed with Berwanger as of January 3, 2006)	50%	50%

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Employer Contributions for
	Employer Contributions	Employees Hired or
	for Employees Hired or	Rehired on or after January
	Rehired on or Before	1, 2004** but before April
	December 31, 2003**	1, 2006
	(Not Applicable to	(Not Applicable to
	Delegates Whose	Delegates Whose
	Employment with an	Employment with an
	Employer Began on or	Employer Began on or
Employer	After January 1, 2001)	After January 1, 2001)
Intelligent Transportation Systems Business Unit of SE&A	50% up to 3% of compensation plus a basic company contribution***	50% up to 3% of compensation plus a basic company contribution***

Siemens Energy & Automation (cont’d)

S&EA hourly employees at Canton, GA; Columbus, OH; Georgia 400; Mundelein, IL; Raleigh, NC; Spartanburg, SC; and Miami, FL	50% up to 3% of compensation plus a basic company contribution ***	50% up to 3% of compensation plus a basic company contribution***

SE&A hourly employees at El Paso, TX	No match; basic company contribution***	No match; basic company contribution***

Siemens Airfield Solutions	75%	75%

Employees included in the transaction of Berwanger as of January 3, 2006	NA	100%

Siemens Financial Services, Inc.	50%	50%

Siemens Government Services, Inc. (except employees transferred from Siemens Building Technologies, Siemens One and Siemens Maintenance Services LLC)	100% (effective January 1, 2008)	100% (effective January 1, 2008)

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Employer Contributions for
	Employer Contributions	Employees Hired or
	for Employees Hired or	Rehired on or after January
	Rehired on or Before	1, 2004** but before April
	December 31, 2003**	1, 2006
	(Not Applicable to	(Not Applicable to
	Delegates Whose	Delegates Whose
	Employment with an	Employment with an
	Employer Began on or	Employer Began on or
Employer	After January 1, 2001)	After January 1, 2001)
Employees transferred from:

Siemens Building Technologies	50%	50%

Siemens One	50%	75%

Siemens Maintenance Services	50%	50%

For transfers to Siemens Healthcare Diagnostics Inc.

From:

Siemens Medical Solutions USA, Inc. and Siemens Hearing Instruments, Inc.	50% w/possible additional discretionary match	50% w/possible additional discretionary match

Any Affiliated Company other than Siemens Medical Solutions USA, Inc. or Siemens Hearing Instruments, Inc.	50% w/possible additional discretionary match	50% w/possible additional discretionary match

Siemens Hearing Instruments, Inc.	50%	50%

Siemens Home and Office Communication Devices LLC	75%	50%

62

		Employer Contributions for
	Employer Contributions	Employees Hired or
	for Employees Hired or	Rehired on or after January
	Rehired on or Before	1, 2004** but before April
	December 31, 2003**	1, 2006
	(Not Applicable to	(Not Applicable to
	Delegates Whose	Delegates Whose
	Employment with an	Employment with an
	Employer Began on or	Employer Began on or
Employer	After January 1, 2001)	After January 1, 2001)
Siemens IT Solutions and Services, Inc.	50%	50%

Siemens Medical Solutions USA, Inc.	50% w/possible additional discretionary match	50% w/possible additional discretionary match

Siemens One, Inc.	50%	75%

Siemens Power Generation, Inc. (formerly Siemens Westinghouse Power Corporation)	50%	75%

Siemens Power Transmission & Distribution, Inc.	50%	50%

Transfers to Siemens Product Lifecycle Management Software, Inc. (on or after January 1, 2008)	66 2/3% w/possible additional discretionary match up to 33 1/3%	66 2/3% w/possible additional discretionary match up to 33 1/3%

Siemens Real Estate, Inc.	50%	75%

Siemens Shared Services, LLC	50%	75%

Siemens Subscriber Networks, Inc.	75%	50%

Siemens Technology-to-Business Center LLC	75%	75%

Siemens Transportation Systems, Inc.	50%	50%

63

		Employer Contributions for
	Employer Contributions	Employees Hired or
	for Employees Hired or	Rehired on or after January
	Rehired on or Before	1, 2004** but before April
	December 31, 2003**	1, 2006
	(Not Applicable to	(Not Applicable to
	Delegates Whose	Delegates Whose
	Employment with an	Employment with an
	Employer Began on or	Employer Began on or
Employer	After January 1, 2001)	After January 1, 2001)
Siemens Venture Capital, Inc.	50%	75%

TurboCare, Inc.	50%	75%

Turbocare Gas Turbine Services LLC	50%	75%

Siemens Water Technologies Corp.	50%****	50%****

Valeo Sylvania, LLC (JV)	50%	50%

Wheelabrator Air Pollution Control, Inc. (including S/D Engineers) (other than employees transferred from Siemens Power Generation, Inc.)	100%	100%

Wheelabrator Air Pollution Control, Inc. — Employees transferred from Siemens Power Generation, Inc.	50%	75%
B.	Employees Hired or Rehired by an Employer or Affiliated Company on or after April 1, 2006*
For any Employee of an Employer (except as otherwise provided below) hired or rehired by an Employer or Affiliated Company on or after April 1, 2006, the Employer Contributions to the Plan under Section 5.1(a) of the Plan shall be equal to 100% of the Basic Tax Deferred and Basic After Tax Contributions made by or on behalf of Members, less any amount of forfeiture then to be applied to reduce such Employer Contributions pursuant to Article XII.
Notwithstanding the immediately preceding sentence, the amount of Employer Contributions for Employees of the following Employers hired or rehired on or after April 1, 2006 by an Employer or Affiliated Company shall be the amounts applicable to Employees hired or rehired on or after January 1, 2004:
•	OSRAM Sylvania Products, Inc. (including Sylvania Lighting Services Corp. and OSRAM Sylvania Transportation Inc.) other than salary-rated employees hired or rehired on or after January 1, 2007 and nonunion hourly-rated employees hired or rehired on or April 1, 2007 (for special provisions for these groups see Section E of this Annex A).

•	Siemens IT Solutions and Services, Inc.

•	Siemens Water Technologies Corp.

•	Valeo Sylvania, LLC
Also, notwithstanding the preceding paragraphs, the amount of Employer Contributions for Employees of the following Groups of SE&A, hired or rehired on or after April 1, 2006 but before July 1, 2006 by an Employer or Affiliated Company shall be as follows:

64

• Intelligent Transportation Systems Business Unit of SE&A	50% of Basic Tax Deferred and Basic After Tax Contributions up to 3% of Compensation plus a basic company contribution ***

• SE&A Hourly Employees at Canton, GA; Columbus, OH; Georgia 400; Mundelein, IL; Raleigh, NC; Spartanburg, SC	50% of Basic Tax Deferred and Basic After Tax Contributions up to 3% of Compensation plus a basic company contribution ***

• SE&A Hourly Employees at El Paso, TX	No match; basic company contribution ***

• SE&A Employees (who were non-union salaried or hourly Employees of Controlotron, Corporation on April 30, 2006)	25% of Basic Tax Deferred and Basic After Tax Contributions

• Siemens Furnas Controls	50% of Basic Tax Deferred and Basic After Tax Contributions
Further, notwithstanding the preceding paragraphs, the amount of Employer Contributions for Employees of the following Groups of SE&A hired or rehired on or after July 1, 2006 by an Employer or Affiliated Company shall be as follows: *

• Intelligent Transportation Systems Business Unit of SE&A	50% of Basic Tax Deferred and Basic After Tax Contributions with no basic company contribution

• SE&A Hourly Employees at Canton, GA; Columbus, OH; Georgia 400; Mundelein, IL; Raleigh, NC; Spartanburg, SC	50% of Basic Tax Deferred and Basic After Tax Contributions with no basic company contribution;

• SE&A Hourly Employees at El Paso, TX	Effective July 1, 2006, any hourly employee at SE&A’s El Paso, TX facility, hired or rehired by an Employer or Affiliated Company before July 1, 2006 will, beginning July 1, 2006 receive a matching contribution equal to 50% of Basic Tax Deferred and Basic After-Tax Contributions up to 3% of compensation, plus a basic company contribution ***

Effective July 1, 2006, any hourly employee at SE&A’s El Paso, TX facility, hired or rehired by an Employer or Affiliated Company on or after July 1, 2006 will be eligible for an Employer Contribution equal to 50% of Basic Tax Deferred and Basic After Tax Contributions with no basic company contribution

65

• Siemens Furnas Controls	100% of Basic Tax Deferred and Basic After Tax Contributions

• SE&A Employees (who were non-union salaried or hourly employees of Voest Alpine Industries, Inc. on September 30, 2006)	Not eligible to participate in the Plan until January 1, 2007; at which time the Employer Contribution will be 100% of Basic Tax Deferred and Basic After Tax Contributions

• Employees of Voest Alpine Services and Technology LLC as of December 31, 2006	Not eligible to participate in the Plan until January 1, 2007; at which time the Employer Contribution shall be 100% of Basic Tax Deferred and Basic After Tax Contributions

• SE&A Employees (who are non-union salaried employees of Berwanger, Inc. on September 30, 2006)	Not eligible to participate in the Plan until October 1, 2006; at which time the Employer Contribution will be 100% of Basic Tax Deferred and Basic After Tax Contributions

• SE&A Employees (who are non-union salaried or hourly employees of Flender Corporation as of September 1, 2006)	Not eligible to participate in the Plan until January 1, 2007; at which time the Employer Contribution will be 100% of Basic Tax Deferred and Basic After Tax Contributions

• Employees of Winergy Corporation as of December 31, 2006	Not eligible to participate in the Plan until January 1, 2007; at which time the Employer Contribution will be 100% of Basic Tax Deferred and Basic After Tax Contributions

C.	Advanced Burner Technologies Corp. Participation Effective January 1 2007.
Effective January 1, 2007, employees of Advanced Burner Technologies Corp. shall be eligible to participate in the Plan and shall be eligible for Employer Contributions to the Plan under Section 5.1(a) of the Plan equal to 100% of Basic Tax Deferred and Basic After Tax Contributions made by or on behalf of such member.

D.	Special Provisions for Employees of Siemens Healthcare Diagnostics Inc. (formerly known as Siemens Medical Solutions Diagnostics until December 31, 2007).
1.	Former Employees of Bayer HealthCare LLC and Bayer Corporate Business Services LLC. Each former non-union employee of Bayer HealthCare LLC and Bayer Corporate Business Services LLC in the United States who was an “Assumed Employee” within the meaning of

66

a.	Employer Contributions to the Plan under Section 5.1(a) of the Plan equal to 100% of the Basic Tax Deferred and Basic After Tax Contributions made by or on behalf of Members ;

b.	For calendar years 2007 and 2008 only, an additional Employer Contribution to the Plan of 5% of Compensation, provided such employee was eligible for this additional Employer Contribution under the terms and conditions of the Bayer Corporation Savings and Retirement Plan in effect as of December 31, 2006 (“Bayer Plan”), regardless of whether such employee makes a contribution to the Plan, less the amount of any Employer Contribution such Employee receives pursuant to the immediately preceding subsection (a) that exceeds 4% of the Employee’s Compensation; and

c.	For calendar years 2007 and 2008 only, if such employee was hired by Bayer prior to January 1, 2006, an additional Employer Retirement Contribution to the Plan equal to the amount that such Employee was entitled to receive under Exhibit B of the Bayer Plan (as set forth below), in accordance with the provisions of Section 4.1(c) of the Bayer Plan, provided such employee was eligible for this additional Employer Retirement Contribution under the terms and conditions of the Bayer Plan.
Additional Retirement Contribution
Participants in the Bayer Corporation Pension Plan, Bayer CropScience-AgrEvo USA Employer
Pension Plan, Bayer CropScience-AgrEvo Environmental Health, Inc. Pension Plan or H. C. Starck
Retirement Plan — CSM

Age Plus Benefit Service at 12/31/05	Additional Retirement Contribution
35
36	0.29%
37	0.57%
38	0.86%
39	1.14%
40	1.43%
41	1.71%
42	2.00%
43	2.29%
44	2.57%
45	2.86%
46	3.14%
47	3.43%
48	3.71%
49	4.00%
50	4.29%
51	4.57%
52	4.86%

67

Age Plus Benefit Service at 12/31/05	Additional Retirement Contribution
53	5.14%
54	5.34%
55	5.71%
56	6.00%
57	6.19%
58	6.57%
59	6.86%
60	7.14%
61	7.43%
62	7.71%
63	8.00%
64	8.29%
65	8.57%
66	8.86%
67	9.14%
68	9.43%
69	9.71%
70	10.00%
2.	Employees hired on or after January 1, 2007 at a former Bayer Facility. Employees hired and or rehired on or after January 1, 2007 by Siemens Medical Solutions Diagnostics or by Siemens Healthcare Diagnostics Inc. at a former Bayer facility shall be eligible only for Employer Contributions to the Plan under Section 5.1(a) of the Plan equal to 100% of the Basic Tax Deferred and Basic After Tax Contributions made by or on behalf of Members.

3.	Former Diagnostic Products Corporation Employees and New Hires at Former Diagnostic Products Corporation Facilities. Former Diagnostic Products Corporation employees and employees newly hired or rehired at a former Diagnostic Products Corporation facility shall be eligible only for Employer Contributions to the Plan under Section 5.1(a) of the Plan equal to 100% of the Basic Tax Deferred and Basic After Tax Contributions made by or on behalf of Members.

4.	Former Dade Behring Employees, New Hires at Former Dade Behring Facilities. Former Dade Behring Employees, and Employees hired or rehired at a former Dade Behring facility on or after November 6, 2007 shall not be eligible to participate in the Plan.
E.	Special Provisions Applicable to Certain Employees of OSRAM Sylvania Products, Inc. (including Sylvania Lighting Services Corp. and OSRAM Sylvania Transportation Inc.)
1.	Salary-Rated Employees Hired Pre-2007. Effective October 1, 2007, each salaried-rated Employee of OSRAM Sylvania Products, Inc. (including Sylvania Lighting Services Corp. and OSRAM Sylvania Transportation Inc.) who participated in the OSRAM Sylvania Inc. Pension Plan for Salaried Employees (“OSRAM Pension Plan”) on January 1, 2007:
a.	Whose age plus Accredited Service (as defined in the OSRAM Sylvania, Inc. Pension Plan for Salaried Employees (“OSRAM Pension Plan”)) as of October 1,

68

2007 equals or exceeds 55, and who elected not to continue to participate in the OSRAM Salaried Pension Plan after September 30, 2007, or
b.	Whose age plus Accredited Service as of October 1, 2007 was less than 55
Shall, in addition to the 50% Employer matching contribution, receive a special contribution to the Plan, regardless of whether the employee chooses to contribute to the Plan, in an amount determined in accordance with the chart set out below based on the Employees’ years of Continuous Employment.

Percentage of Compensation
(as defined in the OSRAM
Salaried Pension Plan) to be
Years of Continuous Employment	Contributed to the Plan
Less than 10	5%
At least 10 but less than 15	6%
At least 15 but less than 20	8%
At least 20 but less than 25	10%
At least 25 but less than 30	12%
30 or more	15%
2.	Salary-Rated Employees Hired Post-2006. Effective January 1, 2007, for each salaried-rated Employee of OSRAM Sylvania Products, Inc. (including Sylvania Lighting Services Corp. and OSRAM Sylvania Transportation Inc.) hired or rehired on or after January 1, 2007, the Employer Contribution to the Plan under Section 5.1(a) of the Plan shall be equal to 100% of Basic Tax Deferred and Basic After Tax Contributions made by or on behalf of such Member.

3.	Non-Union Hourly Employees Hired or Rehired on or after April 1 2007. Effective April 1, 2007, for each non-union hourly rated Employee of OSRAM Sylvania Products, Inc. (including Sylvania Lighting Services Corp. and OSRAM Sylvania Transportation Inc.) hired on or after April 1, 2007, the Employer Contribution to the Plan under Section 5.1(a) of the Plan shall be equal to 100% of Basic Tax Deferred and Basic After Tax Contributions made by or on behalf of such Member.
F.	Special Provisions for Siemens Product Lifecycle Management Software, Inc.
Effective January 1, 2008, Employees of Siemens Product Lifecycle Management Software, Inc. and its U.S. subsidiaries shall be eligible to participate in the Plan. The Employer Contribution under Section 5.1(a) of the Plan that shall apply to Basic Tax-Deferred and Basic After-Tax Contributions made by or on behalf of Employees of Siemens Product Lifecycle Management Software, Inc. and its U.S. subsidiaries

69

to the Plan shall be equal to 66 2/3% of such Basic Tax Deferred Contributions and Basic After Tax Contributions, with a possible additional Employer Contribution of up to 33 1/3% of such of Basic Tax Deferred and Basic After Tax Contributions for a particular Plan Year based solely on the financial results of Siemens Product Lifecycle Management Software, Inc. for its fiscal year ending within that particular Plan Year, and subject solely to the discretion of the Board of Directors of Siemens Product Lifecycle Management Software, Inc., less any amount of forfeiture then to be applied to reduce such Employer Contributions pursuant to Article XII.
G.	Electone Participation Effective January 1, 2008.
Effective January 1, 2008, employees of Electone, Inc. shall be eligible to participate in the Plan and shall be eligible for an Employer Contribution to the Plan under Section 5.1(a) of the Plan equal to 100% of Basic Tax Deferred and Basic After Tax Contributions made by or on behalf of such Member.

*	For purposes of this Annex A, the date of hire or rehire for an employee of an entity that, through a corporate transaction, becomes an Affiliated Company shall be the later of: (a) his or her date of hire or rehire with such entity or (b) the date such entity becomes an Affiliated Company.

**	Unless indicated otherwise Employer Contributions match a Member’s Basic Tax-Deferred and Basic After-Tax Contributions.

Notwithstanding the above, for any Member who has elected to continue under the final average pay formula of the Siemens Pension Plan as of December 31, 2000, each Employer shall make Employer Contributions to the Plan for each month equal to 50% of the Basic Tax-Deferred and Basic After-Tax Contributions made by or on behalf of such Member, less any amount of forfeiture then to be applied to reduce such Employer Contributions pursuant to Article XII, for as long as that Member is continuing to accrue a benefit under the final average pay formula of the Siemens Pension Plan.

For Employees who are considered Delegates and whose current delegation with an Employer began on or after January 1, 2001, there will be no Employer Contribution under Section V of the Plan, regardless of the amount of such Delegate’s Tax-Deferred or After-Tax Contributions.

Employees who are considered Delegates and whose current delegation with an Employer began on or after January 1, 2004 are not eligible for participation in the Siemens Savings Plan.

***	Company Basic Contributions — The Employee will receive a Company Basic Contribution equal to 1.5% of the Employee’s Compensation, regardless of whether the Employee chooses to contribute to the Plan.

****	Basic Tax Deferred and Basic After Tax Contributions for employees of USFilter Corporation under Sections 4.2(a) and 4.3(a), for purposes of determining the amount of the Employer

70

Contributions, is defined as the first 7% of Tax Deferred Contributions and After Tax Contributions respectively.
Dated as of May 27, 2008

E. Robert Lupone
Sr. Vice President, General Counsel and Secretary

Mike Panigel
Sr. Vice President, Corporate Human Resources

71

APPENDIX A
SPECIAL VESTING PROVISION FOR CERTAIN EMPLOYEES OF ROFIN-SINAR, INC.
Notwithstanding the provisions of Section 8.2, a Member who immediately prior to June 1, 1988 was an employee of Spectra-Physics, Inc., and who became an Employee of Rofin-Sinar, Inc. on June 1, 1988, shall vest in his Employer Contribution Account in accordance with the following schedule:

Years of Continuous Employment	Vested Percentage
Less than 1 year	0%
At least 1 year	100%

72

APPENDIX B
SPECIAL VESTING PROVISION FOR CERTAIN EMPLOYEES OF ROLM SYSTEMS
Notwithstanding the provisions of Section 8.2, a Member who prior to January 1, 1990 was an employee of ROLM Systems (“Rolm Employee”) shall at all times have a 100% vested interest in his Employer Contribution Account derived from Contributions made for the period commencing September 30, 1989 and ending December 31, 1989. In addition, a Rolm Employee shall at all times have a 100% vested interest in his Accounts derived from the Qualified Plan Transfer Contribution made for him from the IBM Tax Deferred Savings Plan.

APPENDIX C
ADDITIONAL DISTRIBUTION OPTIONS FOR FORMER PARTICIPANTS IN TEL-PLUS COMMUNICATIONS, INC.
EMPLOYEE RETIREMENT SAVINGS PLAN
     1. Additional Distribution Options. Notwithstanding the provisions of Section 11.3, a Member who immediately prior to January 1, 1990 was a participant (“Tel-Plus Participant”) in the Tel-Plus Communications, Inc. Employee Retirement Savings Plan (“Tel-Plus Plan”), and whose “Participant’s Account” under the Tel-Plus Plan was transferred to this Plan in accordance with Section 4.10, shall be entitled to receive a distribution of his vested Accounts in one of the additional ways described in paragraphs (i) and (ii) below. If the Tel-Plus Participant is married and elects an option described in Section 11.3 or in paragraph (i) below, he may elect such option only if his spouse consents to such election in a writing witnessed by a notary public within 90 days prior to the commencement of payment under such option:
(i)	application of the Tel-Plus Participant’s vested Accounts to purchase an annuity contract from an Insurance Company providing for monthly payments over the life of the Tel-Plus Participant with a guarantee of 120 monthly payments (subject to the limitations set forth in sub-section 11.3(a)). Such annuity contract may provide for an increase or decrease in the amount of each monthly payment to reflect changes in the investment performance of the Insurance Company’s underlying portfolio.

(ii)	if the Tel-Plus Participant is married, application of his vested Accounts to purchase an annuity contract providing for reduced monthly payments to the Tel-Plus Participant during his lifetime with monthly payments continuing to his spouse for her remaining life in an amount equal to 50 percent or 100 percent (as the Tel-Plus Participant shall elect) of the amount of the payment made to the Tel-Plus Participant.

(iii)	Notwithstanding any of the provisions of this Appendix to the contrary, effective April 1, 2002, the only distribution option or options that shall be available to a Member covered by this Appendix, as well as to his or her spouse or beneficiary, shall be the option or options available under the applicable provisions of Article XI of the Siemens Savings Plan, including with respect to amounts that have been transferred to the Siemens Savings Plan.

1

APPENDIX D
SPECIAL PROVISIONS FOR FORMER PARTICIPANTS IN BURDICK CORPORATION PLANS
     1. Salary Savings Plan. The following additional provisions shall be applicable with respect to the participation in the Plan, commencing as of October 1, 1989, of an employee of Siemens Burdick, Inc. (“Burdick Employee”) who immediately prior to such date was a participant in the Burdick Corporation Salary Savings Plan (“Burdick Savings Plan”):
(a)	Transfer of Accounts. Except as set forth in sub-section D.1(b), the Burdick Employee’s “Participant Account” under the Burdick Savings Plan was transferred to the Plan in accordance with Section 4.10.

(b)	Voluntary Deductible Employee Contribution Accounts. Each Burdick Employee for whom a “Voluntary Deductible Employee Contribution Account” was maintained under the Burdick Savings Plan on September 30, 1989 was entitled to elect either (i) to withdraw the entire amount of such account or (ii) to transfer such account to this Plan, by filing a written election to such effect with the Administrative Committee during an election period provided for such purpose. If such Burdick Employee elected a withdrawal, the appropriate amount was distributed to him as soon as practicable following the close of the election period. If such Burdick Employee elected a transfer to this Plan or made no election, the appropriate amount was transferred to a separate account (“QVEC Account”) for such person under this Plan. A Burdick Employee shall at all times be 100% vested in his QVEC Account. Investment of QVEC Accounts shall be made in accordance with Article VII. No withdrawals may be made from such Burdick Employee’s Rollover, Employer and Tax-Deferred Contribution Accounts unless prior thereto or coincident therewith the Burdick Employee withdraws the entire amount of his QVEC Account. A Burdick Employee may not receive a loan from any amounts in his QVEC Account and such QVEC Account shall not be taken into account in applying the loan provisions set forth in Article IX.

(c)	Additional Distribution Options. Notwithstanding the provisions of Section 11.3, a Burdick Employee shall be entitled to receive a distribution of his vested Accounts (including his QVEC Account, if applicable) in one of the additional ways described in paragraphs (i) and (ii) below. If the Burdick Employee is married and elects an option described in Section 11.3 or in paragraph (i) below, he may elect such option only if his spouse consents to such election in a writing witnessed by a notary public within 90 days prior to the commencement of payment under such option:
(i)	application of the Burdick Employee’s vested Accounts to purchase a non-transferable annuity contract from an Insurance Company providing for monthly payments over the life of the Burdick Employee with either 0, 60 or 120 monthly payments guaranteed (as the Burdick Employee elects, and subject to the limitations set forth in sub-section 11.3(a)); or

(ii)	if the Burdick Employee is married, application of his vested Accounts to purchase an annuity contract providing for reduced monthly payments to the Burdick Employee during his lifetime with monthly payments continuing to his spouse for her remaining life each in amount equal to two-thirds (66-2/3%) of the amount of the payment made to the Burdick Employee.

(iii)	Notwithstanding any of the provisions of this Appendix to the contrary, effective April 1, 2002, the only distribution option or options that shall be available to a Member covered by this Appendix, as well as to his or her spouse or beneficiary, shall be the option or options available under the applicable provisions of Article XI of the Siemens Savings Plan, including with respect to amounts that have been transferred to the Siemens Savings Plan.
(d)	Spouse’s Death Benefit. Notwithstanding the provisions of sub-section 11.1(c) and Section 11.3, in the event that a Burdick Employee dies and leaves a surviving spouse, unless the Burdick Employee has waived the “Qualified Pre-retirement Survivor Annuity” under the Burdick Savings Plan or has designated another person as his Beneficiary hereunder (with the written consent of

2

such spouse), the Burdick Employee’s vested Accounts shall be applied to purchase an annuity contract from an Insurance Company providing for monthly payments over the life of such spouse. In lieu of such annuity contract, the spouse may elect to receive payment of the Burdick Employee’s vested Accounts in any form permitted by sub-section 11.3(a)(iii). Notwithstanding any of the provisions of this Appendix to the contrary, effective April 1, 2002, the only distribution option or options that shall be available to a Member covered by this Appendix, as well as to his or her spouse or beneficiary, shall be the option or options available under the applicable provisions of Article XI of the Siemens Savings Plan, including with respect to amounts that have been transferred to the Siemens Savings Plan.
     2. Money Purchase Plan. The following additional provisions shall be applicable with respect to the participation in the Plan, commencing as of October 1, 1989, of a Burdick Employee who immediately prior to such date was a participant in the Burdick Corporation Salaried & Clerical Employees Money Purchase Plan (“Burdick Money Purchase Plan”):
(a)	Transfer of Accounts. Except as set forth in sub-section D.2(b), the Burdick Employee’s “Participant Account” under the Burdick Money Purchase Plan was transferred to the Plan in accordance with Section 4.10.

(b)	Voluntary Deductible Employee Contribution Accounts. Each Burdick Employee for whom a “Voluntary Deductible Employee Contribution Account” was maintained under the Burdick Money Purchase Plan on September 30, 1989 was entitled to make the election described in sub-section D.1(b) with respect to such account. If such Burdick Employee elected a transfer to this Plan or made no election, the appropriate amount was transferred to a QVEC Account for such person under this Plan. The provisions of sub-section D.1(b) regarding vesting, investments, withdrawals and loans shall apply equally to QVEC Accounts established under this sub-section.

(c)	Vesting of Transferred Employer Contribution Account. Notwithstanding the provisions of Section 8.2, a Burdick Employee shall vest in that portion of his Employer Contribution Account attributable to amounts transferred from his “Employer Contribution Account” under the Burdick Money Purchase Plan in accordance with the following schedule:

3

Years of Continuous Employment	Vested Percentage
Less than 4 years	0%
At least 4 years	100%
(d)	Additional Distribution Options. Notwithstanding the provisions of Section 11.3, a Burdick Employee shall be entitled to receive a distribution of his vested Accounts transferred from the Burdick Money Purchase Plan (including his QVEC Account, if applicable) in any of the additional ways described in sub-section D.1(c). If the Burdick Employee is married and elects an option described in Section 11.3 or paragraph (i) of sub-section D.1(c), he may elect such option only if his spouse consents to such election in a writing witnessed by a notary public within 90 days prior to the commencement of payment under such option. Notwithstanding any of the provisions of this Appendix to the contrary, effective April 1, 2002, the only distribution option or options that shall be available to a Member covered by this Appendix, as well as to his or her spouse or beneficiary, shall be the option or options available under the applicable provisions of Article XI of the Siemens Savings Plan, including with respect to amounts that have been transferred to the Siemens Savings Plan.

(e)	Spouse’s Death Benefit. Notwithstanding the provisions of sub-section 11.1(c) and Section 11.3, in the event that a Burdick Employee dies and leaves a surviving spouse, unless the Burdick Employee has waived the “Qualified Pre-retirement Survivor Annuity” under the Burdick Money Purchase Plan or has designated another person as his Beneficiary hereunder (with the written consent of such spouse), the Burdick Employee’s vested Accounts shall be applied to purchase an annuity contract from an Insurance Company providing for monthly payments over the life of such spouse. In lieu of such annuity contract, the spouse may elect to receive payment of the Burdick Employee’s vested Accounts in any form permitted by sub-section 11.3(a)(iii). Notwithstanding any of the provisions of this Appendix to the contrary, effective April 1, 2002, the only distribution option or options that shall be available to a Member covered by this Appendix, as well as to his or her spouse or beneficiary, shall be the option or options available under the applicable

4

provisions of Article XI of the Siemens Savings Plan, including with respect to amounts that have been transferred to the Siemens Savings Plan.
     3. Hourly Retirement Plan. The following additional provisions shall be applicable with respect to the participation in the Plan of a Burdick Employee for whose account “Voluntary Contributions” were held under the Burdick Corporation Retirement Plan for Hourly Employees (“Hourly Retirement Plan”) on September 30, 1989:
(a)	Transfer of Accounts. If such Burdick Employee elected (in the manner described in sub-section D.1(b)) a transfer of his Voluntary Contributions and earnings thereon from the Hourly Retirement Plan to this Plan or made no election, the appropriate amount was transferred to a QVEC Account for such person under this Plan. The provisions of sub-section D.1(b) regarding vesting, investments, withdrawals and loans shall apply equally to QVEC Accounts established under this sub-section.

(b)	Additional Distribution Options. Notwithstanding the provisions of Section 11.3, a Burdick Employee described in this Section D.3 shall be entitled have the value of his QVEC Account applied to purchase a non-transferable annuity contract from an Insurance Company providing for payments in the form of a (i) single life annuity (with or without a modified cash refund or installment refund feature at death), (ii) 60-, 120- or 180-month certain and life annuity (with or without a lump sum commutation feature at death), or (iii) joint and survivor annuity providing for either a 50%, 66-2/3% or 100% survivor benefit to the Burdick Employee’s Beneficiary. If the Burdick Employee is married and elects an option described in Section 11.3 or clause (i) or (ii) of the preceding sentence, or elects an option described in clause (iii) of the preceding sentence and names a Beneficiary other than his spouse, he may elect such option only if his spouse consents to such election in a writing witnessed by a notary public within 90 days prior to the commencement of payment under such option. Notwithstanding any of the provisions of this Appendix to the contrary, effective April 1, 2002, the only distribution option or options that shall be available to a Member covered by this Appendix, as well as to his or her spouse or beneficiary, shall be the option or options available under the applicable provisions of Article XI of the Siemens Savings Plan, including with respect to amounts that have

5

been transferred to the Siemens Savings Plan.
(c)	Spouse’s Death Benefit. Notwithstanding the provisions of sub-section 11.1(c) and Section 11.3, in the event that a Burdick Employee dies and leaves a surviving spouse, unless the Burdick Employee has waived the “Qualified Pre-retirement Survivor Annuity” under the Hourly Retirement Plan or has designated another person as his Beneficiary hereunder (with the written consent of such spouse), the Burdick Employee’s QVEC Account shall be applied to purchase an annuity contract from an Insurance Company providing for monthly payments over the life of such spouse. In lieu of such annuity contract, the spouse may elect to receive payment of the Burdick Employee’s QVEC Account in any form permitted by sub-section 11.3(a)(iii). Notwithstanding any of the provisions of this Appendix to the contrary, effective April 1, 2002, the only distribution option or options that shall be available to a Member covered by this Appendix, as well as to his or her spouse or beneficiary, shall be the option or options available under the applicable provisions of Article XI of the Siemens Savings Plan, including with respect to amounts that have been transferred to the Siemens Savings Plan.

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APPENDIX E
SPECIAL PROVISIONS FOR EMPLOYEES OF TEL PLUS OF PUERTO RICO
     1. General. Notwithstanding any other provision of the Plan, commencing January 1, 1990, the participation of employees of Tel Plus of Puerto Rico (“Tel-Plus PR Employees”) in the Plan shall be governed by the provisions of this Appendix E.
     2. Eligibility. Notwithstanding the provisions of Section 3.1, a Tel-Plus PR Employee will be eligible to become a Member of the Plan (a) as of January 1, 1990 if immediately prior thereto he was a participant in the Tel-Plus Communications, Inc. Employee Retirement Savings Plan (“Tel-Plus Plan”), or (b) as of the Enrollment Date coincident with or next following the latest of:
(i)	his completion of one Year of Service,

(ii)	his attainment of age 21,

(iii)	his classification as a salaried Employee, and

(iv)	January 1, 1990;
subject to the completion and filing with his Employer of such forms prescribed by the Administrative Committee for the commencement of participation in the Plan.
     3. Tax-Deferred Contributions. Section 4.2 shall not be applicable to the participation of Tel-Plus PR Employees in the Plan.
     4. After-Tax Contributions. Notwithstanding the provisions of Sections 4.3 and 4.4, a Tel-Plus PR Employee may elect to make After-Tax Contributions of from 3% to 12% (in whole percentage units) of Compensation. A Tel-Plus PR Employee may elect to change his rate of After-Tax Contributions, to suspend such Contributions or to resume making Contributions as of any October 1 and April 1 upon prior notice of such change to his Employer.
     5. Employer Contributions. Notwithstanding the provisions of Section 5.1, Tel Plus of Puerto Rico shall make Employer Contributions to the Plan for each month equal to 25% of the Basic After-Tax Contributions made by Tel-Plus PR Employees.
     6. Actual Contribution Percentage Test. Notwithstanding the provisions of sub-section 4.3(c) and Section 5.2, Tel-Plus PR Employees who are non-resident aliens with no earned income from the Employer which would constitute income from United States sources shall be excluded from consideration in calculating the Actual Contribution Percentage Test for any Plan Year and in determining which Employees are Highly Compensated Employees.
     7. Vesting. Notwithstanding the provisions of Section 8.2, a Tel-Plus PR Employee shall at all times have a 100% vested interest in his Employer Contribution Account.
     8. Withdrawals. Notwithstanding the provisions of Section 10.1, a Tel-Plus PR Employee who (i) has participated in the Plan, the Tel-Plus Plan or a predecessor thereof for at least 60 consecutive months, or (ii) files a written notice with the Administrative Committee canceling his further participation in the Plan, may make a withdrawal from his Basic After-Tax and Supplemental After-Tax Contribution Accounts by filing a written election with the Administrative Committee. The withdrawal shall be as of the Month Ending Date next succeeding the date of receipt of the election by the Administrative Committee.

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APPENDIX F
SPECIAL PROVISIONS FOR CERTAIN EMPLOYEES OF SIEMENS STROMBERG-CARLSON
     1. Transition Provisions for Former Stromberg-Carlson Employees. Notwithstanding any other provision of the Plan, for the period commencing December 14, 1990 and ending March 31, 1991 (or such later date specified hereunder), the participation in the Plan of employees of Siemens Stromberg-Carlson who, immediately prior to December 14, 1990, were employees of Stromberg-Carlson Corporation (“Stromberg-Carlson Employees”) shall be governed by the following provisions of this Section F.1:
(a)	Eligibility. Notwithstanding the provisions of Section 3.1, a Stromberg-Carlson Employee will be eligible to become a Member of the Plan as of the first biweekly payroll period beginning after December 14, 1990 if immediately prior thereto he was a participant in the Stromberg-Carlson Corporation 401(k) Savings Plan (“Stromberg Savings Plan”).

(b)	Tax-Deferred Contributions. Notwithstanding the provisions of Section 4.2, a Stromberg-Carlson Employee may elect to have Tax-Deferred Contributions of from 1% to 15% (in whole percentage units) of Compensation made on his behalf, subject to the provisions of sub-sections 4.2(b) and (c).

(c)	After-Tax Contributions. Section 4.3 shall not be applicable to the participation of Stromberg-Carlson Employees in the Plan.

(d)	Contribution Rate Changes. Section 4.4 shall not be applicable to the participation of Stromberg-Carlson Employees in the Plan.

(e)	Investment Funds. Notwithstanding the provisions of Section 7.1, each Stromberg-Carlson Employee shall be entitled to direct that Contributions to be credited to his Accounts shall be invested in the Fixed Rate Fund described in this Plan and/or in the Equity Income Fund and/or Equity Fund described in the Stromberg Savings Plan, provided that the portions directed to each sub-fund shall be an integral multiple of 25%. In the absence of a Stromberg-Carlson Employee’s direction as to the investment of Contributions credited to his Accounts, such Contributions shall be invested 100% in the Fixed Rate Fund. Until May 1, 1991, the provisions of Article VII regarding investment election changes and transfer elections shall not be applicable to the participation of Stromberg-Carlson Employees in the Plan.
(f)	Loans. Article IX shall not be applicable to the participation of Stromberg-Carlson Employees in the Plan until May 1, 1991.

(g)	Withdrawals. Sections 10.1 through 10.3 shall not be applicable to the participation of Stromberg-Carlson Employees in the Plan until May 1, 1991.
     2. Transfer of Accounts from Stromberg-Carlson Savings Plan. The following additional provisions shall be applicable with respect to the participation in the Plan of a Stromberg-Carlson Employee who, immediately prior to December 14, 1990, was a participant in the Stromberg Savings Plan:
(a)	Transfer of Accounts. The Stromberg-Carlson Employee’s “Account” under the Stromberg Savings Plan was transferred to the Plan in accordance with Section 4.10. Amounts invested in the Equity Income and Equity Funds described in the Stromberg Savings Plan were transferred in kind to this Plan and shall continue to be invested in such funds, subject to the Stromberg-Carlson Employee’s transfer elections pursuant to Article VII and sub-section F.2(b).

(b)	Additional Investment Funds. On and after May 1, 1991, Article VII shall be deemed to include references to the Equity Income and Equity Funds described in the Stromberg Savings Plan as regards the Stromberg-Carlson Employee’s elections thereunder with respect to Contributions invested in such funds pursuant to sub-section F.1(e) or amounts transferred from the Stromberg Savings Plan pursuant to sub-section F.2(a); provided, however, that (i) amounts held under this Plan which are invested in the Equity Income and Equity Funds described in the Stromberg Savings Plan may only be transferred (in integral multiples of 25% of each such fund) to the investment funds described in Article VII, and (ii) no amounts may be transferred to the Equity Income and Equity Funds described in the Stromberg Savings Plan.

(c)	Additional Distribution Options. Notwithstanding the provisions of Section 11.3, the Stromberg-Carlson Employee shall be entitled to receive a distribution of his vested Accounts in a series of annual, semi-annual, quarterly or monthly installments payable over a fixed period of time not to exceed the joint life and last survivor expectancy of the Stromberg-Carlson Employee and his Beneficiary, as determined on the date such installments commence. Rules similar to the provisions

2

of sub-section 11.3(a)(ii) shall govern the payment of Accounts in such installments as elected by the Stromberg-Carlson Employee. Notwithstanding any of the provisions of this Appendix to the contrary, effective April 1, 2002, the only distribution option or options that shall be available to a Member covered by this Appendix, as well as to his or her spouse or beneficiary, shall be the option or options available under the applicable provisions of Article XI of the Siemens Savings Plan, including with respect to amounts that have been transferred to the Siemens Savings Plan.

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APPENDIX G
ADDITIONAL DISTRIBUTION OPTIONS FOR FORMER PARTICIPANTS IN
QUANTUM MEDICAL SYSTEMS, INC. 401(k) SAVINGS PLAN
Notwithstanding the provisions of Section 11.3, a Member who immediately prior to January 1, 1991 was a participant (“Quantum Participant”) in the Quantum Medical Systems, Inc. 401(k) Savings Plan shall be entitled to receive a distribution of his vested Accounts in one of the additional ways described in paragraphs (i) through (iii) below. If the Quantum Participant is married and elects an option described in paragraph (i) below, or elects an option described in paragraph (ii) below and names a Beneficiary other than his spouse, he may elect such option only if his spouse consents to such election in a writing witnessed by a notary public within 90 days prior to the commencement of payment under such option:
(i)	the application of the Quantum Participant’s vested Accounts to purchase a non-transferable annuity contract from an Insurance Company providing for monthly payments over the life of the Quantum Participant with either 0, 60, 120 or 180 monthly payments guaranteed (as the Quantum Participant elects, and subject to the limitations set forth in sub-section 11.3(a));

(ii)	the application of the Quantum Participant’s vested Accounts to purchase a non-transferable annuity contract from an Insurance Company providing for reduced monthly payments to the Quantum Participant during his lifetime with monthly payments continuing to his Beneficiary for his or her remaining life each in an amount equal to 50%, 66-2/3% or 100% of the amount of the payment made to the Quantum Participant (as the Quantum Participant elects, and subject to the limitations set forth in sub-section 11.3(a)); or

(iii)	a series of monthly installments payable over a fixed period of time not to exceed the joint life and last survivor expectancy of the Quantum Participant and his Beneficiary, as determined on the date such installments commence. The Quantum Participant’s election may provide that, upon his death, the balance in his Accounts shall be paid to his Beneficiary in a single lump sum or shall continue to be paid under the installment method elected. Rules similar to the provisions of sub-section 11.3(a)(ii) shall govern the payment of Accounts in such installments as elected by the Quantum Participant.

(iv)	Notwithstanding any of the provisions of this Appendix

1

to the contrary, effective April 1, 2002, the only distribution option or options that shall be available to a Member covered by this Appendix, as well as to his or her spouse or beneficiary, shall be the option or options available under the applicable provisions of Article XI of the Siemens Savings Plan, including with respect to amounts that have been transferred to the Siemens Savings Plan.

2

APPENDIX H
SPECIAL PROVISIONS FOR FORMER PARTICIPANTS IN SIEMENS STROMBERG-
CARLSON SAVINGS PLAN (UNION EMPLOYEES)
The following additional provisions shall be applicable with respect to the participation in the Plan, commencing as of April 1, 1991, of an employee of Siemens Stromberg-Carlson Company represented by International Brotherhood of Electrical Workers Local 2112 (“Stromberg-Carlson Union Employee”) who immediately prior to such date was a participant in the Siemens Stromberg-Carlson Savings Plan (Union Employees) (“Stromberg-Carlson Union Plan”):
     (1) Transfer of Accounts. The Stromberg-Carlson Union Employee’s “Member’s Account” under the Stromberg-Carlson Union Plan was transferred to the Plan in accordance with Section 4.10.
     (2) Preservation of Vested Interest. Notwithstanding the provisions of Section 8.2, a Stromberg-Carlson Union Employee shall have a vested interest in that portion of his Employer Contribution Account attributable to amounts transferred from his “Member’s Account” allocable to “Company Contributions” (other than such contributions included in “Transfer Amounts”, which shall be 100% vested at all times) under the Stromberg-Carlson Union Plan which is not less than the vested interest determined under the following schedule:

Vested
Vesting Event	Interest
Allocation of Contributions to Account	50%

24 Months Following Allocation to Account if Still a Member	100%
     (3) Additional Distribution Options. Notwithstanding the provisions of Section 11.3, a Stromberg-Carlson Union Employee whose separation from service is other than on account of resignation or discharge (including layoff) shall be entitled to receive a distribution of his vested Accounts in one of the following additional ways:
     (a) annual installments over a period of from two to ten years, as the Stromberg-Carlson Union Employee elects, but not to exceed the joint life and last survivor expectancy of the Stromberg-Carlson Union Employee and his Beneficiary, as determined on the date such installments commence. Rules similar to the

1

provisions of sub-section 11.3(a)(ii) shall govern the payment of Accounts in such installments; or
     (b) if “Transfer Amounts” were held for the benefit of the Stromberg-Carlson Union Employee under the Stromberg-Carlson Union Plan, (i) if the Stromberg-Carlson Union Employee is not married, application of the Stromberg-Carlson Union Employee’s vested Accounts to purchase a non-transferable annuity contract form an Insurance Company providing for monthly payments over the life of the Stromberg-Carlson Union Employee, or (ii) if the Stromberg-Carlson Union Employee is married, application of his vested Accounts to purchase either (A) an annuity contract described in clause (i) above provided that such Stromberg-Carlson Union Employee’s spouse consent to such election in a writing witnessed by a notary public within 90 days prior to the commencement of payment under such annuity contract, or (B) an annuity contract providing for reduced monthly payments to the Stromberg-Carlson Union Employee during his lifetime with monthly payments continuing to his spouse for her remaining life each in amount equal to fifty percent (50%) of the amount of the payment made to the Stromberg-Carlson Union Employee.
     (c) Notwithstanding any of the provisions of this Appendix to the contrary, effective April 1, 2002, the only distribution option or options that shall be available to a Member covered by this Appendix, as well as to his or her spouse or beneficiary, shall be the option or options available under the applicable provisions of Article XI of the Siemens Savings Plan, including with respect to amounts that have been transferred to the Siemens Savings Plan.

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APPENDIX I
SPECIAL PROVISIONS FOR CERTAIN EMPLOYEES OF CARDION, INC.
     1. Eligibility. Notwithstanding the provisions of Section 3.1, an Employee of Cardion, Inc. on September 12, 1991 who on September 11, 1991 was an employee of Cardion Electronics, Inc. (“Cardion Employee”), was eligible to become a Member of the Plan as of September 12, 1991 provided that he was actively at work on such date or was on vacation, authorized leave of absence or sick leave and returned to work on or before November 10, 1991.
     2. Normal Retirement Age. Notwithstanding the provisions of sub-section 2.1(z), a Cardion Employee shall be eligible for Retirement, and thereby become 100% vested in his Employer Contribution Account, upon attaining age sixty-five (65).
     3. Transfer of Accounts from Ferranti Savings Plan. The following additional provisions shall be applicable with respect to the participation in the Plan of a Cardion Employee who, immediately prior to September 12, 1991, was a participant (“Ferranti Plan Participant”) in the Ferranti International, Inc. Savings Plan (“Ferranti Plan”):
(a)	Transfer of Accounts. The Ferranti Plan Participant’s “Account” under the Ferranti Plan was transferred to the Plan in accordance with Section 4.10.

(b)	Preservation of Vested Interest. Notwithstanding the provisions of Section 8.2, a Ferranti Plan Participant shall at all times have a 100% vested and non-forfeitable interest in that portion of his Employer Contribution Account attributable to amounts transferred from his “Account” allocable to “Matching Contributions” under the Ferranti Plan.

(c)	Additional Distribution Options. Notwithstanding the provisions of Section 11.3, a Ferranti Plan Participant shall be entitled to receive a distribution of his vested Accounts in one of the additional ways described in paragraphs (i) through (iv) below. If the Ferranti Plan Participant is married and elects an option described in Section 11.3 or in paragraph (i), (iii) or (iv) below, or elects an option described in paragraph (ii) below and names a Beneficiary other than his spouse, he may elect such option only if his spouse consents to such election in a writing witnessed by a notary public within 90 days prior to the commencement of payment under such option:
(i)	the application of the Ferranti Plan Participant’s vested Accounts to purchase a non-transferable

1

annuity contract from an Insurance Company providing for monthly payments over the life of the Ferranti Plan Participant with either 0, 60, 120 or 180 monthly payments guaranteed (as the Ferranti Plan Participant elects, and subject to the limitations set forth in sub-section 11.3(a));
(ii)	the application of the Ferranti Plan Participant’s vested Accounts to purchase a non-transferable annuity contract from an Insurance Company providing for reduced monthly payments to the Ferranti Plan Participant during his lifetime with monthly payments continuing to his Beneficiary for his or her remaining life each in an amount equal to 50%, 66-2/3% or 100% of the amount of the payment made to the Ferranti Plan Participant (as the Ferranti Plan Participant elects, and subject to the limitations set forth in sub-section 11.3(a));

(iii)	a series of monthly installments payable over a fixed period of time, not less than 60 months, which does not exceed the joint life and last survivor expectancy of the Ferranti Plan Participant and his Beneficiary, as determined on the date such installments commence. Upon the Ferranti Plan Participant’s death, the balance in his Accounts shall be paid to his Beneficiary in a single lump sum. Rules similar to the provisions of sub-section 11.3(a)(ii) shall govern the payment of Accounts in such installments as elected by the Ferranti Plan Participant; or

(iv)	series of annual installments commencing in the calendar year in which the Ferranti Plan Participant attains age 70 1/2, payable over the joint life and last survivor expectancy of the Ferranti Plan Participant and his spouse, recalculated annually in accordance with sub-section 11.3(a)(ii), and providing for the minimum payment to the Ferranti Plan Participant for each calendar year satisfying the requirements of Section 401(a)(9) of the Internal Revenue Code and the regulations thereunder. Upon the Ferranti Plan Participant’s death, the balance in his Accounts shall be paid to his Beneficiary in a single lump sum. Rules similar to the provisions of sub-section 11.3(a)(ii) shall govern the payment of Accounts in such installments as elected by the Ferranti Plan Participant.

(v)	Notwithstanding any of the provisions of this Appendix to the contrary, effective April 1, 2002, the only distribution option or options that shall

2

be available to a Member covered by this Appendix, as well as to his or her spouse or beneficiary, shall be the option or options available under the applicable provisions of Article XI of the Siemens Savings Plan, including with respect to amounts that have been transferred to the Siemens Savings Plan.
(d)	Spouse’s Death Benefit. Notwithstanding the provisions of sub-section 11.1(c) and Section 11.3, in the event that a Ferranti Plan Participant dies and leaves a surviving spouse to whom he has been continuously married throughout the one-year period ending on the date of his death, unless the Ferranti Plan Participant has waived the “Qualified Pre-retirement Survivor Annuity” under the Ferranti Plan or has designated another person as his Beneficiary hereunder (with the written consent of such spouse), the Ferranti Plan Participant’s vested Accounts shall be applied to purchase a non-transferable annuity contract from an Insurance Company for the benefit of such spouse, payable in any of the optional forms described in paragraphs (i) through (iv) of sub-section I.3(c), as the spouse shall select. In lieu of such annuity contract, the spouse may elect to receive payment of the Ferranti Plan Participant’s vested Accounts in any form permitted by sub-section 11.3(a)(iii). Notwithstanding any of the provisions of this Appendix to the contrary, effective April 1, 2002, the only distribution option or options that shall be available to a Member covered by this Appendix, as well as to his or her spouse or beneficiary, shall be the option or options available under the applicable provisions of Article XI of the Siemens Savings Plan, including with respect to amounts that have been transferred to the Siemens Savings Plan.

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APPENDIX J
SPECIAL PROVISIONS FOR CERTAIN EMPLOYEES OF SIEMENS INDUSTRIAL
AUTOMATION, INC.
     1. Eligibility. Notwithstanding the provisions of Section 3.1, an Employee of Siemens Industrial Automation, Inc. (“Automation”) on October 4, 1991 who, on October 3, 1991 was an employee of Texas Instruments Incorporated (“TI”), was eligible to become a Member of the Plan as of October 4, 1991; provided that he (i) was actively at work on such date, or (ii) was on vacation or an authorized leave of absence on such date, was included on an appropriate exhibit to the Asset Purchase Agreement dated as of September 30, 1991 between TI and Automation and satisfied the requirements for employment set forth in such Asset Purchase Agreement.
     2. Normal Retirement Age. Notwithstanding the provisions of sub-section 2.1(z), an Employee described in Section J.1 shall be eligible for Retirement, and thereby become 100% vested in his Employer Contribution Account, upon attaining age sixty-five (65).
     3. Transfer of Accounts from TI Profit Sharing Plans. The following additional provisions shall be applicable with respect to the participation in the Plan of an Employee described in Section J.1 who, immediately prior to October 4, 1991, was a participant (“TI Plan Participant”) in the TI Employees Universal Profit Sharing Plan or the TI Employees Profit Sharing Trust (collectively, “TI Plans”), and who elected to have certain of his account balances under the TI Plans transferred to this Plan:
(a)	Transfer of Accounts. The TI Plan Participant’s “Profit Sharing Account”, “Cash or Deferred Account” and “VEC Account” under the TI Plans were transferred to the Plan in accordance with Section 4.10. If the TI Plan Participant had an outstanding loan under the TI Plans at the time of such transfer of accounts, such loan (to the extent secured by the TI Plan Participant’s “Profit Sharing Account”, “Cash or Deferred Account” and “VEC Account”) was transferred to the Plan as an asset thereof, and became an obligation of the TI Plan Participant to the Plan subject to the provisions of Article IX.

(b)	Preservation of Vested Interest. Notwithstanding the provisions of Section 8.2, a TI Plan Participant shall at all times have a 100% vested and non-forfeitable interest in that portion of his Employer Contribution Account attributable to amounts transferred from the TI Employees Universal Profit Sharing Plan.

APPENDIX K
ADDITIONAL DISTRIBUTION OPTIONS FOR FORMER PARTICIPANTS IN TEL
PLUS COMMUNICATIONS EMPLOYEE RETIREMENT SAVINGS PLAN FOR CERTAIN
MEMBERS OF COLLECTIVE BARGAINING UNITS
The following additional provisions shall be applicable with respect to the participation in the Plan, commencing as of January 1, 1992, of an employee of Tel Plus Communications Company represented by Local 9415, Communication Workers of America (“Tel Plus Union Employee”) who immediately prior to such date was a participant in the Tel Plus Communications Employee Retirement Savings Plan for Certain Members of Collective Bargaining Units (“Tel Plus Union Plan”):
     (1) Transfer of Accounts. The Tel Plus Union Employee’s “Accounts” under the Tel Plus Union Plan were transferred to the Plan in accordance with Section 4.10.
     (2) Additional Distribution Options. Notwithstanding the provisions of Section 11.3, a Tel Plus Union Employee shall be entitled to receive a distribution of his vested Accounts in one of the additional ways described in paragraphs (i) and (ii) below. If the Tel Plus Union Employee is married and elects an option described in Section 11.3 or in paragraph (i) below, he may elect such option only if his spouse consents to such election in a writing witnessed by a notary public within 90 days prior to the commencement of payment under such option:
(a)	application of the Tel Plus Union Employee’s vested Accounts to purchase an annuity contract from an Insurance Company providing for monthly payments over the life of the Tel Plus Union Employee with a guarantee of 120 monthly payments (subject to the limitations set forth in sub-section 11.3(a)). Such annuity contract may provide for an increase or decrease in the amount of each monthly payment to reflect changes in the investment performance of the Insurance Company’s underlying portfolio.

(b)	if the Tel Plus Union Employee is married, application of his vested Accounts to purchase an annuity contract providing for reduced monthly payments to the Tel Plus Union Employee during his lifetime with monthly payments continuing to his spouse for her remaining life in an amount equal to 50 percent or 100 percent (as the Tel Plus Union Employee shall elect) of the amount of the payment made to the Tel Plus Union Employee.

(c)	Notwithstanding any of the provisions of this Appendix to the contrary, effective April 1, 2002, the only distribution option or options that shall be available to a Member covered by this Appendix, as well as to his or her spouse or beneficiary, shall be the options or options available under the applicable provisions of Article XI of the Siemens Savings Plan, including with respect to amounts that have been transferred to the Siemens Savings Plan.
     (3) Spouse’s Death Benefit. Notwithstanding the provisions of sub-section 11.1(c) and Section 11.3, in the event that a Tel Plus Union Employee dies and leaves a surviving spouse, unless the Tel Plus Union Employee has waived the “Qualified Pre-retirement Survivor Annuity” under the Tel Plus Union Plan or has designated another person as his Beneficiary hereunder (with the written consent of such spouse), the Tel Plus Union Employee’s vested Accounts shall be applied to purchase an annuity contract from an Insurance Company providing for monthly payments over the life of such spouse. In lieu of such annuity contract, the spouse may elect to receive payment of the Tel Plus Union Employee’s vested Accounts in any form permitted by sub-section 11.3(a)(iii). Notwithstanding any of the provisions of this Appendix to the contrary, effective April 1, 2002, the only distribution option or options that shall be available to a Member covered by this Appendix, as well as to his or her spouse or beneficiary, shall be the options or options available under the applicable provisions of Article XI of the Siemens Savings Plan, including with respect to amounts that have been transferred to the Siemens Savings Plan.

2

APPENDIX L
SPECIAL EMPLOYER CONTRIBUTION RATE FOR EMPLOYEES OF AMERICAN
CONSOLIDATED TECHNOLOGIES, INC.
Notwithstanding the provisions of sub-section 5.1(a), American Consolidated Technologies, Inc. shall make Employer Contributions to the Plan for each month equal to 25% of the Basic Tax-Deferred and Basic After-Tax Contributions made by or on behalf of Members employed by it, less any amount of forfeitures then to be applied to reduce such Employer Contributions pursuant to Article XII.

APPENDIX M
WITHDRAWAL OF LINOTYPE-HELL COMPANY AND TRANSFER OF ACCOUNTS
     l. Effective as of April 1, 1991 (the “Cessation Date”), Linotype-Hell Company withdrew as an Employer under the Plan.
     2. Notwithstanding the provisions of Section 9.2, each Member who was in the employ of Linotype-Hell company (including any Member on sick leave, disability, vacation, military leave or other leave of absence who returned to work upon the cessation or expiration of such leave of absence) on the Cessation Date shall have a 100% vested interest in his Employer Contribution Account from and after such date.
     3. In accordance with Section 17.3, the Accounts of each Member described in Section 2 of this Appendix (and assets attributable thereto) shall be transferred from the Plan to the Linotype Company Savings Plan.
     4. Notwithstanding the provisions of Sections 4.2 and 5.2 and Article XVIII, the Compensation of and Contributes on behalf of each Member described in Section 2 of this Appendix for the period of January 1, 1991 through the Cessation Date shall be taken into account solely under the Linotype Company Savings Plan for the purposes of applying the limitations of Sections 401(k), 401(m), 402(g) and 416 of the Internal Revenue Code. Notwithstanding the provisions of Section 6.8, the Compensation of and Contributions on behalf of each Member described in Section 19.2 for the period October 1, 1990 through the Cessation Date shall be taken into account solely under the Linotype Company Savings Plan for the purposes of applying the limitations of Section 415 of the Internal Revenue Code.

APPENDIX N
SPECIAL PROVISIONS FOR CERTAIN EMPLOYEES OF OSRAM SYLVANIA INC.
     1. General. Notwithstanding any other provision of the Plan, commencing January 29, 1993, the following special provisions shall apply to the participation in this Plan of employees of OSRAM SYLVANIA INC. (“OSI”) other than any person who was an employee of OSRAM Corporation (“OCN”) immediately before the merger of OCN into OSI and who did not become a permanent employee of OSI in connection with such merger (“OCN Employee”). Such employees (other than OCN Employees) are hereinafter referred to as the “OSI Employees.” The participation of OCN Employees in this Plan shall be governed by the regular provisions of this Plan.
     2. Eligibility. Notwithstanding the provisions of Section 3.1, each U.S. OSI Employee, other than an hourly-paid employee of OSRAM SYLVANIA LIGHTING SERVICES, who, immediately prior to January 29, 1993, was an employee of GTE Corporation or any of its controlled group members and who became an employee of OSI in connection with a certain stock purchase agreement dated as of August 6, 1992 between GTE Corporation, Siemens Corporation, and certain related companies shall be eligible to become a Member of the Plan as of January 29, 1993. Hourly-paid employees of OSRAM SYLVANIA LIGHTING SERVICES shall not be eligible to become Members of the Plan. In addition, any OSI Employee included in a unit covered by a collective bargaining agreement shall not be eligible to become a Member of this Plan (unless and until the applicable collective bargaining agreement expressly provides for participation in this Plan).
     3. Compensation. Notwithstanding the provisions of Section 2.1(h) (but subject to the dollar limitation applicable thereunder), the “Compensation” of an OSI Employee shall mean the regular base compensation including sales commissions, sales bonuses, production incentive payments, and foreign service premiums received by an OSI Employee from an Employer during such periods as he is eligible to participate in the Plan, exclusive of other commissions, management incentives, other incentive payments, awards, profit-sharing, stock received pursuant to employee stock option plans or other stock purchase plans, bonuses, overtime, shift or other premiums, supplemental vacation benefits, moving expense reimbursements, or any other special fees or allowances paid to such Employee during the Plan Year. Any amount that would qualify as Compensation but for the Member’s agreement to reduce Compensation pursuant to Section 4.2 shall be treated as Compensation for purposes of the Plan.
     4. Continuous Employment. For purposes of determining the Continuous Employment pursuant to Section 2.1(i) of an OSI Employee who became eligible to become a Member of the Plan as of

January 29, 1993 pursuant to the first sentence of the “Eligibility” section of this Appendix, such OSI Employee’s service prior to January 29, 1993 that counted for vesting purposes under the GTE savings plan applicable to such OSI Employee shall be treated as service with an Employer.

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APPENDIX O
FOR THE PARTICIPATION OF SIEMENS POWER CORPORATION SAVINGS PLAN
IN THE SIEMENS SAVINGS PLAN
Effective January 1, 1995, the Siemens Power Corporation Savings Plan was merged with and into, and its assets and liabilities transferred to, the Siemens Savings Plan. Also, effective January 1, 1995, Siemens Power Corporation was designated as an Employer participating in the Siemens Savings Plan for all purposes.

APPENDIX P
FOR THE PARTICIPATION OF SIEMENS AUDIO, INC. IN THE SIEMENS SAVINGS PLAN
Effective December 31, 1994, the Siemens Audio, Inc. 401K Plan was merged with, and into, and its assets and liabilities transferred to, the Siemens Savings Plan. Also, effective December 31, 1994, Siemens Audio, Inc. was designated as an Employer participating in the Siemens Savings Plan, for all purposes, except, however, the Employer Contributions, as set forth in Article V of the Siemens Savings Plan, shall only apply to Employees of Siemens Audio, Inc. beginning January 1, 1995.

APPENDIX Q
Special Employer Contribution
Rate for Employees of
Siemens Nixdorf Information Systems, Inc.
     Notwithstanding the provisions of Section 5.1(a) of the Siemens Savings Plan, as amended and restated as of October 1, 1994, effective January 1, 1997, and until such time as Siemens Nixdorf Information Systems, Inc. becomes an Employing Company in the Siemens Retirement Plan, the following provisions of the Siemens Savings Plan shall apply to employees of Siemens Nixdorf Information Systems, Inc.:
“Siemens Nixdorf Information Systems, Inc. shall make Employer Contributions to the Plan for each month equal to 75% of the Basic Tax-Deferred and Basic After-Tax Contributions made by or on behalf of employees of Siemens Nixdorf Information Systems, Inc. less any amount of forfeiture then to be applied to reduce such Employer Contributions pursuant to Article XII.”

APPENDIX R
Special Provisions For
Former Participants In The
Siemens Energy & Automation Inc. Savings Plan
Effective December 31, 1996, the Siemens Energy & Automation, Inc. Savings Plan was merged into, and its assets and liabilities were transferred to the Siemens Savings Plan. Also, as of January 1, 1997, Siemens Energy & Automation, Inc. became an “Employer” participating in the Siemens Savings Plan.
Employees of Siemens Energy & Automation, Inc. shall participate in the Siemens Savings Plan in accordance with its terms and conditions. However, the following special provisions shall apply.
1. Eligibility. Any participant in the Siemens Energy & Automation Inc. Savings Plan on December 31, 1996, or any employee who was eligible to participate in that Plan on December 31, 1996 but chose not to do so, shall be eligible to participate in the Siemens Savings Plan on January 1, 1997, as long as such member remains an “Eligible Employee” as that term is defined in Section 1.13 of the Siemens Energy & Automation, Inc. Savings Plan (Incorporating Amendments Adopted as of April 1, 1994), (“SE&A Savings Plan”). A list of the groups of employees designated as “Eligible Employees” under the SE&A Savings Plan, updated as of December 31, 1996, is attached to this Appendix.
Employees of Siemens Energy & Automation, Inc., who were not eligible to participate in the SE&A Savings Plan on December 31, 1996, shall be eligible to participate in the Siemens Savings Plan if the employee meets the requirements for an “Eligible Employee” as that term is defined in Section 1.13 of the SE&A Savings Plan. However, notwithstanding the preceding sentence, employees of the former Furnas Electric Company and employees of the Process Systems, Inc. Business Unit or the Eagle Traffic Control Systems Business Unit shall not be eligible for participation in the Siemens Savings Plan.
Further, notwithstanding the above, employees of Siemens Energy & Automation, Inc. hired on or after October 1, 1995 in a former Siemens Industrial Automation, Inc. (“SIA”) group and employees of Siemens Energy & Automation, Inc. who transferred to employment in a former SIA group on or after October 1, 1995 will participate in the Siemens Savings Plan in accordance with the eligibility provisions of that Plan.
2. Vesting. Participants in the SE&A Savings Plan as of December 31, 1996, will continue to vest in their Company Matching

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Contributions and Company Basic Contributions made to such Plan before January 1, 1997 in accordance with the provisions of Section 2.13(b) of the SE&A Savings Plan and such participants will vest in the Employer Contributions made on or after January 1, 1997 pursuant to Section V of the Siemens Savings Plan in accordance with the vesting schedule set forth in the SE&A Savings Plan for Company Matching Contributions. Any employee of Siemens Energy & Automation, Inc. who participates in the Siemens Savings Plan, but who did not participate in the Siemens Energy & Automation, Inc. Savings Plan, shall receive Employer Contributions under the Siemens Savings Plan subject to the vesting provisions of Article VIII of the Siemens Savings Plan.
3. Withdrawals. For withdrawals prior to January 1, 1997, of contributions and deposits made to the SE&A Savings Plan, the limitations on withdrawals by a participant before termination of employment under Section 2.12(a), (b) and (c), of the SE&A Savings Plan shall apply.
However, with respect to withdrawals after December 31, 1996 with respect to contributions and deposits made to the SE&A Savings Plan, the withdrawal provisions of Article X of the Siemens Savings Plan shall apply. For purposes of withdrawals, Company Basic Contributions and Company Matching Contributions made to the SE&A Savings Plan shall be treated as Employer Contributions. If, after December 31, 1996, a participant requests a withdrawal before termination of employment of his after tax contributions, Company Basic Contributions or vested Company Matching Contributions made to the SE&A Savings Plan before January 1, 1997, and he does not have five years of combined participation in the SE&A Savings Plan and the Siemens Savings Plan, he will only be suspended with respect to Employer Contributions for three months following such withdrawal. In no event, however, can a participant withdraw his IRA Deposits made to the SE&A Savings Plan.
Any 12 month suspensions under Section 2.12(c) of the SE&A Savings Plan that still has a suspension period remaining in effect as of December 31, 1996, will continue in effect beyond such date for the 12 month suspension period set forth in such Section 2.12(c). Also, if a participant withdraws Savings Deposits from the SE&A Savings Plan before January 1, 1997, his Before Tax Contributions under the Siemens Savings Plan for the taxable year immediately following the taxable year of the withdrawal may not exceed the applicable limit on election deferrals under Section 402(g) of the Internal Revenue Code less the Participant’s Savings Deposits for the taxable year of the withdrawal.

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4. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the IRA Deposits made by participants to the Siemens Energy & Automation, Inc. Savings Plan shall not be counted.

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Attachment A to Appendix R
The following groups of employees are designated “Eligible Employees” as provided in Section 1.13 of the Siemens Energy & Automation, Inc. Savings Plan:
Corporate Headquarters facility –
salaried exempt and non-exempt personnel
Distribution Products Division –
salaried exempt and non-exempt personnel
Industrial Products Division –
salaried exempt and non-exempt personnel
Power Transmission and Distribution Division –
salaried exempt and non-exempt personnel, except for
non-exempt personnel at the Raleigh, North Carolina facility
Power Systems Control Division – Empros Business Unit –
salaried exempt and non-exempt personnel
Sales and Marketing Division -
salaried exempt and non-exempt personnel
Industrial and Logistics Systems Division –
salaried exempt and non-exempt personnel

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APPENDIX S
SPECIAL PROVISIONS FOR
SALARIED EMPLOYEES OF SIEMENS-FURNAS CONTROLS
WHO WERE PARTICIPANTS OF SIEMENS-FURNAS ELECTRIC COMPANY CONTROLS RETIREMENT SAVINGS PLAN
     Effective December 31, 1997, the assets and liabilities with respect to the salaried employees of Siemens-Furnas Controls Business Unit of the Industrial Products Division of Siemens Energy & Automation, Inc. (“Siemens-Furnas Controls”) in the Siemens-Furnas Electric Company Retirement Savings Plan were merged into, and its assets and liabilities were transferred to the Siemens Savings Plan. Also as of January 1, 1998, the salaried employees of Siemens-Furnas Controls became eligible to participate in the Siemens Savings Plan.
     The salaried employees of Siemens-Furnas Controls shall participate in the Siemens Savings Plan in accordance with its terms and conditions. However, the following special provisions shall apply:
     1. Eligibility. Any salaried employee of Siemens-Furnas Controls who was a participant in Siemens-Furnas Electric Company Retirement Savings Plan as of December 31, 1997 or any such employee who was eligible to participate in that Plan on December 31, 1997 but chose not to do so, shall be eligible to participate in the Siemens Savings Plan on January 1, 1998.
          Salaried employees of Siemens-Furnas Controls who were not eligible to participate in Siemens-Furnas Electric Company Retirement Savings Plan as of December 31, 1997 shall be eligible to participate in the Siemens Savings Plan if they meet the eligibility requirements set forth in Article III of the Siemens Savings Plan.
     2. Vesting. Salaried employees of Siemens-Furnas Controls who were active participants in the Siemens-Furnas Electric Company Retirement Savings Plan as of December 31, 1997 will be 100% vested in their Elective Deferral Contributions (“tax-deferred”), Discretionary Contributions and rollover contributions, if any, and related earnings in the Siemens-Furnas Electric Company Retirement Savings Plan. Any salaried employee who participates in the Siemens Savings Plan shall receive Employer Contributions under the Siemens Savings Plan subject to the vesting provisions of Article VIII of the Siemens Savings Plan.

          Any service that was recognized as vesting service under the Siemens-Furnas Electric Company Retirement Savings Plan as of December 31, 1997 for salaried employees of Siemens-Furnas Controls will be recognized as Continuous Employment under the Siemens Savings Plan.
     3. Withdrawals. After December 31, 1997, salaried employees of Siemens-Furnas Controls shall be able to withdraw the Discretionary Contributions and related earnings made to the Siemens-Furnas Electric Company Retirement Savings Plan in accordance with, and under the terms and conditions of, the provisions of Article X of the Siemens Savings Plan as applicable to the withdrawal of amounts from the Employer Contribution Account of the Siemens Savings Plan.
          After December 31, 1997, salaried employees of Siemens-Furnas Controls shall be able to withdraw their Elective Deferral Contributions made to the Siemens-Furnas Electric Company Retirement Savings Plan in accordance with the provisions of Article X of the Siemens Savings Plan as applicable to the withdrawals of amounts from Tax-Deferred Contribution Account of the Siemens Savings Plan.
     4. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in a salaried employee’s account in the Siemens-Furnas Electric Company Retirement Savings Plan and which was transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan. However, notwithstanding the foregoing, any request for a loan from the Siemens Savings Plan by a participant who is a salaried employee of Siemens-Furnas Controls and who had account balances from the Siemens-Furnas Electric Company Retirement Savings Plan transferred to the Siemens Savings Plan will require that employee’s written spousal consent, if married, in accordance with the form prescribed by the Administrative Committee.
     5. Distribution Option. In addition to the payment options set forth in Article XI, any salaried employee of Siemens-Furnas Controls who had participated in the Siemens-Furnas Electric Company Retirement Savings Plan and who had their account balances transferred to the Siemens Savings Plan shall be eligible to elect an annuity form of option payment as set forth in, and in accordance with the terms and conditions of, the Siemens-Furnas Electric Company Retirement Savings Plan with

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respect to their total account balances under the Siemens Savings Plan (including balances before and after January 1, 1998).
          Any salaried employee of Siemens-Furnas Controls who had not participated in the Siemens-Furnas Electric Company Retirement Savings Plan shall not be eligible for the annuity form of option payment under the Siemens Savings Plan.
          Notwithstanding any of the provisions of this Appendix to the contrary, effective April 1, 2002, the only distribution option or options that shall be available to a Member covered by this Appendix, as well as to his or her spouse or beneficiary, shall be the option or options available under the applicable provisions of Article XI of the Siemens Savings Plan, including with respect to amounts that have been transferred to the Siemens Savings Plan.

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APPENDIX T
SPECIAL PROVISIONS FOR
SALARIED EMPLOYEES OF THE METER DIVISION OF
SIEMENS POWER TRANSMISSION & DISTRIBUTION, LLC
AND WHO WERE PARTICIPANTS OF PROCESS SYSTEMS, INC.
SALARY REDUCTION PROFIT-SHARING PLAN
     Effective December 31, 1997, the assets and liabilities with respect to the salaried employees of the Meter Division of Siemens Power Transmission & Distribution, LLC (“Meter Division”) in the Process Systems, Inc. Salary Reduction Profit-Sharing Plan were merged into, and its assets and liabilities were transferred to the Siemens Savings Plan. Also as of January 1, 1998, the salaried employees of the Meter Division became eligible to participate in the Siemens Savings Plan.
     The salaried employees of the Meter Division shall participate in the Siemens Savings Plan in accordance with its terms and conditions. However, the following special provisions shall apply:
     1. Eligibility. Any salaried employee of the Meter Division who was a participant in Process Systems, Inc. Salary Reduction Profit-Sharing Plan as of December 31, 1997 or any such employee who was eligible to participate in that Plan on December 31, 1997 but chose not to do so, shall be eligible to participate in the Siemens Savings Plan on January 1, 1998.
          Salaried employees of the Meter Division who were not eligible to participate in Process Systems, Inc. Salary Reduction Profit-Sharing Plan as of December 31, 1997 shall be eligible to participate in the Siemens Savings Plan if they meet the eligibility requirements set forth in Article III of the Siemens Savings Plan
     2. Vesting. Salaried employees of the Meter Division who were active participants in the Process Systems, Inc. Salary Reduction Profit-Sharing Plan as of December 31, 1997 will be 100% vested in their pre-tax contributions, Discretionary Annual Contributions, Company Matching Contributions and rollover contributions, if any, and related earnings in the Process Systems, Inc. Salary Reduction Profit-Sharing Plan. Any salaried employee who participates in the Siemens Savings Plan shall receive employer contributions under the Siemens Savings Plan subject to the vesting provisions of Article VIII of the Siemens Savings Plan.
          Any service that was recognized as vesting service

under the Process Systems, Inc. Salary Reduction Profit-Sharing Plan as of December 31, 1997 for salaried employees of the Meter Division will be recognized as Continuous Employment under the Siemens Savings Plan.
     3. Withdrawals. After December 31, 1997, salaried employees of the Meter Division shall be able to withdraw the Discretionary Annual Contributions and Company Matching Contributions and related earnings made to the Process Systems, Inc. Salary Reduction Profit-Sharing Plan in accordance with, and under the terms and conditions of, the provisions of Article X of the Siemens Savings Plan as applicable to the withdrawal of amounts from the Employer Contribution Account of the Siemens Savings Plan.
          After December 31, 1997, salaried employees of the Meter Division shall be able to withdraw their pre-tax contributions made to the Process Systems, Inc. Salary Reduction Profit-Sharing Plan in accordance with the provision of Article X of the Siemens Savings Plan as applicable to the withdrawals of amounts from Tax-Deferred Contribution Account of the Siemens Savings Plan.
     4. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in a salaried employee’s account in the Process Systems, Inc. Salary Reduction Profit-Sharing Plan and which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.

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APPENDIX U
ELIMINATION OF MATCHING CONTRIBUTION UNDER
SIEMENS SAVINGS PLAN FOR EMPLOYEES OF
RELECTRONIC-REMECH, INC.
     Notwithstanding the provisions of Section 5.1(a) of the Siemens Savings Plan, as amended and restated as of October 1, 1994 (“Plan”), the employees of RELECTRONIC-REMECH, Inc. shall not be eligible for the Employer Contribution set forth in Section 5.1(a) of the Plan with respect to their Basic Tax-Deferred and Basic After-Tax Contributions made to the Plan on or after January 1, 1998 until such time as the Board of Directors of RELECTRONIC REMECH, Inc. decides to recommence making these Employer Contributions.

APPENDIX V
SPECIAL PROVISIONS FOR
SALARIED EMPLOYEES OF SIEMENS AUTOMOTIVE CORPORATION
WHO WERE PARTICIPANTS OF
SIEMENS AUTOMOTIVE SAVINGS PLAN
     Effective December 31, 1997, the assets and liabilities of the Siemens Automotive Corporation in the Siemens Automotive Savings Plan were merged into, and its assets and liabilities were transferred to the Siemens Savings Plan. Also as of January 1, 1998, Siemens Automotive Corporation became an Employer with respect to the Siemens Savings Plan.
     The salaried employees of Siemens Automotive Corporation shall participate in the Siemens Savings Plan in accordance with its terms and conditions. However, the following special provisions shall apply:
     1. Eligibility. Any salaried employee of Siemens Automotive Corporation who was a participant in Siemens Automotive Savings Plan as of December 31, 1997 or any such employee who was eligible to participate in that Plan on December 31, 1997 but chose not to do so, shall be eligible to participate in the Siemens Savings Plan on January 1, 1998.
          Salaried employees of Siemens Automotive Corporation who were not eligible to participate in Siemens Automotive Savings Plan as of December 31, 1997 shall be eligible to participate in the Siemens Savings Plan if they meet the eligibility requirements set forth in Article III of the Siemens Savings Plan.
     2. Vesting. Salaried employees of Siemens Automotive Corporation who were active participants in the Siemens Automotive Savings Plan as of December 31, 1997 will be 100% vested in their Tax-Deferred, After-Tax, Company Matching Contributions and Rollover Contributions, if any, and related earnings in the Siemens Automotive Savings Plan. Any salaried employee who participates in the Siemens Savings Plan shall receive Employer Contributions under the Siemens Savings Plan subject to the vesting provisions of Article VIII of the Siemens Savings Plan.
          Any service that was recognized as vesting service under the Siemens Automotive Savings Plan as of December 31, 1997 for salaried employees of Siemens Automotive Corporation will be recognized as Continuous Employment under the Siemens Savings Plan.

     3. Withdrawals. After December 31, 1997, Members shall be able to withdraw their Company Matching Contributions and related earnings and their After-Tax Contributions made to the Siemens Automotive Savings Plan in accordance with, and under the terms and conditions of, the provisions of Article X of the Siemens Savings Plan as applicable to the withdrawal of amounts from the Employer Contribution Account and After-Tax Contribution Account of the Siemens Savings Plan.
          After December 31, 1997, Members shall be able to withdraw their Tax-Deferred Contributions made to the Siemens Automotive Savings Plan in accordance with the provisions of Article X of the Siemens Savings Plan as applicable to the withdrawals of amounts from Tax-Deferred Contribution Account of the Siemens Savings Plan.
     4. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in a salaried employee’s account in the Siemens Automotive Savings Plan and which was transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.
     5. Investment Options. Members who have amounts in the Growth Fund Option and the Allied-Signal Common Stock Fund of the Siemens Automotive Savings Plan and who have their account balances in that Plan transferred to the Siemens Savings Plan will be able to maintain the amounts in such options or successor Company common stock fund after the transfer until such time as the Administrative Committee decides to terminate such investment options. In no event will any Member be able to make or transfer any future contributions to either of these funds. In addition, the Administrative Committee shall make such rules and procedures for the administration of the Allied-Signal Common Stock Fund or successor Company common stock fund as it deems reasonable.
     6. Voting of Allied-Signal Common Stock or Successor Company Common Stock Fund; Tender Offer Provisions.
          Any voting rights that a Member may have with respect to shares of Allied-Signal Common Stock or successor Company common stock upon which this Fund is based shall be determined by the provisions of the Master Trust Agreement applicable to the Plan.

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APPENDIX W
SPECIAL PROVISIONS FOR
EMPLOYEES WHO WERE PARTICIPANTS IN THE
ELECTROCOM AUTOMATION LP SAVINGS AND INVESTMENT PLAN
     Effective June 30, 1998, the assets and liabilities with respect to the exempt and non-exempt salaried employees of Siemens ElectroCom LP, ElectroCom Service Corporation and ElectroCom Communication Systems, Inc. (hereinafter collectively referred to as “ElectroCom”) in the ElectroCom Automation LP Savings and Investment Plan were merged into, and its assets and liabilities were transferred to the Siemens Savings Plan. Also as of July 1, 1998, these employees became eligible to participate in the Siemens Savings Plan.
     As of July 1, 1998, the qualified non-elective company contribution under the ElectroCom Automation LP Savings and Investment Plan is discontinued.
     The exempt and non-exempt salaried employees of ElectroCom shall participate in the Siemens Savings Plan in accordance with its terms and conditions. However, the following special provisions shall apply:
     1. Eligibility. Any exempt or non-exempt salaried employee of ElectroCom who was a participant in the ElectroCom Automation LP Savings and Investment Plan as of June 30, 1998 or any such employee who was eligible to participate in that Plan on June 30, 1998 but chose not to do so, shall be eligible to participate in the Siemens Savings Plan on July 1, 1998.
          Exempt and non-exempt salaried employees of ElectroCom who were not eligible to participate in ElectroCom Automation LP Savings and Investment Plan as of June 30, 1998 shall be eligible to participate in the Siemens Savings Plan if they meet the eligibility requirements set forth in Article III of the Siemens Savings Plan
     2. Vesting. Exempt and non-exempt salaried employees of ElectroCom who were active participants in the ElectroCom Automation LP Savings and Investment Plan as of June 30, 1997 will be 100% vested in their pre-tax contributions (“Elective Deferral Contribution”), Discretionary Contributions and rollover contributions, if any, and related earnings in the ElectroCom Automation LP Savings and Investment Plan. Any exempt or non-exempt salaried employee who participates in the Siemens Savings Plan shall receive employer matching contributions under the Siemens Savings Plan in accordance with Article V of the Siemens Savings Plan subject to the vesting provisions of Article VIII of the Siemens Savings Plan.

          Any service that was recognized as vesting service under the ElectroCom Automation LP Savings and Investment Plan as of June 30, 1998 for exempt and non-exempt salaried employees of ElectroCom will be recognized as Continuous Employment under the Siemens Savings Plan.
     3. Withdrawals. After June 30, 1998, exempt and non-exempt salaried employees of ElectroCom shall be able to withdraw the Discretionary Contributions, and related earnings made to their accounts in the ElectroCom Automation LP Savings and Investment Plan in accordance with, and under the terms and conditions of, the provisions of Article X of the Siemens Savings Plan as applicable to the withdrawal of amounts from the Employer Contribution Account of the Siemens Savings Plan.
          After June 30, 1998, exempt and non-exempt salaried employees of ElectroCom shall be able to withdraw their pre-tax contributions (“Elective Deferral Contributions”) made to the ElectroCom Automation LP Savings and Investment Plan in accordance with the provisions of Article X of the Siemens Savings Plan as applicable to the withdrawals of amounts from Tax-Deferred Contribution Account of the Siemens Savings Plan.
     4. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in an exempt or non-exempt salaried employee’s account in the ElectroCom Automation LP Savings and Investment Plan and which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.

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APPENDIX X
SPECIAL PROVISIONS FOR
SALARIED EMPLOYEES OF WESTINGHOUSE ELECTRIC CORPORATION
WHO WERE PARTICIPANTS OF
WESTINGHOUSE SAVINGS PROGRAM
     As of September 1, 1998, Siemens Westinghouse Power Corporation and Siemens Westinghouse Technical Services, Inc., and, effective October 1, 1998, the Siemens Westinghouse Energy Management Division of Siemens Power transmission and Distribution LLC, (all collectively referred to as “Siemens Westinghouse”) became Employers with respect to the Siemens Savings Plan.
     The salaried employees of Siemens Westinghouse shall participate in the Siemens Savings Plan in accordance with its terms and conditions. However, the following special provisions shall apply:
     1. Eligibility. Any salaried employee of Siemens Westinghouse who was a participant in the Westinghouse Savings Program as of August 31, 1998 or any such employee who was eligible to participate in that Plan on August 31, 1998 but chose not to do so, shall be eligible to participate in the Siemens Savings Plan on September 1, 1998.
          Salaried employees of Siemens Westinghouse who were not eligible to participate in the Westinghouse Savings Program as of August 31, 1998 shall be eligible to participate in the Siemens Savings Plan if they meet the eligibility requirements set forth in Article III of the Siemens Savings Plan.
     2. Vesting. Salaried employees of Siemens Westinghouse who were active participants in the Westinghouse Savings Program as of August 31, 1998 will be 100% vested in their Pre-Tax, After-Tax, Employer Match Contribution Accounts and related earnings in the Westinghouse Savings Program which are transferred to the Siemens Savings Plan. Any salaried employee of Siemens Westinghouse who participates in the Siemens Savings Plan shall receive Employer Contributions under the Siemens Savings Plan subject to the vesting provisions of Article VIII of the Siemens Savings Plan.
          Any service that was recognized as vesting service under the Westinghouse Savings Program as of August 31, 1998 for salaried employees of Siemens Westinghouse will be recognized as Continuous Employment under the Siemens Savings Plan

     3. Withdrawals. After assets are transferred from the Westinghouse Savings Program to the Siemens Savings Plan, Members shall be able to withdraw amounts in their Employer Match Contribution Accounts and related earnings and amounts in their After-Tax Contribution Accounts made to the Westinghouse Savings Program in accordance with, and under the terms and conditions of, the provisions of Article X of the Siemens Savings Plan, as amended from time to time, as applicable to the withdrawal of amounts from the Employer Contribution Account and After-Tax Contribution Account of the Siemens Savings Plan; except that, in circumstances where the Westinghouse Savings Program would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Westinghouse Savings Program, as in effect as of the time immediately prior to such transfer (including without limitation Article VII thereof), shall apply.
          After assets are transferred from the Westinghouse Savings Program to the Siemens Savings Plan, Members shall be able to withdraw amounts in their Pre-Tax Accounts made to the Westinghouse Savings Program in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, as applicable to the withdrawals of amounts from Tax-Deferred Contribution Account of the Siemens Savings Plan; except that, in circumstances where the Westinghouse Savings Program would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Westinghouse Savings Program, as in effect as of the time immediately prior to such transfer (including without limitation Article VII thereof), shall apply.
     4. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in a salaried employee’s accounts in the Westinghouse Savings Program and which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.
     5. Investment Options. Members who have amounts in the Westinghouse (CBS) Common Stock Fund of the Westinghouse Savings Program and who have their account balances in that Plan transferred to the Siemens Savings Plan were able to maintain the amounts in such option after the transfer until September 29, 2000. In no event was any Member able to make or transfer any future contributions to this fund. In addition, the Administrative Committee was able to make such rules and procedures for the administration of the Westinghouse (CBS) Common Stock Fund, as it deemed reasonable.

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     6. Distribution of Account Upon Termination, Retirement or Death. The distribution of a Siemens Westinghouse employee’s accounts that were formerly in the Westinghouse Savings Program and that were transferred to the Siemens Savings Plan shall be made in accordance with the provisions of the Westinghouse Savings Program as in effect as of the time immediately prior to such transfers (including, without limitation, Article VI thereof). Any amounts made by such employees after the Closing Date to the Siemens Savings Plan shall be distributed in accordance with Article XI of the Siemens Savings Plan, as amended from time to time. Notwithstanding any of the provisions of this Appendix to the contrary, effective April 1, 2002, the only distribution option or options that shall be available to a Member covered by this Appendix, as well as to his or her spouse or beneficiary, shall be the option or options available under the applicable provisions of Article XI of the Siemens Savings Plan, including with respect to amounts that have been transferred to the Siemens Savings Plan.

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APPENDIX Y
SPECIAL PROVISIONS FOR EMPLOYEES WHO WERE PARTICIPANTS IN THE
NSW CORPORATION INVESTMENT PLAN
     Effective December 31, 1998, the assets and liabilities with respect to participants in the NSW Corporation Investment Plan (“NSW Plan”) were merged into, and its assets and liabilities were transferred to the Siemens Savings Plan. Also as of January 1, 1999, these employees became eligible to participate in the Siemens Savings Plan.
     The employees of NSW Corporation (“NSW”) shall participate in the Siemens Savings Plan in accordance with its terms and conditions. However, the following special provisions shall apply:
     1. Eligibility. Any employee of NSW who was a participant in the NSW Plan as of December 31, 1998 or any such employee who was eligible to participate in that Plan on December 31, 1998 but chose not to do so, shall be eligible to participate in the Siemens Savings Plan on January 1, 1999.
          Employees of NSW who were not eligible to participate in NSW Plan as of December 31, 1998 shall be eligible to participate in the Siemens Savings Plan if they meet the eligibility requirements set forth in Article III of the Siemens Savings Plan.
     2. Vesting. Employees of NSW who were active participants in the NSW Plan as of December 31, 1998 will be 100% vested in their contributions and Company Matching Contributions in the NSW Plan as of December 31, 1998. Any employee who participates in the Siemens Savings Plan shall receive employer matching contributions under the Siemens Savings Plan in accordance with Article V of the Siemens Savings Plan subject to the vesting provisions of Article VIII of the Siemens Savings Plan.
          Any service that was recognized as vesting service under the NSW Plan as of December 31, 1998 for employees of NSW will be recognized as Continuous Employment under the Siemens Savings Plan.
     3. Withdrawals. After December 31, 1998, employees of NSW shall be able to withdraw the Company Matching Contributions made to their accounts in the NSW Plan in accordance with, and under the terms and conditions of, the provisions of Article X of the Siemens Savings Plan as applicable to the withdrawal of amounts from the Employer Contribution Account of the Siemens Savings Plan.

          After December 31, 1998, employees of NSW shall be able to withdraw their pre-tax contributions made to the NSW Plan in accordance with the provisions of Article X of the Siemens Savings Plan as applicable to the withdrawal of amounts from the Tax-Deferred Contribution Account of the Siemens Savings Plan.
     4. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in an employee’s account in the NSW Plan and which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.
     5. Forms of Payment. If an NSW employee has accounts in the NSW Plan, the installment options contained in the NSW Plan shall apply not only to his benefits from the NSW Plan before it was transferred to the Siemens Savings Plan, but also to benefits he has as a Member of the Siemens Savings Plan.

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APPENDIX Z
SPECIAL PROVISIONS FOR
SALARIED EMPLOYEES OF THE PART OF THE METER DIVISION OF
SIEMENS POWER TRANSMISSION & DISTRIBUTION, LLC THAT WAS FORMERLY
LANDIS & GYR UTILITIES SERVICES, INC.
     Effective January 1, 1999, salaried employees of the part of the Meter Division of Siemens Power Transmission & Distribution, LLC that was formerly Landis & Gyr Utilities Services, Inc. (“Landis & Gyr Meter Division”) are eligible to participate in the Siemens Savings Plan.
     The salaried employees of the Landis & Gyr Meter Division shall participate in the Siemens Savings Plan in accordance with its terms and conditions. However, the following special provisions shall apply:
     1. Eligibility. Any salaried employee of the Landis & Gyr Meter Division who was a participant in the Landis & Gyr Savings and Profit-Sharing Plan as of December 31, 1998 or any such employee who was eligible to participate in that Plan on December 31, 1998 but chose not to do so, shall be eligible to participate in the Siemens Savings Plan on January 1, 1999.
          Salaried employees of the Landis & Gyr Meter Division who were not eligible to participate in Landis & Gyr Savings and Profit-Sharing Plan as of December 31, 1998 shall be eligible to participate in the Siemens Savings Plan if they meet the eligibility requirements set forth in Article III of the Siemens Savings Plan.
     2. Vesting. Any salaried employee of the Landis & Gyr Meter Division who participates in the Siemens Savings Plan shall receive employer contributions under the Siemens Savings Plan in accordance with Article V of the Siemens Savings Plan subject to the vesting provisions of Article VIII of the Siemens Savings Plan.
          Any service that was recognized as vesting service under the Landis & Gyr Savings and Profit-Sharing Plan as of December 31, 1998 for salaried employees of the Landis & Gyr Meter Division will be recognized as Continuous Employment under the Siemens Savings Plan.

APPENDIX AA
SPECIAL PROVISIONS FOR SALARIED EMPLOYEES OF THE
EAGLE TRAFFIC CONTROL SYSTEMS BUSINESS UNIT OF
SIEMENS ENERGY & AUTOMATION
     Effective December 31, 1998 the assets and liabilities with respect to the salaried employees of Eagle Traffic Control Systems Business Unit of Siemens Energy & Automation, Inc. (“Eagle Traffic”) in the Siemens Energy & Automation, Inc. Savings Plan for Employees of Automatic Eagle Signal (“Eagle Signal Plan”) were merged into, and its assets and liabilities were transferred to the Siemens Savings Plan. Also as of January 1, 1999, the salaried employees of Eagle Traffic became eligible to participate in the Siemens Savings Plan.
     The salaried employees of Eagle Traffic shall participate in the Siemens Savings Plan in accordance with its terms and conditions. However, the following special provisions shall apply:
     1. Eligibility. Any salaried employee of Eagle Traffic who was a participant in the Eagle Signal Plan as of December 31, 1998 or any such employee who was eligible to participate in that Plan on December 31, 1998 but chose not to do so, shall be eligible to participate in the Siemens Savings Plan on January 1, 1999.
          Salaried employees of Eagle Traffic who were not eligible to participate in the Eagle Signal Plan as of December 31, 1998 shall be eligible to participate in the Siemens Savings Plan if they meet the eligibility requirements set forth in Article III of the Siemens Savings Plan.
     2. Employer Contributions. The provisions of Section 5.1(a) of Article V of the Siemens Savings Plan relating to the amount of Employer Contributions shall not apply to the salaried employees of Eagle Traffic. Such employees will be eligible for company contributions each year as follows:
•	a basic company contribution equal to 1 1/2% of the amount paid to the employee by the Company for personal services as reported on the employee’s Federal Income Tax Withholding Statement (Form W-2) together with any amounts contributed by the employee to the Siemens Savings Plan as Tax

Deferred Contributions under Section 4.2 of the Plan.
•	a matching contribution equal to 50% of the employee’s contributions to the Siemens Savings Plan up to 3% of the employee’s compensation.
     3. Vesting. Salaried employees of Eagle Traffic who were active participants in the Eagle Signal Plan as of December 31, 1998 will be 100% vested in their pre-tax Contributions and Company Contributions and related earnings in the Eagle Signal Plan.
          Any service that was recognized as vesting service under the Eagle Signal Plan as of December 31, 1998 for salaried employees of Eagle Traffic will be recognized as Continuous Employment under the Siemens Savings Plan.
     4. Withdrawals. After December 31, 1998, salaried employees of Eagle Traffic shall be able to withdraw the Company Contributions and related earnings made to their accounts in the Eagle Signal Plan in accordance with, and under the terms and conditions of, the provisions of Article X of the Siemens Savings Plan as applicable to the withdrawal of amounts from the Employer Contribution Account of the Siemens Savings Plan.
          After December 31, 1998, salaried employees of Eagle Traffic shall be able to withdraw their pre-tax contributions made to the Eagle Signal Plan in accordance with the provisions of Article X of the Siemens Savings Plan as applicable to the withdrawals of amounts from Tax-Deferred Contribution Account of the Siemens Savings Plan.
     5. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in a salaried employee’s account in the Eagle Signal Plan and which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.

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APPENDIX BB
SPECIAL PROVISIONS FOR EMPLOYEES WHO WERE PARTICIPANTS IN THE
SIEMENS PYRAMID 401(K) PLAN
     Effective December 31, 1998, the assets and liabilities with respect to participants in the Siemens Pyramid 401(K) Plan (“Pyramid Plan”) were merged into, and its assets and liabilities were transferred to the Siemens Savings Plan. Also as of January 1, 1999, these participants became eligible to participate in the Siemens Savings Plan.
     These participants shall participate in the Siemens Savings Plan in accordance with its terms and conditions. However, the following special provisions shall apply:
     1. Eligibility. Any individual who was a participant in the Pyramid Plan as of December 31, 1998 or any such individual who was eligible to participate in that Plan on December 31, 1998 but chose not to do so, shall be eligible to participate in the Siemens Savings Plan on January 1, 1999.
     2. Vesting. Participants in the Pyramid Plan who are active employees as of December 31, 1998 will be 100% vested in their contributions and Company Matching Contributions in the Pyramid Plan as of December 31, 1998. Any participant in the Pyramid Plan who participates in the Siemens Savings Plan shall receive employer matching contributions under the Siemens Savings Plan in accordance with Article V of the Siemens Savings Plan subject to the vesting provisions of Article VIII of the Siemens Savings Plan. Any service that was recognized as vesting service under the Pyramid Plan as of December 31, 1998 will be recognized as Continuous Employment under the Siemens Savings Plan.
     3. Withdrawals. After December 31, 1998, participants in the Pyramid Plan shall be able to withdraw the Company Matching Contributions made to their accounts in the Pyramid Plan in accordance with, and under the terms and conditions of, the provisions of Article X of the Siemens Savings Plan as applicable to the withdrawal of amounts from the Employer Contribution Account of the Siemens Savings Plan.
          After December 31, 1998, participants in the Pyramid Plan shall be able to withdraw their pre-tax contributions made to the Pyramid Plan in accordance with the provisions of Article X of the Siemens Savings Plan as applicable to the withdrawal of amounts from the Tax-Deferred Contribution Account of the Siemens Savings Plan.
     4. Loans. In determining the vested account balance

amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in a participant’s account in the Pyramid Plan and which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.
     5. Employer Contribution. Notwithstanding the provisions of Section 5.1(a) of the Siemens Savings Plan, employees of Siemens Information and Communications Products LLC who do not participate in the Siemens Retirement Plan shall receive an Employer Contribution to the Siemens Savings Plan pursuant to Section 5.1(a) of the Siemens Savings Plan equal to 75% of their Basic Tax-Deferred and Basic After-Tax Contributions.

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APPENDIX CC
SPECIAL PROVISIONS FOR EMPLOYEES OF THE CERBERUS
DIVISION OF SIEMENS BUILDING TECHNOLOGIES, INC.
WHO WERE PARTICIPANTS IN THE CERBERUS PYROTRONICS,
INC. RETIREMENT SAVINGS PLAN
     Effective December 31, 1999, assets and the liabilities with respect to Salaried Employees who were participants in the Cerberus Pyrotronics, Inc. Retirement Savings Plan (“Cerberus Plan” ) were merged into, and its assets and liabilities were transferred to the Siemens Savings Plan. Also as of January 1, 2000, these participants became eligible to participate in the Siemens Savings Plan.
     These participants shall participate in the Siemens Savings Plan in accordance with its terms and conditions. However, the following special provisions shall apply:
     1. Eligibility. Any individual who was a participant in the Cerberus Plan as of December 31, 1999 or any such individual who was eligible to participate in that Plan on January 1, 2000, but chose not to do so, shall be eligible to participate in the Siemens Savings Plan on January 1, 2000.
     2. Vesting. Participants in the Cerberus Plan who are active employees as of December 31, 1999 will be 100% vested in their contributions and Company Contributions in the Cerberus Plan as of December 31, 1999. Any Participant in the Cerberus Plan who participates in the Siemens Savings Plan shall receive employer matching contributions under the Siemens Savings Plan in accordance with Section 5 of this Appendix subject to the vesting provisions of Article VIII of the Siemens Savings Plan.
     Any service that was recognized as vesting service under the Cerberus Plan as of December 31, 1999 will be recognized as Continuous Employment under the Siemens Savings Plan.
     3. Withdrawals. After December 31, 1999, participants in the Cerberus Plan shall be able to withdraw the Company Contributions made to their accounts in the Cerberus Plan in accordance with, and under the terms and conditions of, the provisions of Article X of the Siemens Savings Plan as applicable to the withdrawal of amounts from the Employer

Contribution Account of the Siemens Savings Plan.
     After December 31, 1999 participants in the Cerberus Plan shall be able to withdraw their elective deferral contributions made to the Cerberus Plan in accordance with the provisions of Article X of the Siemens Savings Plan as applicable to the withdrawal of amounts from the Tax-Deferred Contribution Account of the Siemens Savings Plan.
     4. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in a participant’s account in the Cerberus Plan and which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.
     5. Employer Contribution. The provisions of Section 5.1 (a) of the Siemens Savings Plan, shall not apply to the salaried employees of the Cerberus Division of Siemens Building Technologies, Inc. who participate in the Siemens Savings Plan. The following provisions shall apply with respect to the amount of employer contributions the Cerberus employees receive under the Plan:
5.1	(a)	For each Member who makes Basic Tax-Deferred or After-Tax Contributions during payroll period, the Employer will make Employer Contributions to the Plan on behalf of such Member in an amount equal to 25% of such Member’s Basic Tax-Deferred and Basic After-Tax Contributions, less any amount of forfeiture then to be applied to reduce such Employer Contributions pursuant to Article XII.

	(b)	At the sole discretion of the Employer and based upon the Employer’s current and accumulated profits, as determined on the September 30th occurring within the Plan Year, the Employer may make an additional, Discretionary Employer Contribution to the Member’s accounts in the Plan to be allocated in the same manner as the Employer Contribution as set forth in the immediately preceding paragraph so that the amount allocated

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to the Employer Contribution Account of any Member will be equal to a percentage of the first 6% of a Member’s Compensation that is contributed to the Plan for such Plan Year, provided, however, that only Members who are Employees on the last day of the Plan Year will be eligible to receive a Discretionary Employer Contribution.

(c)	Employer Contributions, including the Discretionary Employer Contributions are subject to the limitations provided under Section 6.8. In addition, Employer Contributions, including Discretionary Employer Contributions, are subject to the nondiscrimination test provided under Section 5.2.

(d)	The Employer will contribute Employer Contributions to the Plan at least monthly, except, however, the Employer will contribute Discretionary Employer Contributions to the Plan by the time for filing the Employer’s income tax return for the applicable year including extensions.

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APPENDIX DD
SPECIAL PROVISIONS FOR
EMPLOYEES OF THE ELECTRICAL MACHINE CONTROL PRODUCTS AND
SOLUTIONS BUSINESS OF VICKERS ELECTRONIC SYSTEMS DIVISION
     As of January 1, 2000, the employees of the Electrical Machine Control Products and Solutions Business of Vickers Electronic Systems Division, who were Transferred Employees within the meaning of Section 10.1 of the Asset Purchase Agreement Between Vickers Incorporated and Siemens Energy & Automation Inc, dated as of December 29, 1999, For the Sale of the Electrical Machine Control Products and Solutions Business of the Vickers Electronic Systems Division (hereinafter referred to as “Vickers Transferred Employees”), shall participate in the Siemens Savings Plan in accordance with its terms and conditions. However, the following special provisions shall apply:
     1. Eligibility. Any Vickers Transferred Employee who was a participant in the Aeroquip-Vickers Savings and Profit Sharing Plan (hereinafter referred to as the “Vickers Plan”) as of December 31, 1999, or any such employee who was eligible to participate in that Plan on December 31, 1999, but chose not to do so, shall be eligible to participate in the Siemens Savings Plan on January 1, 2000.
          Transferred Vickers Employees who were not eligible to participate in the Vickers Plan as of December 31, 1999 shall be eligible to participate in the Siemens Savings Plan if they meet the eligibility requirements set forth in Article III of the Siemens Savings Plan.
     2. Vesting. Transferred Vickers Employees who were active participants in the Vickers Plan as of December 31, 1999 will be 100% vested in their account balances in the Vickers Plan which are transferred to the Siemens Savings Plan. Any Transferred Vickers Employee who participates in the Siemens Savings Plan shall receive Employer Contributions under the Siemens Savings Plan subject to the vesting provisions of Article VIII of the Siemens Savings Plan.
          Any service that was recognized as vesting service under the Vickers Plan as of December 31, 1999 for Transferred Vickers Employees will be recognized as Continuous Employment under the Siemens Savings Plan
     3. Withdrawals. After assets are transferred from the Vickers Plan to the Siemens Savings Plan, Members shall be able to withdraw amounts in their matching contribution accounts and related earnings and amounts in their after-tax contribution accounts made to the Vickers Plan in accordance with, and under the terms and conditions of, the provisions of Article X of the Siemens Savings Plan, as amended from time to time, as applicable to the withdrawal of amounts from the Employer Contribution Account and After-Tax Contribution Account of the Siemens Savings Plan; except that, in circumstances where the Vickers Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Vickers Plan, as in effect as of the time immediately prior to such transfer, shall apply.
          After assets are transferred from the Vickers Plan to the Siemens Savings Plan, Members shall be able to withdraw amounts in their pre-tax accounts made to the Vickers Plan in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, as applicable to the withdrawals of amounts from Tax-Deferred Contribution Account of the Siemens Savings Plan; except that, in circumstances where the Vickers Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Vickers Plan, as in effect as of the time immediately prior to such transfer , shall apply.
     4. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in a Vickers Transferred Employee’s accounts in the Vickers Plan and which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.
     5. Investment Options. Members who have amounts in the Eaton Corporation and/or Milacron, Inc. common stock funds of the Vickers Plan and who have their account balances in that Plan transferred to the Siemens Savings Plan will be able to maintain the amounts in such funds after the transfer until twelve months after the date they are transferred to the Siemens Savings Plan. In no event will any Member be able to make or transfer any future contributions to either of these funds. In addition, the Administrative Committee shall make such rules and procedures for the administration of these funds, as it deems reasonable. These rules and procedure may include, but not be limited to, requiring a Member who wishes to transfer his balances in such funds to another option under the Siemens Savings Plan before the deadline for maintenance of these funds expires to do to only with respect to his entire balance in these funds, and with a settlement date of the 25th day of the month following the date the Member

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requests such transfer.
     6. Voting of Eaton Corporation and/or Milacron, Inc. Common Stock; Tender Offer Provisions.
          Any voting rights that a Member may have with respect to shares of Eaton Corporation and/or Milacron, Inc. Common Stock or successor Company Common Stock upon which this Fund is based shall be determined by the provisions of the Master Trust Agreement applicable to the Plan.
     7. Dividends From Eaton Corporation and/or Milacron Inc. Common Stock. Any cash dividends or interest with respect to a Member’s interest in the Eaton Corporation and/or Milacron Inc. Common Stock funds shall be invested in the Plan’s Fixed Rate Fund.
     8. Distribution of Account Upon Termination, Retirement or Death. The distribution of a Transferred Vickers Employee’s accounts that were formerly in the Vickers Plan and that were transferred to the Siemens Savings Plan shall be made in accordance with the provisions of the Vickers Plan as in effect as of the time immediately prior to such transfers. Any amounts made by such employees after the Closing Date to the Siemens Savings Plan shall be distributed in accordance with Article XI of the Siemens Savings Plan, as amended from time to time. Notwithstanding any of the provisions of this Appendix to the contrary, effective April 1, 2002, the only distribution option or options that shall be available to a Member covered by this Appendix, as well as to his or her spouse or beneficiary, shall be the option or options available under the applicable provisions of Article XI of the Siemens Savings Plan, including with respect to amounts that have been transferred to the Siemens Savings Plan.

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APPENDIX EE(a)
SPECIAL COMPANY DISCRETIONARY CONTRIBUTION FOR EMPLOYEES OF
OPUSWAVE NETWORKS INC.FOR PLAN YEAR 1999
Notwithstanding the provisions of Section 5.1 (a) of the Siemens Savings Plan (“Plan”), OPUSWAVE Networks Inc. shall make a special additional discretionary Employer Contribution to the Plan for Plan Year 1999 with respect to any of its employees who contributed to the Plan during the period of August 1, 1999 through December 31, 1999 and who were actively employed with OPUSWAVE Networks, Inc. as of December 31, 1999 equal to 50% of the Basic Tax-Deferred and Basic After-Tax Contributions made by or on behalf of such employees of OPUSWAVE Networks, Inc. to the Plan during this period.
This special discretionary Employer Contribution is in addition to the regular Employer Contribution set forth in Section 5.1 (a) of the Plan, and shall only be in effect with respect to Plan Year 1999.

APPENDIX EE(b)
SPECIAL PROVISIONS FOR FORMER EMPLOYEES OF MOTOROLA, INC. WHO
HAVE BEEN TRANSFERRED TO OSRAM SYLVANIA PRODUCTS, INC.
     Effective April 1, 2000, certain former employees of Motorola, Inc (“Motorola”) designated as Transferred Employees under the Asset Sale Agreement between Motorola and OSRAM SYLVANIA Products, Inc (“OSRAM”), dated February 29, 2000 shall participate in the Siemens Savings Plan in accordance with its terms and conditions. However, the following special provisions shall apply:
     1. Eligibility. Any Transferred Employee who was a participant in the Motorola Profit Sharing and Investment Plan (hereinafter referred to as the “Motorola Plan”) as of February 29, 2000, or any such employee who was eligible to participate in that Plan on February 29, 2000, but chose not to do so, shall be eligible to participate in the Siemens Savings Plan on April 1, 2000.
          Transferred Employees who were not eligible to participate in the Motorola Plan as of February 29, 2000 shall be eligible to participate in the Siemens Savings Plan if they meet the eligibility requirements set forth in Article III of the Siemens Savings Plan. Service with Motorola that is recognized by the Motorola Plan for purposes of meeting the eligibility requirements of that Plan shall be recognized for purposes of meeting the eligibility requirements under Article III of the OSI Plan.
     2. Vesting. Transferred Employees who were active participants in the Motorola Plan as of February 29, 2000 will be 100% vested in their account balances in the Motorola Plan which are transferred to the Siemens Savings Plan. Any Transferred Employee who participates in the Siemens Savings Plan shall receive Employer Contributions under the Siemens Savings Plan subject to the vesting provisions of Article VIII of the Siemens Savings Plan.
          Any service with Motorola that was recognized as vesting service under the Motorola Plan as of February 29, 2000 for Transferred Employees will be recognized as Continuous Employment under the Siemens Savings Plan
     3. Withdrawals. After assets are transferred from the Motorola Plan to the Siemens Savings Plan, Members shall be able to withdraw amounts in their matching contribution accounts and related earnings and amounts in their after-tax contribution accounts made to the Motorola Plan in accordance with, and under the terms and conditions of, the provisions of Article X of the Siemens Savings Plan, as amended from time to time, as applicable to the withdrawal of amounts from the Employer Contribution Account and After-Tax Contribution Account of the Siemens Savings Plan; except that, in circumstances where the Motorola Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Motorola Plan, as in effect as of the time immediately prior to such transfer, shall apply.
          After assets are transferred from the Motorola Plan to the Siemens Savings Plan, Members shall be able to withdraw amounts in their pre-tax accounts made to the Motorola Plan in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, as applicable to the withdrawals of amounts from Tax-Deferred Contribution Account of the Siemens Savings Plan; except that, in circumstances where the Motorola Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Motorola Plan, as in effect as of the time immediately prior to such transfer , shall apply.
     4. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in a Transferred Employee’s accounts in the Motorola Plan and which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.
     5. Investment Options. Members who have amounts in the Motorola, Inc. common stock fund of the Motorola Plan and who have their account balances in that Plan transferred to the Siemens Savings Plan will be able to maintain the amounts in such funds after the transfer until twelve months after the date they are transferred to the Siemens Savings Plan. In no event will any Member be able to make or transfer any future contributions to this fund. In addition, the Administrative Committee shall make such rules and procedures for the administration of this fund, as it deems reasonable. These rules and procedure may include, but not be limited to, requiring a Member who wishes to transfer his balances in such funds to another option under the Siemens Savings Plan before the deadline for maintenance of these funds expires to do to only with respect to his entire balance in these funds, and with a settlement date of the 25th day of the month following the date the Member requests such transfer.

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     6. Voting of Motorola, Inc. Common Stock; Tender Offer Provisions.
          Any voting rights that a member may have with respect to shares of Motorola Inc. common stock upon which this Fund is based shall be determined by the provisions of the Master Trust Agreement applicable to the Plan.
     7. Dividends From Motorola, Inc. Common Stock. Any cash dividends or interest with respect to a Member’s interest in Motorola, Inc. Common Stock funds shall be invested in the Plan’s Fixed Rate Fund.
     8. Distribution of Account Upon Termination, Retirement or Death. The distribution of a Transferred Employee’s accounts that were formerly in the Motorola Plan and that were transferred to the Siemens Savings Plan can be made under any of the optional form of payments available to Transferred Employees in accordance with the provisions of the Motorola Plan as in effect as of the time immediately prior to such transfers. Any amounts made by such employees after the Closing Date to the Siemens Savings Plan shall be distributed in accordance with Article XI of the Siemens Savings Plan, as amended from time to time. Notwithstanding any of the provisions of this Appendix to the contrary, effective April 1, 2002, the only distribution option or options that shall be available to a Member covered by this Appendix, as well as to his or her spouse or beneficiary, shall be the option or options available under the applicable provisions of Article XI of the Siemens Savings Plan, including with respect to amounts that have been transferred to the Siemens Savings Plan.

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APPENDIX FF
SPECIAL PROVISIONS FOR
EMPLOYEES OF SIEMENS MOORE PROCESS AUTOMATION, INC.
     Effective December 31, 2000, the assets and liabilities with respect to the Moore Products Company Retirement Savings Plan (“Moore Savings Plan”) were transferred to the Siemens Savings Plan. Upon the transfer of such assets into the Siemens Savings Plan, the Siemens Savings Plan assumed responsibility for making payments with respect to the benefits earned by participants in the Moore Savings Plan. As of January 1, 2001, Siemens Moore Process Automation, Inc.(“Siemens Moore”) became a participating employer in the Siemens Savings Plan in accordance with terms and conditions of the Siemens Savings Plan. However, the following special provisions shall apply with respect to these participants:
     1. Eligibility. Any participant in the Moore Savings Plan as of December 31, 2000 who is actively employed with Siemens Moore as of December 31, 2000, shall become a member of the Siemens Savings Plan as of January 1, 2001. An employee of Siemens Moore who is not a participant in the Moore Savings Plan as of December 31, 2000 or who is not actively employed with Siemens Moore as of December 31, 2001 shall become a Member of the Siemens Savings Plan upon meeting the requirements of Article III of the Siemens Savings Plan. Employment with Moore Products Company before its acquisition by Siemens that is recognized under the Moore Savings Plan for purposes of meeting the eligibility requirements under that plan will be recognized for purposes of meeting the eligibility requirements under Article III of the Siemens Savings Plan.
     2. Vesting. Participants in the Moore Savings Plan who are active participants in the Moore Savings Plan as of December 31, 2000 and whose accounts balances are transferred to the Siemens Savings Plan as of December 31, 2000 will be 100% vested in their account balances in the Moore Savings Plan. Any participant in the Moore Savings Plan whose account balances are transferred to the Siemens Savings Plan as of December 31, 2000 and who are not active participants in the Moore Savings Plan as of December 31, 2000 will be vested in that portion of the participant’s account balance in the Moore Savings Plan that is transferred in the name of the participant to the Siemens Savings Plan. Any employee of Siemens Moore who participates in the Siemens Savings Plan shall receive Employer Contributions under the Siemens Savings Plan subject to the vesting provisions of Article VIII of the Siemens Savings Plan.

          Any service that was recognized as vesting service under the Moore Savings Plan as of December 31, 2000 for employees of Siemens Moore will be recognized as Continuous Employment under the Siemens Savings Plan
     3. Withdrawals. After assets are transferred from the Moore Savings Plan to the Siemens Savings Plan, Members shall be able to withdraw amounts in their matching contribution accounts and related earnings and amounts in their after-tax contribution accounts made to the Moore Savings Plan in accordance with, and under the terms and conditions of, the provisions of Article X of the Siemens Savings Plan, as amended from time to time, as applicable to the withdrawal of amounts from the Employer Contribution Account and After-Tax Contribution Account of the Siemens Savings Plan; except that, in circumstances where the Moore Savings Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Moore Savings Plan, as in effect as of the time immediately prior to such transfer, shall apply.
          After assets are transferred from the Moore Savings Plan to the Siemens Savings Plan, Members shall be able to withdraw amounts in their pre-tax accounts made to the Moore Savings Plan in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, as applicable to the withdrawals of amounts from Tax-Deferred Contribution Account of the Siemens Savings Plan; except that, in circumstances where the Moore Savings Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Moore Savings Plan, as in effect as of the time immediately prior to such transfer , shall apply.
     4. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in an employee’s account in the Moore Savings Plan which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.
     5. Distribution of Accounts. The distribution of an employee’s account in the Moore Savings Plan that was formerly in the Moore Savings Plan and that were transferred to the Siemens Savings Plan shall be made in accordance with the provisions of the Moore Savings Plan as in effect as of the time immediately prior to such transfers. Any amounts made by such employees to the Siemens Savings Plan after December 31, 2000 shall be

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distributed in accordance with Article XI of the Siemens Savings Plan, as amended from time to time. Notwithstanding any of the provisions of this Appendix to the contrary, effective April 1, 2002, the only distribution option or options that shall be available to a Member covered by this Appendix, as well as to his or her spouse or beneficiary, shall be the option or options available under the applicable provisions of Article XI of the Siemens Savings Plan, including with respect to amounts that have been transferred to the Siemens Savings Plan.

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APPENDIX GG
SPECIAL PROVISIONS FOR
EMPLOYEES OF SHARED MEDICAL SYSTEMS CORPORATION
     Upon the transfer of the assets and liabilities from the SMS Retirement Savings Plan (“SMS Savings Plan”) to the Siemens Savings Plan, the Siemens Savings Plan assumed responsibility for making payments with respect to the benefits earned by participants in the SMS Savings Plan. As of January 1, 2001, Shared Medical Systems Corporation became a participating employer in the Siemens Savings Plan in accordance with the terms and conditions of the Siemens Savings Plan. However, the following special provisions shall apply with respect to these participants:
     1. Eligibility. Any participant in the SMS Savings Plan as of December 31, 2000 who is actively employed with SMS as of December 31, 2000, shall become a member of the Siemens Savings Plan as of January 1, 2001. An employee of SMS who is not a participant in the SM SMS Savings Plan as of December 31, 2000 or who is not actively employed with SMS as of December 31, 2001 shall become a Member of the Siemens Savings Plan upon meeting the requirements of Article III of the Siemens Savings Plan. Employment with SMS before its acquisition by Siemens that is recognized under the SMS for purposes of meeting the eligibility requirements under that plan will be recognized for purposes of meeting the eligibility requirements under Article III of the Siemens Savings Plan.
     2. Vesting. Participants in the SMS Savings Plan whose accounts balances are transferred to the Siemens Savings Plan will be vested in their account balances that are transferred from the SMS Savings Plan in accordance with the vesting provisions of Article VIII of the Siemens Savings Plan, and any service which is recognized as vesting service under the SMS Savings Plan as of the date assets are transferred, will be recognized as Continuous Employment under the Siemens Savings Plan. Any employee of SMS who participates in the Siemens Savings Plan shall receive Employer Contributions under the Siemens Savings Plan subject to the vesting provisions of Article VIII of the Siemens Savings Plan.
     3. Withdrawals. After assets are transferred from the SMS Savings Plan to the Siemens Savings Plan, Members shall be able to withdraw amounts in their matching contribution accounts and related earnings and amounts in their after-tax contribution accounts made to the SMS Savings Plan in accordance with, and under the terms and conditions of, the provisions of Article X of the Siemens Savings Plan, as amended from time to time, as applicable to the withdrawal of amounts from the Employer Contribution Account and After-Tax Contribution Account of the Siemens Savings Plan; except that, in circumstances where the SMS Savings Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the SMS Savings Plan, as in effect as of the time immediately prior to such transfer, shall apply.
          After assets are transferred from the SMS Savings Plan to the Siemens Savings Plan, Members shall be able to withdraw amounts in their pre-tax accounts made to the SMS Savings Plan in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, as applicable to the withdrawals of amounts from Tax-Deferred Contribution Account of the Siemens Savings Plan; except that, in circumstances where the SMS Savings Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the SMS Savings Plan, as in effect as of the time immediately prior to such transfer , shall apply.
     4. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in an employee’s account in the SMS Savings Plan which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.
     5. Distribution of Accounts. The distribution of an employee’s account in the SMS Savings Plan that was formerly in the SMS Savings Plan and that were transferred to the Siemens Savings Plan shall be made in accordance with the provisions of the SMS Savings Plan as in effect as of the time immediately prior to such transfers. Any amounts made by such employees to the Siemens Savings Plan after December 31, 2000 shall be distributed in accordance with Article XI of the Siemens Savings Plan, as amended from time to time. Notwithstanding any of the provisions of this Appendix to the contrary, effective April 1, 2002, the only distribution option or options that shall be available to a Member covered by this Appendix, as well as to his or her spouse or beneficiary, shall be the option or options available under the applicable provisions of Article XI of the Siemens Savings Plan, including with respect to amounts that have been transferred to the Siemens Savings Plan.

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APPENDIX HH
SPECIAL PROVISIONS FOR
EMPLOYEES OF ENTEX IT SERVICES INC.
Upon the transfer of the assets and liabilities with respect to the Entex 401(k) Retirement Savings Plan (“Entex Savings Plan”) to the Siemens Savings Plan, the Siemens Savings Plan assumed responsibility for making payments with respect to the benefits earned by participants in the Entex Savings Plan. As of January 1, 2001, Entex IT Services Inc. (“Entex”) became a participating employer in the Siemens Savings Plan in accordance with the terms and conditions of the Siemens Savings Plan. However, the following special provisions shall apply with respect to these participants:
     1. Eligibility. Any participant in the Entex Savings Plan as of December 31, 2000 who is actively employed with Entex as of December 31, 2000, shall become a member of the Siemens Savings Plan as of January 1, 2001. An employee of Entex who is not a participant in the Entex Savings Plan as of December 31, 2000 or who is not actively employed with Entex as of December 31, 2001 shall become a Member of the Siemens Savings Plan upon meeting the requirements of Article III of the Siemens Savings Plan. Employment with SMS before its acquisition by Siemens that is recognized under the Entex Savings Plan for purposes of meeting the eligibility requirements under that plan will be recognized for purposes of meeting the eligibility requirements under Article III of the Siemens Savings Plan.
     2. Vesting. A participant in the Entex Savings Plan who is an active participant in the Entex Savings Plan as of December 31, 2000 and whose account balance is transferred to the Siemens Savings Plan will be 100% vested in the portion of the participant’s account balance in the Entex Savings Plan that is transferred to the Siemens Savings Plan in the name of the participant. Any participant in the Entex Savings Plan whose account balance is transferred to the Siemens Savings Plan as of December 31, 2000 and who is not an active participant in the Entex Savings Plan as of December 31, 2000 will be vested in that portion of the participant’s account balance in the Entex Savings Plan that is transferred in the name of the Participant to the Siemens Savings Plan in accordance with the vesting provisions of the Entex Savings Plan in effect as of the date of such participant’s termination of employment..
          Any service that was recognized as vesting service under the Entex Savings Plan as of December 31, 2000 for employees of Entex will be recognized as Continuous Employment under the Siemens Savings Plan
     3. Withdrawals. After assets are transferred from the Entex Savings Plan to the Siemens Savings Plan, Members shall be able to withdraw amounts in their matching contribution accounts and related earnings and amounts in their after-tax contribution accounts made to the Entex Savings Plan in accordance with, and under the terms and conditions of, the provisions of Article X of the Siemens Savings Plan, as amended from time to time, as applicable to the withdrawal of amounts from the Employer Contribution Account and After-Tax Contribution Account of the Siemens Savings Plan; except that, in circumstances where the Entex Savings Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Entex Savings Plan, as in effect as of the time immediately prior to such transfer, shall apply.
          After assets are transferred from the Entex Savings Plan to the Siemens Savings Plan, Members shall be able to withdraw amounts in their pre-tax accounts made to the Entex Savings Plan in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, as applicable to the withdrawals of amounts from Tax-Deferred Contribution Account of the Siemens Savings Plan; except that, in circumstances where the SMS Savings Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Entex Savings Plan, as in effect as of the time immediately prior to such transfer , shall apply.
     4. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in an employee’s account in the Entex Savings Plan which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.
     5. Distribution of Accounts. The distribution of an employee’s account in the Entex Savings Plan that was formerly in the Entex Savings Plan and that were transferred to the Siemens Savings Plan shall be made in accordance with the provisions of the Entex Savings Plan as in effect as of the time immediately prior to such transfers. Any amounts made by such employees to the Siemens Savings Plan after December 31, 2000 shall be distributed in accordance with Article XI of the Siemens Savings Plan, as amended from time to time. Notwithstanding any of the provisions of this Appendix to the contrary, effective April 1, 2002, the only distribution option or options that shall

2

be available to a Member covered by this Appendix, as well as to his or her spouse or beneficiary, shall be the option or options available under the applicable provisions of Article XI of the Siemens Savings Plan, including with respect to amounts that have been transferred to the Siemens Savings Plan.

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APPENDIX II
SPECIAL PROVISIONS FOR
EMPLOYEES OF FORMER ELLENCO, LLC. AND CEREL, LLC.
Upon the transfer of the assets and liabilities, effective April 6, 2001, with respect to the Ellenco, LLC. Savings Plan (“Ellenco Plan”) and the Cerel, LLC. Savings Plan (“Cerel Plan”) into the Siemens Savings Plan, the Siemens Savings Plan assumed responsibility for making payments with respect to the benefits earned by participants in the Ellenco Plan and Cerel Plan in accordance with the terms and conditions of the Siemens Savings Plan. However, the following special provisions shall apply to these participants.
     1. Vesting. A participant in either the Ellenco Plan or Cerel Plan who is an active participant in the either the Ellenco or Cerel Plan as of April 6, 2001 and whose account balance is transferred to the Siemens Savings Plan will be 100% vested in the portion of the participant’s account balance in either the Ellenco Plan or Cerel Plan that is transferred to the Siemens Savings Plan in the name of the participant. Any participant in either the Ellenco Plan or the Cerel Plan whose account balance is transferred to the Siemens Savings Plan as of April 6, 2001 and who is not an active participant in either the Ellenco Plan or the Cerel Plan as of April 6, 2001 will be vested in that portion of the participant’s account balance in either the Ellenco Plan or the Cerel Plan that is transferred in the name of the Participant to the Siemens Savings Plan in accordance with the vesting provisions of the Ellenco Plan or the Cerel Plan, as applicable, in effect as of the date of such participant’s termination of employment.
          Any service that was recognized as vesting service under the Ellenco Plan or the Cerel Plan as of April 6, 2001 for the respective former employees of Ellenco, LLC or Cerel, LLC will be recognized as Continuous Employment under the Siemens Savings Plan.
     2. Withdrawals. After assets are transferred from the Ellenco Plan and the Cerel Plan to the Siemens Savings Plan, members shall be able to withdraw amounts in their matching contribution accounts and related earnings and amounts in their after-tax contribution accounts made to the Ellenco Plan or the Cerel Plan in accordance with, and under the terms and conditions of, the provisions of Article X of the Siemens Savings Plan, as amended from time to time, as applicable to the withdrawal of amounts from the Employer Contribution Account and After-Tax Contribution Account of the Siemens Savings Plan; except that, in circumstances where the Ellenco Plan or the Cerel Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Ellenco Plan or the Cerel Plan, as in effect as of the time immediately prior to such transfer, shall apply.
          After assets are transferred from the Ellenco Plan or the Cerel Plan to the Siemens Savings Plan, members shall be able to withdraw amounts in their pre-tax accounts made to these Plans in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, as applicable to the withdrawals of amounts from the Tax-Deferred Contribution Account of the Siemens Savings Plan; except that, in circumstances where the Ellenco Plan or Cerel Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Ellenco Plan or the Cerel Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     3. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in an employee’s account in the Ellenco Plan or the Cerel Plan which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.

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APPENDIX JJ
SPECIAL PROVISIONS FOR
EMPLOYEES OF FORMER JENCOURT, INC.
Upon the transfer of the assets and liabilities, effective April 2, 2001, with respect to the Jencourt, Inc. Employees’ 401(k) Plan and Trust (“Jencourt Plan”) into the Siemens Savings Plan, the Siemens Savings Plan assumed responsibility for making payments with respect to the benefits earned by participants in the Jencourt Plan in accordance with the terms and conditions of the Siemens Savings Plan. However, the following special provisions shall apply with respect to these participants.
     1. Vesting. A participant in the Jencourt Plan who is an active participant in the Jencourt Plan as of April 2, 2001 and whose account balance is transferred to the Siemens Savings Plan will be 100% vested in the portion of the participant’s account balance in the Jencourt Plan that is transferred to the Siemens Savings Plan in the name of the participant. Any participant in the Jencourt Plan whose account balance is transferred to the Siemens Savings Plan as of April 2, 2001 and who is not an active participant in the Jencourt Plan as of April 2, 2001 will be vested in that portion of the participant’s account balance in the Jencourt Plan that is transferred in the name of the Participant to the Siemens Savings Plan in accordance with the vesting provisions of the Jencourt Plan in effect as of the date of such participant’s termination of employment.
          Any service that was recognized as vesting service under the Jencourt Plan as of April 2, 2001 for the former employees of Jencourt, Inc. will be recognized as Continuous Employment under the Siemens Savings Plan.
     2. Withdrawals. After assets are transferred from the Jencourt Plan to the Siemens Savings Plan, members shall be able to withdraw amounts in their matching contribution accounts and related earnings and amounts in their after-tax contribution accounts made to the Jencourt Plan in accordance with, and under the terms and conditions of, the provisions of Article X of the Siemens Savings Plan, as amended from time to time, as applicable to the withdrawal of amounts from the Employer Contribution Account and After-Tax Contribution Account of the Siemens Savings Plan; except that, in circumstances where the Jencourt Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Jencourt Plan, as in effect as of the time immediately prior to such transfer, shall apply.
          After assets are transferred from the Jencourt Plan to

the Siemens Savings Plan, members shall be able to withdraw amounts in their pre-tax accounts made to these Plans in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, as applicable to the withdrawals of amounts from the Tax-Deferred Contribution Account of the Siemens Savings Plan; except that, in circumstances where the Jencourt Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Jencourt Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     3. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in an employee’s account in the Jencourt Plan which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.

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APPENDIX KK
SPECIAL PROVISIONS RELATING TO THE “LET’S SHARE” PROGRAM
On or about June, 2001, a special one time contribution will be made to the accounts of employees who meet the eligibility requirements of Section 1 of this Appendix KK. This contribution will be part of the global program of Siemens AG known as the “Let’s Share” Program. Notwithstanding the provisions of the Siemens Savings Plan, this contribution will be subject to the special terms and conditions of this Appendix KK. This contribution shall be allocated as of September 30, 2000, although no earnings or losses or other adjustments will be credited thereon prior to the date the account under the “Let’s Share” Program for an “Eligible Employee”, as defined below, is deemed opened.
     1. Eligibility. An employee of a company set forth on Attachment A to this Appendix shall be eligible for the “Let’s Share” Program provided both of the following criteria are met: (a) the employee was employed as an active employee of a company set forth on Attachment A for the entire period from October 1, 1999 through September 30, 2000, notwithstanding the fact that the employee’s employment with all companies listed on Attachment A is terminated on or after October 1, 2000, and (b) the employee is eligible to participate in the Siemens Savings Plan as of September 30, 2000, whether or not such employee actually participates in the Plan as of such date. Employees who meet the eligibility requirements of this Section 1 shall hereinafter be referred to as “Eligible Employees”.
     2. Amount of the “Let’s Share” Program Contribution. The amount of the individual award under the “Let’s Share” Program to each “Eligible Employee” shall be uniform and shall be determined by the Board of Directors of Siemens Corporation.
     3. Investment of the “Let’s Share” Contribution. The amount of the “Let’s Share” Program contribution shall be placed in an “Eligible Employee’s” account in the Siemens AG Stock Fund of the Siemens Savings Plan. This contribution and any earnings thereon must remain in the Siemens AG Stock Fund for as long as the “Eligible Employee” is employed by an Affiliated Company and shall not be available for a transfer to any other investment fund of the Siemens Savings Plan, except that the provision set forth in Section 3 of this Appendix KK shall not apply to an “Eligible Employee” after the “Eligible Employee” transfers without intervening employment to the employ of an Affiliated Company which is not an Employer and which is not located in the United States.

     4. Vesting. “Eligible Employees” shall be immediately 100% vested in the “Let’s Share” contribution made on their behalf to the Siemens Savings Plan.
     5. Unavailability of the “Let’s Share” Contribution For Loans and Withdrawals. The amount of any “Eligible Employee’s” “Let’s Share” Contribution and any earnings thereon shall not be available under Article IX or X of the Siemens Savings Plan for withdrawals or for loans. Also, the amount of a “Let’s Share” contribution and any earnings thereon shall not be taken into account in determining the amount an “Eligible Employee” has available for taking out a loan.

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A. Attachment A to Appendix KK
Company Eligibility for “Let’s Share” Program
In Siemens Savings Plan
Siemens Airfield Solutions
Opuswave Networks, Inc.
SIBAG Finance Corporation
SIBAG Investments, Inc.
Siemens Applied Automation, Inc.
Siemens Automotive Corporation
Siemens Building Technologies, Inc.
Siemens Business Services
Siemens Capital Corporation
Siemens Corporate Research, Inc.
Siemens Corporation
Siemens Diesel Systems Technology, LLC
Siemens ElectroCom L.P.
Siemens Energy & Automation, Inc.
Siemens Financial Services, Inc.
Siemens Fossil Services, Inc.
Siemens Hearing Instruments, Inc.

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Siemens Information and Communication Networks, Inc.
Siemens Information and Communication Products, LLC
Siemens Medical Systems, Inc.
Siemens Power Corporation
Siemens Power Transmission & Distribution, LLC
Siemens Procurement & Logistics Services, LLC
Siemens Real Estate, Inc.
Siemens Shared Services, LLC
Siemens Solar Industries L.P.
Siemens Technology-to-Business Center, LLC
Siemens Transportation Systems, Inc
Siemens Westinghouse Power Corporation
Siemens Westinghouse Technical Services, Inc.
Telegyr Systems, Inc.

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APPENDIX LL
SPECIAL PROVISIONS FOR
EMPLOYEES OF FORMER FRANKENDATA USA, INC.
Upon the transfer of the assets and liabilities, as soon as administratively practicable after August 1, 2001, with respect to the FrankenData, Inc. 401(k) Profit-Sharing Plan (“FrankenData Plan”) into the Siemens Savings Plan, the Siemens Savings Plan assumed responsibility for making payments with respect to the benefits earned by participants in the FrankenData Plan in accordance with the terms and conditions of the Siemens Savings Plan. However, the following special provisions shall apply to the participants.
     1. Vesting. A participant in the FrankenData Plan who is an active participant in the FrankenData Plan as of August 1, 2001 and whose account balance is transferred to the Siemens Savings Plan will be 100% vested in the portion of the participant’s account balance in the FrankenData Plan that is transferred to the Siemens Savings Plan in the name of the participant. Any participant in the FrankenData Plan whose account balance is transferred to the Siemens Savings Plan as of August 1, 2001 and who is not an active participant in the FrankenData Plan as of August 1, 2001 will be vested in that portion of the participant’s account balance in the FrankenData Plan that is transferred in the name of the Participant to the Siemens Savings Plan in accordance with the vesting provisions of the FrankenData Plan in effect as of the date of such participant’s termination of employment.
          Any service that was recognized as vesting service under the FrankenData Plan as of August 1, 2001 for the former employees of FrankenData, Inc. will be recognized as Continuous Employment under the Siemens Savings Plan.
     2. Withdrawals. After assets are transferred from the FrankenData Plan to the Siemens Savings Plan, members shall be able to withdraw amounts in their matching contribution accounts and related earnings and amounts in their after-tax contribution accounts made to the FrankenData Plan in accordance with, and under the terms and conditions of, the provisions of Article X of the Siemens Savings Plan, as amended from time to time, as applicable to the withdrawal of amounts from the Employer Contribution Account and After-Tax Contribution Account of the Siemens Savings Plan; except that, in circumstances where the FrankenData Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the

FrankenData Plan, as in effect as of the time immediately prior to such transfer, shall apply.
          After assets are transferred from the FrankenData Plan to the Siemens Savings Plan, members shall be able to withdraw amounts in their pre-tax accounts made to the FrankenData Plan in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, as applicable to the withdrawals of amounts from the Tax-Deferred Contribution Account of the Siemens Savings Plan; except that, in circumstances where the FrankenData Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the FrankenData Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     3. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in an employee’s account in the FrankenData Plan which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.

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APPENDIX MM
TO THE SIEMENS SAVINGS PLAN
SPECIAL PROVISIONS FOR
EMPLOYEES OF FORMER CUBE TECHNOLOGY, INC.
Upon the transfer of the assets and liabilities, effective October 1,2001, with respect to the
Cube Technology, Inc. Profit Sharing Plan and Trust (“Cube Plan”) into the Siemens Savings Plan, the Siemens Savings Plan assumed responsibility for making payments with respect to the benefits earned by participants in the Cube Plan.
     1. Vesting. A participant in the Cube Plan who is an active participant in the Cube Plan as of October 1, 2001 and whose account balance is transferred to the Siemens Savings Plan will be 100% vested in the portion of the participant’s account balance in the Cube Plan that is transferred to the Siemens Savings Plan in the name of the participant. Any participant in the Cube Plan whose account balance is transferred to the Siemens Savings Plan as of October 1, 2001 and who is not an active participant in the Cube Plan as of October 1, 2001 will be vested in that portion of the participant’s account balance in the Cube Plan that is transferred in the name of the Participant to the Siemens Savings Plan in accordance with the vesting provisions of the Cube Plan in effect as of the date of such participant’s termination of employment.
          Any service that was recognized as vesting service under the Cube Plan as of October 1, 2001 for the former employees of Cube, Inc. will be recognized as Continuous Employment under the Siemens Savings Plan.
     2. Withdrawals. After assets are transferred from the Cube Plan to the Siemens Savings Plan, members shall be able to withdraw amounts in their matching contribution accounts and related earnings and amounts in their after-tax contribution accounts made to the Cube Plan in accordance with, and under the terms and conditions of, the provisions of Article X of the Siemens Savings Plan, as amended from time to time, as applicable to the withdrawal of amounts from the Employer Contribution Account and After-Tax Contribution Account of the Siemens Savings Plan; except that, in circumstances where the Cube Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Cube Plan, as in effect as of the time immediately prior to such transfer, shall apply.
          After assets are transferred from the Cube Plan to the

Siemens Savings Plan, members shall be able to withdraw amounts in their pre-tax accounts made to these Plans in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, as applicable to the withdrawals of amounts from the Tax-Deferred Contribution Account of the Siemens Savings Plan; except that, in circumstances where the Cube Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Cube Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     3. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in an employee’s account in the Cube Plan which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.

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APPENDIX NN
TO THE SIEMENS SAVINGS PLAN
SPECIAL PROVISIONS FOR SALARIED
EMPLOYEES OF FORMER MILLTRONICS, INC.
Upon the transfer of the assets and liabilities, effective November 1, 2001, with respect to the Milltronics, Inc. US Retirement Savings Plan (“Milltronics Plan”) into the Siemens Savings
Plan, the Siemens Savings Plan assumed responsibility for making payments with respect to the benefits earned by participants in the Milltronics Plan who were salaried employees.
     1. Vesting. A participant in the Milltronics Plan who is an active participant in the Milltronics Plan as of November 1, 2001 and whose account balance is transferred to the Siemens Savings Plan will be 100% vested in the portion of the participant’s account balance in the Milltronics Plan that is transferred to the Siemens Savings Plan in the name of the participant. Any participant in the Milltronics Plan whose account balance is transferred to the Siemens Savings Plan as of November 1, 2001 and who is not an active participant in the Milltronics Plan as of November 1, 2001 will be vested in that portion of the participant’s account balance in the Milltronics Plan that is transferred in the name of the Participant to the Siemens Savings Plan in accordance with the vesting provisions of the Milltronics Plan in effect as of the date of such participant’s termination of employment.
          Any service that was recognized as vesting service under the Milltronics Plan as of November 1, 2001 for the former employees of Milltronics, Inc. will be recognized as Continuous Employment under the Siemens Savings Plan.
     2. Withdrawals. After assets are transferred from the Milltronics Plan to the Siemens Savings Plan, members shall be able to withdraw amounts in their matching contribution accounts and related earnings and amounts in their after-tax contribution accounts made to the Milltronics Plan in accordance with, and under the terms and conditions of, the provisions of Article X of the Siemens Savings Plan, as amended from time to time, as applicable to the withdrawal of amounts from the Employer Contribution Account and After-Tax Contribution Account of the Siemens Savings Plan; except that, in circumstances where the Milltronics Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Milltronics Plan, as in effect as of the time immediately prior to such transfer, shall apply.

          After assets are transferred from the Milltronics Plan to the Siemens Savings Plan, members shall be able to withdraw amounts in their pre-tax accounts made to these Plans in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, as applicable to the withdrawals of amounts from the Tax-Deferred Contribution Account of the Siemens Savings Plan; except that, in circumstances where the Milltronics Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Milltronics Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     3. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in an employee’s account in the Milltronics Plan which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.

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APPENDIX OO
TO THE SIEMENS SAVINGS PLAN
SPECIAL PROVISIONS FOR
EMPLOYEES OF ACUSON CORPORATION OR ECTON, INC.
Effective as of December 31, 2001, the assets and liabilities with respect to the benefits under the Acuson 401(k) Retirement Savings Plan (“Acuson Plan”) for salaried rated employees of Acuson Corporation or Ecton, Inc., and for their spouses and beneficiaries, were transferred and merged into the Siemens Savings Plan, and the Siemens Savings Plan assumed responsibility for making payments with respect to the benefits earned by such Acuson Corporation or Ecton, Inc. employees in the Acuson Plan in accordance with the terms and conditions of the Siemens Savings Plan. Also, as of January 1, 2002, the salaried employees of Acuson Corporation and Ecton, Inc. became eligible to participate in the Siemens Savings Plan. The following special provisions shall apply to the participants.
     1. Eligibility. Any individual who was a participant in the Acuson Plan as of December 31, 2001 or any individual who was eligible to participate in that Plan on December 31, 2001, but chose not to do so, shall be eligible to participate in the Siemens Savings Plan on January 1, 2002.
     2. Vesting. A participant in the Acuson Plan who is an active participant in the Acuson Plan as of December 31, 2001 and whose account balance is transferred to the Siemens Savings Plan will be 100% vested in the portion of the participant’s account balance in the Acuson Plan that is transferred to the Siemens Savings Plan in the name of the participant. Any participant in the Acuson Plan whose account balance is transferred to the Siemens Savings Plan as of December 31, 2001 and who is not an active participant in the Acuson Plan as of December 31, 2001 will be vested in that portion of the participant’s account balance in the Acuson Plan that is transferred in the name of the participant to the Siemens Savings Plan in accordance with the vesting provisions of the Acuson Plan in effect as of the date of such participant’s termination of employment.
          Any service that was recognized as vesting service under the Acuson Plan as of December 31, 2001 for the salaried employees of Acuson will be recognized as Continuous Employment under the Siemens Savings Plan.
     3. Withdrawals. After assets are transferred from the Acuson Plan to the Siemens Savings Plan, members shall be able to withdraw amounts in their matching contribution accounts and amounts in their after-tax contribution accounts made to the

Acuson Plan, and related earnings, in accordance with, and under the terms and conditions of, the provisions of Article X of the Siemens Savings Plan as applicable to the withdrawal of amounts from the Employer Contribution Account of the Siemens Savings Plan.
          After assets are transferred from the Acuson Plan to the Siemens Savings Plan, members shall be able to withdraw amounts made on a tax deferred basis to the Acuson Plan in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, as applicable to the withdrawals of amounts from the Tax-Deferred Contribution Account of the Siemens Savings Plan.
     4. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in an employee’s account in the Acuson Plan which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.
     5. Employer Contribution. The applicable Employer Contribution under Section 5.1(a) of the Siemens Savings Plan shall be an amount equal to 50% of the Member’s Basic Tax-Deferred and Basic After-Tax Contributions to the Plan.

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APPENDIX PP
TO THE SIEMENS SAVINGS PLAN
SPECIAL PROVISIONS FOR FORMER EMPLOYEES OF
SECURITY TECHNOLOGIES GROUP
Effective as of December 31, 2001, the assets and liabilities with respect to the benefits under the Security Technologies Group, Inc. 401k Retirement Savings (“Security Plan”) for salaried rated employees of Security Technologies Group, Inc. (“STG”), and for their spouses and beneficiaries, were transferred and merged into the Siemens Savings Plan, and the Siemens Savings Plan assumed responsibility for making payments with respect to the benefits earned by such STG employees in the Security Plan in accordance with the terms and conditions of the Siemens Savings Plan. Also, as of January 1, 2002, the salaried employees of STG (excluding uniformed officers of Guard Technologies, Inc.) became eligible to participate in the Siemens Savings Plan. The following special provisions shall apply to the participants.
     1. Eligibility. Any individual who was a participant in the Security Plan as of December 31, 2001 or any individual who was eligible to participate in that Plan on December 31, 2001, but chose not to do so, shall be eligible to participate in the Siemens Savings Plan on January 1, 2002.
     2. Vesting. A participant in the Security Plan who is an active participant in the Security Plan as of December 31, 2001 and whose account balance is transferred to the Siemens Savings Plan will be 100% vested in the portion of the participant’s account balance in the Security Plan that is transferred to the Siemens Savings Plan in the name of the participant. Any participant in the Security Plan whose account balance is transferred to the Siemens Savings Plan as of December 31, 2001 and who is not an active participant in the Security Plan as of December 31, 2001 will be vested in that portion of the participant’s account balance in the Security Plan that is transferred in the name of the participant to the Siemens Savings Plan in accordance with the vesting provisions of the Security Plan in effect as of the date of such participant’s termination of employment.
          Any service that was recognized as vesting service under the Security Plan as of December 31, 2001 for the salaried employees of STG will be recognized as Continuous Employment under the Siemens Savings Plan.

     3. Withdrawals. After assets are transferred from the Security Plan to the Siemens Savings Plan, members shall be able to withdraw amounts in their matching contribution accounts and amounts in their after-tax contribution accounts made to the Security Plan, and related earnings, in accordance with, and under the terms and conditions of, the provisions of Article X of the Siemens Savings Plan as applicable to the withdrawal of amounts from the Employer Contribution Account of the Siemens Savings Plan.
          After assets are transferred from the Security Plan to the Siemens Savings Plan, members shall be able to withdraw amounts made on a tax deferred basis to the Security Plan in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, as applicable to the withdrawals of amounts from the Tax-Deferred Contribution Account of the Siemens Savings Plan.
     4. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in an employee’s account in the Security Plan which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.
     5. Employer Contribution. The provisions of Section 5.1 (a) of the Siemens Savings Plan, shall not apply to the salaried employees of the former STG who participate in the Siemens Savings Plan. The following provisions shall apply with respect to the amount of employer contributions the employees of the former STG receive under the Plan:
          (a) For each Member who makes Basic Tax-Deferred or After-Tax Contributions during payroll period, the Employer will make Employer Contributions to the Plan on behalf of such Member in an amount equal to 25% of such Member’s Basic Tax-Deferred and Basic After-Tax Contributions, less any amount of forfeiture then to be applied to reduce such Employer Contributions pursuant to Article XII.
(b) At the sole discretion of the Employer and based upon the Employer’s current and accumulated profits, as determined on the September 30th occurring within the Plan Year, the Employer may make an additional, Discretionary Employer Contribution to the Member’s accounts in the Plan to be allocated in the same manner as the Employer Contribution as set forth in

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the immediately preceding paragraph so that the amount allocated to the Employer Contribution Account of any Member will be equal to a percentage of the first 6% of a Member’s Compensation that is contributed to the Plan for such Plan Year, provided, however, that only Members who are Employees on the last day of the Plan Year will be eligible to receive a Discretionary Employer Contribution.
(c) Employer Contributions, including the Discretionary Employer Contributions are subject to the limitations provided under Section 6.8. In addition, Employer Contributions, including Discretionary Employer Contributions, are subject to the nondiscrimination test provided under Section 5.2.
(d) The Employer will contribute Employer Contributions to the Plan at least monthly, except, however, the Employer will contribute Discretionary Employer Contributions to the Plan by the time for filing the Employer’s income tax return for the applicable year including extensions.

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APPENDIX QQ
TO THE SIEMENS SAVINGS PLAN
SPECIAL PROVISIONS FOR
EMPLOYEES OF EFFICIENT NETWORKS, INC.
Effective as of December 31, 2001, the assets and liabilities with respect to the benefits under the Efficient Networks, Inc. 401(k) Plan (“Efficient Plan”) for salaried rated employees of Efficient Networks, Inc. and for their spouses and beneficiaries, were transferred and merged into the Siemens Savings Plan, and the Siemens Savings Plan assumed responsibility for making payments with respect to the benefits earned by such Efficient employees in the Efficient Plan in accordance with the terms and conditions of the Siemens Savings Plan. Also, as of January 1, 2002, the salaried employees of Efficient became eligible to participate in the Siemens Savings Plan. The following special provisions shall apply to the participants.
     1. Eligibility. Any individual who was a participant in the Efficient Plan as of December 31, 2001 or any individual who was eligible to participate in that Plan on December 31, 2001, but chose not to do so, shall be eligible to participate in the Siemens Savings Plan on January 1, 2002.
     2. Vesting. A participant in the Efficient Plan who is an active participant in the Efficient Plan as of December 31, 2001 and whose account balance is transferred to the Siemens Savings Plan will be 100% vested in the portion of the participant’s account balance in the Efficient Plan that is transferred to the Siemens Savings Plan in the name of the participant. Any participant in the Efficient Plan whose account balance is transferred to the Siemens Savings Plan as of December 31, 2001 and who is not an active participant in the Efficient Plan as of December 31, 2001 will be vested in that portion of the participant’s account balance in the Efficient Plan that is transferred in the name of the participant to the Siemens Savings Plan in accordance with the vesting provisions of the Efficient Plan in effect as of the date of such participant’s termination of employment.
          Any service that was recognized as vesting service under the Efficient Plan as of December 31, 2001 for the salaried employees of Efficient will be recognized as Continuous Employment under the Siemens Savings Plan.
     3. Withdrawals. After assets are transferred from the Efficient Plan to the Siemens Savings Plan, members shall be able to withdraw amounts in their matching contribution accounts and amounts in their after-tax contribution accounts made to the Efficient Plan, and related earnings, in accordance with, and under the terms and conditions of, the provisions of Article X of the Siemens Savings Plan as applicable to the withdrawal of amounts from the Employer Contribution Account of the Siemens Savings Plan.
          After assets are transferred from the Efficient Plan to the Siemens Savings Plan, members shall be able to withdraw amounts made on a tax deferred basis to the Efficient Plan in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, as applicable to the withdrawals of amounts from the Tax-Deferred Contribution Account of the Siemens Savings Plan.
     4. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in an employee’s account in the Efficient Plan which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.
     5. Employer Contribution. The applicable Employer Contribution under Section 5.1(a) of the Siemens Savings Plan shall be an amount equal to 75% of the Member’s Basic Tax-Deferred and Basic After-Tax Contributions to the Plan.

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APPENDIX RR
TO THE SIEMENS SAVINGS PLAN
SPECIAL PROVISIONS FOR
CERTAIN EMPLOYEES OF SIEMENS VDO AUTOMOTVE
Effective as of December 31, 2001, the assets and liabilities with respect to the benefits under the VDO Employees Savings Plan (“VDO Plan”) for salaried rated employees of Siemens VDO Automotive (including those salaried individuals who are still considered eligible to participate as active employees in benefit plans due to a separation arrangement) at the Cheshire, Connecticut; Winchester, Virginia; Auburn, Indiana; and Troy, Michigan locations, and for their spouses and beneficiaries, were transferred and merged into the Siemens Savings Plan, and the Siemens Savings Plan assumed responsibility for making payments with respect to the benefits earned by such employees in the VDO Plan in accordance with the terms and conditions of the Siemens Savings Plan. Also, as of January 1, 2002, these individuals became eligible to participate in the Siemens Savings Plan. The following special provisions shall apply to these individuals.
     1. Eligibility. Any individual who was a participant in the VDO Plan as of December 31, 2001 or any individual who was eligible to participate in that Plan on December 31, 2001, but chose not to do so, shall be eligible to participate in the Siemens Savings Plan on January 1, 2002.
     2. Vesting. A participant in the VDO Plan who is an active participant in the VDO Plan as of December 31, 2001 and whose account balance is transferred to the Siemens Savings Plan will be 100% vested in the portion of the participant’s account balance in the VDO Plan that is transferred to the Siemens Savings Plan in the name of the participant. Any participant in the VDO Plan whose account balance is transferred to the Siemens Savings Plan as of December 31, 2001 and who is not an active participant in the VDO Plan as of December 31, 2001 will be vested in that portion of the participant’s account balance in the VDO Plan that is transferred in the name of the participant to the Siemens Savings Plan in accordance with the vesting provisions of the VDO Plan in effect as of the date of such participant’s termination of employment.

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          Any service that was recognized as vesting service under the VDO Plan as of December 31, 2001 for the salaried employees of VDO will be recognized as Continuous Employment under the Siemens Savings Plan.
     3. Withdrawals. After assets are transferred from the VDO Plan to the Siemens Savings Plan, members shall be able to withdraw amounts in their matching contribution accounts and amounts in their after-tax contribution accounts made to the VDO Plan, and related earnings, in accordance with, and under the terms and conditions of, the provisions of Article X of the Siemens Savings Plan as applicable to the withdrawal of amounts from the Employer Contribution Account of the Siemens Savings Plan.
          After assets are transferred from the VDO Plan to the Siemens Savings Plan, members shall be able to withdraw amounts made on a tax deferred basis to the VDO Plan in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, as applicable to the withdrawals of amounts from the Tax-Deferred Contribution Account of the Siemens Savings Plan.
     4. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in an employee’s account in the VDO Plan which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.
     5. Employer Contribution. The applicable Employer Contribution under Section 5.1(a) of the Siemens Savings Plan shall be an amount equal to 75% of the Member’s Basic Tax-Deferred and Basic After-Tax Contributions to the Plan.

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APPENDIX SS
SPECIAL PROVISIONS FOR
FOR EMPLOYEES OF OPTISPHERE
Notwithstanding any provisions of the Siemens Savings Plan to the contrary, employees of Siemens Information and Communication Networks Inc. (“ICN”) who are actively employed with ICN on January 1, 2002, and who were actively employed with Optisphere Networks, Inc. (“ONI”) on December 31, 2001 (such employees hereinafter referred to as “Former ONI Employees”) shall be subject to the following special provision set forth in this Appendix.
Pursuant to this provision, if the Former ONI Employee contributed to the Siemens Savings Plan during the period of time he or she was an ONI employee, such Former ONI Employee shall receive a special one time Company contribution on or about March 1, 2002 equal to the additional matching contribution they would have received in the Siemens Savings Plan during the period they were ONI employees as if they had in fact been employed by ICN.

APPENDIX TT
SPECIAL PROVISIONS FOR
NON UNION EMPLOYEES OF SIEMENS DEMAG DELAVAL TURBOMACHINERY INC.
Effective as of December 31, 2002, the assets and liabilities with respect to the benefits under the Demag Delaval Turbomachinery Corp. 401(k) Savings Plan (“Demag Plan”) for current and former non union employees of Siemens Demag Delaval Turbomachinery Inc. (“Demag”), and for their spouses and beneficiaries, were transferred and merged into the Siemens Savings Plan, and the Siemens Savings Plan assumed responsibility for making payments with respect to the benefits earned by such employees in the Demag Plan in accordance with the terms and conditions of the Siemens Savings Plan. Also, as of January 1, 2003, current non-union employees of Demag became eligible to participate in the Siemens Savings Plan. The following special provisions shall apply to these individuals.
     1. Eligibility. Any individual who was a participant in the Demag Plan as of December 31, 2002 or any individual who was eligible to participate in that Plan on December 31, 2002, but chose not to do so, shall be eligible to participate in the Siemens Savings Plan on January 1, 2003.
     2. Vesting. A participant in the Demag Plan who is an active participant in the Demag Plan as of the date the assets and liabilities in the Demag Plan for the non union employees of Demag are actually transferred to the Siemens Savings Plan and whose account balance is transferred to the Siemens Savings Plan will be 100% vested in the portion of the participant’s account balance in the Demag Plan that is transferred to the Siemens Savings Plan in the name of the participant. Any participant in the Demag Plan whose account balance is transferred to the Siemens Savings Plan and who is not an active participant in the Demag Plan as of the date the assets and liabilities in the Demag Plan for non union employees of Demag are actually transferred to the Siemens Savings Plan will be vested in that portion of the participant’s account balance in the Demag Plan that is transferred in the name of the participant to the Siemens Savings Plan in accordance with the vesting provisions of the Demag Plan in effect as of the date of such participant’s termination of employment.
          Any service that was recognized as vesting service under the Demag Plan,with respect to those non union employees in the Demag Plan for whom assets and liabilities for non union employees in the Demag Plan are actually transferred to the Siemens Savings Plan, as of the date of such transfer, will be recognized as Continuous Employment under the Siemens Savings Plan.
     3. Withdrawals. After assets are transferred from the

Demag Plan to the Siemens Savings Plan, members shall be able to withdraw amounts in their matching contribution accounts and amounts in their after-tax contribution accounts made to the Demag Plan, and related earnings, in accordance with, and under the terms and conditions of, the provisions of Article X of the Siemens Savings Plan as applicable to the withdrawal of amounts from the Employer Contribution Account of the Siemens Savings Plan; except that, in circumstances where the Demag Plan would permit a withdrawal and the Siemens Plan would not, the terms and conditions of the Demag Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     After assets are transferred from the Demag Plan to the Siemens Savings Plan, members shall be able to withdraw amounts made on a tax deferred basis to the Demag Plan in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, as applicable to the withdrawals of amounts from the Tax-Deferred Contribution Account of the Siemens Savings Plan; except that, in circumstances where the Demag Plan would permit a withdrawal and the Siemens Plan would not, the terms and conditions of the Demag Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     4. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in an employee’s account in the Demag Plan which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.
     5. Employer Contribution. The applicable Employer Contribution under Section 5.1(a) of the Siemens Savings Plan shall be an amount equal to 50% of the Member’s Basic Tax Deferred Contributions and Basic After Tax Contributions made to the Plan by or on behalf of such Member.

Roland Orchard
Vice President
Corporate Human Resources
Siemens Corporation

APPENDIX UU
MERGER OF THE SIEMENS SAVINGS PLAN FOR HOURLY EMPLOYEES INTO THE SIEMENS SAVINGS PLAN
Effective as of December 31, 2002, the Siemens Savings Plan for Hourly Employees is merged with and into, and its assets and liabilities are transferred to the Siemens Savings Plan, and the Siemens Savings Plan assumed responsibility for making payments with respect to the benefits earned by Members under the Siemens Savings Plan for Hourly Employees.
After the merger, the benefits payable from the Siemens Savings Plan with respect to the benefits accrued by any Member under the Siemens Savings Plan For Hourly Employees or owed to any spouse or beneficiary of a Member under the Siemens Savings Plan for Hourly Employees shall be equal to the benefits such Member or spouse or beneficiary would have been entitled to receive under the Siemens Savings Plan for Hourly Employees immediately before the merger.
Effective January 1, 2003, no further contributions to the Siemens Savings Plan for Hourly Employees by an Employee or an Employer (as those terms are defined under the Siemens Savings Plan for Hourly Employees) shall be permitted.
Effective January 1, 2003, the first sentence of the definition of “Employee” under Section 2.1(n) of Article II of the Siemens Savings Plan is amended by adding the words “or non union hourly” after the word “salary”.
Effective January 1, 2003, the first sentence of the definition of Compensation under Section 2.1(h) of Article II of the Siemens Savings Plan is amended by adding the words “shift differential” after the words “overtime payments”.
Other Provisions Related to the Participation of Non Union Hourly Employees in the Siemens Savings Plan.
1. Special definition of “Compensation” applicable to Certain Non Union Hourly Employees Participants in the Siemens Savings Plan:
     OSRAM Sylvania Products, Inc.
     Effective January 1, 2003, the first sentence of the definition of “Compensation” as set forth in Section 2.1(h) of Article II of the Siemens Savings Plan, as applicable to non union hourly employees of OSRAM Sylvania Products, Inc., is replaced with the following language:

     “‘Compensation’ for a Member who is an Employee of OSRAM Sylvania Products, Inc. or its wholly owned subsidiaries means the regular base compensation including sales commissions, sales bonuses, production incentive payments, and foreign service premiums received by the Member from OSRAM or its wholly owned subsidiary during such periods as he is eligible to participate in the Plan, exclusive of other commissions, management incentives, other incentive payments, awards, profit-sharing, stock received pursuant to employee stock option plans or other stock purchase plans, bonuses, overtime, shift or other premiums, supplemental vacation benefits, moving expense reimbursements, or any other special fees or allowances paid to such Member during the Plan Year; provided, however, any amount that would qualify as Compensation but for the Member’s agreement to reduce Compensation pursuant to Section 4.2, any Compensation reductions made pursuant to a plan qualifying under Section 125 of the Internal Revenue Code (but not including Flex Credits under any Flexible Benefit Program), and any Compensation deferral reduction for qualified transportation benefits under Section 132(f)(4) of the Internal Revenue Code shall be treated as Compensation for purposes of the Plan; but provided, however, contributions (other than Tax-Deferred Contributions) to and payments from any plan of deferred compensation (including, but not limited to, this Plan, the Siemens Pension Plan, the OSRAM Sylvania Pension Plans, the Siemens Pension Preservation Plan, the Siemens Deferred Savings Plan and the Siemens Corporation Deferred Savings Plan, and any deferred compensation plan of OSRAM), premiums paid for group insurance coverages, welfare benefits, car and expense allowances and similar payments, and severance payments and accrued but unused vacation pay shall not be included.”
2. Company Contributions
     Effective January 1, 2003, the level of Employer Contributions for hourly rated Employees who participate in the Siemens Savings Plan shall be equal to the percentage of Basic Tax-Deferred and Basic After-Tax Contributions made by the Employee, as applicable to the Employee’s Employer, as set forth in Annex A to the Siemens Savings Plan, except for the following:
•	Hourly Employees at the Gainesville, Georgia facility of Siemens VDO Automotive Corporation shall be eligible to receive an Employer Contribution equal to 50% of their Basic Tax-Deferred and Basic After-Tax Contributions.
•	Hourly Employees at Siemens Energy & Automation, Inc.’s Canton, Georgia; Columbus, Ohio; Georgia 400; Mundelein, Illinois; Raleigh, North Carolina and Spartanburg, South Carolina; Miami, Florida and Eagle Traffic facilities — 50% match up to 3% of Compensation; plus a Basic Company Contribution equal to 1.5% of the Employee’s Compensation, regardless of whether the Employee contributes to the Plan.

•	Hourly Employees at Siemens Energy & Automation, Inc. El Paso, Texas facility — no match; basic company contribution equal to 1.5% of the Employee’s Compensation, regardless of whether the Employee contributes to the Plan.
•	Except as otherwise indicated in this Appendix UU, the terms and conditions applicable to Employer Contributions will apply to Basic Company Contributions.
3. Withdrawal of Basic After Tax Contributions or Employer Contributions
     The withdrawal by a Member of his or her After Tax Contributions or either his or her Basic Company Contributions or his or her Employer Matching Contributions shall be subject to the provisions of Section 10.1 of the Siemens Savings Plan, provided, however, that the withdrawal of any of these amounts shall not result in the three month suspension of the Member’s Basic Company Contributions, but will result in the three month suspension of the Member’s Employer Matching Contributions under the terms and conditions set forth in Section 10.1.
4. Other Terms and Conditions
     Except for the provisions which set forth the level of employer contributions, effective January 1, 2003, the terms and conditions set forth in the various appendices to the Siemens Savings Plan as applicable to employees of certain companies which participate in the Siemens Savings Plan shall likewise apply to any non union hourly employees of the same Company to which each such appendix applied.

November 11, 2002	Roland Orchard
Vice President
Corporate Human Resources
Siemens Corporation

APPENDIX VV
TO THE SIEMENS SAVINGS PLAN (“PLAN”)
EGTRRA PLAN AMENDMENTS
PREAMBLE
     1. Adoption and effective date of amendments. The amendments to the Plan set forth in this Appendix VV are adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”). These amendments are intended as good faith compliance with the requirements of EGTRRA and are to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, these amendments shall be effective as of the first day of the first Plan Year beginning after December 31, 2001.
     2. Supersession of inconsistent provisions. These amendments shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of these amendments.
          SECTION 1 LIMITATIONS ON CONTRIBUTIONS
          1.1 Effective date. This section shall be effective for limitation years beginning after December 31, 2001.
          1.2 Maximum annual addition. Except to the extent permitted under Section 9 of this Appendix VV and Section 414(v) of the Internal Revenue Code, if applicable, and notwithstanding the provisions of Section 6.8 (b) of the Plan, the annual addition that may be contributed or allocated to a Member’s account under the Plan for any limitation year shall not exceed the lesser of:
(a)	$40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Internal Revenue Code, or
(b)	100 percent of the Member’s compensation, within the meaning of Section 415(c)(3) of the Internal Revenue Code, for the limitation year.
          The compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Internal Revenue Code) which is otherwise treated as an annual addition.
          SECTION 2 INCREASE IN COMPENSATION LIMIT
          The annual compensation of each Member taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. Annual compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.
          SECTION 3 MODIFICATION OF TOP-HEAVY RULES
          3.1 Effective date. This section shall apply for purposes of determining whether the Plan is a top-heavy plan under Section 416(g) of the Internal Revenue Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Internal Revenue Code for such years. This section amends Article XVIII of the Plan.
          3.2 Determination of top-heavy status.
          3.2.1 Key employee. Key employee means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Internal Revenue Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Internal Revenue Code. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Internal Revenue Code and the applicable regulations and other guidance of general applicability issued thereunder.
          3.2.2 Determination of present values and amounts. This Section 3.2.2 shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.
          3.2.2.1 Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Internal Revenue Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Internal Revenue Code. In the case of a distribution made for a reason other than separation from service, death or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”
          3.2.2.2 Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.
          3.3 Minimum benefits.

          3.3.1 Matching contributions. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Internal Revenue Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Internal Revenue Code.
          SECTION 4. VESTING OF EMPLOYER MATCHING CONTRIBUTIONS
          4.1 Applicability. This section shall apply to Members with accrued benefits derived from employer matching contributions.
          4.2 Vesting Schedule. The vesting schedule set forth in Section 8.2 shall apply.
          SECTION 5. DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS
          5.1 Effective date. This section shall apply to distributions made after December 31, 2001.
          5.2 Modification of definition of eligible retirement plan. For purposes of the direct rollover provisions in Section 11.9 of the Plan, an eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Internal Revenue Code and an eligible plan under Section 457(b) of the Internal Revenue Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Internal Revenue Code.
          5.3 Modification of definition of eligible rollover distribution to exclude hardship distributions. For purposes of the direct rollover provisions in Section 11.9 of the Plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.
          5.4 Modification of definition of eligible rollover distribution to include after-tax employee contributions. For purposes of the direct rollover provisions in Section 11.9 of the Plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Internal Revenue Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Internal Revenue Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.
          SECTION 6 ROLLOVERS FROM OTHER PLANS
          The Plan will accept Member rollover contributions and/or direct rollovers of distributions made after December 31, 2001, from the types of plans listed below.
          Direct Rollovers:
          The Plan will accept a direct rollover of an eligible rollover distribution from any of the following types of plans:
(i)	a qualified plan described in Section 401(a) or 403(a) of the Internal Revenue Code, including after-tax employee contributions;
(ii)	an annuity contract described in Section 403(b) of the Internal Revenue Code, excluding after-tax employee contributions; or
(iii)	an eligible plan under Section 457(b) of the Internal Revenue Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.
          Member Rollover Contributions from Other Plans:
          The Plan will accept a Member contribution of an eligible rollover distribution from any of the following types of plans:
(i)	a qualified plan described in Section 401(a) or 403(a) of the Internal Revenue Code;
(ii)	an annuity contract described in Section 403(b) of the Internal Revenue Code; or
(iii)	an eligible plan under Section 457(b) of the Internal Revenue Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.
          Member Rollover Contributions from IRAs:
          The Plan will accept a Member’s rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Internal Revenue Code that is eligible to be rolled over and would otherwise be includible in gross income.
          SECTION 7 REPEAL OF MULTIPLE USE TEST
          The multiple use test described in Treasury Regulation Section 1.401(m)-2 and Section 5.2(b) of the Plan shall not apply for Plan Years beginning after December 31, 2001.

          SECTION 8 ELECTIVE DEFERRALS — CONTRIBUTION LIMITATION
          No Member shall be permitted to have Tax-Deferred Contributions made under this Plan, or any other qualified plan maintained by the employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Internal Revenue Code in effect for such taxable year, except to the extent permitted under Section 9 of this Appendix and Section 414(v) of the Internal Revenue Code, if applicable.
          SECTION 9 CATCH-UP CONTRIBUTIONS
          All employees who are eligible to make Tax-Deferred Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Internal Revenue Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Internal Revenue Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Internal Revenue Code, as applicable, by reason of the making of such catch-up contributions. In no event shall any catch up contributions made by a Member to the Plan (including, but not limited to, any such catch up contributions that may have initially been made to the Plan as catch up contributions and which subsequently may be treated by the Plan as Tax-Deferred Contributions under Article IV of the Plan) be eligible for any Employer Contribution under Article V of the Plan. This Section 9 shall apply to contributions after December 31, 2002.
          SECTION 10 DISTRIBUTION UPON SEVERANCE FROM EMPLOYMENT
          10.1 Effective date. This section shall apply for distributions after December 31, 2001 regardless of when the severance from employment occurred.
          10.2 New distributable event. A Member’s Tax Deferred Contributions, qualified nonelective contributions, if any, qualified matching contributions, and earnings attributable to these contributions shall be distributed on account of the Member’s severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed, and shall be subject to the provisions of any agreement that provides for a mandatory transfer of a Member’s Accounts in the Plan’s trust to the trust of another qualified plan.

Roland Orchard
Vice President
Corporate Human Resources
Siemens Corporation

APPENDIX WW
TO THE SIEMENS SAVINGS PLAN
SPECIAL PROVISIONS FOR
FORMER PARTICIPANTS IN THE CASTLE NETWORKS INC. 401(k)
RETIREMENT PLAN
Upon the transfer of the assets and liabilities, effective December 31, 2002, with respect to the Castle Networks Inc. 401 (k) Retirement Plan(“Castle Networks Plan”) into the Siemens Savings Plan, the Siemens Savings Plan assumed responsibility for making payments with respect to the benefits earned by participants in the Castle Networks Plan in accordance with the terms and conditions of the Siemens Savings Plan. However, the following special provisions shall apply to these participants.
     1. Vesting. A participant in the Castle Networks Plan will be 100% vested in the his or her account balance in the Castle Networks Plan that is transferred to the Siemens Savings Plan in the name of the participant.
          Any service which a participant in the Castle Networks Plan, for whom assets and liabilities in the Castle Networks Plan are actually transferred to the Siemens Savings Plan, has with Castle Networks, Inc. or with Unisphere Networks, Inc. of the date of such transfer will be recognized as Continuous Employment under the Siemens Savings Plan.
     2. Withdrawals. After assets are transferred from the Castle Networks Plan to the Siemens Savings Plan, members shall be able to withdraw amounts, if any, that are after-tax contribution made to the Castle Networks Plan and any related earnings in accordance with, and under the terms and conditions of, the provisions of Article X of the Siemens Savings Plan, as amended from time to time, as applicable to the withdrawal of amounts from the After-Tax Contribution Account of the Siemens Savings Plan; except that, in circumstances where the Castle Networks Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Castle Networks Plan, as in effect as of the time immediately prior to such transfer, shall apply.
          After assets are transferred from the Castle Networks Plan to the Siemens Savings Plan, members shall be able to withdraw amounts in their pre-tax accounts made to the Plan in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, as applicable to the withdrawals of amounts from the Tax-Deferred Contribution Account of the Siemens Savings Plan; except that, in circumstances where the Castle Networks Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Castle Networks Plan, as in effect as of the time immediately prior to such transfer, shall apply.

     3. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in an employee’s account in the Castle Networks Plan which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.

Roland Orchard
Vice President
Corporate Human Resources
Siemens Corporation

APPENDIX XX
TO THE SIEMENS SAVINGS PLAN
SPECIAL PROVISIONS FOR
FORMER PARTICIPANTS IN THE COMPEX USA INC. 401(k) PLAN
Upon the transfer of the assets and liabilities, effective December 31, 2002, with respect to the COMPEX USA Inc. 401 (k) Retirement Plan (“COMPEX Plan”) into the Siemens Savings Plan, the Siemens Savings Plan assumed responsibility for making payments with respect to the benefits earned by participants in the COMPEX Plan in accordance with the terms and conditions of the Siemens Savings Plan. However, the following special provisions shall apply to these participants.
     1. Vesting. A participant in the COMPEX Plan will be 100% vested in the his or her account balance in the COMPEX Plan that is transferred to the Siemens Savings Plan in the name of the participant.
          Any service which a participant in the COMPEX Plan, for whom assets and liabilities in the COMPEX Plan are actually transferred to the Siemens Savings Plan, has with COMPEX USA, Inc. as of the date of such transfer will be recognized as Continuous Employment under the Siemens Savings Plan.
     2. Withdrawals. After assets are transferred from the COMPEX Plan to the Siemens Savings Plan, members shall be able to withdraw amounts, if any, that are after-tax contribution made to the COMPEX Plan and any related earnings in accordance with, and under the terms and conditions of, the provisions of Article X of the Siemens Savings Plan, as amended from time to time, as applicable to the withdrawal of amounts from the After-Tax Contribution Account of the Siemens Savings Plan; except that, in circumstances where the COMPEX Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the COMPEX Plan, as in effect as of the time immediately prior to such transfer, shall apply.
          After assets are transferred from the COMPEX Plan to the Siemens Savings Plan, members shall be able to withdraw amounts in their pre-tax accounts made to this Plan in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, as applicable to the withdrawals of amounts from the Tax-Deferred Contribution Account of the Siemens Savings Plan; except that, in circumstances where the COMPEX Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the COMPEX Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     3. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in an employee’s account in the COMPEX Plan which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.

Roland Orchard
Vice President
Corporate Human Resources
Siemens Corporation

APPENDIX YY TO THE SIEMENS SAVINGS PLAN-MERGER OF THE
SIEMENS POWER CORP. SAVINGS AND RETIREMENT PLAN FOR
UAW/IBEW REPRESENTED EMPLOYEES INTO THE SIEMENS SAVINGS
PLAN
     Effective December 31, 2002, the Siemens Power Corp. Savings and Retirement Plan for UAW/IBEW Represented Employees (“IBEW/UAW Savings Plan”) is merged into, and its assets and liabilities are transferred to the Siemens Savings Plan.
     After the merger, the benefits payable from the Siemens Savings Plan with respect to benefits accrued by any participant under the UAW/IBEW Savings Plan shall be equal to the benefits a participant would have been entitled to receive under the UAW/IBEW Savings Plan immediately before the merger. Such participant’s benefits will be paid in accordance with the terms and conditions of the UAW/IBEW Savings Plan that applied to the participant on December 31, 2002.

Roland Orchard
Vice President
Corporate Human Resources
Siemens Corporation

APPENDIX ZZ
TO THE SIEMENS SAVINGS PLAN
SPECIAL PROVISIONS FOR
FORMER PARTICIPANTS IN THE GARDNER TRANSPORTATION SYSTEMS BUSINESS UNIT 401(k) PLAN
Upon the transfer of the assets and liabilities, effective December 31, 2002, with respect to the Gardner Transportation Systems Business Unit 401(k) Plan (“Gardner Plan”) into the Siemens Savings Plan, the Siemens Savings Plan assumed responsibility for making payments with respect to the benefits earned by participants in the Gardner Plan in accordance with the terms and conditions of the Siemens Savings Plan. However, the following special provisions shall apply to these participants.
     1. Vesting. A participant in the Gardner Plan will be 100% vested in the his or her account balance in the Gardner Plan that is transferred to the Siemens Savings Plan in the name of the participant.
          Any service a participant has with Gardner Transportation Systems Business Unit 401(k) Plan will be recognized as Continuous Employment under the Siemens Savings Plan.
     2. Withdrawals. After assets are transferred from the Gardner Plan to the Siemens Savings Plan, members shall be able to withdraw amounts, if any, that are after-tax contribution made to the Gardner Plan and any related earnings in accordance with, and under the terms and conditions of, the provisions of Article X of the Siemens Savings Plan, as amended from time to time, as applicable to the withdrawal of amounts from the After-Tax Contribution Account of the Siemens Savings Plan; except that, in circumstances where the Gardner Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Gardner Plan, as in effect as of the time immediately prior to such transfer, shall apply.
          After assets are transferred from the Gardner Plan to the Siemens Savings Plan, members shall be able to withdraw amounts in their pre-tax accounts made to this Plan in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, as applicable to the withdrawals of amounts from the Tax-Deferred Contribution Account of the Siemens Savings Plan; except that, in circumstances where the Gardner Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Gardner Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     3. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in an employee’s account in the

Gardner Plan which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.
     4. Employer Contributions. Notwithstanding the provisions of Article V of the Plan, up through December 31, 2003, no Member who was an employee of Gardner Transportation Systems as of December 31, 2002 shall be eligible for any employer matching contribution or any employer basic contribution.
          Beginning January 1, 2004, former employees of Gardner Transportation Systems, who are employees of the Siemens Energy & Automation, Inc.’s Intelligent Transportation Systems Business Unit, shall be eligible for the following contributions by Siemens Energy & Automation, Inc. to the Siemens Savings Plan: (i) a basic contribution by Siemens Energy & Automation, Inc. equal to 1 1/2% of the amount paid to the employee by Siemens Energy & Automation, Inc. for personal services as reported on the employee’s Federal Income Tax Withholding Statement (Form W-2) together with any amounts contributed by the employee to the Siemens Savings Plan as Tax Deferred Contributions and (ii) a matching contribution equal to 50% of the employee’s contributions to the Siemens Savings Plan up to 3% of the employee’s compensation.

Date: November 24, 2003
Roland Orchard
Vice President
Corporate Human Resources
Siemens Corporation

APPENDIX AAA
TO THE SIEMENS SAVINGS PLAN
SPECIAL PROVISIONS FOR
FORMER PARTICIPANTS OF BASF CORPORATION WHO ARE REHIRED BY
SIEMENS BUSINESS SERVICES CORPORATION
Employees of BASF Corporation whose employment with BASF is terminated on March 12, 2003 and who are immediately hired by Siemens Business Services Inc. on such date pursuant to the provisions of the Help Desk and Desktop Master Services Agreement by and between BASF Corporation and Siemens Business Services, Inc., dated February 7, 2003, (“Former BASF Employees”) shall be eligible to participate in the Siemens Savings Plan beginning on March 12, 2003. These Former BASF Employees shall participate in the Siemens Savings Plan in accordance with the terms and conditions of the Siemens Savings Plan as applicable to employees of Siemens Business Services Inc., except that solely for purposes of vesting under the Plan, the years of service which such employees had with BASF Corporation that were counted as vesting service under the BASF 401(k) Plan shall be recognized as Continuous Employment under the Siemens Savings Plan.

Roland Orchard
Vice President
Corporate Human Resources
Siemens Corporation

APPENDIX BBB TO THE SIEMENS SAVINGS PLAN
MERGER OF THE FARADAY LLC RETIREMENT SAVINGS PLAN INTO THE
SIEMENS SAVINGS PLAN
     Effective on or about May 23, 2003, the Faraday LLC Retirement Savings Plan is merged into, and its assets and liabilities are transferred to the Siemens Savings Plan.
     After the merger, the benefits payable from the Siemens Savings Plan with respect to benefits accrued by any participant under the Faraday LLC Retirement Savings Plan shall be equal to the benefits a participant would have been entitled to receive under the Faraday LLC Retirement Savings Plan immediately before the merger. Such participant’s benefits will be paid in accordance with the terms and conditions of the Faraday LLC Retirement Savings Plan that applied to the participant on the date of the merger.

Roland Orchard
Vice President
Corporate Human Resources
May 23, 2003	Siemens Corporation

APPENDIX CCC
TO THE SIEMENS SAVINGS PLAN
SPECIAL PROVISIONS FOR
FORMER PARTICIPANTS OF CITIZENS BANK OF RHODE ISLAND WHO
ARE REHIRED BY SIEMENS BUSINESS SERVICES CORPORATION
Employees of Citizens Bank of Rhode Island (“Citizens Bank”) whose employment with Citizens Bank is terminated on October 8, 2003 and who are immediately hired by Siemens Business Services Inc. on such date pursuant to the provisions of the (Professional Development and Services Agreement by and between Citizens Bank of Rhode Island and Siemens Business Services, Inc., dated July 28, 2003) (“Former Citizen Bank Employees”) shall be eligible to participate in the Siemens Savings Plan beginning on October 9, 2003. These Former Citizen Bank Employees shall participate in the Siemens Savings Plan in accordance with the terms and conditions of the Siemens Savings Plan as applicable to employees of Siemens Business Services Inc., except that solely for purposes of vesting under the Plan, the years of service which such employees had with Citizens Bank that were counted as vesting service under the Citizens Bank 401(k) Plan shall be recognized as Continuous Employment under the Siemens Savings Plan.

Roland Orchard — Vice President
Corporate Human Resources
November 24, 2003	Siemens Corporation

APPENDIX DDD TO THE SIEMENS SAVINGS PLAN
MERGER OF THE FARADAY LLC UNION EMPLOYEES 401(k) PLAN
INTO THE SIEMENS SAVINGS PLAN
     Effective on or about December 31, 2003, the Faraday LLC Union Employees 401(k) Plan is merged into, and its assets and liabilities are transferred to the Siemens Savings Plan.
     After the merger, the benefits payable from the Siemens Savings Plan with respect to benefits accrued by any participant under the Faraday LLC Union Employees 401(k) Plan shall be equal to the benefits a participant would have been entitled to receive under the Faraday LLC Union Employees 401(k) Plan immediately before the merger. Such participant’s benefits will be paid in accordance with the terms and conditions of the Faraday LLC Union Employees 401(k) Plan that applied to the participant on the date of the merger.

Roland Orchard — Vice President
Corporate Human Resources
December 8, 2003	Siemens Corporation

APPENDIX EEE TO THE SIEMENS SAVINGS PLAN
MERGER OF THE MANNESMANN GROUP DEFERRED PAY SAVINGS PLAN
INTO THE SIEMENS SAVINGS PLAN
     Effective on or about December 31, 2003, the Mannesmann Group Deferred Pay Savings Plan is merged into, and its assets and liabilities are transferred to the Siemens Savings Plan.
     After the merger, the benefits payable from the Siemens Savings Plan with respect to benefits accrued by any participant under the Mannesmann Group Deferred Pay Savings Plan shall be equal to the benefits a participant would have been entitled to receive under the Mannesmann Group Deferred Pay Savings Plan immediately before the merger. Such participant’s benefits will be paid in accordance with the terms and conditions of the Mannesmann Group Deferred Pay Savings Plan that applied to the participant on the date of the merger.

Roland Orchard — Vice President
Corporate Human Resources
December 8, 2003	Siemens Corporation

APPENDIX EEE(a)
MERGER OF THE SIEMENS SAVINGS PLAN FOR EMPLOYEES OF SIEMENS
BUILDING TECHNOLOGIES, INC. INTO THE SIEMENS SAVINGS PLAN
Effective as of December 31, 2003, the Siemens Savings Plan for Employees of Siemens Building Technologies, Inc. is merged with and into, and its assets and liabilities are transferred to the Siemens Savings Plan, and the Siemens Savings Plan assumed responsibility for making payments with respect to the benefits earned by Members under the Siemens Savings Plan for Employees of Siemens Building Technologies, Inc.
After the merger, the benefits payable from the Siemens Savings Plan with respect to the benefits accrued by any Member under the Siemens Savings Plan for Employees of Siemens Building Technologies, Inc. or owed to any spouse or beneficiary of a Member under the Siemens Savings Plan for Employees of Siemens Building Technologies, Inc. shall be equal to the benefits such Member or spouse or beneficiary would have been entitled to receive under the Siemens Savings Plan for Employees of Siemens Building Technologies, Inc. immediately before the merger.
Effective January 1, 2004, no further contributions to the Siemens Savings Plan for Employees of Siemens Building Technologies, Inc. by any Employee or any Employer (as those terms are defined under the Siemens Savings Plan for Employees of Siemens Building Technologies, Inc.) shall be permitted.
Effective January 1, 2004, the level of Employer Contributions applicable to former Members of the Siemens Savings Plan for Employees of Siemens Building Technologies, Inc. shall be the level applicable to Employees of Siemens Building Technologies, Inc. as set forth in Annex A of the Siemens Savings Plan, as it may be amended from time to time.
Except as otherwise provided in this Appendix III, all the terms and conditions of the Siemens Savings Plan shall apply to former Members of the Siemens Savings Plan for Employees of Siemens Building Technologies, Inc. both with respect to their benefits under the Siemens Savings Plan for Employees of Siemens Building Technologies, Inc. and their benefits under the Siemens Savings Plan.
December 8, 2003

E. Robert Lupone
Senior Vice President,
General Counsel & Secretary
Siemens Corporation

APPENDIX FFF TO THE SIEMENS SAVINGS PLAN
MERGER OF THE SEQUA 401(k) PLAN
INTO THE SIEMENS SAVINGS PLAN
     Effective on or about March 23, 2004, the assets and liabilities under the Sequa 401(k) Plan solely with respect to participants in the Sequa 401(k) Plan who (a) as of December 31, 2003 were actively employed by Turbocare Gas Turbine Services LLC and became employees of TurboCare, Inc. as of January 1, 2004, and (b) as of March 23, 2004, are employed by TurboCare, Inc. at its Dallas, Texas facility (such employees are hereinafter referred to as “Dallas Turbine Employees”), as well as assets and liabilities in the Sequa 401(k) Plan with respect to eligible dependents, beneficiaries, and former or current spouses of Dallas Turbine Employees are merged into, and the assets and liabilities are transferred to, the Siemens Savings Plan.
     After the merger, the benefits payable from the Siemens Savings Plan with respect to benefits accrued by a Dallas Turbine Employee or by an eligible dependent, beneficiary, or former or current spouse of a Dallas Turbine Employee under the Sequa 401(k) Plan shall be equal to the benefits such individual would have been entitled to receive under the Sequa 401(k) Plan immediately before the merger, and such individual’s benefits will be paid in accordance with the terms and conditions of the Sequa 401(k) Plan that applied to the participant on the date of the merger.

E. Robert Lupone — Senior Vice
President, General Counsel and
Secretary
March 3, 2004	Siemens Corporation

APPENDIX FFFa TO THE SIEMENS SAVINGS PLAN
MERGER OF THE TURBOMACHINERY, INC. 401(K) SAVINGS PLAN INTO THE
SIEMENS SAVINGS PLAN
     Effective April 13, 2004, the Turbomachinery, Inc. 401(k) Savings Plan was merged into, and its assets and liabilities were transferred to, the Siemens Savings Plan.
     After the merger, the benefits payable from the Siemens Savings Plan with respect to benefits accrued by any participant under the Turbomachinery, Inc. 401(k) Savings Plan shall be equal to the benefits a participant would have been entitled to receive under the Turbomachinery, Inc. 401(k) Savings Plan immediately before the merger. Such participant’s benefits will be paid in accordance with the terms and conditions of the Turbomachinery, Inc. 401(k) Savings Plan that applied to the participant on the date of the merger.

Roland Orchard — Vice President
Corporate Human Resources
March 30, 2004	Siemens Corporation

APPENDIX GGG TO THE SIEMENS SAVINGS PLAN (“Plan”)
SPECIAL PROVISIONS FOR EMPLOYEES IN PUERTO RICO
1.	Purpose and Effect — The purpose of this Appendix GGG is to comply with the requirements of Sections 1165(a) and (e) of the Puerto Rico Internal Revenue Code of 1994, as amended (the “PR-Code”). The provisions of this Appendix GGG shall be effective January 1, 2001, and shall only apply to those employees of Siemens Medical Solutions USA, Inc., who were employed by Siemens Medical Solutions USA Inc. (“Company”) prior to December 15, 2003 and whose compensation is subject to Puerto Rico income taxes (“Appendix GGG Member”).

Appendix GGG Members shall participate in the Plan through December 31, 2003 in accordance with its terms and conditions except as otherwise set forth in this Appendix.

2.	Type of Plan — It is the intent of Siemens Corporation that the Plan be a profit sharing plan as defined in Article 1165-1 of the PR-Code Regulations and that it include a qualified cash or deferred arrangement pursuant to Section 1165(e) of the PR-Code.

3.	Appendix GGG Members Tax-Deferred Contributions — Appendix GGG Members may direct the Company to make Tax-Deferred Contributions out of current or accumulated earnings of the Company in an amount equal to the lesser of 10% of the Appendix GGG Members’ compensation or $8,000 (or such other limitation in effect for Tax-Deferred Contributions excludible from the gross income of the Appendix GGG Members in a given Plan Year as provided in PR-Code Section 1165(e)(7)(A) at any such time). Any excess deferrals together with any income allocable to such deferrals by an Appendix GGG Member shall be distributed to such Appendix GGG Member pursuant to a uniform and nondiscriminatory procedure established by the Company.

4.	Highly Compensated Appendix GGG Member — Any Appendix GGG Member who, determined on the basis of compensation for each Plan Year, has greater compensation than two-thirds of all other Appendix GGG Members will be considered a Highly Compensated Appendix GGG Member.

5.	Limitation on Appendix GGG Members’ Tax-Deferred Contributions For each Plan Year, in addition to satisfying the nondiscriminatory tests as provided in the Plan, the Plan shall also satisfy the average deferral percentage test of PR-Code Section 1165(e)(3)(A) and the regulations promulgated thereunder.

In no event shall the actual deferral percentage of the Highly Compensated Appendix GGG Members for any calendar year exceed the greater of:
a.	the actual deferral percentage of all other Appendix GGG Members for such calendar year multiplied by 1.25; or

b.	the actual deferral percentage of all other Appendix GGG Members for such calendar year multiplied by 2.0; provided that the actual deferral percentage of Highly Compensated Appendix GGG Members does not exceed that of all other Appendix GGG Members by more than two percentage points.
     The “actual deferral percentage” (ADP) of a group of Appendix GGG Members for a Plan Year shall be the average of the ratios, calculated separately for each Appendix GGG Member in such group of the amount of Tax-Deferred Contributions actually paid to the trust on behalf of such Appendix GGG Members for such Plan Year to the compensation of such Appendix GGG Members for such Plan Year.
     In the event that there are contributions in excess of the limitation described in paragraphs (a) and (b) (Excess Contributions), the amount of Excess Contributions for a Highly Compensated Appendix GGG Member, and any earnings thereto, shall be (i) distributed no later than the close of the following Plan Year, or (ii) recharacterized as After-Tax Contributions subject to the provisions of the Plan and the PR-Code, under the leveling method beginning with the Appendix GGG Member Highly Compensated with the highest ADP, to the extent required to satisfy the ADP limitations. In addition, the Company may elect to make qualified non-elective contributions that comply with the Plan and the PR-Code and the regulations for purposes of complying with this test.
6.	Transfer and Rollover Provisions — Transfers or rollovers to the Plan by an Appendix GGG Member are limited to the amounts distributed from an employee plan that qualifies under PR-Code Section 1165(a) and under Section 401(a) of the United States Internal Revenue Code.

7.	Use of Terms — All terms and provisions of the Plan shall apply to this Appendix GGG, except that where the terms and provisions of the Plan and this Appendix GGG conflict, the terms and provisions of this Appendix GGG shall govern.

August 13, 2004	Mike Panigel
Senior Vice President,
Corporate Human Resources

APPENDIX HHH
TO THE SIEMENS SAVINGS PLAN
SPECIAL PROVISIONS FOR
FORMER PARTICIPANTS OF CONNECTICUT GENERAL LIFE INSURANCE COMPANY AND LUMBERMENS MUTUAL
CASUALTY COMPANY, A DIVISION OF KEMPER INSURANCE COMPANIES, WHO ARE REHIRED BY SIEMENS
BUSINESS SERVICES CORPORATION
Employees of Connecticut General Life Insurance Company (“CIGNA”) whose employment with CIGNA is terminated on July 4, 2004 and who are immediately hired by Siemens Business Services Inc., pursuant to the provisions of the Master Information Processing Time and Materials Consulting Services Agreement between Siemens Business Services, Inc. and Connecticut General Life Insurance Company dated May 26, 2004, (“Former CIGNA Employees”) shall be eligible to participate in the Siemens Savings Plan beginning on July 5, 2004. These Former CIGNA Employees shall participate in the Siemens Savings Plan in accordance with the terms and conditions of the Siemens Savings Plan as applicable to employees of Siemens Business Services Inc., except that solely for purposes of vesting under the Plan, the years of service which such employees had with CIGNA that were counted as vesting service under the CIGNA 401(k) Plan shall be recognized as Continuous Employment under the Siemens Savings Plan.
Employees of Lumbermens Mutual Casualty Company, a Division of Kemper Insurance Companies, (“LUMBERMENS”) whose employment with LUMBERMENS is terminated on March 30, 2004 and who are immediately hired by Siemens Business Services Inc., pursuant to the provisions of the Information Technology Services Agreement by and between Lumbermens Mutual Casualty Company and Siemens Business Services, Inc. dated March 26, 2004, (“Former LUMBERMENS Employees”) shall be eligible to participate in the Siemens Savings Plan beginning on March 31, 2004. These Former LUMBERMENS Employees shall participate in the Siemens Savings Plan in accordance with the terms and conditions of the Siemens Savings Plan as applicable to employees of Siemens Business Services Inc., except that solely for purposes of vesting under the Plan, the years of service which such employees had with LUMBERMENS that were counted as vesting service under The Kemper Savings and Profit Sharing Plan shall be recognized as Continuous Employment under the Siemens Savings Plan.

August 19, 2004	Mike Panigel
Senior Vice President,
Corporate Human Resources

APPENDIX III TO THE SIEMENS SAVINGS PLAN
MERGER OF THE LANDIS & GYR, INC. SAVINGS & PROFIT
SHARINGS PLAN INTO THE SIEMENS SAVINGS PLAN
     Effective on or about February 2, 2005 (“Merger Date”), the Landis & Gyr, Inc. Savings & Profit Sharing Plan is merged into the Siemens Savings Plan, and all of the assets and liabilities of the Landis & Gyr, Inc. Savings & Profit Sharing Plan as of the Merger Date are transferred to the Siemens Savings Plan.
     After the merger, the benefits payable from the Siemens Savings Plan with respect to benefits accrued by any participant or, if applicable, any spouse or beneficiary, under the Landis & Gyr, Inc. Savings & Profit Sharing Plan for whom assets and liabilities have been transferred to the Siemens Savings Plan shall be equal to the benefits such participant, spouse or beneficiary would have been entitled to receive under the Landis & Gyr, Inc. Savings & Profit Sharing Plan immediately before the merger. Such participant’s, spouse’s or beneficiary’s benefits will be paid in accordance with the terms and conditions of the Landis & Gyr, Inc. Savings & Profit Sharing Plan that applied to the participant on the date of the merger.

January 3, 2005	E. Robert Lupone
Siemens Corporation
Senior Vice President, General
Counsel and Secretary

Mike Panigel
Siemens Corporation
Senior Vice President,
Corporate Human Resources

APPENDIX JJJ
TO THE SIEMENS SAVINGS PLAN
SPECIAL PROVISIONS FOR
FORMER EMPLOYEES OF WASHINGTON MUTUAL, INC. WHO ARE HIRED BY
SIEMENS BUSINESS SERVICES CORPORATION
Employees of Washington Mutual Inc. (“WM”) who are Transitioned Employees as that term is defined in the IT Infrastructure Support Services Agreement dated October 7, 2004 (“Former WM Employees”) shall be eligible to participate in the Siemens Savings Plan beginning on their date of hire with Siemens Business Services, Inc. These Former WM Employees shall participate in the Siemens Savings Plan in accordance with the terms and conditions of the Siemens Savings Plan as applicable to employees of Siemens Business Services Inc., except that solely for purposes of vesting under the Plan, the years of service which such employees had with WM that were counted as vesting service under the WM 401(k) Plan shall be recognized as Continuous Employment under the Siemens Savings Plan.
January 18, 2005

E. Robert Lupone
Siemens Corporation
Senior Vice President, General
Counsel and Secretary

Mike Panigel
Siemens Corporation
Senior Vice President,
Corporate Human Resources

APPENDIX KKK
TO THE SIEMENS SAVINGS PLAN
MERGER OF THE SIEMENS DEMATIC CORPORATION RAPISTAN MATERIAL HANDLING AUTOMATION DIVISION
SALARIED EMPLOYEE INVESTMENT PLAN INTO THE SIEMENS SAVINGS PLAN
     Effective as of March 8, 2005, the assets and liabilities with respect to the benefits under the Siemens Dematic Corporation Rapistan Material Handling Automation Division Salaried Employee Investment Plan (“Siemens Dematic Plan”) were transferred and merged into the Siemens Savings Plan, and the Siemens Savings Plan assumed responsibility for making payments with respect to the benefits earned under the Siemens Dematic Plan in accordance with the terms and conditions of the Siemens Savings Plan. After the merger, the benefits payable from the Siemens Savings Plan accrued by participants under the Siemens Dematic Plan shall be equal to benefits such participants would have been entitled to receive under the Siemens Dematic Plan immediately before the merger.
The following special provisions shall apply to these individuals.
     1. Eligibility. Any non-union employee of the former Siemens Dematic Corporation, now known as Siemens Logistics and Assembly Systems, Inc., who was a participant in the Siemens Dematic Plan as of December 31, 2004 or any non-union employee of the former Siemens Dematic Corporation who was eligible to participate in the Siemens Dematic Plan on December 31, 2004, but chose not to do so, shall be eligible to participate in the Siemens Savings Plan on January 1, 2005.
     2. Vesting. Any employment that was recognized under the Siemens Dematic Plan will be recognized as Continuous Employment under the Siemens Savings Plan.
     3. Withdrawals. After assets are transferred from the Siemens Dematic Plan to the Siemens Savings Plan, a participant in the Siemens Dematic Plan shall be able to withdraw amounts made on a tax deferred basis to the Siemens Dematic Plan and related earnings in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, as applicable to the withdrawals of amounts from the Tax-Deferred Contribution Account of the Siemens Savings Plan; except that, in circumstances where the Siemens Dematic Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Siemens Dematic Plan, as in effect as of the time immediately prior to such transfer, shall apply.

     After assets are transferred from the Siemens Dematic Plan to the Siemens Savings Plan, a participant in the Siemens Dematic Plan shall be able to withdraw amounts that were employer matching contributions to the Siemens Dematic Plan and related earnings in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, as applicable to withdrawal of amounts from the Employer Contribution Account of the Siemens Savings Plan; except that, in circumstances where the Siemens Dematic Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Siemens Dematic Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     4. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in an employee’s account in the Siemens Dematic Plan which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.
     5. Employer Contribution. Effective January 1, 2005, a non-union employee of the former Siemens Dematic Corporation shall be eligible to receive the Employer Contribution set forth in Annex A to the Siemens Savings Plan as applicable to employees of Siemens Logistics & Assembly Systems, Inc. in accordance with the terms and conditions of such Annex.
February 8, 2005

E. Robert Lupone
Siemens Corporation
Senior Vice President, General
Counsel and Secretary

Mike Panigel
Siemens Corporation
Senior Vice President,
Corporate Human Resources

APPENDIX LLL
TO THE SIEMENS SAVINGS PLAN
TRANSFER OF PART OF THE ASSETS AND LIABILITIES IN THE
UNITED STATES FILTER CORPORATION RETIREMENT SAVINGS PLAN
INTO THE SIEMENS SAVINGS PLAN
     Effective as of March 29, 2005, the assets and liabilities in the United States Filter Corporation Retirement Savings Plan (“USFilter Plan”) with respect to all U.S. Member Employees (as that term is defined in Section 1 of Exhibit 6 to the Stock Purchase Agreement By and Between United States Filter Corporation and Siemens Corporation, dated May 12, 2004) who are participants in the United States Filter Corporation Retirement Savings Plan on March 29, 2005 (“USFilter Members”) were transferred into the Siemens Savings Plan, and the Siemens Savings Plan assumed responsibility for making payments with respect to the benefits earned by USFilter Members under the USFilter Plan in accordance with the terms and conditions of the Siemens Savings Plan. After the transfer, the benefits payable from the Siemens Savings Plan accrued by USFilter Members under the USFilter Plan shall be equal to benefits such USFilter Members would have been entitled to receive under the USFilter Plan immediately before the transfer.
The following special provisions shall apply to these individuals.
     1. Eligibility. Any USFilter Member who was a participant in the USFilter Plan as of December 31, 2004 or any non-union employee of USFilter Corporation who was eligible to participate in the USFilter Plan on December 31, 2004, but chose not to do so, shall be eligible to participate in the Siemens Savings Plan on January 1, 2005.
     2. Vesting. Any employment that was recognized under the USFilter Plan for vesting purposes will be recognized as Continuous Employment under the Siemens Savings Plan.
     3. Withdrawals. After assets are transferred from the USFilter Plan to the Siemens Savings Plan, a USFilter Member in the USFilter Plan shall be able to withdraw amounts made on a tax deferred basis to the USFilter Plan and related earnings in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, as applicable to the withdrawals of amounts from the Tax-Deferred Contribution Account of the Siemens Savings Plan; except that, in circumstances where the USFilter Plan would permit a withdrawal of such amounts and the Siemens Savings Plan would not, the terms and conditions of the USFilter Plan, as in effect as of the time immediately prior to such transfer, shall apply.

     After assets are transferred from the USFilter Plan to the Siemens Savings Plan, a USFilter Member in the USFilter Plan shall be able to withdraw amounts that were employer matching contributions or that were the USFilter Member’s after tax contributions to the USFilter Plan and related earnings in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, as applicable to withdrawal of amounts from the Employer Contribution Account and After Tax Contribution Account of the Siemens Savings Plan; except that, in circumstances where the USFilter Plan would permit a withdrawal of such amounts and the Siemens Savings Plan would not, the terms and conditions of the USFilter Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     4. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in an employee’s account in the USFilter Plan which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.
     5. Employer Contribution. Effective January 1, 2005, a non-union USFilter Member shall be eligible to receive an Employer Contribution equal to 50% of the employees’ Tax-Deferred and After Tax Contributions up to 7% of Compensation.
February 25, 2005

E. Robert Lupone
Siemens Corporation
Senior Vice President, General
Counsel and Secretary

Mike Panigel
Siemens Corporation
Senior Vice President,
Corporate Human Resources

APPENDIX MMM
TO THE SIEMENS SAVINGS PLAN
MERGER OF THE SENSANT CORP 401(K) PROFIT SHARING PLAN &
TRUST INTO THE SIEMENS SAVINGS PLAN
     Effective as of September 1, 2005, the assets and liabilities with respect to the benefits under the Sensant CORP 401(k) Profit Sharing Plan & Trust (“Sensant Plan”) were transferred and merged into the Siemens Savings Plan, and the Siemens Savings Plan assumed responsibility for making payments with respect to the benefits earned under the Sensant Plan in accordance with the terms and conditions of the Siemens Savings Plan. After the merger, the benefits payable from the Siemens Savings Plan accrued by participants under the Sensant Plan shall be equal to benefits such participants would have been entitled to receive under the Sensant Plan immediately before the merger.
The following special provisions shall apply to these individuals.
     1. Vesting. Any employment that was recognized under the Sensant Plan will be recognized as Continuous Employment under the Siemens Savings Plan.
     2. Withdrawals. After assets are transferred from the Sensant Plan to the Siemens Savings Plan, a participant in the Sensant Plan shall be able to withdraw amounts made on a tax deferred basis to the Sensant Plan and related earnings in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, as applicable to the withdrawals of amounts from the Tax-Deferred Contribution Account of the Siemens Savings Plan; except that, in circumstances where the Sensant Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Sensant Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     3. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in an employee’s account in the Sensant Plan which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.
July 28, 2005

E. Robert Lupone
Siemens Corporation
Senior Vice President, General
Counsel and Secretary

Mike Panigel
Siemens Corporation
Senior Vice President,
Corporate Human Resources

APPENDIX NNN
TO THE SIEMENS SAVINGS PLAN
MERGER OF THE MYRIO CORPORATION 401(K) PLAN INTO THE
SIEMENS SAVINGS PLAN
     Effective as of October 12, 2005, the assets and liabilities with respect to the benefits under the Myrio Corporation 401(k) Plan (“Myrio Plan”) are transferred and merged into the Siemens Savings Plan, and the Siemens Savings Plan assumed responsibility for making payments with respect to the benefits earned under the Myrio Plan in accordance with the terms and conditions of the Siemens Savings Plan. After the merger, the benefits payable from the Siemens Savings Plan accrued by participants under the Myrio Plan shall be equal to benefits such participants would have been entitled to receive under the Myrio Plan immediately before the merger.
The following special provisions shall apply to these individuals.
     1. Eligibility. Any employee of Myrio Corporation “Myrio Employee” who was a participant in the Myrio Plan as of July 31, 2005, or any Myrio Employee who was eligible to participate in the Myrio Plan on July 31, 2005, but chose not to do so, shall be eligible to participate in the Siemens Savings Plan on August 1, 2005.
     2. Vesting. The provisions of the Myrio Plan regarding vesting service shall apply in calculating the amount of Continuous Employment a Myrio Employee has in the Siemens Savings Plan through the end of calendar year 2005. With respect to determining Continuous Employment in the Siemens Savings Plan after calendar year 2005, the provision of the Siemens Savings Plan shall apply.
     3. Withdrawals. After assets are transferred from the Myrio Plan to the Siemens Savings Plan, Myrio Employees shall be able to withdraw their Employee deferrals made to the Myrio Plan and related earnings in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, as applicable to the withdrawals of amounts from the Tax-Deferred Contribution Account of the Siemens Savings Plan, except that, in circumstances where the Myrio Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Myrio Plan, as in effect as of the time immediately prior to such transfer, shall apply.
          After assets are transferred from the Myrio Plan to the Siemens Savings Plan, Myrio Employees shall be able to withdraw the discretionary profit sharing contributions made to their Accounts in the Myrio Plan and related earnings in accordance with the terms and conditions of Article X of the Siemens Savings Plan, as amended from time to time, as applicable to withdrawals of amounts from the Employer Contribution Account of the Siemens Savings Plan; except that, in circumstances where the Myrio Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Myrio Plan in effective as of the time immediately prior to such transfer, shall apply.
     4. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in a Myrio Employee’s account in the Myrio Plan which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.

E. Robert Lupone
Senior Vice President, General
Counsel & Secretary
Siemens Corporation

Mike Panigel
Senior Vice President
Corporate Human Resources
September 12, 2005	Siemens Corporation

APPENDIX OOO
TO THE SIEMENS SAVINGS PLAN
TRANSFER OF PART OF THE ASSETS AND LIABILITIES IN THE
AQUILEX CORPORATION 401(K) PLAN INTO THE SIEMENS SAVINGS PLAN
     Effective as of April 20, 2006, the assets and liabilities in the Aquilex Corporation 401(k) Plan (“Aquilex Plan”) with respect to all participants in the Aquilex Plan who were employees of Wheelabrator Air Pollution Control, Inc. on such date (“Wheelabrator Members”) were transferred into the Siemens Savings Plan, and the Siemens Savings Plan assumed responsibility for making payments with respect to the benefits earned by Wheelabrator Members under the Aquilex Plan in accordance with the terms and conditions of the Siemens Savings Plan. After the transfer, the benefits payable from the Siemens Savings Plan accrued by Wheelabrator Members under the Aquilex Plan shall be equal to benefits such Wheelabrator Members would have been entitled to receive under the Aquilex Plan immediately before the transfer.
The following special provisions shall apply to these individuals.
     1. Eligibility. Any Wheelabrator Member who was a participant in the Aquilex Plan as of December 31, 2005 or any non-union employee of Wheelabrator Air Pollution Control, Inc. who was eligible to participate in the Aquilex Plan on December 31, 2005, but chose not to do so, shall be eligible to participate in the Siemens Savings Plan on January 1, 2006.
     2. Vesting. Any employment that was recognized under the Aquilex Plan for vesting purposes will be recognized as Continuous Employment under the Siemens Savings Plan.
     3. Withdrawals. After assets are transferred from the Aquilex Plan to the Siemens Savings Plan, a Wheelabrator Member in the Aquilex Plan shall be able to withdraw amounts made on a tax deferred basis to the Aquilex Plan and related earnings in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, as applicable to the withdrawals of amounts from the Tax-Deferred Contribution Account of the Siemens Savings Plan; except that, in circumstances where the Aquilex Plan would permit a withdrawal of such amounts and the Siemens Savings Plan would not, the terms and conditions of the Aquilex Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     After assets are transferred from the Aquilex Plan to the Siemens Savings Plan, a Wheelabrator Member in the Aquilex Plan shall be able to withdraw amounts that were employer matching contributions to the Aquilex Plan and related earnings in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, as applicable to withdrawal of amounts from the Employer Contribution Account of the Siemens Savings Plan; except that, in circumstances where the Aquilex Plan would permit a withdrawal of such amounts and the Siemens Savings Plan would not, the terms and conditions of the Aquilex Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     4. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in an employee’s account in the Aquilex Plan which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.
     5. Employer Contribution. Effective January 1, 2006, a non-union employee of Wheelabrator Air Pollution Control, Inc. shall be eligible to receive an Employer Contribution equal to 90% of the employee’s Tax-Deferred and After Tax Contributions up to 6% of Compensation.

E. Robert Lupone
Senior Vice President, General
Counsel & Secretary
Siemens Corporation

Mike Panigel
Senior Vice President
Corporate Human Resources
March 10, 2006	Siemens Corporation

APPENDIX PPP
TO THE SIEMENS SAVINGS PLAN
MERGER OF THE MONOSEP CORPORATION 401(K) PROFIT SHARING PLAN AND TRUST INTO THE SIEMENS SAVINGS PLAN
Effective as of July 7, 2006, the assets and liabilities with respect to the benefits under the Monosep Corporation 401(k) Profit Sharing Plan and Trust (“Monosep Plan”) were transferred and merged into the Siemens Savings Plan, and the Siemens Savings Plan assumed responsibility for making payments with respect to the benefits earned under the Monosep Plan in accordance with the terms and conditions of the Siemens Savings Plan. After the merger, the benefits payable from the Siemens Savings Plan accrued by participants under the Monosep Plan shall be equal to benefits such participants would have been entitled to receive under the Monosep Plan immediately before the merger.
The following special provisions shall apply to these individuals.
     1. Vesting. Any employment that was recognized under the Monosep Plan for vesting purposes will be recognized as Continuous Employment under the Siemens Savings Plan. Participants in the Monosep Plan who are actively employed by USFilter/Zimpro, Inc. on July 7, 2006 will be fully vested in all amounts in their accounts in the Monosep Plan that are transferred to the Siemens Savings Plan.
     2. Withdrawals. After assets are transferred from the Monosep Plan to the Siemens Savings Plan, a participant in the Monosep Plan shall be able to withdraw amounts made on a tax deferred basis to his or her accounts in the Monosep Plan and related earnings, and any qualified nonelective contributions and related earnings made to his or her accounts in the Monosep Plan, in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, and as applicable to the withdrawals of amounts from the Tax-Deferred Contribution Account of the Siemens Savings Plan; except that, in circumstances where the Monosep Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Monosep Plan, as in effect as of the time immediately prior to such transfer, shall apply. A participant in the Monosep Plan shall be able to withdraw any company matching contributions which a participant had in the Monosep Plan in accordance with the provisions of Article X of the Siemens Savings Plan as applicable to the withdrawal of Employer Contributions; except that, in circumstances where the Monosep Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Monosep Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     4. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in an employee’s account in the Monosep Plan which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.

E. Robert Lupone
Senior Vice President, General
Counsel & Secretary
Siemens Corporation

Mike Panigel
Senior Vice President
Corporate Human Resources
May 5, 2006	Siemens Corporation

APPENDIX QQQ
TO THE SIEMENS SAVINGS PLAN
MERGER OF THE SIEMENS MEDICAL SOLUTIONS MOLECULAR IMAGING 401(K) PROFIT SHARING PLAN INTO THE SIEMENS SAVINGS PLAN
Effective as of June 30, 2006, the assets and liabilities with respect to the benefits under the Siemens Medical Solutions Molecular Imaging 401(k) Profit Sharing Plan (“Molecular Plan”) were transferred and merged into the Siemens Savings Plan, and the Siemens Savings Plan assumed responsibility for making payments with respect to the benefits earned under the Molecular Plan in accordance with the terms and conditions of the Siemens Savings Plan. After the merger, the benefits payable from the Siemens Savings Plan accrued by participants under the Molecular Plan shall be equal to benefits such participants would have been entitled to receive under the Molecular Plan immediately before the merger.
The following special provisions shall apply to these individuals.
     1. Vesting. Any employment that was recognized under the Molecular Plan for vesting purposes will be recognized as Continuous Employment under the Siemens Savings Plan. Participants in the Molecular Plan who are actively employed by CTI Molecular Imaging, Inc. on June 30, 2006 will be fully vested in all amounts in their accounts in the Molecular Plan that are transferred to the Siemens Savings Plan.
     2. Withdrawals. After assets are transferred from the Molecular Plan to the Siemens Savings Plan, a participant in the Molecular Plan shall be able to withdraw amounts made on a tax deferred basis to his or her accounts in the Molecular Plan and related earnings, in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, and as applicable to the withdrawals of amounts from the Tax-Deferred Contribution Account of the Siemens Savings Plan; except that, in circumstances where the Molecular Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Molecular Plan, as in effect as of the time immediately prior to such transfer, shall apply. A participant in the Molecular Plan shall be able to withdraw any company matching contributions which a participant had in the Molecular Plan in accordance with the provisions of Article X of the Siemens Savings Plan as applicable to the withdrawal of Employer Contributions; except that, in circumstances where the Molecular Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Molecular Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     5. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in an employee’s account in the Molecular Plan which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.

E. Robert Lupone
Senior Vice President, General
Counsel & Secretary
Siemens Corporation

Mike Panigel
Senior Vice President
Corporate Human Resources
May 5, 2006	Siemens Corporation

APPENDIX RRR
TO THE SIEMENS SAVINGS PLAN
SPECIAL PROVISIONS FOR
FORMER EMPLOYEES OF TXU GENERATION COMPANY LP WHO ARE HIRED BY SIEMENS POWER GENERATION, INC.
Employees of TXU Generation Company LP (“TXU”) who are hired by Siemens Power Generation, Inc. on May 1, 2006 (“Former TXU Employees”) as part of a supplement dated March 16, 2006 to an agreement between Siemens Power Generation, Inc. and TXU shall be eligible to participate in the Siemens Savings Plan beginning on their date of hire with Siemens Power Generation, Inc. These Former TXU Employees shall participate in the Siemens Savings Plan in accordance with the terms and conditions of the Siemens Savings Plan as applicable to employees of Siemens Power Generation, Inc., except that solely for purposes of vesting under the Plan, the years of service which such employees had with TXU that were counted as vesting service under the TXU 401(k) Plan shall be recognized as Continuous Employment under the Siemens Savings Plan.

E. Robert Lupone
Senior Vice President, General
Counsel & Secretary
Siemens Corporation

Mike Panigel
Senior Vice President
Corporate Human Resources
May 5, 2006	Siemens Corporation

APPENDIX SSS
TO THE SIEMENS SAVINGS PLAN
TRANSFER OF PART OF THE ASSETS AND LIABILITIES IN THE ALTIVIA CORPORATION 401(K) PLAN INTO THE SIEMENS SAVINGS PLAN
     Effective as of June 26, 2006, the assets and liabilities in the Altivia Corporation 401(k) Plan (“Altivia Plan”) with respect to all participants in the Altivia Plan who were employees of U.S. Filter Wastewater Group, Inc. on such date (“U.S.Filter Members”) were transferred into the Siemens Savings Plan, and the Siemens Savings Plan assumed responsibility for making payments with respect to the benefits earned by U.S. Filter Members under the Altivia Plan in accordance with the terms and conditions of the Siemens Savings Plan. After the transfer, the benefits payable from the Siemens Savings Plan accrued by U.S. Filter Members under the Altivia Plan shall be equal to benefits such U.S. Filter Members would have been entitled to receive under the Altivia Plan immediately before the transfer.
The following special provisions shall apply to these individuals.
     1. Eligibility. Any U.S. Filter Member who was a participant in the Altivia Plan as of June 26, 2006 or any non-union employee of U.S. Filter Wastewater Group, Inc. who was eligible to participate in the Altivia Plan on June 26, 2006, but chose not to do so, shall be eligible to participate in the Siemens Savings Plan on June 26, 2006.
     2. Vesting. Any employment that was recognized under the Altivia Plan for vesting purposes will be recognized as Continuous Employment under the Siemens Savings Plan.
     3. Withdrawals. After assets are transferred from the Altivia Plan to the Siemens Savings Plan, a U.S. Filter Member in the Altivia Plan shall be able to withdraw amounts made on a tax deferred basis to the Altivia Plan and related earnings in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, as applicable to the withdrawals of amounts from the Tax-Deferred Contribution Account of the Siemens Savings Plan; except that, in circumstances where the Altivia Plan would permit a withdrawal of such amounts and the Siemens Savings Plan would not, the terms and conditions of the Altivia Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     After assets are transferred from the Altivia Plan to the Siemens Savings Plan, a U.S. Filter Member in the Altivia Plan shall be able to withdraw amounts that were employer matching contributions to the Altivia Plan and related earnings in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, as applicable to withdrawal of amounts from the Employer Contribution Account of the Siemens Savings Plan; except that, in circumstances where the Altivia Plan would permit a withdrawal of such amounts and the Siemens Savings Plan would not, the terms and conditions of the Altivia Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     4. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in an employee’s account in the Altivia Plan which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.
     5. Employer Contribution. Effective June 26, 2006, a non-union employee of U.S. Filter Wastewater Group, Inc. who was formerly employed by Altivia Corporation shall be eligible to receive an Employer Contribution equal to 50% of the employee’s Tax-Deferred and After Tax Contributions up to 7% of Compensation.

E. Robert Lupone
Senior Vice President, General
Counsel & Secretary
Siemens Corporation

Mike Panigel
Senior Vice President
Corporate Human Resources
June 12, 2006	Siemens Corporation

APPENDIX TTT
TO THE SIEMENS SAVINGS PLAN
MERGER OF THE JET TURBINE SERVICE, INC. 401(K) PROFIT SHARING PLAN INTO THE SIEMENS SAVINGS PLAN
Effective as of September 15, 2006, the assets and liabilities with respect to the benefits under the Jet Turbine Service 401(k) Profit Sharing Plan (“Jet Turbine Plan”) were transferred and merged into the Siemens Savings Plan, and the Siemens Savings Plan assumed responsibility for making payments with respect to the benefits earned under the Jet Turbine Plan in accordance with the terms and conditions of the Siemens Savings Plan. After the merger, the benefits payable from the Siemens Savings Plan accrued by participants under the Jet Turbine Plan shall be equal to benefits such participants would have been entitled to receive under the Jet Turbine Plan immediately before the merger.
The following special provisions shall apply to these individuals.
     1. Vesting. The provisions of the Jet Turbine Plan regarding vesting service shall apply in calculating the amount of Continuous Employment an employee at Jet Turbine Service, Inc. has in the Siemens Savings Plan as of the end of calendar year 2006. With respect to determining Continuous Employment in the Siemens Savings Plan after calendar year 2006, the provisions of the Siemens Savings Plan shall apply. Participants in the Jet Turbine Plan who are actively employed by Jet Turbine Service, Inc. on September 15, 2006 will be fully vested in all amounts in their accounts in the Jet Turbine Plan that are transferred to the Siemens Savings Plan.
     2. Withdrawals. After assets are transferred from the Jet Turbine Plan to the Siemens Savings Plan, a participant in the Jet Turbine Plan shall be able to withdraw amounts made on a tax deferred basis to his or her accounts in the Jet Turbine Plan and related earnings, and any qualified nonelective contributions and related earnings made to his or her accounts in the Jet Turbine Plan, in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, and as applicable to the withdrawals of amounts from the Tax-Deferred Contribution Account of the Siemens Savings Plan; except that, in circumstances where the Jet Turbine Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Jet Turbine Plan, as in effect as of the time immediately prior to such transfer, shall apply. A participant in the Jet Turbine Plan shall be able to withdraw any company matching contributions which a participant had in the Jet Turbine Plan in accordance with the provisions of Article X of the Siemens Savings Plan as applicable to the withdrawal of Employer Contributions; except that, in circumstances where the Jet Turbine Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Jet Turbine Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     6. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in an employee’s account in the Jet Turbine Plan which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.

E. Robert Lupone
Senior Vice President, General
Counsel & Secretary
Siemens Corporation

Mike Panigel
Senior Vice President
Corporate Human Resources
August 28, 2006	Siemens Corporation

APPENDIX UUU
TO THE SIEMENS SAVINGS PLAN
MERGER OF THE NETWORK TELESYSTEMS INC. 401(K) PLAN INTO THE SIEMENS SAVINGS PLAN
Effective on or about September 29, 2006, the assets and liabilities with respect to the benefits under the Network Telesystems Inc. 401(k) Plan (“Network Plan”) were transferred and merged into the Siemens Savings Plan, and the Siemens Savings Plan assumed responsibility for making payments with respect to the benefits earned under the Network Plan in accordance with the terms and conditions of the Siemens Savings Plan. After the merger, the benefits payable from the Siemens Savings Plan accrued by participants under the Network Plan shall be equal to benefits such participants would have been entitled to receive under the Network Plan immediately before the merger.

E. Robert Lupone
Senior Vice President, General
Counsel & Secretary
Siemens Corporation

Mike Panigel
Senior Vice President
Corporate Human Resources
September 29, 2006	Siemens Corporation

APPENDIX VVV
TO THE SIEMENS SAVINGS PLAN
MERGER OF THE INDX SOFTWARE 401(K) PLAN INTO THE SIEMENS SAVINGS PLAN
     Effective as of March 29, 2007, the assets and liabilities with respect to the benefits under the IndX Software 401(k) Plan (“IndX Plan”) were transferred and merged into the Siemens Savings Plan, and the Siemens Savings Plan assumed responsibility for making payments with respect to the benefits earned under the IndX Plan in accordance with the terms and conditions of the Siemens Savings Plan. After the merger, the benefits payable from the Siemens Savings Plan accrued by participants under the IndX Plan shall be equal to benefits such participants would have been entitled to receive under the IndX Plan immediately before the merger.
The following special provisions shall apply to those individuals for whom assets and liabilities under the IndX Plan were transferred to the Siemens Savings Plan:
     1. Vesting. Participants in the IndX Plan for whom assets and liabilities are transferred to the Siemens Savings Plan and who are actively employed by Siemens Energy & Automation Inc. or one of its affiliates on March 29, 2007 will be fully vested in all amounts in their accounts in the IndX Plan that are transferred to the Siemens Savings Plan. Participants in the IndX Plan for whom assets and liabilities are transferred to the Siemens Savings Plan and who are not actively employed by Siemens Energy & Automation Inc. or one of its affiliates as of March 29, 2007, shall be vested in the Company matching contribution to their accounts in the IndX Plan in accordance with the vesting provisions of the IndX Plan, taking into account any service which they had with Siemens Energy & Automation Inc. or one of its affiliates before their employment terminates. Service which a participant has with IndX Software Corporation that is considered vesting service under the IndX Plan shall be considered Continuous Employment under the Siemens Savings Plan.
     2. Withdrawals. After assets are transferred from the IndX Plan to the Siemens Savings Plan, a participant in the IndX Plan shall be able to withdraw amounts made on a tax deferred basis to his or her accounts in the IndX Plan and related earnings, in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, and as applicable to the withdrawals of amounts from the Tax-Deferred Contribution Account of the Siemens Savings Plan; except that, in circumstances where the IndX Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the IndX Plan, as in effect as of the time immediately prior to such transfer, shall apply. A participant in the IndX Plan shall be able to withdraw any company matching contributions which a participant had in the IndX Plan in accordance with the provisions of Article X of the Siemens Savings Plan as applicable to the withdrawal of Employer Contributions; except that, in circumstances where the IndX Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the IndX Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     3. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in an employee’s account in the IndX Plan which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.
February 21, 2007

E. Robert Lupone
Senior Vice President, General
Counsel & Secretary
Siemens Corporation

Mike Panigel
Senior Vice President
Corporate Human Resources
Siemens Corporation

APPENDIX WWW
TO THE SIEMENS SAVINGS PLAN
(as Amended and Restated Effective as of October 1, 2006)
PARTICIPATION OF NON-UNION SIEMENS MEDICAL SOLUTIONS DIAGNOSTICS EMPLOYEES AT FORMER BAYER FACILITIES IN THE SIEMENS SAVINGS PLAN
     Effective January 1, 2007, a non-union employee of Bayer HealthCare or a non-union employee of Bayer Corporate and Business Services LLC in the United States who is an “Assumed Employee” within the meaning of Section 4.1 of the U.S. Asset Sale and Transfer Agreement between Bayer HealthCare LLC and Siemens Medical Solutions Diagnostics, effective January 1, 2007, (hereinafter both such employees shall collectively be referred to as a “US Bayer Non-Union Diagnostics Employee”) shall be eligible to participate in the Siemens Savings Plan in accordance with the terms and conditions of the Siemens Savings Plan that apply to non union employees of Siemens Medical Solutions USA Inc. who are hired or rehired by Siemens on or after April 1, 2006, except as provided below.
     A non-union employee of Siemens Medical Solutions Diagnostics who is hired or rehired at former Bayer facilities on or after January 1, 2007 shall be eligible to participate in the Siemens Savings Plan in accordance with the terms and conditions of the Siemens Savings Plan that apply to non-union employees at Siemens Medical Solutions USA, Inc. who are hired or rehired by Siemens on or after April 1, 2006.
     A. Employer Contributions. Subject to the applicable requirements and limitations of the Internal Revenue Code and the regulations thereunder, (1) for calendar year 2007 only, a ”US Bayer Non-Union Diagnostics Employee” shall be eligible for an additional Employer Contribution to the Siemens Savings Plan of 5 percent of Compensation, as that term is defined in the Siemens Savings Plan, provided such Employee was eligible for this additional Employer Contribution under the terms and conditions of the Bayer Corporation Savings and Retirement Plan in effect as of December 31, 2006 (“Bayer Plan”), regardless of whether such Employee makes any contributions to the Siemens Savings Plan, less the amount of any Employer Contribution such Employee receives under the Siemens Savings Plan as a matching contribution that exceeds 4 percent of the Employee’s Compensation (as that term is defined in the Siemens Savings Plan) and (2) for calendar year 2007 only, a “US Bayer Non-Union Diagnostics Employee” who was hired by Bayer prior to January 1, 2005 shall be eligible for an additional Employer Retirement Contribution to the Siemens Savings Plan that such Employee was entitled to receive under Exhibit B of the Bayer Plan, in accordance with the provisions of Section 4.1(c) of the Bayer Plan, provided such Employee was eligible for this additional Employer Retirement Contribution under the terms and conditions of the Bayer Plan in effect as of December 31, 2006, regardless of whether such Employee makes contributions to the Siemens Savings Plan. This Exhibit B to the Bayer Plan is attached hereto as Attachment A.
     In determining a “US Bayer Non-Union Diagnostics Employee’s” Compensation for calendar year 2007, for all purposes of the Siemens Savings Plan, including for the purpose of calculating the Employer Contribution under Paragraph A above, the amount of any long term bonus that could have otherwise been earned under a long term bonus plan but which was reallocated and paid under an annual bonus plan to a “US Bayer Non-Union Diagnostic Employee’s” annual bonus during calendar year 2007 shall not be included.
     The sole employer contribution applicable to a non-union employee of Siemens Medical Solutions Diagnostics hired at the former Bayer facility on or after January 1, 2007 shall be an employer matching contribution equal to 100% of the employee’s Basic Tax Deferred and Basic After Tax Contributions.
     B. Vesting. Service which a “US Bayer Non-Union Diagnostics Employee” had with Bayer shall be counted towards meeting the service requirements for eligibility to participate in and vesting in the Siemens Savings Plan to the extent such service was recognized for these purposes under the Bayer Plan.
     C. Transfer of Benefit Assets and Liabilities for “US Bayer Non-Union Diagnostics Employees” in the Bayer Plan into the Siemens Savings Plan. Effective as of March 1, 2007, all assets and liabilities in the Bayer Plan with respect to certain “US Bayer Non-Union Diagnostics Employees” were transferred to the Siemens Savings Plan, and the Siemens Savings Plan assumed responsibility for making payments with respect to benefits earned by “US Bayer Non-Union Diagnostics Employees” under the Bayer Plan for whom assets and liabilities were transferred, in accordance with the terms and conditions of the Siemens Savings Plan. After the transfer, the benefits payable from the Siemens Savings Plan for benefits accrued by “US Bayer Non-Union Diagnostics Employees” under the Bayer Plan for whom assets and liabilities were transferred shall be equal to the benefits such employees would have been entitled to receive under the Bayer Plan immediately before the transfer. However, the following special provisions shall apply with respect to “US Bayer Non-Union Diagnostics Employees” for whom assets and liabilities are transferred to the Siemens Savings Plan.
     (i) Withdrawals. After assets are transferred from the Bayer Plan to the Siemens Savings Plan, a “US Bayer Non-Union Diagnostics Employee” shall be able to withdraw amounts made on a tax deferred basis to his or her accounts in the Bayer Plan and related earnings, in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, and as applicable to the withdrawals of amounts from the Tax-Deferred Contribution Account of the Siemens Savings Plan; except that, in circumstances where the Bayer Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Bayer Plan, as in effect as of the time immediately prior to such transfer, shall apply. A “US Bayer Non-Union Diagnostics Employee” shall be able to withdraw any company contributions or any after tax contributions which such Employee had in the Bayer Plan in accordance with the provisions of Article X of the Siemens Savings Plan as applicable to the withdrawal of Employer Contributions; except that, in circumstances where the Bayer Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Bayer Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     (ii) Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in a “US Bayer Non-Union Diagnostics Employee’s” account in the Bayer Plan which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.
December 19, 2006

E. Robert Lupone
Senior Vice President, General
Counsel & Secretary
Siemens Corporation

Mike Panigel
Senior Vice President
Corporate Human Resources
Siemens Corporation

EXHIBIT B
Additional Retirement Contribution
Participants in the Bayer Corporation Pension Plan, Bayer CropScience-AgrEvo USA Employer
Pension Plan, Bayer CropScience-AgrEvo Environmental Health, Inc. Pension Plan or H.C. Starck
Retirement Plan – CSM

Age Plus Benefit Service at 12/31/05	Additional Retirement Contribution
35
36	0.29%
37	0.57%
38	0.86%
39	1.14%
40	1.43%
41	1.71%
42	2.00%
43	2.29%
44	2.57%
45	2.86%
46	3.14%
47	3.43%
48	3.71%
49	4.00%
50	4.29%
51	4.57%
52	4.86%
53	5.14%
54	5.43%
55	5.71%
56	6.00%
57	6.29%
58	6.57%
59	6.86%
60	7.14%
61	7.43%
62	7.71%
63	8.00%
64	8.29%
65	8.57%
66	8.86%
67	9.14%
68	9.43%
69	9.71%
70	10.00%

APPENDIX XXX
TO THE SIEMENS SAVINGS PLAN
MERGER OF THE BERWANGER, INC. 401(K) RETIREMENT SAVINGS PLAN INTO THE SIEMENS SAVINGS PLAN
     Effective as of May 15, 2007, the assets and liabilities with respect to the benefits under the Berwanger, Inc. 401(k) Retirement Savings Plan (“Berwanger Plan”) were transferred and merged into the Siemens Savings Plan, and the Siemens Savings Plan assumed responsibility for making payments with respect to the benefits earned under the Berwanger Plan in accordance with the terms and conditions of the Siemens Savings Plan. After the merger, the benefits payable from the Siemens Savings Plan accrued by participants under the Berwanger Plan shall be equal to benefits such participants would have been entitled to receive under the Berwanger Plan immediately before the merger.
The following special provisions shall apply to those individuals for whom assets and liabilities under the Berwanger Plan were transferred to the Siemens Savings Plan:
     1. Vesting. Service which a participant has with Berwanger, Inc. shall be considered Continuous Employment under the Siemens Savings Plan.
     2. Withdrawals. After assets are transferred from the Berwanger Plan to the Siemens Savings Plan, a participant in the Berwanger Plan shall be able to withdraw amounts made on a tax deferred basis to his or her accounts in the Berwanger Plan and related earnings, in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, and as applicable to the withdrawals of amounts from the Tax-Deferred Contribution Account of the Siemens Savings Plan; except that, in circumstances where the Berwanger Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Berwanger Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     3. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in an employee’s account in the Berwanger Plan which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.
May 15, 2007

E. Robert Lupone
Senior Vice President, General
Counsel & Secretary
Siemens Corporation

Mike Panigel
Senior Vice President
Corporate Human Resources
Siemens Corporation

APPENDIX YYY
TO THE SIEMENS SAVINGS PLAN
(as Amended and Restated Effective as of October 1, 2006)
TRANSFER OF A PORTION OF THE VA TECH AMERICA CORPORATION 401(K) RETIREMENT PLAN INTO THE
SIEMENS SAVINGS PLAN
     Effective as of August 24, 2007, the assets and liabilities with respect to the benefits under the VA TECH America Corporation 401(k) Retirement Plan (“VA TECH Plan”) for non-union participants were transferred and merged into the Siemens Savings Plan, and the Siemens Savings Plan assumed responsibility for making payments with respect to the benefits earned under the VA TECH Plan in accordance with the terms and conditions of the Siemens Savings Plan. After the merger, the benefits payable from the Siemens Savings Plan accrued by non-union participants under the VA TECH Plan shall be equal to benefits such non-union participants would have been entitled to receive under the VA TECH Plan immediately before the merger.
     The following special provisions shall apply to those individuals for whom assets and liabilities under the VA TECH Plan were transferred to the Siemens Savings Plan:
     1. Vesting. Service which a non-union participant has with VA TECH, Inc. shall be considered Continuous Employment under the Siemens Savings Plan. Any non-union participant in the VA Tech Plan, who is actively employed with Siemens as of August 24, 2007 shall be fully vested in their accounts in the VA Tech Plan.
     2. Withdrawals. After assets are transferred from the VA TECH Plan to the Siemens Savings Plan, a non-union participant in the VA TECH Plan shall be able to withdraw amounts made on a tax deferred basis to his or her accounts in the VA TECH Plan and related earnings, in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, and as applicable to the withdrawals of amounts from the Tax-Deferred Contribution Account of the Siemens Savings Plan; except that, in circumstances where the VA TECH Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the VA TECH Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     A non-union participant in the VA Tech Plan can withdraw any other assets transferred from the VA Tech Plan to the Siemens Savings Plan other than those made on a tax-deferred basis in accordance with the provisions of Article X of the Siemens

Savings Plan as applicable to the withdrawal of amounts that are not tax-deferred contributions; except that, in circumstances where the VA TECH Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the VA TECH Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     3. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in an employee’s account in the VA TECH Plan which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.
June 8, 2007

E. Robert Lupone
Senior Vice President, General
Counsel & Secretary
Siemens Corporation

Mike Panigel
Senior Vice President
Corporate Human Resources
Siemens Corporation

APPENDIX ZZZ
TO THE SIEMENS SAVINGS PLAN
MERGER OF THE VISTASCAPE SECURITY SYSTEMS CORP. 401(K) PLAN INTO THE SIEMENS SAVINGS PLAN
     Effective as of July 24, 2007, the assets and liabilities with respect to the benefits under the Vistascape Security Systems Corp. 401(k) Plan (“Vistascape Plan”) were transferred and merged into the Siemens Savings Plan, and the Siemens Savings Plan assumed responsibility for making payments with respect to the benefits earned under the Vistascape Plan in accordance with the terms and conditions of the Siemens Savings Plan. After the merger, the benefits payable from the Siemens Savings Plan accrued by participants under the Vistascape Plan shall be equal to benefits such participants would have been entitled to receive under the Vistascape Plan immediately before the merger.
The following special provisions shall apply to those individuals for whom assets and liabilities under the Vistascape Plan were transferred to the Siemens Savings Plan:
     1. Vesting. Service which a participant has with Vistascape Security Systems Corp. shall be considered Continuous Employment under the Siemens Savings Plan. Any participant in the Vistascape Plan, who is actively employed with Siemens as of July 24, 2007 shall be fully vested in their accounts in the Vistascape Plan.
     2. Withdrawals. After assets are transferred from the Vistascape Plan to the Siemens Savings Plan, a participant in the Vistascape Plan shall be able to withdraw amounts made on a tax deferred basis to his or her accounts in the Vistascape Plan and related earnings, in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, and as applicable to the withdrawals of amounts from the Tax-Deferred Contribution Account of the Siemens Savings Plan; except that, in circumstances where the Vistascape Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Vistascape Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     A participant in the Vistascape Plan can withdraw any other assets transferred from the Vistascape Plan to the Siemens Savings Plan other than those made on a tax-deferred basis in accordance with the provisions of Article X of the Siemens Savings Plan as applicable to the withdrawal of amounts that are not tax-deferred contributions; except that, in circumstances where the Vistascape Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Vistascape Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     3. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in an employee’s account in the Vistascape Plan which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.
June 11, 2007

E. Robert Lupone
Senior Vice President, General
Counsel & Secretary
Siemens Corporation

Mike Panigel
Senior Vice President
Corporate Human Resources
Siemens Corporation

APPENDIX AAAA
TO THE SIEMENS SAVINGS PLAN
MERGER OF THE BRIDGES ELECTRIC INC. PROFIT SHARING PLAN INTO THE SIEMENS SAVINGS PLAN
     Effective as of July 2, 2007, the assets and liabilities with respect to the benefits under the Bridges Electric Inc. Profit Sharing Plan (“Bridges Plan”) were transferred and merged into the Siemens Savings Plan, and the Siemens Savings Plan assumed responsibility for making payments with respect to the benefits earned under the Bridges Plan in accordance with the terms and conditions of the Siemens Savings Plan. After the merger, the benefits payable from the Siemens Savings Plan accrued by participants under the Bridges Plan shall be equal to benefits such participants would have been entitled to receive under the Bridges Plan immediately before the merger.
The following special provisions shall apply to those individuals for whom assets and liabilities under the Bridges Plan were transferred to the Siemens Savings Plan:
     1. Vesting. Service which a participant has with Bridges Electric Inc. shall be considered Continuous Employment under the Siemens Savings Plan. Any participant in the Bridges Plan, who is actively employed with Siemens as of July 2, 2007 shall be fully vested in their accounts in the Bridges Plan.
     2. Withdrawals. After assets are transferred from the Bridges Plan to the Siemens Savings Plan, a participant in the Bridges Plan shall be able to withdraw amounts made on a tax deferred basis to his or her accounts in the Bridges Plan and related earnings, in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, and as applicable to the withdrawals of amounts from the Tax-Deferred Contribution Account of the Siemens Savings Plan.
     A participant in the Bridges Plan can withdraw any other assets transferred from the Bridges Plan to the Siemens Savings Plan other than those made on a tax-deferred basis in accordance with the provisions of Article X of the Siemens Savings Plan as applicable to the withdrawal of amounts that are not tax-deferred contributions.
     3. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in an employee’s account in the Bridges Plan which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.
June 14, 2007

E. Robert Lupone
Senior Vice President, General
Counsel & Secretary
Siemens Corporation

Mike Panigel
Senior Vice President
Corporate Human Resources
Siemens Corporation

APPENDIX BBBB
TO THE SIEMENS SAVINGS PLAN
MERGER OF THE FLENDER CORPORATION 401(K) RETIREMENT PLAN INTO THE SIEMENS SAVINGS PLAN
Effective as of October 15, 2007, the assets and liabilities with respect to the benefits under the Flender Corporation 401(k) Retirement Plan (“Flender Plan”) were transferred and merged into the Siemens Savings Plan, and the Siemens Savings Plan assumed responsibility for making payments with respect to the benefits earned under the Flender Plan in accordance with the terms and conditions of the Siemens Savings Plan. After the merger, the benefits payable from the Siemens Savings Plan accrued by participants under the Flender Plan shall be equal to benefits such participants would have been entitled to receive under the Flender Plan immediately before the merger.
The following special provisions shall apply to those individuals for whom assets and liabilities under the Flender Plan were transferred to the Siemens Savings Plan:
     1. Vesting. Participants in the Flender Plan for whom assets and liabilities are transferred to the Siemens Savings Plan will be fully vested in all amounts in their accounts in the Flender Plan that are transferred to the Siemens Savings Plan. Service which a participant has with Flender Corporation shall be considered Continuous Employment under the Siemens Savings Plan.
     2. Withdrawals. After assets are transferred from the Flender Plan to the Siemens Savings Plan, a participant in the Flender Plan shall be able to withdraw amounts made on a tax deferred basis to his or her accounts in the Flender Plan and related earnings, in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, and as applicable to the withdrawals of amounts from the Tax-Deferred Contribution Account of the Siemens Savings Plan; except that, in circumstances where the Flender Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Flender Plan, as in effect as of the time immediately prior to such transfer, shall apply. A participant in the Flender Plan shall be able to withdraw any company matching contributions which a participant had in the Flender Plan in accordance with the provisions of Article X of the Siemens Savings Plan as applicable to the withdrawal of Employer Contributions; except that, in circumstances where the Flender Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Flender Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     3. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in an employee’s account in the Flender Plan which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.
August 31, 2007

E. Robert Lupone
Senior Vice President, General
Counsel & Secretary
Siemens Corporation

Mike Panigel
Senior Vice President
Corporate Human Resources
Siemens Corporation

APPENDIX CCCC
TO THE SIEMENS SAVINGS PLAN
MERGER OF THE WINERGY DRIVE SYSTEMS CORPORATION 401(K) PLAN INTO THE SIEMENS SAVINGS PLAN
     Effective as of November 1, 2007, the assets and liabilities with respect to the benefits under the Winergy Drive Systems Corporation 401(k) Plan (“Winergy Plan”) were transferred and merged into the Siemens Savings Plan, and the Siemens Savings Plan assumed responsibility for making payments with respect to the benefits earned under the Winergy Plan in accordance with the terms and conditions of the Siemens Savings Plan. After the merger, the benefits payable from the Siemens Savings Plan accrued by participants under the Winergy Plan shall be equal to benefits such participants would have been entitled to receive under the Winergy Plan immediately before the merger.
     The following special provisions shall apply to those individuals for whom assets and liabilities under the Winergy Plan were transferred to the Siemens Savings Plan:
     1. Vesting. Participants in the Winergy Plan for whom assets and liabilities are transferred to the Siemens Savings Plan will be fully vested in all amounts in their accounts in the Winergy Plan that are transferred to the Siemens Savings Plan. Service which a participant has with Flender Corporation shall be considered Continuous Employment under the Siemens Savings Plan.
     2. Withdrawals. After assets are transferred from the Winergy Plan to the Siemens Savings Plan, a participant in the Winergy Plan shall be able to withdraw amounts made on a tax deferred basis to his or her accounts in the Winergy Plan and related earnings, in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, and as applicable to the withdrawals of amounts from the Tax-Deferred Contribution Account of the Siemens Savings Plan; except that, in circumstances where the Winergy Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Winergy Plan, as in effect as of the time immediately prior to such transfer, shall apply. A participant in the Winergy Plan shall be able to withdraw any company matching contributions which a participant had in the Winergy Plan in accordance with the provisions of Article X of the Siemens Savings Plan as applicable to the withdrawal of Employer Contributions; except that, in circumstances where the Winergy Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Winergy Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     3. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in an employee’s account in the Winergy Plan which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.
August 31, 2007

E. Robert Lupone
Senior Vice President, General
Counsel & Secretary
Siemens Corporation

Mike Panigel
Senior Vice President
Corporate Human Resources
Siemens Corporation

APPENDIX DDDD
TO THE SIEMENS SAVINGS PLAN
MERGER OF THE ENVIROTROL, INC. 401(K) PROFIT SHARING PLAN INTO THE SIEMENS SAVINGS PLAN
Effective as of November 27, 2007, the assets and liabilities with respect to the benefits under the Envirotrol, Inc. 401(k) Profit Sharing Plan (“Envirotrol Plan”) were transferred and merged into the Siemens Savings Plan, and the Siemens Savings Plan assumed responsibility for making payments with respect to the benefits earned under the Envirotrol Plan in accordance with the terms and conditions of the Siemens Savings Plan. After the merger, the benefits payable from the Siemens Savings Plan accrued by participants under the Envirotrol Plan shall be equal to benefits such participants would have been entitled to receive under the Envirotrol Plan immediately before the merger.
The following special provisions shall apply to those individuals for whom assets and liabilities under the Envirotrol Plan were transferred to the Siemens Savings Plan:
     1. Vesting. Participants in the Envirotrol Plan for whom assets and liabilities are transferred to the Siemens Savings Plan will be fully vested in all amounts in their accounts in the Envirotrol Plan that are transferred to the Siemens Savings Plan. Service which a participant has with Envirotrol, Inc. shall be considered Continuous Employment under the Siemens Savings Plan.
     2. Withdrawals. After assets are transferred from the Envirotrol Plan to the Siemens Savings Plan, a participant in the Envirotrol Plan shall be able to withdraw amounts made on a tax deferred basis to his or her accounts in the Envirotrol Plan and related earnings, in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, and as applicable to the withdrawals of amounts from the Tax-Deferred Contribution Account of the Siemens Savings Plan; except that, in circumstances where the Envirotrol Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Envirotrol Plan, as in effect as of the time immediately prior to such transfer, shall apply. A participant in the Envirotrol Plan shall be able to withdraw any company matching contributions which a participant had in the Envirotrol Plan in accordance with the provisions of Article X of the Siemens Savings Plan as applicable to the withdrawal of Employer Contributions; except that, in circumstances where the Envirotrol Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Envirotrol Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     3. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in an employee’s account in the Envirotrol Plan which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.
October 15, 2007

E. Robert Lupone
Senior Vice President, General
Counsel & Secretary
Siemens Corporation

Mike Panigel
Senior Vice President
Corporate Human Resources
Siemens Corporation

APPENDIX EEEE
TO THE SIEMENS SAVINGS PLAN
MERGER OF THE UGS 401(K) SAVINGS PLAN INTO
THE SIEMENS SAVINGS PLAN
Effective as of June 24, 2008, the assets and liabilities with respect to the benefits under the UGS 401(k) Savings Plan (“UGS Plan”) were transferred and merged into the Siemens Savings Plan, and the Siemens Savings Plan assumed responsibility for making payments with respect to the benefits earned under the UGS Plan in accordance with the terms and conditions of the Siemens Savings Plan. After the merger, the benefits payable from the Siemens Savings Plan accrued by participants under the UGS Plan shall be equal to benefits such participants would have been entitled to receive under the UGS Plan immediately before the merger.
The following special provisions shall apply to those individuals for whom assets and liabilities under the UGS Plan were transferred to the Siemens Savings Plan:
     1. Vesting. Participants in the UGS Plan for whom assets and liabilities are transferred to the Siemens Savings Plan will be fully vested in all amounts in their accounts in the UGS Plan that are transferred to the Siemens Savings Plan. Years of Vesting Service that a participant has under the UGS Plan as of December 31, 2007, shall be considered Continuous Employment under the Siemens Savings Plan.
     2. Roth Elective Deferral Account. A Roth Elective Deferral Account shall be established and maintained by the Plan for each former participant in the UGS Plan for whom amounts transferred to the Siemens Savings Plan include amounts credited to a Roth Elective Deferral Account in the UGS Plan. Each Roth Elective Deferral Account established for a participant shall be credited with the amounts transferred from the UGS Plan in respect of such participant’s Roth Elective Deferral Account in the UGS Plan and shall be adjusted to reflect earning, losses, withdrawals and distributions, as applicable, in accordance with the terms of the Plan.
     3. Withdrawals. After assets are transferred from the UGS Plan to the Siemens Savings Plan, a former participant in the UGS Plan shall be able to withdraw amounts made on a tax deferred basis or as Roth elective deferral contributions to his or her accounts in the UGS Plan and related earnings, and amounts attributable to transfers to his or her account from the Tecnomatix 401(k) Plan to the UGS Plan and related earnings, in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, and as applicable to the withdrawals of amounts from the Tax-Deferred Contribution

Account of the Siemens Savings Plan; except that, in circumstances where the UGS Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the UGS Plan, as in effect as of the time immediately prior to such transfer, shall apply. For purposes of determining the order in which withdrawals are made from a Member’s Accounts, amounts credited to a Member’s Roth Elective Deferral Account shall be withdrawn last.
     A former participant in the UGS Plan shall be able to withdraw any company matching contributions, or discretionary employer contributions to his or her accounts in the UGS Plan, in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, and as applicable to the withdrawals of amounts from the Employer Contribution Account of the Siemens Savings Plan; except that, in circumstances where the UGS Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the UGS Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     A former participant in the UGS Plan shall be able to withdraw any rollover contributions made to his or her accounts in the UGS Plan in accordance with the provisions of Article X of the Siemens Savings Plan as amended from time to time, and as applicable to the withdrawal of amounts from a participant’s Rollover Contribution Account; except that, in circumstances where the UGS Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the UGS Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     4. Distributions. The Applicable Dollar Amount defined in Section 11.1(a), shall include the amount credited to a Member’s Roth Elective Deferral Account. For purposes of determining whether a mandatory distribution is greater than $1,000, as described in the second paragraph of Section 11.1(a), a Member’s Roth Elective Deferral Account will be treated separately from the Member’s other Accounts. If the Member’s Accounts, excluding the Member’s Roth Elective Deferral Account, exceed $1,000 and the Member does not elect to have such portion of his distribution paid directly to an eligible rollover or to receive the distribution directly in accordance with Article XI, then the plan administrator will pay the distribution of such Accounts, excluding the Roth Elective Deferral Account, in a direct rollover to an individual retirement plan designated by the plan administrator. If the Member’s Roth Elective Deferral Account exceeds $1,000, the Member may elect to delay distribution (and no distribution of such Account may be made prior to the end of the calendar year in which the Member attains age 70 1/2 absent his election to receive a distribution) in which case the amount credited to such Account shall be distributed as of such subsequent date as the Member may elect in accordance with

Section 11.3 subject to the limitations set forth in Section 11.6.
     Notwithstanding anything to the contrary in the Plan, the amounts credited to a Member’s Roth Elective Deferral Account may only be distributed in the form of a lump sum equal to 100% of the amount credited to such Account. A distribution of amounts credited to a Member’s Roth Elective Deferral Account shall be treated separately from a distribution of the Member’s other Accounts. In the event a Member requests a partial distribution, the Member shall elect whether the partial distribution is made first from his Roth Elective Deferral Account or from the Members other Accounts; provided that if the distribution includes any part of the Member’s Roth Elective Deferral Account the entire balance of such account must be distributed.
     5. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in an employee’s account in the UGS Plan which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan. For purposes of Section 9.5 of the Plan, amounts credited to a participant’s Roth Elective Deferral Account shall be last in determining the order in which loans shall be made from a Member’s Accounts.
May 30, 2008

E. Robert Lupone
Senior Vice President, General
Counsel & Secretary
Siemens Corporation

Mike Panigel
Senior Vice President
Corporate Human Resources
Siemens Corporation

APPENDIX FFFF
TO THE SIEMENS SAVINGS PLAN
MERGER OF THE TURBLEX, INC. 401(K) SAVINGS AND RETIREMENT PLAN
INTO THE SIEMENS SAVINGS PLAN
Effective as of July 8, 2008, the assets and liabilities with respect to the benefits under the Turblex, Inc. 401(k) Savings and Retirement Plan (“Turblex Plan”) were transferred and merged into the Siemens Savings Plan, and the Siemens Savings Plan assumed responsibility for making payments with respect to the benefits earned under the Turblex Plan in accordance with the terms and conditions of the Siemens Savings Plan. After the merger, the benefits payable from the Siemens Savings Plan accrued by participants under the Turblex Plan shall be equal to benefits such participants would have been entitled to receive under the Turblex Plan immediately before the merger.
The following special provisions shall apply to those individuals for whom assets and liabilities under the Turblex Plan were transferred to the Siemens Savings Plan:
     1. Vesting. Participants in the Turblex Plan for whom assets and liabilities are transferred to the Siemens Savings Plan will be fully vested in all amounts in their accounts in the Turblex Plan that are transferred to the Siemens Savings Plan. Service which a participant has with Turblex, Inc. shall be considered Continuous Employment under the Siemens Savings Plan.
     2. Withdrawals. After assets are transferred from the Turblex Plan to the Siemens Savings Plan, a former participant in the Turblex Plan shall be able to withdraw amounts made on a tax deferred basis to his or her accounts in the Turblex Plan and related earnings, in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, and as applicable to the withdrawals of amounts from the Tax-Deferred Contribution Account of the Siemens Savings Plan; except that, in circumstances where the Turblex Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Turblex Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     A former participant in the Turblex Plan shall be able to withdraw any company matching contributions, or discretionary employer contributions made to his or her accounts in the Turblex Plan and related earnings in accordance with the provisions of Article X of the Siemens Savings Plan as applicable to the withdrawal of Employer Contributions; except that, in circumstances where the Turblex Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Turblex Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     A former participant in the Turblex Plan shall be able to withdraw any rollover contributions made to his or her accounts in the Turblex Plan and related earnings in accordance with the provisions of Article X of the Siemens Savings Plan as amended from time to time, and as applicable to the withdrawal of amounts from a participant’s Rollover Contribution Account; except that, in circumstances where the Turblex Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Turblex Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     3. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in an employee’s account in the Turblex Plan which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.
May 8, 2008

E. Robert Lupone
Senior Vice President, General
Counsel & Secretary
Siemens Corporation

Mike Panigel
Senior Vice President
Corporate Human Resources
Siemens Corporation

APPENDIX GGGG
TO THE SIEMENS SAVINGS PLAN
MERGER OF THE ELECTONE, INC. 401(K) PROFIT SHARING PLAN
INTO THE SIEMENS SAVINGS PLAN
Effective as of August 20, 2008, the assets and liabilities with respect to the benefits under the Electone, Inc. 401(k) Profit Sharing Plan (“Electone Plan”) were transferred and merged into the Siemens Savings Plan, and the Siemens Savings Plan assumed responsibility for making payments with respect to the benefits earned under the Electone Plan in accordance with the terms and conditions of the Siemens Savings Plan. After the merger, the benefits payable from the Siemens Savings Plan accrued by participants under the Electone Plan shall be equal to benefits such participants would have been entitled to receive under the Electone Plan immediately before the merger.
The following special provisions shall apply to those individuals for whom assets and liabilities under the Electone Plan were transferred to the Siemens Savings Plan:
     1. Vesting. Participants in the Electone Plan for whom assets and liabilities are transferred to the Siemens Savings Plan will be fully vested in all amounts in their accounts in the Electone Plan that are transferred to the Siemens Savings Plan. Service which a participant has with Electone, Inc. shall be considered Continuous Employment under the Siemens Savings Plan.
     2. Withdrawals. After assets are transferred from the Electone Plan to the Siemens Savings Plan, a former participant in the Electone Plan shall be able to withdraw amounts made on a tax deferred basis to his or her accounts in the Electone Plan and related earnings, in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, and as applicable to the withdrawals of amounts from the Tax-Deferred Contribution Account of the Siemens Savings Plan; except that, in circumstances where the Electone Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Electone Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     A former participant in the Electone Plan shall be able to withdraw any company matching contributions, or discretionary employer contributions made to his or her accounts in the Electone Plan and related earnings in accordance with the provisions of Article X of the Siemens Savings Plan as applicable to the withdrawal of Employer Contributions; except that, in circumstances where the Electone Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Electone Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     A former participant in the Electone Plan shall be able to withdraw any rollover contributions made to his or her accounts in the Electone Plan and related earnings in accordance with the provisions of Article X of the Siemens Savings Plan as amended from time to time, and as applicable to the withdrawal of amounts from a participant’s Rollover Contribution Account; except that, in circumstances where the Electone Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Electone Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     3. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in an employee’s account in the Electone Plan which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.
June 25, 2008

E. Robert Lupone
Senior Vice President, General
Counsel & Secretary
Siemens Corporation

Mike Panigel
Senior Vice President
Corporate Human Resources
Siemens Corporation

APPENDIX HHHH
TO THE SIEMENS SAVINGS PLAN
SPECIAL PROVISIONS FOR
FORMER EMPLOYEES OF EDS/ GENTRONICS WHO ARE HIRED BY SIEMENS
BUSINESS SERVICES CORPORATION
Employees of EDS or of Gentronics (hereinafter collectively referred to as “EDS Employees”) who were hired directly by Siemens Business Services Corporation from EDS or from Gentronics shall be eligible to participate in the Siemens Savings Plan beginning on their date of hire with Siemens Business Services, Inc. in accordance with the terms and conditions of the Siemens Savings Plan as applicable to employees of Siemens Business Services Inc., except that solely for purposes of vesting under the Plan, the years of service which such employees had with EDS or with Gentronics that were counted as service by EDS or by Gentronics shall be recognized as Continuous Employment under the Siemens Savings Plan.
June 30, 2008

E. Robert Lupone
Senior Vice President, General
Counsel & Secretary
Siemens Corporation

Mike Panigel
Senior Vice President
Corporate Human Resources
Siemens Corporation

APPENDIX IIII
TO THE SIEMENS SAVINGS PLAN
MERGER OF THE S/D ENGINEERS, INC. 401(K) PLAN INTO
THE SIEMENS SAVINGS PLAN
Effective as of September 12, 2008, the assets and liabilities with respect to the benefits under the S/D Engineers, Inc. 401(k) Plan (“S/D Engineers Plan”) were transferred and merged into the Siemens Savings Plan, and the Siemens Savings Plan assumed responsibility for making payments with respect to the benefits earned under the S/D Engineers Plan in accordance with the terms and conditions of the Siemens Savings Plan. After the merger, the benefits payable from the Siemens Savings Plan accrued by participants under the S/D Engineers Plan shall be equal to benefits such participants would have been entitled to receive under the S/D Engineers Plan immediately before the merger.
The following special provisions shall apply to those individuals for whom assets and liabilities under the S/D Engineers Plan were transferred to the Siemens Savings Plan:
     1. Vesting. Participants in the S/D Engineers Plan who are employed by an Employer on September 12, 2008 and for whom assets and liabilities are transferred to the Siemens Savings Plan will be fully vested in all amounts in their accounts in the S/D Engineers Plan that are transferred to the Siemens Savings Plan. Years of vesting service that a participant has under the S/D Engineers Plan as of December 31, 2007, shall be considered Continuous Employment under the Siemens Savings Plan.
     2. Roth Elective Deferral Account. A Roth Elective Deferral Account shall be established and maintained by the Plan for each former participant in the S/D Engineers Plan for whom amounts transferred to the Siemens Savings Plan include amounts credited to a Roth Elective Deferral Account in the S/D Engineers Plan. Each Roth Elective Deferral Account established for a participant shall be credited with the amounts transferred from the S/D Engineers Plan in respect of such participant’s Roth Elective Deferral Account in the S/D Engineers Plan and shall be adjusted to reflect earning, losses, withdrawals and distributions, as applicable, in accordance with the terms of the Plan.
     3. Withdrawals. After assets are transferred from the S/D Engineers Plan to the Siemens Savings Plan, a former participant in the S/D Engineers Plan shall be able to withdraw amounts made on a tax deferred basis or as Roth elective deferral contributions to his or her accounts in the S/D Engineers Plan and related earnings in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, and as applicable to the withdrawals of amounts from the Tax-Deferred Contribution Account of the Siemens Savings Plan; except that, in circumstances where the S/D Engineers Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the S/D Engineers Plan, as in effect as of the time immediately prior to such transfer, shall apply. For purposes of determining the order in which withdrawals are made from a Member’s Accounts, amounts credited to a Member’s Roth Elective Deferral Account shall be withdrawn last.
     A former participant in the S/D Engineers Plan shall be able to withdraw any company matching contributions, or discretionary employer contributions to his or her accounts in the S/D Engineers Plan in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, and as applicable to the withdrawals of amounts from the Employer Contribution Account of the Siemens Savings Plan; except that, in circumstances where the S/D Engineers Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the S/D Engineers Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     A former participant in the S/D Engineers Plan shall be able to withdraw any rollover contributions made to his or her accounts in the S/D Engineers Plan in accordance with the provisions of Article X of the Siemens Savings Plan as amended from time to time, and as applicable to the withdrawal of amounts from a participant’s Rollover Contribution Account; except that, in circumstances where the S/D Engineers Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the S/D Engineers Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     4. Distributions. The Applicable Dollar Amount defined in Section 11.1(a), shall include the amount credited to a Member’s Roth Elective Deferral Account. For purposes of determining whether a mandatory distribution is greater than $1,000, as described in the second paragraph of Section 11.1(a), a Member’s Roth Elective Deferral Account will be treated separately from the Member’s other Accounts. If the Member’s Accounts, excluding the Member’s Roth Elective Deferral Account, exceed $1,000 and the Member does not elect to have such portion of his distribution paid directly to an eligible rollover or to receive the distribution directly in accordance with Article XI, then the plan administrator will pay the distribution of such Accounts, excluding the Roth Elective Deferral Account, in a direct rollover to an individual retirement plan designated by the plan administrator. If the Member’s Roth Elective Deferral Account exceeds $1,000, the Member may elect to delay distribution (and no distribution of such Account may be made prior to the end of the calendar year in which the Member attains age 70 1/2 absent his election to receive a distribution) in which case the amount credited to such Account shall be distributed as of such subsequent date as the Member may elect in accordance with Section 11.3 subject to the limitations set forth in Section 11.6.
     Notwithstanding anything to the contrary in the Plan, the amounts credited to a Member’s Roth Elective Deferral Account may only be distributed in the form of a lump sum equal to 100% of the amount credited to such Account. A distribution of amounts credited to a Member’s Roth Elective Deferral Account shall be treated separately from a distribution of the Member’s other Accounts. In the event a Member requests a partial distribution, the Member shall elect whether the partial distribution is made first from his Roth Elective Deferral Account or from the Member’s other Accounts; provided that if the distribution includes any part of the Member’s Roth Elective Deferral Account the entire balance of such account must be distributed.
     5. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in an employee’s account in the S/D Engineers Plan which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan. For purposes of Section 9.5 of the Plan, amounts credited to a participant’s Roth Elective Deferral Account shall be last in determining the order in which loans shall be made from a Member’s Accounts.
July 21, 2008

E. Robert Lupone
Senior Vice President, General
Counsel & Secretary
Siemens Corporation

Mike Panigel
Senior Vice President
Corporate Human Resources
Siemens Corporation

APPENDIX JJJJ
TO THE SIEMENS SAVINGS PLAN
SPECIAL VOLUNTARY EARLY RETIREMENT WINDOW APPLICABLE TO CERTAIN
EMPLOYEES OF SIEMENS CORPORATION, SIEMENS ONE INC., SIEMENS REAL
ESTATE INC., OR SIEMENS SHARED SERVICES LLC
Anything in this Plan to the contrary notwithstanding, any Member who meets all of the criteria set forth in the next succeeding sentence shall be 100% vested in the amount of his or her Employer Contribution under the Siemens Savings Plan regardless of the Member’s years of continuous employment. These criteria are as follows: (i) the Member is actively employed with, or on a paid leave of absence or on a short term disability leave (but not a long term disability leave) with Siemens Corporation, Siemens One Inc., Siemens Real Estate Inc. or Siemens Shared Services LLC as of May 6, 2008 and continues to be actively employed by, or on such leave with, such companies on June 30, 2008, (ii) the Member is not on an inbound or outbound delegation during the period from May 6, 2008 through August 15, 2008, (iii) as of September 30, 2008 the Member is at least age 50 and his or her age plus period of Employment (within the meaning of the Siemens Pension Plan) totals 60 or more, (iv) the Member completes, signs and returns to his or her HR Business Partner an applicable election form and general release agreement form during the period beginning on July 1, 2008 and ending at 5:00 p.m. Eastern time on August 15, 2008 in which the Member voluntarily agrees to terminate his or her employment with his or her Employer as of September 30, 2008 or such other date as agreed to by the Member and the Member’s manager; (v) the Member does not revoke his or her election to terminate employment within seven days of when he or she signed and returned the general release agreement form; (vi) the Member signs the general release again on his or her last day of employment with his or her Employer; and (vii) the Member does not revoke his or her signature on the general release agreement form made on his or her last day of employment with his or her Employer within seven days of again signing and returning such form.
Dated as of May 6, 2008

E. Robert Lupone
Siemens Corporation
Senior Vice President,
General Counsel and Corporate Secretary

Mike Panigel
Siemens Corporation
Senior Vice President,
Corporate Human Resources

APPENDIX KKKK
TO THE SIEMENS SAVINGS PLAN
MERGER OF THE SHAPE TECHNOLOGY, INC. 401(K) PROFIT SHARING PLAN
INTO THE SIEMENS SAVINGS PLAN
Effective as of September 30, 2008, the assets and liabilities with respect to the benefits under the Shape Technology, Inc. 401(k) Profit Sharing Plan (“Shape Plan”) were transferred and merged into the Siemens Savings Plan, and the Siemens Savings Plan assumed responsibility for making payments with respect to the benefits earned under the Shape Plan in accordance with the terms and conditions of the Siemens Savings Plan. After the merger, the benefits payable from the Siemens Savings Plan accrued by participants under the Shape Plan shall be equal to benefits such participants would have been entitled to receive under the Shape Plan immediately before the merger.
The following special provisions shall apply to those individuals for whom assets and liabilities under the Shape Plan were transferred to the Siemens Savings Plan:
     1. Vesting. Participants in the Shape Plan are fully vested in all amounts in their accounts in the Shape Plan that will be transferred to the Siemens Savings Plan. Service which a participant has with Shape Technology, Inc. shall be considered Continuous Employment under the Siemens Savings Plan.
     2. Withdrawals. After assets are transferred from the Shape Plan to the Siemens Savings Plan, a former participant in the Shape Plan shall be able to withdraw amounts made on a tax deferred basis to his or her accounts in the Shape Plan and related earnings, in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, and as applicable to the withdrawals of amounts from the Tax-Deferred Contribution Account of the Siemens Savings Plan; except that, in circumstances where the Shape Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Shape Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     A former participant in the Shape Plan shall be able to withdraw any company matching contributions, or discretionary employer contributions made to his or her accounts in the Shape Plan and related earnings in accordance with the provisions of Article X of the Siemens Savings Plan as applicable to the withdrawal of Employer Contributions; except that, in circumstances where the Shape Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Shape Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     A former participant in the Shape Plan shall be able to withdraw any rollover contributions made to his or her accounts in the Shape Plan and related earnings in accordance with the provisions of Article X of the Siemens Savings Plan as amended from time to time, and as applicable to the withdrawal of amounts from a participant’s Rollover Contribution Account; except that, in circumstances where the Shape Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Shape Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     3. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in an employee’s account in the Shape Plan which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.
August 15, 2008

E. Robert Lupone
Senior Vice President, General
Counsel & Secretary
Siemens Corporation

Mike Panigel
Senior Vice President
Corporate Human Resources
Siemens Corporation

APPENDIX LLLL
TO THE SIEMENS SAVINGS PLAN
MERGER OF THE MAC SYSTEMS, INC 401(K) PLAN
INTO THE SIEMENS SAVINGS PLAN
Effective as of January 27, 2009, the assets and liabilities with respect to the benefits under the MAC Systems, Inc. 401(k) Plan (“MAC Plan”) were transferred and merged into the Siemens Savings Plan, and the Siemens Savings Plan assumed responsibility for making payments with respect to the benefits earned under the MAC Plan in accordance with the terms and conditions of the Siemens Savings Plan. After the merger, the benefits payable from the Siemens Savings Plan accrued by participants under the MAC Plan shall be equal to benefits such participants would have been entitled to receive under the MAC Plan immediately before the merger.
The following special provisions shall apply to those individuals for whom assets and liabilities under the MAC Plan were transferred to the Siemens Savings Plan:
     1. Vesting. Participants in the MAC Plan who are employed by an Employer on January 27, 2009 and for whom assets and liabilities are transferred to the Siemens Savings Plan will be fully vested in all amounts in their accounts in the MAC Plan that are transferred to the Siemens Savings Plan. Service which a participant has with MAC Systems, Inc. shall be considered Continuous Employment under the Siemens Savings Plan.
     2. Withdrawals. After assets are transferred from the MAC Plan to the Siemens Savings Plan, a former participant in the MAC Plan shall be able to withdraw amounts made on a tax deferred basis to his or her accounts in the MAC Plan and related earnings, in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, and as applicable to the withdrawals of amounts from the Tax-Deferred Contribution Account of the Siemens Savings Plan; except that, in circumstances where the MAC Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the MAC Plan, as in effect as of the time immediately prior to such transfer, shall apply.

     A former participant in the MAC Plan shall be able to withdraw any company matching contributions, or discretionary employer contributions made to his or her accounts in the MAC Plan and related earnings in accordance with the provisions of Article X of the Siemens Savings Plan as applicable to the withdrawal of Employer Contributions; except that, in circumstances where the MAC Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the MAC Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     A former participant in the MAC Plan shall be able to withdraw any rollover contributions made to his or her accounts in the MAC Plan and related earnings in accordance with the provisions of Article X of the Siemens Savings Plan as amended from time to time, and as applicable to the withdrawal of amounts from a participant’s Rollover Contribution Account; except that, in circumstances where the MAC Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the MAC Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     3. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in an employee’s account in the MAC Plan which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.

APPENDIX MMMM
TO THE SIEMENS SAVINGS PLAN
MERGER OF THE SIEMENS HEALTHCARE DIAGNOSTICS SAVINGS
INVESTMENT PLAN INTO THE SIEMENS SAVINGS PLAN
Effective as of May 6, 2009, the assets and liabilities with respect to the benefits under the Siemens Healthcare Diagnostics Savings Investment Plan (“SHD Plan”) were transferred and merged into the Siemens Savings Plan, and the Siemens Savings Plan assumed responsibility for making payments with respect to the benefits earned under the SHD Plan in accordance with the terms and conditions of the Siemens Savings Plan. After the merger, the benefits payable from the Siemens Savings Plan accrued by participants under the SHD Plan shall be equal to benefits such participants would have been entitled to receive under the SHD Plan immediately before the merger.
The following special provisions shall apply to those individuals for whom assets and liabilities under the SHD Plan were transferred to the Siemens Savings Plan:
     1. Vesting. Participants in the SHD Plan who are employed by an Employer on May 6, 2009 and for whom assets and liabilities are transferred to the Siemens Savings Plan will be fully vested in all amounts in their accounts in the SHD Plan that are transferred to the Siemens Savings Plan. Service which a participant has with Dade Behring Inc. shall be considered Continuous Employment under the Siemens Savings Plan.
     2. Withdrawals. After assets are transferred from the SHD Plan to the Siemens Savings Plan, a former participant in the SHD Plan shall be able to withdraw amounts made on a tax deferred basis to his or her accounts in the SHD Plan and related earnings, in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, and as applicable to the withdrawals of amounts from the Tax-Deferred Contribution Account of the Siemens Savings Plan; except that, in circumstances where the SHD Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the SHD Plan, as in effect as of the time immediately prior to such transfer, shall apply.

     A former participant in the SHD Plan shall be able to withdraw any company matching contributions, or discretionary employer contributions made to his or her accounts in the SHD Plan and related earnings in accordance with the provisions of Article X of the Siemens Savings Plan as applicable to the withdrawal of Employer Contributions; except that, in circumstances where the SHD Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the SHD Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     A former participant in the SHD Plan shall be able to withdraw any rollover contributions made to his or her accounts in the SHD Plan and related earnings in accordance with the provisions of Article X of the Siemens Savings Plan as amended from time to time, and as applicable to the withdrawal of amounts from a participant’s Rollover Contribution Account; except that, in circumstances where the SHD Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the SHD Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     3. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in an employee’s account in the SHD Plan which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.
April 24, 2009

E. Robert Lupone
Siemens Corporation
Senior Vice President, General
Counsel and Secretary

Mike Panigel
Siemens Corporation
Senior Vice President,
Corporate Human Resources

APPENDIX NNNN
TO THE SIEMENS SAVINGS PLAN
MERGER OF THE DIAGNOSTICS PRODUCTS CORPORATION
RETIREMENT PLAN INTO THE SIEMENS SAVINGS PLAN
Effective as of May 22, 2009, the assets and liabilities with respect to the benefits under the Diagnostics Products Corporation Retirement Plan (“DPC Plan”) were transferred and merged into the Siemens Savings Plan (the “Plan”), and the Plan assumed responsibility for making payments with respect to the benefits earned under the DPC Plan in accordance with the terms and conditions of the Plan. After the merger, the benefits payable from the Plan accrued by participants under the DPC Plan shall be equal to the benefits such participants would have been entitled to receive under the DPC Plan immediately before the merger.
The following special provisions shall apply to those individuals for whom assets and liabilities under the DPC Plan were transferred to the Plan:
     1. Vesting. Participants in the DPC Plan who are employed by an Employer on May 22, 2009 and for whom assets and liabilities are transferred to the Plan will be fully vested in all amounts in their accounts in the DPC Plan that are transferred to the Plan. Service which a participant has with Diagnostics Products Corporation shall be considered Continuous Employment under the Plan.
     2. Fixed Contribution and Money Purchase Pension Plan Account. An account (an “MPPP Account”) shall be established and maintained by the Plan for each former participant in the DPC Plan for whom amounts transferred to the Plan include Fixed Contributions (as defined in the DPC Plan) or contributions to a predecessor Money Purchase Pension Plan, and the earnings or losses attributable thereto (such amounts are referred to herein as “MPPP Amounts”). Each MPPP Account established for a participant shall be credited with the MPPP Amounts transferred from the DPC Plan in respect of such participant and shall be adjusted to reflect all future earning, losses and distributions, as applicable, in accordance with the terms of the Plan.
     3. Withdrawals. Notwithstanding anything to the contrary in the Plan, no amount credited to a participant’s MPPP Account may be withdrawn from the Plan prior to the participant’s separation from service. After assets are transferred from the DPC Plan to the Plan, a former participant in the DPC Plan shall be able to withdraw amounts contributed by, or on behalf of such participant, on a tax deferred basis to his or her accounts in the DPC Plan (other than MPPP Amounts) and related earnings, in accordance with the provisions of Article X of the Plan, as amended from time to time, and as applicable to the withdrawals of amounts from the Tax-Deferred Contribution Account of the Plan; except that, in circumstances where the DPC Plan would permit a withdrawal and the Plan would not, the terms and conditions of the DPC Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     After assets are transferred from the DPC Plan to the Plan, a former participant in the DPC Plan shall be able to withdraw any company matching contributions, or discretionary employer contributions to his or her accounts, in the DPC Plan (other than MPPP Amounts) in accordance with the provisions of Article X of the Plan, as amended from time to time, and as applicable to the withdrawals of amounts from the Employer Contribution Account of the Plan; except that, in circumstances where the DPC Plan would permit a withdrawal and the Plan would not, the terms and conditions of the DPC Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     After assets are transferred from the DPC Plan to the Plan, a former participant in the DPC Plan shall be able to withdraw any rollover contributions made to his or her accounts in the DPC Plan in accordance with the provisions of Article X of the Plan as amended from time to time, and as applicable to the withdrawal of amounts from a participant’s Rollover Contribution Account; except that, in circumstances where the DPC Plan would permit a withdrawal and the Plan would not, the terms and conditions of the DPC Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     4. Survivor Annuity Requirements. Notwithstanding anything to the contrary in the Plan, except to the extent provided in a qualified domestic relations order or as elected otherwise as described below, the distribution to a former DPC Plan participant of amounts from such participant’s MPPP Account shall be paid in the form of: (i) in the case of a participant who has a spouse on the date of such distribution, a QJSA (as defined below) or QOSA (as defined below) purchased from an insurance company, and (ii) in the case of a participant who does not have a spouse on the date of such distribution, a single life annuity purchased from an insurance company. Notwithstanding the foregoing, at any time during the Applicable Election Period (as defined below), a participant may elect to waive the QJSA and QOSA, or single life annuity, as applicable and choose an alternative form of benefit described in Section 11.3(b) of the Plan, provided that in the case of a married participant, such participant’s spouse consents in writing to such election, the consent acknowledges the effect of such election and it is witnessed by a notary public.
     5. Spouse’s Death Benefit/Beneficiaries. Notwithstanding anything to the contrary in the Plan, in the event that a former DPC Plan participant dies prior to his or her annuity start date, and leaves a surviving spouse, unless such surviving spouse elects a different form of benefit, the participant’s MPPP Account shall be paid to the surviving spouse in the form of a QPSA (defined below) purchased from an insurance company. Notwithstanding the foregoing, at any time during the Applicable Election Period, a participant may, with proper spousal consent witnessed by a notary public, elect to waive the QPSA and name a beneficiary other than his or her spouse. Upon the completion of the merger of the DPC Plan into the Plan, any beneficiary designated by a former DPC Plan participant made prior to the merger under the DPC Plan or the Plan shall be void. Following the merger, any former DPC Plan participant may, at any time and from time to time, designate a beneficiary to whom the entire amount of such participant’s accounts shall be paid in the event of such participant’s death in accordance with the terms of the Plan and subject to the QPSA notice and consent requirements described above.
     6. Distribution Hierarchy. In the event of a distribution in the form of installments and in case of required minimum distributions, subject to the provisions of Section 4 and 5 of this Appendix NNNN, amounts shall be distributed in accordance with the distribution hierarchy set forth in Section 11.4 of the Plan, provided that MPPP Accounts shall be distributed last.
     7. Loans. In determining the vested account balance amount available under Article IX of the Plan for loans, the amounts (other than MPPP Amounts) that were in an employee’s account in the DPC Plan which were transferred to the Plan shall be eligible for a loan, in accordance with the terms and conditions of the Plan.
     8. Definitions. For purposes of this Appendix, the following terms shall have the following definitions:
     “QJSA” means an annuity for the life of the participant with a survivor annuity for the life of the spouse of the participant which is equal to 100% of the amount of the annuity that is payable during the joint lives of the participant and his or her spouse.
     “QOSA” means an annuity for the life of the participant with a survivor annuity for the life of the spouse of the participant which is equal to 50% of the amount of the annuity that is payable during the joint lives of the participant and his or her spouse.
     “QPSA” means an annuity for the life of the surviving spouse, purchased from an insurance company with the participant’s MPPP Account.
     “Applicable Election Period” means (i) in the case of an election to waive the QJSA, the 90 day period ending on the annuity start date and (ii) in the case of an election to waive the QPSA, the period that begins on the first day of the Plan Year in which the participant attains age 35 (or if earlier upon joining the Plan, provided that such election must be reaffirmed with appropriate spousal consent during the Plan year in which the participant attains age 35) and ends on the date of the participant’s death. In the case of an election to waive the QPSA by a participant who has separated from service, the applicable election period shall begin not later than the date of separation.
April 24, 2009

E. Robert Lupone
Siemens Corporation
Senior Vice President, General
Counsel and Secretary

Mike Panigel
Siemens Corporation
Senior Vice President,
Corporate Human Resources

APPENDIX OOOO
TO THE SIEMENS SAVINGS PLAN
MERGER OF THE SIEMENS HEARING INSTRUMENTS-MEMSI 401(K) PLAN INTO
THE SIEMENS SAVINGS PLAN
Effective as of August 4, 2009, the assets and liabilities with respect to the benefits under the Siemens Hearing Instruments-MEMSI 401(k) Plan (“MEMSI Plan”) were transferred and merged into the Siemens Savings Plan, and the Siemens Savings Plan assumed responsibility for making payments with respect to the benefits earned under the MEMSI Plan in accordance with the terms and conditions of the Siemens Savings Plan. After the merger, the benefits payable from the Siemens Savings Plan accrued by participants under the MEMSI Plan shall be equal to benefits such participants would have been entitled to receive under the MEMSI Plan immediately before the merger.
The following special provisions shall apply to those individuals for whom assets and liabilities under the MEMSI Plan were transferred to the Siemens Savings Plan:
     1. Vesting. Participants in the MEMSI Plan who are employed by an Employer on August 4, 2009 and for whom assets and liabilities are transferred to the Siemens Savings Plan will be fully vested in all amounts in their accounts in the MEMSI Plan that are transferred to the Siemens Savings Plan. Service which a participant has with M-E Manufacturing & Services, Inc. and, to the extent recognized under the MEMSI Plan, any predecessor employer, shall be considered Continuous Employment under the Siemens Savings Plan.
     2. Roth Elective Deferral Account. A Roth Elective Deferral Account shall be established and maintained by the Plan for each former participant in the MEMSI Plan for whom amounts transferred to the Siemens Savings Plan include amounts credited to a Roth Elective Deferral Account in the MEMSI Plan. Each Roth Elective Deferral Account established for a participant shall be credited with the amounts transferred from the MEMSI Plan in respect of such participant’s Roth Elective Deferral Account in the MEMSI Plan and shall be adjusted to reflect earnings, losses, withdrawals, loans and distributions, as applicable, in accordance with the terms of the Plan.

     3. Withdrawals. After assets are transferred from the MEMSI Plan to the Siemens Savings Plan, a former participant in the MEMSI Plan shall be able to withdraw amounts made on a tax deferred basis or as Roth elective deferral contributions to his or her accounts in the MEMSI Plan and related earnings, in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, and as applicable to the withdrawals of amounts from the Tax-Deferred Contribution Account of the Siemens Savings Plan; except that, in circumstances where the MEMSI Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the MEMSI Plan, as in effect as of the time immediately prior to such transfer, shall apply. For purposes of determining the order in which withdrawals are made from a Member’s Accounts, amounts credited to a Member’s Roth Elective Deferral Account shall be withdrawn last.
     A former participant in the MEMSI Plan shall be able to withdraw any company matching contributions, or discretionary employer contributions made to his or her accounts in the MEMSI Plan and related earnings in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, and as applicable to the withdrawal of Employer Contributions; except that, in circumstances where the MEMSI Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the MEMSI Plan, as in effect as of the time immediately prior to such transfer, shall apply. Notwithstanding the foregoing, a former participant in the MEMSI Plan who has attained age 55 shall be able to withdraw company matching contributions and discretionary employer contributions made to his or her accounts in the MEMSI Plan and relating earning without any suspension to Employer Contributions.
     A former participant in the MEMSI Plan shall be able to withdraw any rollover contributions made to his or her accounts in the MEMSI Plan and related earnings in accordance with the provisions of Article X of the Siemens Savings Plan as amended from time to time, and as applicable to the withdrawal of amounts from a participant’s Rollover Contribution Account; except that, in circumstances where the MEMSI Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the MEMSI Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     4. Distributions. The Applicable Dollar Amount defined in Section 11.1(a), shall include the amount credited to a Member’s Roth Elective Deferral Account. For purposes of determining whether a mandatory distribution is greater than $1,000, as described in the second paragraph of Section 11.1(a), a Member’s Roth Elective Deferral Account will be treated separately from the Members other Accounts. If the Member’s Accounts, excluding the Member’s Roth Elective Deferral Account, exceed $1,000 and the Member does not elect to have such portion of his distribution paid directly to an eligible rollover or to receive the distribution directly in accordance with Article XI, then the plan administrator will pay the distribution of the such Accounts, excluding the Roth Elective Deferral Account, in a direct rollover to an individual retirement plan designated by the plan administrator. If the Member’s Roth Elective Deferral Account exceeds $1,000, the Member may elect to delay distribution (and no distribution of such Account may be made prior to the end of the calendar year in which the Member attains age 70 1/2 absent his election to receive a distribution) in which case the amount credited to such Account shall be distributed as of such subsequent date as the Member may elect in accordance with Section 11.3 subject to the limitations set forth in Section 11.6.
     5. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in an employee’s account in the MEMSI Plan which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan. For purposes of Section  9.5 of the Plan, amounts credited to a participant’s Roth Elective Deferral Account shall be last in determining the order in which loans shall be made from a Member’s Accounts.
June 22, 2009

E. Robert Lupone
Siemens Corporation
Senior Vice President, General
Counsel and Secretary

Mike Panigel
Siemens Corporation
Senior Vice President,
Corporate Human Resources

APPENDIX PPPP
TO THE SIEMENS SAVINGS PLAN
MERGER OF THE SIEMENS HEARING INSTRUMENTS-REXTON 401(K) PLAN INTO
THE SIEMENS SAVINGS PLAN
Effective as of August 4, 2009, the assets and liabilities with respect to the benefits under the Siemens Hearing Instruments-Rexton 401(k) Plan (“Rexton Plan”) were transferred and merged into the Siemens Savings Plan, and the Siemens Savings Plan assumed responsibility for making payments with respect to the benefits earned under the Rexton Plan in accordance with the terms and conditions of the Siemens Savings Plan. After the merger, the benefits payable from the Siemens Savings Plan accrued by participants under the Rexton Plan shall be equal to benefits such participants would have been entitled to receive under the Rexton Plan immediately before the merger.
The following special provisions shall apply to those individuals for whom assets and liabilities under the Rexton Plan were transferred to the Siemens Savings Plan:
     1. Vesting. Participants in the Rexton Plan who are employed by an Employer on August 4, 2009 and for whom assets and liabilities are transferred to the Siemens Savings Plan will be fully vested in all amounts in their accounts in the Rexton Plan that are transferred to the Siemens Savings Plan. Service which a participant has with Rexton, Inc. and, to the extent recognized under the Rexton Plan, any predecessor employer, shall be considered Continuous Employment under the Siemens Savings Plan.
     2. Roth Elective Deferral Account. A Roth Elective Deferral Account shall be established and maintained by the Plan for each former participant in the Rexton Plan for whom amounts transferred to the Siemens Savings Plan include amounts credited to a Roth Elective Deferral Account in the Rexton Plan. Each Roth Elective Deferral Account established for a participant shall be credited with the amounts transferred from the Rexton Plan in respect of such participant’s Roth Elective Deferral Account in the Rexton Plan and shall be adjusted to reflect earnings, losses, withdrawals, loans and distributions, as applicable, in accordance with the terms of the Plan.

     3. Withdrawals. After assets are transferred from the Rexton Plan to the Siemens Savings Plan, a former participant in the Rexton Plan shall be able to withdraw amounts made on a tax deferred basis to his or her accounts in the Rexton Plan and related earnings, in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, and as applicable to the withdrawals of amounts from the Tax-Deferred Contribution Account of the Siemens Savings Plan; except that, in circumstances where the Rexton Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Rexton Plan, as in effect as of the time immediately prior to such transfer, shall apply. For purposes of determining the order in which withdrawals are made from a Member’s Accounts, amounts credited to a Member’s Roth Elective Deferral Account shall be withdrawn last.
     A former participant in the Rexton Plan shall be able to withdraw any company matching contributions, or discretionary employer contributions made to his or her accounts in the Rexton  Plan and related earnings in accordance with the provisions of Article X of the Siemens Savings Plan as applicable to the withdrawal of Employer Contributions; except that, in circumstances where the Rexton Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Rexton Plan, as in effect as of the time immediately prior to such transfer, shall apply. Notwithstanding the foregoing, a former participant in the Rexton Plan who has attained age 55 shall be able to withdraw company matching contributions and discretionary employer contributions made to his or her accounts in the Rexton Plan and relating earning without any suspension to Employer Contributions.
     A former participant in the Rexton Plan shall be able to withdraw any rollover contributions made to his or her accounts in the Rexton Plan and related earnings in accordance with the provisions of Article X of the Siemens Savings Plan as amended from time to time, and as applicable to the withdrawal of amounts from a participant’s Rollover Contribution Account; except that, in circumstances where the Rexton Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Rexton Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     4. Distributions. The Applicable Dollar Amount defined in Section 11.1(a), shall include the amount credited to a Member’s Roth Elective Deferral Account. For purposes of determining whether a mandatory distribution is greater than $1,000, as described in the second paragraph of Section 11.1(a), a Member’s Roth Elective Deferral Account will be treated separately from the Members other Accounts. If the Member’s Accounts, excluding the Member’s Roth Elective Deferral Account, exceed $1,000 and the Member does not elect to have such portion of his distribution paid directly to an eligible rollover or to receive the distribution directly in accordance with Article XI, then the plan administrator will pay the distribution of the such Accounts, excluding the Roth Elective Deferral Account, in a direct rollover to an individual retirement plan designated by the plan administrator. If the Member’s Roth Elective Deferral Account exceeds $1,000, the Member may elect to delay distribution (and no distribution of such Account may be made prior to the end of the calendar year in which the Member attains age 70 1/2 absent his election to receive a distribution) in which case the amount credited to such Account shall be distributed as of such subsequent date as the Member may elect in accordance with Section 11.3 subject to the limitations set forth in Section 11.6.
     5. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in an employee’s account in the Rexton Plan which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan. For purposes of Section 9.5 of the Plan, amounts credited to a participant’s Roth Elective Deferral Account shall be last in determining the order in which loans shall be made from a Member’s Accounts.
June 22, 2009

E. Robert Lupone
Siemens Corporation
Senior Vice President, General
Counsel and Secretary

Mike Panigel
Siemens Corporation
Senior Vice President,
Corporate Human Resources

APPENDIX QQQQ
TO THE SIEMENS SAVINGS PLAN
MERGER OF THE MORGAN CONSTRUCTION COMPANY EMPLOYEES’PROFIT
SHARING PLAN INTO THE SIEMENS SAVINGS PLAN
Effective as of September 15, 2009, the assets and liabilities with respect to the benefits under the Morgan Construction Company Employees’ Profit Sharing Plan (“Morgan Plan”) were transferred and merged into the Siemens Savings Plan, and the Siemens Savings Plan assumed responsibility for making payments with respect to the benefits earned under the Morgan Plan in accordance with the terms and conditions of the Siemens Savings Plan. After the merger, the benefits payable from the Siemens Savings Plan accrued by participants under the Morgan Plan shall be equal to benefits such participants would have been entitled to receive under the Morgan Plan immediately before the merger.
The following special provisions shall apply to those individuals for whom assets and liabilities under the Morgan Plan were transferred to the Siemens Savings Plan:
     1. Vesting. Participants in the Morgan Plan who are employed by an Employer on September 15, 2009 and for whom assets and liabilities are transferred to the Siemens Savings Plan will be fully vested in all amounts in their accounts in the Morgan Plan that are transferred to the Siemens Savings Plan. Years of service which a participant has with Morgan Construction Company and any predecessor employer, to the extent recognized under the Morgan Plan, shall be considered Continuous Employment under the Siemens Savings Plan.
     2. Withdrawals. After assets are transferred from the Morgan Plan to the Siemens Savings Plan, a former participant in the Morgan Plan shall be able to withdraw amounts made on a tax-deferred basis to his or her accounts in the Morgan Plan and related earnings, in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, and as applicable to the withdrawals of amounts from the Tax-Deferred Contribution Account of the Siemens Savings Plan; except that, in circumstances where the Morgan Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Morgan Plan, as in effect as of the time immediately prior to such transfer, shall apply.

     A former participant in the Morgan Plan shall be able to withdraw amounts made on an after-tax basis to his or her accounts in the Morgan Plan and related earnings, in accordance with the provisions of Article X of the Siemens Savings Plan, as amended from time to time, and as applicable to the withdrawals of amounts from the Basic After-Tax Contribution Accounts of the Siemens Savings Plan; except that, in circumstances where the Morgan Plan would permit a withdrawal (other than on account of hardship) and the Siemens Savings Plan would not, the terms and conditions of the Morgan Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     Notwithstanding the foregoing, a Member who is a former participant in the Morgan Plan may withdrawal all or any part of his or her after-tax contributions made to his or her account in the Morgan Plan and any relating earning once in any 12 month period, measured from the date of the last such withdrawal, without a suspension of Employer Contributions under Section 10.01 of the Siemens Savings Plan.
     A former participant in the Morgan Plan shall be able to withdraw any company matching contributions or discretionary employer contributions (including 50/10 2006 Contributions, as defined in the Morgan Plan) made to his or her accounts in the Morgan Plan and related earnings in accordance with the provisions of Article X of the Siemens Savings Plan as applicable to the withdrawal of Employer Contributions; except that, in circumstances where the Morgan Plan would permit a withdrawal (other than on account of hardship) and the Siemens Savings Plan would not, the terms and conditions of the Morgan Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     A former participant in the Morgan Plan shall be able to withdraw any rollover contributions made to his or her accounts in the Morgan Plan and related earnings in accordance with the provisions of Article X of the Siemens Savings Plan as amended from time to time, and as applicable to the withdrawal of amounts from a participant’s Rollover Contribution Account; except that, in circumstances where the Morgan Plan would permit a withdrawal and the Siemens Savings Plan would not, the terms and conditions of the Morgan Plan, as in effect as of the time immediately prior to such transfer, shall apply.

     3. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for loans, the amounts that were in an employee’s account in the Morgan Plan which were transferred to the Siemens Savings Plan shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan.
Dated as of July 30, 2009

E. Robert Lupone
Siemens Corporation
Senior Vice President,
General Counsel and Secretary

Mike Panigel
Siemens Corporation
Senior Vice President,
Corporate Human Resources

FIRST AMENDMENT TO THE
SIEMENS SAVINGS PLAN

(As Amended and Restated Effective as of October 1, 2006)
Effective January 1, 2007, the second paragraph of Section 7.1 of the Plan is amended by adding the following words at the end of the paragraph:
     “; however, with respect to Contributions made to the Plan on or after January 1, 2007, in the absence of a Member’s direction as to the investment of such Contributions, such Contributions shall be invested in a LifeCycle Investment portfolio that is based on the Member’s year of birth.”
November 16, 2006

E. Robert Lupone
Siemens Corporation
Senior Vice President, General
Counsel and Secretary

Mike Panigel
Siemens Corporation
Senior Vice President,
Corporate Human Resources

SECOND AMENDMENT TO THE
SIEMENS SAVINGS PLAN
(As Amended and Restated Effective October 1, 2006)
The Siemens Savings Plan, as amended and restated as of October 1, 2006 (“Plan”), is hereby amended in the following respects:
•	Effective January 1, 2007, Section 4.11 of the Plan is amended by deleting the second sentence of such section and replacing it with the following sentence:

“These automatic contributions shall be invested in the applicable LifeCycle Investment portfolio based on the Member’s year of birth until such time as the employee indicates that the contribution is to be placed in another investment fund of the Plan.”

•	Effective June 19, 2008, Section 7.3 of the Plan is amended by deleting the word “five” from the first sentence of such Section.

•	Effective October 1, 2007, Section 14.1(b) of the Plan is amended by deleting the words “Vice President, Treasurer of the Company” where they appear in such section and replacing them with the words “President of Siemens Capital Company LLC.”
January 22, 2009

E. Robert Lupone
Siemens Corporation
Senior Vice President, General
Counsel and Secretary

THIRD AMENDMENT TO THE SIEMENS SAVINGS PLAN
(As Amended and Restated Effective October 1, 2006)
The Siemens Savings Plan, as amended and restated as of October l, 2006 (“Plan”), is hereby amended in the following respects:
•	Effective October 1, 2008, Section 2.1(n) of the Plan is amended by deleting the first sentence of such section and replacing it with the following sentence:
“Employee means each person who is employed by an Employer in a position rated as salary or non union hourly (except for an Employee who has been assigned to an Affiliated Company located outside the United States and who is neither a citizen of the United States nor a lawful permanent resident of the United States within the meaning of Section 7701 (b) (1) (A) (i) of the Code), but shall not include any person included in a unit of employees covered by a collective bargaining agreement unless and until the applicable collective bargaining agreement expressly provides for participation in this Plan.”
Dated as of October 1, 2008

E. Robert Lupone

Mike Panigel

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